________________________________________________________________________________

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [ ] Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission and the FDIC only (as permitted by Rule 14a-6(e)(2))

     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Section 240.14-11(c) or Section
         240.14a-12

                                JOINT FILING BY:
                   PEOPLE'S BANK AND NORWICH FINANCIAL CORP.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

     [x] Fee paid previously with preliminary materials: $32,247.82

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

Note: Filing fee payable to the Commission only. No filing fee is payable to the FDIC pursuant to 12 C.F.R. 'SS' 335.801(a).

________________________________________________________________________________

                                     [Logo]

                               BRIDGEPORT CENTER
                                850 MAIN STREET
                       BRIDGEPORT, CONNECTICUT 06604-4913

                                                                January 12, 1998

Dear People's Bank Shareholder:

     On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of People's Bank shareholders to be held at Bridgeport Center, 850 Main Street, Bridgeport, Connecticut on Thursday, February 19, 1998, at 10:00 a.m.

     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger (the 'Merger Agreement'), pursuant to which Norwich Financial Corp. and The Norwich Savings Society will be merged into People's Bank. Upon consummation of the merger, each outstanding share of common stock of Norwich Financial Corp. will be converted into the right to receive either cash or shares of common stock of People's Bank, subject to the election and allocation procedures described in the accompanying Joint Proxy Statement-Offering Memorandum.

     Consummation of the proposed merger is subject to certain conditions, including obtaining the requisite approvals of the shareholders of People's Bank and Norwich Financial Corp. and appropriate regulatory authorities. THESE AND OTHER DETAILS CONCERNING THE PROPOSED MERGER ARE DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT-OFFERING MEMORANDUM AND THE APPENDICES THERETO, AND I URGE YOU TO READ ALL OF THESE IMPORTANT MATERIALS CAREFULLY.

     Because of the significance of the proposed merger to People's Bank, your vote is especially important. In order for the merger to be consummated, the merger and Merger Agreement must be approved by an affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of People's Bank. Consequently, an abstention or failure to vote will have the same practical effect as a vote against the merger.

     THE BOARD OF DIRECTORS, BY UNANIMOUS VOTE, HAS APPROVED THE TERMS OF THE MERGER AGREEMENT AND BELIEVES THE MERGER IS FAIR TO, AND IS IN THE BEST INTERESTS OF, PEOPLE'S BANK AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE 'FOR' THE PROPOSAL TO APPROVE THE MERGER AND THE MERGER AGREEMENT.

     I hope you will be able to attend the meeting. However, whether or not you expect to attend in person, I urge you to complete, sign and return the enclosed proxy card promptly to ensure that your shares will be represented at the Special Meeting. If you do attend the Special Meeting, you will, of course, be entitled to vote in person.

     If you require assistance in completing your proxy card or have questions about voting procedures or the other matters addressed in the Joint Proxy Statement-Offering Memorandum, please feel free to call Jane Sharpe, Vice President, in our Shareholder Relations Department at (203) 338-7228.

                                       Sincerely,

                                       /s/  DAVID E.A. CARSON
                                       DAVID E.A. CARSON
                                       Chief Executive Officer
                                       and Chairman of the Board

                                     [Logo]

                               BRIDGEPORT CENTER
                                850 MAIN STREET
                       BRIDGEPORT, CONNECTICUT 06604-4913

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 19, 1998

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the 'People's Special Meeting') of People's Bank ('People's') will be held on February 19, 1998, at 10:00 a.m. local time at Bridgeport Center, 850 Main Street, Bridgeport, Connecticut for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 3, 1997 (the 'Merger Agreement'), by and among People's, Norwich Financial Corp. ('NFC'), a Delaware corporation, and The Norwich Savings Society ('NSS'), a Connecticut stock savings bank and wholly-owned subsidiary of NFC, pursuant to which, among other things, (i) NFC and NSS would merge with and into People's, with People's as the surviving entity (the 'Merger'), and (ii) each outstanding share of common stock, par value $0.01 per share, of NFC ('NFC Common Stock') would be converted, subject to the election and allocation procedures provided in the Merger Agreement, into the right to receive either (x) a number of shares of common stock, without par value ('People's Common Stock'), of People's (the 'Per Share Stock Consideration') or (y) an amount in cash without interest (the 'Per Share Cash Consideration'). The Per Share Stock Consideration and the Per Share Cash Consideration will be determined based on a formula set forth in the Merger Agreement which takes into consideration (i) the average of the per-share closing prices of People's Common Stock as reported by the Nasdaq Stock Market National Market System for the ten consecutive trading-day period ending on the date on which the last of the regulatory approvals required for consummation of the Merger occurs (such date, the 'Valuation Date,' and such average price, the 'Valuation Period Market Value') and
     (ii) the total number of shares of NFC Common Stock outstanding (or in respect of which options to acquire NFC Common Stock have been exercised) on the Valuation Date. APPENDIX I TO THE ACCOMPANYING JOINT PROXY STATEMENT-OFFERING MEMORANDUM SETS FORTH THE PER SHARE STOCK CONSIDERATION AND PER SHARE CASH CONSIDERATION PAYABLE AT VARIOUS ASSUMED VALUATION PERIOD MARKET VALUES. Approval and adoption of the Merger Agreement will constitute approval and adoption of the Merger.

          2. To act on any other proposal that may properly come before the People's Special Meeting or any adjournment or postponement thereof.

     A copy of the Merger Agreement is attached as Appendix A to the accompanying Joint Proxy Statement-Offering Memorandum.

     The Board of Directors of People's has fixed the close of business on January 7, 1998, as the record date for determination of shareholders entitled to notice of and to vote at the People's Special Meeting or at any adjournments or postponements thereof (the 'People's Record Date'). Record holders of People's Common Stock as of the People's Record Date are entitled to vote at the People's Special Meeting, and the affirmative vote of the holders of two-thirds of the outstanding shares of People's Common Stock is required to approve the Merger Agreement and the Merger.

     A list of the holders of People's Common Stock entitled to vote at the People's Special Meeting will be available for inspection on written request by any People's shareholder at People's headquarters located at Bridgeport Center, 850 Main Street, Bridgeport, Connecticut 06604-4913 during normal business hours beginning two days after the date of this Notice and continuing through the date of the People's Special Meeting.

     Holders of People's Common Stock have dissenters' appraisal rights in connection with the Merger. See 'DISSENTERS' RIGHTS' in the accompanying Joint Proxy Statement-Offering Memorandum for a description of the manner in which such rights may be exercised.

     THE BOARD OF DIRECTORS OF PEOPLE'S HAS APPROVED THE MERGER AGREEMENT AND BELIEVES THE MERGER IS FAIR TO, AND IS IN THE BEST INTERESTS OF, PEOPLE'S AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE 'FOR' APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

     EACH SHAREHOLDER IS URGED TO COMPLETE AND RETURN PROMPTLY THE ACCOMPANYING PROXY, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE PEOPLE'S SPECIAL MEETING. The prompt return of each shareholder's signed proxy will aid People's in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect a shareholder's right to vote in person in the event the shareholder attends the People's Special Meeting.

                                          By Order of the Board of Directors

                                          /s/ SANDRA J. BROWN
                                          SANDRA J. BROWN
                                          Corporate Secretary

Bridgeport, Connecticut
January 12, 1998

                                     [Logo]

                                   4 BROADWAY
                           NORWICH, CONNECTICUT 06360

                                                                January 12, 1998

Dear Shareholder:

     You are cordially invited to attend a special meeting of the shareholders of Norwich Financial Corp. ('NFC') to be held on February 19, 1998 at 10:00 a.m., local time, at the Ramada Hotel, 10 Laura Boulevard, Norwich, Connecticut.

     At the meeting, holders of NFC common stock will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of September 3, 1997 (the 'Merger Agreement') by and among People's Bank, a Connecticut stock savings bank ('People's'), NFC, and The Norwich Savings Society ('NSS'), a Connecticut stock savings bank and wholly owned subsidiary of NFC, pursuant to which NFC and NSS will be merged (the 'Merger') with and into People's.

     If the Merger is approved and consummated, each share of NFC common stock will be converted, subject to the election and allocation procedures provided in the Merger Agreement, into the right to receive either shares of People's common stock or an amount in cash without interest. The number of shares of People's common stock and the amount of cash will be determined based on a formula described in the Merger Agreement. It is expected that the Merger generally will be tax free to the NFC shareholders to the extent they receive stock rather than cash consideration.

     Consummation of the Merger is subject to certain conditions, including obtaining the requisite approvals of NFC and People's shareholders and appropriate regulatory authorities.

     THE NFC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT. NFC'S FINANCIAL ADVISOR, KEEFE, BRUYETTE & WOODS, INC. HAS RENDERED A WRITTEN OPINION TO THE NFC BOARD OF DIRECTORS DATED THE DATE OF THE ENCLOSED JOINT PROXY STATEMENT-OFFERING MEMORANDUM TO THE EFFECT THAT, AS OF SUCH DATE AND BASED UPON AND SUBJECT TO CERTAIN MATTERS STATED IN SUCH OPINION, THE CONSIDERATION IN THE MERGER IS FAIR, FROM A FINANCIAL POINT OF VIEW, TO HOLDERS OF NFC COMMON STOCK.

     A Notice of Special Meeting of Shareholders and a Joint Proxy Statement-Offering Memorandum which describes the Merger and the background to the transaction are enclosed. I URGE YOU TO READ ALL OF THESE MATERIALS (INCLUDING THE APPENDICES THERETO) CAREFULLY.

     A proxy card is enclosed. Please indicate your voting instructions and sign, date, and mail the proxy card promptly in the return envelope provided. Whether or not you plan to attend the meeting in person, it is important that you return the enclosed proxy card so that your shares are voted. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT.

     I strongly support the Merger and join with the other members of the NFC Board of Directors in enthusiastically recommending the Merger to you.

                                          Very truly yours,

                                          /s/ DANIEL R. DENNIS, JR.
                                          DANIEL R. DENNIS, JR.
                                          Chairman, President and
                                          Chief Executive Officer

                                     [Logo]

                                   4 BROADWAY
                           NORWICH, CONNECTICUT 06360

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 19, 1998

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the 'NFC Special Meeting') of Norwich Financial Corp. ('NFC') will be held on February 19, 1998, at 10:00 a.m. local time at the Ramada Hotel, 10 Laura Boulevard, Norwich, Connecticut, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 3, 1997 (the 'Merger Agreement'), by and among People's Bank, a Connecticut stock savings bank ('People's'), NFC, a Delaware corporation, and The Norwich Savings Society ('NSS'), a Connecticut stock savings bank and wholly-owned subsidiary of NFC, pursuant to which among other things (i) NFC and NSS would merge with and into People's, with People's as the surviving entity (the 'Merger'), and (ii) each outstanding share of common stock, par value $0.01 per share, of NFC ('NFC Common Stock') would be converted, subject to the election and allocation procedures provided in the Merger Agreement, into the right to receive either (x) a number of shares of common stock, without par value ('People's Common Stock'), of People's (the 'Per Share Stock Consideration') or (y) an amount in cash without interest (the 'Per Share Cash Consideration'). The Per Share Stock Consideration and the Per Share Cash Consideration will be determined based on a formula set forth in the Merger Agreement which takes into consideration (i) the average of the per-share closing prices of People's Common Stock as reported by the Nasdaq Stock Market National Market System for the ten consecutive trading-day period ending on the date on which the last of the regulatory approvals required for consummation of the Merger occurs (such date, the 'Valuation Date,' and such average price, the 'Valuation Period Market Value') and
     (ii) the total number of shares of NFC Common Stock outstanding (or in respect of which options to acquire NFC Common Stock have been exercised) on the Valuation Date. APPENDIX I TO THE ACCOMPANYING JOINT PROXY STATEMENT-OFFERING MEMORANDUM SETS FORTH THE PER SHARE STOCK CONSIDERATION AND PER SHARE CASH CONSIDERATION PAYABLE AT VARIOUS ASSUMED VALUATION PERIOD MARKET VALUES. Approval and adoption of the Merger Agreement will constitute approval and adoption of the Merger.

          2. To act on any other proposal that may properly come before the NFC Special Meeting or any adjournment or postponement thereof.

     A copy of the Merger Agreement is attached as Appendix A to the accompanying Joint Proxy Statement-Offering Memorandum.

     The Board of Directors of NFC has fixed the close of business on January 5, 1998, as the record date for determination of shareholders entitled to notice of and to vote at the NFC Special Meeting or at any adjournments or postponements thereof (the 'NFC Record Date'). Record holders of NFC Common Stock as of the NFC Record Date are entitled to vote at the NFC Special Meeting, and the affirmative vote of the holders of a majority of the outstanding shares of NFC Common Stock is required to approve the Merger Agreement and Merger.

     A list of the shareholders of NFC entitled to vote at the NFC Special Meeting, the address of each such shareholder and the number of shares registered in the name of each such shareholder will be available for examination by any shareholder of NFC for any purpose germane to the NFC Special Meeting at 4 Broadway, Norwich, Connecticut, during ordinary business hours, for a period of ten days prior to the NFC Special Meeting and at the NFC Special Meeting.

     Holders of NFC Common Stock have dissenters' appraisal rights in connection with the Merger. See 'DISSENTERS' RIGHTS' in the accompanying Joint Proxy Statement-Offering Memorandum for a description of the manner in which such rights may be exercised.

     THE BOARD OF DIRECTORS OF NFC HAS APPROVED THE MERGER AGREEMENT AND BELIEVES THE MERGER IS FAIR TO, AND IS IN THE BEST INTERESTS OF, THE NFC SHAREHOLDERS. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE 'FOR' APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

     EACH SHAREHOLDER IS URGED TO COMPLETE AND RETURN PROMPTLY THE ACCOMPANYING PROXY WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE NFC SPECIAL MEETING. The prompt return of each shareholder's signed proxy will help assure a quorum and aid NFC in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect a shareholder's right to vote in person in the event the shareholder attends the NFC Special Meeting.

                                          By Order of the Board of Directors

                                          /s/ DAPHNE P. CANNATA
                                          DAPHNE P. CANNATA
                                          Corporate Secretary

Norwich, Connecticut
January 12, 1998

[Logo]                                                                    [Logo]

                             JOINT PROXY STATEMENT

PEOPLE'S BANK                                                NORWICH FINANCIAL CORP.
SPECIAL MEETING OF SHAREHOLDERS                              SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 19, 1998                              TO BE HELD ON FEBRUARY 19, 1998

                            ------------------------
                       OFFERING MEMORANDUM OF PEOPLE'S BANK
                            ------------------------

     This Joint Proxy Statement-Offering Memorandum is being furnished to shareholders of People's Bank, a Connecticut stock savings bank ('People's'), in connection with the solicitation of proxies by the Board of Directors of People's (the 'People's Board') for use at the special meeting of shareholders of People's (including any adjournment or postponement thereof, the 'People's Special Meeting') to be held on Thursday, February 19, 1998 at 10:00 a.m. local time at Bridgeport Center, 850 Main Street, Bridgeport, Connecticut. At the People's Special Meeting, holders of the common stock, no par value per share, of People's ('People's Common Stock') are being asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 3, 1997 (the 'Merger Agreement'), by and among People's, Norwich Financial Corp. ('NFC'), a Delaware corporation, and The Norwich Savings Society ('NSS'), a Connecticut stock savings bank and a wholly-owned subsidiary of NFC, providing for the merger of NFC and NSS with and into People's (the 'Merger'). A copy of the Merger Agreement is attached hereto as Appendix A and is incorporated herein by reference.

     This Joint Proxy Statement-Offering Memorandum also is being furnished to shareholders of NFC in connection with the solicitation of proxies by the Board of Directors of NFC (the 'NFC Board') for use at the special meeting of shareholders of NFC (including any adjournment or postponement thereof, the 'NFC Special Meeting') to be held on Thursday, February 19, 1998 at 10:00 a.m. local time at the Ramada Hotel, 10 Laura Boulevard, Norwich, Connecticut. At the NFC Special Meeting, holders of the common stock, $0.01 par value per share ('NFC Common Stock'), of NFC are being asked to consider and vote upon a proposal to approve and adopt the Merger Agreement.

     This Joint Proxy Statement-Offering Memorandum also constitutes an informational disclosure statement of People's with respect to the shares of People's Common Stock issuable to holders of NFC Common Stock upon consummation of the Merger, as described below. This Joint Proxy Statement-Offering Memorandum and forms of proxy are first being mailed to shareholders of People's and NFC on or about January 13, 1998.

     Upon consummation of the Merger (the 'Effective Time'), NFC and NSS will merge with and into People's, which will be the surviving entity. Each share of People's Common Stock outstanding immediately prior to the Effective Time will remain outstanding and will be unchanged after the Merger, except to the extent a holder of such shares chooses to exercise dissenters' appraisal rights with

                                                   (continued on following page)

     THE SECURITIES ISSUABLE IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR AGENCY, THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE 'FDIC') OR THE STATE OF CONNECTICUT DEPARTMENT OF BANKING, NOR HAS ANY SUCH COMMISSION, AGENCY OR ENTITY PASSED ON THE ADEQUACY OR ACCURACY OF THIS JOINT PROXY STATEMENT-OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     THESE SECURITIES ARE NOT DEPOSITS. THESE SECURITIES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY AND ARE SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

                            ------------------------


The date of this Joint Proxy Statement-Offering Memorandum is January 12, 1998.

(continued from previous page)

respect to such shares under the applicable provisions of Connecticut law. Each outstanding share of NFC Common Stock (other than shares with respect to which dissenters' appraisal rights are perfected and certain shares held by NFC or People's), including each attached right (an 'NFC Right') issued pursuant to the Rights Agreement dated as of November 21, 1989, as amended (the 'NFC Rights Agreement') between NFC and the Rights Agent named therein, will be converted, subject to the election and allocation procedures described herein, into the right to receive either (x) a number of shares of People's Common Stock (the 'Per Share Stock Consideration') or (y) an amount in cash without interest (the 'Per Share Cash Consideration'). The Per Share Stock Consideration and the Per Share Cash Consideration will be determined based on a formula set forth in the Merger Agreement which takes into consideration (i) the average of the per-share closing prices of People's Common Stock as reported by the Nasdaq Stock Market National Market System ('Nasdaq') for the ten consecutive trading-day period ending on the date on which the last of the regulatory approvals required for consummation of the Merger occurs (such date, the 'Valuation Date,' and such average price, the 'Valuation Period Market Value') and (ii) the total number of shares of NFC Common Stock outstanding (or in respect of which options to acquire NFC Common Stock ('Options') have been exercised) on the Valuation Date (the 'Valuation Period Share Number'). The value of the Per Share Stock Consideration and the Per Share Cash Consideration will be equal on the Valuation Date using the Valuation Period Market Value as the representative price of People's Common Stock on that date.

     If January 7, 1998 had been the Valuation Date, (a) the Valuation Period Market Value would have been $36.819; (b) the aggregate consideration payable to holders of NFC Common Stock would have consisted of $75,972,866 (after giving effect to the exercise of Options and cash payments in settlement of unexercised Options) and 2,805,208 shares of People's Common Stock; (c) the Per Share Stock Consideration would have consisted of 0.8784 shares of People's Common Stock; and (d) the Per Share Cash Consideration and the value of the Per Share Stock Consideration would each have been equal to $32.34. The Valuation Period Market Value will not actually be determined until the Valuation Date (which has not yet occurred), and additional Options may be exercised prior to that date. Consequently, the Valuation Period Market Value, the cash portion of the aggregate consideration to be paid, the number of shares of People's Common Stock to be issued in connection with the Merger, the Per Share Stock Consideration, and the value of the Per Share Cash Consideration and Per Share Stock Consideration may differ from the amounts shown in the example. The actual market price of People's Common Stock on the date shares are received by a former holder of shares of NFC Common Stock may be more or less than the Valuation Period Market Value. APPENDIX I TO THIS JOINT PROXY STATEMENT-OFFERING MEMORANDUM SETS FORTH THE PER SHARE STOCK CONSIDERATION AND PER SHARE CASH CONSIDERATION PAYABLE AT VARIOUS ASSUMED VALUATION PERIOD MARKET VALUES.

     The holders of People's Common Stock and NFC Common Stock each have dissenters' appraisal rights in connection with the Merger. See 'DISSENTERS' RIGHTS.'

     The People's Common Stock is, and after the Merger will be, listed on Nasdaq. The last reported sale price of People's Common Stock as reported by Nasdaq was $34.94 per share on January 9, 1998 and $29.50 per share on September 3, 1997, the last trading day preceding public announcement of the proposed Merger. Such prices are not necessarily indicative of the Valuation Period Market Value. The last reported sale price of NFC Common Stock as reported by Nasdaq was $30.88 per share on January 9, 1998 and $28.50 per share on September 3, 1997.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
AVAILABLE INFORMATION......................................................................................      6
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION................................................      7
SUMMARY....................................................................................................      8
     General...............................................................................................      8
     The Companies.........................................................................................      8
     People's Special Meeting and Vote Required............................................................      9
     NFC Special Meeting and Vote Required.................................................................     10
     The Merger............................................................................................     10
     Election Procedures...................................................................................     11
     Conditions to the Merger..............................................................................     11
     Recommendations of Boards of Directors................................................................     12
     Opinion of People's Financial Advisor.................................................................     12
     Opinion of NFC's Financial Advisor....................................................................     12
     Effective Time of the Merger..........................................................................     12
     Waiver; Amendment; Termination; Expenses..............................................................     13
     Certain Federal Income Tax Consequences...............................................................     13
     Interests of Certain Persons in the Merger............................................................     13
     The Stock Option Agreement............................................................................     16
     The NFC Fee Agreement.................................................................................     16
     The Holdings Support Letter...........................................................................     17
     Amendment to the NFC Rights Agreement.................................................................     17
     Holding Company Structure; Post-Merger Ownership of People's Common Stock.............................     17
     Dissenters' Rights....................................................................................     18
     Accounting Treatment..................................................................................     19
     Regulatory Approvals..................................................................................     19
     Share Information and Market Prices...................................................................     19
COMPARATIVE UNAUDITED PER SHARE DATA.......................................................................     20
SELECTED FINANCIAL DATA....................................................................................     22
     Selected Historical Financial Data of People's........................................................     23
     Selected Historical Financial Data of NFC.............................................................     25
     Selected Pro Forma Financial Data.....................................................................     26
PEOPLE'S SPECIAL MEETING...................................................................................     27
     General...............................................................................................     27
     Proxies...............................................................................................     27
     Record Date and Voting Rights.........................................................................     27
     Recommendation of the People's Board..................................................................     28
NFC SPECIAL MEETING........................................................................................     28
     General...............................................................................................     28
     Proxies...............................................................................................     29
     Record Date and Voting Rights.........................................................................     29
     Recommendation of the NFC Board.......................................................................     30
THE MERGER.................................................................................................     31
     Description of the Merger.............................................................................     31
     Background of the Merger..............................................................................     32
     Reasons of People's for the Merger....................................................................     34
     Reasons of NFC and NSS for the Merger.................................................................     35
     Opinion of People's Financial Advisor.................................................................     37
     Opinion of NFC's Financial Advisor....................................................................     41
     The Effective Time....................................................................................     45
     Merger Consideration..................................................................................     45
     Election Procedures...................................................................................     47
     Exchange Procedures...................................................................................     49

                                                                                                              PAGE
                                                                                                              ----
     Dissenting NFC Shares.................................................................................     50
     Representations and Warranties........................................................................     51
     Conduct of Business Prior to the Merger and Other Covenants...........................................     51
     Conditions to the Merger..............................................................................     54
     Termination of the Merger Agreement...................................................................     55
     Amendment; Extension; Waiver..........................................................................     56
     Expenses; Payment to NFC..............................................................................     57
     Certain Federal Income Tax Consequences...............................................................     57
     Interests of Certain Persons in the Merger............................................................     59
     The Stock Option Agreement............................................................................     63
     The NFC Fee Agreement.................................................................................     66
     The Holdings Support Letter...........................................................................     67
     Amendment to the NFC Rights Agreement.................................................................     67
     Accounting Treatment..................................................................................     67
     Regulatory Matters....................................................................................     68
     Dividend Reinvestment and Stock Purchase Plan.........................................................     69
MANAGEMENT AND OPERATIONS AFTER THE MERGER.................................................................     70
     Management and Operations after the Merger............................................................     70
     1998 and 1999 Earnings Estimates......................................................................     73
PRICE RANGE OF COMMON STOCK AND DIVIDENDS..................................................................     74
     Market Prices.........................................................................................     74
     Dividends.............................................................................................     74
INFORMATION ABOUT PEOPLE'S.................................................................................     75
     General...............................................................................................     75
     Operations............................................................................................     75
     Year 2000.............................................................................................     76
     Holding Company Structure.............................................................................     77
INFORMATION ABOUT NFC......................................................................................     78
     General...............................................................................................     78
     Operations............................................................................................     79
CERTAIN REGULATORY CONSIDERATIONS..........................................................................     79
     Connecticut Law.......................................................................................     79
     FDIC Regulation.......................................................................................     80
     Federal Reserve System Regulations....................................................................     82
     Federal Home Loan Bank System.........................................................................     82
     Consumer Regulation...................................................................................     82
     Other Aspects of Federal and State Law................................................................     83
PEOPLE'S CAPITAL STOCK.....................................................................................     83
     General...............................................................................................     83
     Common Stock..........................................................................................     83
     Preferred Stock.......................................................................................     83
     Transfer Agent and Registrar..........................................................................     84
     Certain Restrictions on Acquisitions of People's Capital Stock........................................     84
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............................................     87
     Security Ownership of Certain Beneficial Owners of People's Common Stock..............................     87
     Security Ownership of People's Management.............................................................     87
     Security Ownership of NFC's Management................................................................     89
     Security Ownership of Certain Beneficial Owners of NFC Common Stock...................................     90
COMPARATIVE RIGHTS OF SHAREHOLDERS OF PEOPLE'S AND NFC.....................................................     91
     Capitalization........................................................................................     91
     Rights Plan...........................................................................................     91
     Dividends and Repurchases.............................................................................     93

                                                                                                              PAGE
                                                                                                              ----
     Anti-Greenmail Provision..............................................................................     94
     Special Meetings of Shareholders; Action Without Meeting..............................................     94
     Shareholder Nominations...............................................................................     95
     Mergers, Consolidations and Sales of Assets...........................................................     96
     Dissenters' Rights....................................................................................     96
     Preemptive Rights.....................................................................................     97
     Dissolution...........................................................................................     97
     Board of Directors....................................................................................     97
     Removal of Directors..................................................................................     97
     Amendments to Certificate of Incorporation............................................................     98
     Amendments to Bylaws..................................................................................     98
     Limitation of Liability...............................................................................     98
     Other Differences.....................................................................................     99
DISSENTERS' RIGHTS.........................................................................................     99
LEGAL OPINION..............................................................................................    104
EXPERTS....................................................................................................    104
SHAREHOLDER PROPOSALS......................................................................................    104
OTHER MATTERS..............................................................................................    105
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.........................................................    106
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................    113
APPENDIX A.................................................................................................    A-1
APPENDIX B.................................................................................................    B-1
APPENDIX C.................................................................................................    C-1
APPENDIX D.................................................................................................    D-1
APPENDIX E.................................................................................................    E-1
APPENDIX F.................................................................................................    F-1
APPENDIX G.................................................................................................    G-1
APPENDIX H.................................................................................................    H-1
APPENDIX I.................................................................................................    I-1

                             AVAILABLE INFORMATION

     NFC is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). The reports, proxy statements and other information filed by NFC with the Commission may be inspected and copied at the Commission's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material may be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of such reports, proxy statements and other information are also available from the Commission over the Internet at http://www.sec.gov.

     People's also is subject to the information reporting requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the FDIC. Such reports, proxy statements and other information filed by People's may be obtained from the FDIC at prescribed rates by addressing written requests for such copies to Mr. Lawrence Pierce, Chief, Registration, Disclosure and Securities Operations Unit, Division of Supervision, FDIC, 550 17th Street, N.W., Room 6043, Washington, D.C. 20429, facsimile number (202) 898-3909. In addition, such documents may be inspected and copied at the public reference facilities of the FDIC at 1776 F Street, N.W., Washington, D.C. 20006.

     Statements contained in this Joint Proxy Statement-Offering Memorandum, or in any document incorporated by reference herein, as to the contents of any document referred to herein or therein, are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to one or more reports filed by NFC with the Commission or by People's with the FDIC, or to such other document, each such statement being qualified in all respects by such reference.

     THIS JOINT PROXY STATEMENT-OFFERING MEMORANDUM INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SEE 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.' THE DOCUMENTS RELATING TO PEOPLE'S (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN) ARE AVAILABLE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS JOINT PROXY STATEMENT-OFFERING MEMORANDUM IS DELIVERED, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO JANE S. SHARPE, VICE PRESIDENT, SHAREHOLDER RELATIONS, PEOPLE'S BANK, BRIDGEPORT CENTER, 850 MAIN STREET, BRIDGEPORT, CONNECTICUT 06604-4913, TELEPHONE NUMBER (203) 338-7228. THE DOCUMENTS RELATING TO NFC (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN) ARE AVAILABLE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS JOINT PROXY STATEMENT-OFFERING MEMORANDUM IS DELIVERED, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO INVESTOR RELATIONS, NORWICH FINANCIAL CORP., P.O. BOX 1048, NORWICH, CONNECTICUT 06360, TELEPHONE NUMBER (860) 889-2621 EXT. 2246. PEOPLE'S OR NFC, AS THE CASE MAY BE, WILL SEND THE REQUESTED DOCUMENTS BY FIRST-CLASS MAIL WITHIN ONE BUSINESS DAY OF THE RECEIPT OF THE REQUEST. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE RECEIVED NO LATER THAN FIVE BUSINESS DAYS BEFORE THE APPLICABLE MEETING DATE. PERSONS REQUESTING COPIES OF EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS WILL BE CHARGED THE COSTS OF REPRODUCTION AND MAILING.

                            ------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT-OFFERING MEMORANDUM, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PEOPLE'S OR NFC. THIS JOINT PROXY STATEMENT-OFFERING MEMORANDUM DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER TO SELL OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

     NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT-OFFERING MEMORANDUM NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF PEOPLE'S OR NFC SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. PEOPLE'S HAS SUPPLIED ALL INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT-OFFERING MEMORANDUM RELATING TO PEOPLE'S AND ITS SUBSIDIARIES, AND NFC HAS SUPPLIED ALL INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT-OFFERING MEMORANDUM RELATING TO NFC AND ITS SUBSIDIARIES.

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

     CERTAIN MATTERS DISCUSSED HEREIN ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THIS JOINT PROXY STATEMENT-OFFERING MEMORANDUM CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF EACH OF PEOPLE'S AND NFC ON A STAND-ALONE BASIS AND OF PEOPLE'S ON A PRO FORMA COMBINED BASIS FOLLOWING THE CONSUMMATION OF THE MERGER, INCLUDING STATEMENTS RELATING TO (A) THE COST SAVINGS AND THE IMPACT ON REPORTED EARNINGS THAT ARE EXPECTED TO RESULT FROM THE MERGER (SEE 'THE MERGER -- REASONS OF PEOPLE'S FOR THE MERGER', ' -- REASONS OF NFC AND NSS FOR THE MERGER' AND 'MANAGEMENT AND OPERATIONS AFTER THE
MERGER -- 1998 AND 1999 EARNINGS ESTIMATES'); (B) THE IMPACT OF THE MERGER ON REVENUES; AND (C) THE COSTS EXPECTED TO BE INCURRED IN CONNECTION WITH THE MERGER (SEE 'UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION'). THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES:
(1) EXPECTED COST SAVINGS FROM THE MERGER CANNOT BE FULLY REALIZED OR REALIZED WITHIN THE EXPECTED TIME FRAME; (2) REVENUES FOLLOWING THE MERGER ARE LOWER THAN EXPECTED, OR DEPOSIT ATTRITION OR CUSTOMER LOSS FOLLOWING THE MERGER IS GREATER THAN EXPECTED; (3) COMPETITIVE PRESSURES AMONG DEPOSITORY INSTITUTIONS INCREASE SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF PEOPLE'S AND NFC ARE GREATER THAN EXPECTED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE MARGINS; (6) GENERAL ECONOMIC OR BUSINESS CONDITIONS, EITHER NATIONALLY OR IN THE LOCATIONS IN WHICH PEOPLE'S WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED RESULTING IN, AMONG OTHER THINGS, A DETERIORATION IN CREDIT QUALITY OR A REDUCED DEMAND FOR CREDIT; (7) LEGISLATIVE OR REGULATORY CHANGES ADVERSELY AFFECT THE BUSINESSES IN WHICH PEOPLE'S WILL BE ENGAGED; AND (8) CHANGES IN THE SECURITIES MARKETS AND IN THE PRICES OF SECURITIES TRADED ON THOSE MARKETS. THE FORWARD-LOOKING EARNINGS ESTIMATES INCLUDED IN THIS JOINT PROXY STATEMENT-OFFERING MEMORANDUM HAVE NOT BEEN EXAMINED OR COMPILED BY THE INDEPENDENT AUDITORS OF PEOPLE'S OR NFC NOR HAVE SUCH AUDITORS APPLIED ANY PROCEDURES THERETO. ACCORDINGLY, SUCH AUDITORS DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE ON THEM.

                                    SUMMARY

     The information below is qualified in its entirety by, and reference is made to, the more detailed information appearing elsewhere in this Joint Proxy Statement-Offering Memorandum, including the accompanying Appendices and the documents incorporated by reference in this Joint Proxy Statement-Offering Memorandum. Each shareholder is urged to read this Joint Proxy Statement-Offering Memorandum and the Appendices hereto in their entirety and with care. As used in this Joint Proxy Statement-Offering Memorandum, the term 'People's' refers to People's and, unless the context otherwise requires, its direct and indirect subsidiaries, and the term 'NFC' refers to NFC and, unless the context otherwise requires, its direct and indirect subsidiaries.

GENERAL

     This Joint Proxy Statement-Offering Memorandum, the notice of the People's Special Meeting to be held on February 19, 1998, the notice of the NFC Special Meeting to be held on February 19, 1998 and the forms of proxy solicited in connection therewith are first being mailed to holders of People's Common Stock ('People's Shareholders') and holders of NFC Common Stock ('NFC Shareholders') on or about January 13, 1998.

     At the People's Special Meeting, People's Shareholders will consider and vote on a proposal to approve and adopt the Merger Agreement pursuant to which, among other things, (i) NFC and NSS will merge with and into People's, with People's as the surviving entity; and (ii) each outstanding share of NFC Common Stock will be converted, subject to the election and allocation procedures described in the Merger Agreement, into either (x) the Per Share Stock Consideration or (y) the Per Share Cash Consideration (see 'THE MERGER -- Merger Consideration'). Approval and adoption of the Merger Agreement will constitute approval and adoption of the Merger.

     At the NFC Special Meeting, NFC Shareholders will consider and vote on a proposal to approve and adopt the Merger Agreement. Approval and adoption of the Merger Agreement will constitute approval and adoption of the Merger.

     A copy of the Merger Agreement is attached hereto as Appendix A and is incorporated herein by reference.

THE COMPANIES

     People's. People's is a stock savings bank chartered under the laws of Connecticut and based in Bridgeport, Connecticut. People's is the largest independent bank headquartered in Connecticut, with $7.7 billion in total assets as of September 30, 1997. People's offers diversified consumer and commercial financial services primarily within the state of Connecticut, and operates a nationwide credit card program. People's had the largest deposit market share in Fairfield County as of June 1996, and was the leading residential mortgage originator in both Connecticut and Fairfield County in 1996. People's offers a wide range of banking, fiduciary and other financial services and seeks to develop total business relationships with its corporate, individual and institutional customers. In addition to the traditional banking services of accepting deposits and making loans, People's provides specialized services tailored to specific markets, including personal, institutional and employee benefit trust services, personal financial and investment services, mutual funds access and cash management services. People's credit card business had outstanding managed credit card receivables of $3.3 billion as of September 30, 1997.

     People's provides its customers with access to a worldwide automated teller machine network, 24-hour telephone banking services, PC banking services and interactive video banking. At September 30, 1997, People's had 73 traditional branches and 37 supermarket branches in locations throughout most of Connecticut, and in 1996 established a limited branch in the United Kingdom to further expand its credit card business. Over the next year, People's expects to open approximately 8 additional full service supermarket branches in Connecticut Stop & Shop superstores.

     As of September 30, 1997, People's had total stockholders' equity of $697 million. People's Tier 1 leverage capital ratio at that date was 8.4%, its Tier 1 risk-based capital ratio was 10.4%, and its total risk-based capital ratio was 14.0%. For the nine months ended September 30, 1997, People's net income was $67.2 million.

     People's was organized in 1842 as a mutual savings bank, and in 1988, People's converted to a capital stock savings bank. That process also resulted in the formation of People's Mutual Holdings ('Holdings'), a mutual-form bank holding company that as of January 7, 1998 owned approximately 59.6% of People's Common Stock.

     For further information concerning People's, see 'SELECTED FINANCIAL DATA', 'INFORMATION ABOUT PEOPLE'S' and 'UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION' herein and the People's documents incorporated by reference herein as described under 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.'

     The principal executive offices of People's are located at Bridgeport Center, 850 Main Street, Bridgeport, Connecticut 06604-4913 (telephone number
(203) 338-7171).

     NFC. NFC was organized under the laws of the State of Delaware on December 10, 1987, to operate principally as a bank holding company for NSS. NSS is the sole direct subsidiary of NFC and its principal asset. At September 30, 1997, NFC had on a consolidated basis assets of $701 million, deposits of $595 million, net loans of $475 million and shareholders' equity of $82 million.

     NSS was originally chartered as a mutual savings bank in 1824. On November 14, 1986, NSS converted from a mutual savings bank to a capital stock savings bank, effected through the issuance of 5,741,151 shares of common stock. On August 10, 1988, NFC acquired all of the outstanding common stock of NSS in exchange for NFC Common Stock on a one-for-one basis. NSS is headquartered in Norwich, which is located in New London County in southeastern Connecticut. The branch network of NSS currently consists of 16 full service branches in eastern Connecticut, located in the towns of Colchester, East Lyme, Griswold, Groton, Ledyard, Mansfield, Montville, Mystic, New London, Norwich, Plainfield and Waterford, in addition to its main office. Substantially all of NSS's depositors reside in these areas and the surrounding communities.

     For further information concerning NFC, see 'SELECTED FINANCIAL DATA', 'INFORMATION ABOUT NFC' and 'UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION' herein and the NFC documents incorporated by reference herein as described under 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.'

     The principal executive offices of NFC are located at 4 Broadway, Norwich, Connecticut 06360 (telephone number (860) 889-2621).

PEOPLE'S SPECIAL MEETING AND VOTE REQUIRED

     The People's Special Meeting will be held on February 19, 1998, at 10:00 a.m., local time, at Bridgeport Center, 850 Main Street, Bridgeport, Connecticut. At that time, the People's Shareholders will be asked to approve and adopt the Merger Agreement and the Merger. The record holders of People's Common Stock at the close of business on January 7, 1998 (the 'People's Record Date') are entitled to notice of and to vote at the People's Special Meeting. On the People's Record Date, there were approximately 7,400 holders of record of People's Common Stock and 61,162,425 shares of People's Common Stock outstanding.

     Each share of People's Common Stock entitles its holder to one vote. All such shares vote together as a single class, and the affirmative vote of the holders of two-thirds of all outstanding shares of People's Common Stock is required to approve the Merger Agreement. As of the People's Record Date, the directors and executive officers of People's beneficially owned 1,047,539 shares of People's Common Stock, or approximately 1.7% of the shares entitled to vote at the People's Special Meeting. People's expects that each director and executive officer of People's will vote the shares of People's Common Stock beneficially owned by him or her for approval of the Merger Agreement. As of the People's Record Date, Holdings beneficially owned 36,450,000 shares of People's Common Stock, or 59.6% of the shares entitled to vote at the People's Special Meeting. Pursuant to the terms of a letter agreement with NFC and NSS dated September 3, 1997 (the 'Holdings Support Letter'), Holdings has agreed, subject to the terms thereof, and is expected, to vote all of the shares of People's Common Stock owned by it for approval of the Merger Agreement. See 'THE MERGER -- The Holdings Support Letter.' The shares of People's Common Stock beneficially owned by Holdings and by directors and executive officers of People's constitute a quorum for the transaction of business at the People's Special Meeting. If all such shares are voted in favor of the Merger Agreement, the affirmative vote of an additional 5.4% of the outstanding shares of People's Common Stock will be required in order to obtain the required two-thirds affirmative vote. As of the People's Record Date, NFC and its directors and executive officers beneficially owned 2,000 shares of People's Common Stock, or significantly less than 1% of the shares entitled to vote at the People's Special Meeting. See 'PEOPLE'S SPECIAL MEETING.'

NFC SPECIAL MEETING AND VOTE REQUIRED

     The NFC Special Meeting will be held on February 19, 1998 at 10:00 a.m., local time, at the Ramada Hotel, 10 Laura Boulevard, Norwich, Connecticut, at which time the NFC Shareholders will be asked to approve and adopt the Merger Agreement and the Merger. The record holders of NFC Common Stock at the close of business on January 5, 1998 (the 'NFC Record Date') are entitled to notice of and to vote at the NFC Special Meeting. On the NFC Record Date, there were approximately 1,915 holders of record of NFC Common Stock and 5,542,941 shares of NFC Common Stock outstanding.

     The affirmative vote of the holders of a majority of the outstanding shares of NFC Common Stock is required to approve the Merger Agreement. As of the NFC Record Date, the directors and executive officers of NFC beneficially owned approximately 414,001 shares of NFC Common Stock, or approximately 7.14% of the shares entitled to vote at the NFC Special Meeting. NFC expects that each director and executive officer of NFC will vote the shares of NFC Common Stock beneficially owned by him or her for approval of the Merger Agreement. As of the NFC Record Date, People's and its directors and executive officers did not own any shares of NFC Common Stock, beneficially or otherwise. See 'NFC SPECIAL MEETING.'

THE MERGER

     In the Merger, subject to the terms and conditions of the Merger Agreement, NFC and NSS will simultaneously merge with and into People's, which will be the surviving entity. Each outstanding share of NFC Common Stock (other than shares with respect to which dissenters' appraisal rights are perfected, and certain shares held by NFC or People's), including each attached NFC Right, will automatically be converted, subject to certain election and allocation procedures, into the right to receive either the Per Share Stock Consideration or the Per Share Cash Consideration. The Per Share Stock Consideration and the Per Share Cash Consideration will be determined based on a formula set forth in the Merger Agreement which takes into consideration the Valuation Period Market Value and the Valuation Period Share Number. The value of the Per Share Stock Consideration and the Per Share Cash Consideration will be equal on the Valuation Date using the Valuation Period Market Value as the representative price of People's Common Stock on that date.

     The Merger Agreement provides that People's will issue 2,945,594 shares of People's Common Stock as part of the consideration to be paid in the Merger. This number of shares is subject to adjustment within a range, or 'collar', depending on the Valuation Period Market Value of People's Common Stock. If the Valuation Period Market Value is $27.875 (the midpoint of the collar), no adjustment is made. If the Valuation Period Market Value is less than $27.875 but not less than $26.48 (the 'Floor'), the number of shares of People's Common Stock to be issued will increase proportionately so that the number of shares to be issued multiplied by the Valuation Period Market Value will equal $82,108,433. In similar fashion, if the Valuation Period Market Value is greater than $27.875 but not greater than $29.27 (the 'Ceiling'), the number of shares of People's Common Stock to be issued will decrease proportionately so that the number of shares of People's Common Stock to be issued multiplied by the Valuation Period Market Value will also equal $82,108,433. If the Valuation Period Market Value is greater than the Ceiling or less than the Floor, the number of shares of People's Common Stock to be issued is adjusted as if the Valuation Period Market Value were equal to the Ceiling or the Floor (as the case may be). Consequently, the maximum number of shares of People's Common Stock to be issued in connection with the Merger is 3,100,771 if the Valuation Period Market Value is at or below the Floor, and the minimum number of shares of People's Common Stock to be issued in connection with the Merger is 2,805,208 if the Valuation Period Market Value is at or above the Ceiling.

     If January 7, 1998 had been the Valuation Date, (a) the Valuation Period Market Value would have been $36.819; (b) the aggregate consideration payable to holders of NFC Common Stock would have consisted of $75,972,866 (after giving effect to the exercise of Options and cash payments in settlement of unexercised Options) and 2,805,208 shares of People's Common Stock; (c) the Per Share Stock Consideration would have consisted of 0.8784 shares of People's Common Stock; and (d) the Per Share Cash Consideration and the value of the Per Share Stock Consideration would each have been equal to $32.34. The Valuation Period Market Value will not actually be determined until the Valuation Date (which has not yet occurred), and additional Options may be exercised prior to that date. Consequently, the Valuation Period Market Value, the cash portion of the aggregate consideration to be paid, the number of shares of People's Common Stock to be issued in connection with the Merger, the Per Share Stock Consideration, and the value of the Per Share Cash Consideration and Per Share Stock Consideration may differ from the amounts shown in the example. The actual market price of People's Common Stock on the date shares are received by a former holder of shares of NFC Common Stock may be more or less than the Valuation Period Market Value.

     APPENDIX I TO THIS JOINT PROXY STATEMENT-OFFERING MEMORANDUM SETS FORTH THE PER SHARE STOCK CONSIDERATION AND THE PER SHARE CASH CONSIDERATION PAYABLE AT VARIOUS ASSUMED VALUATION PERIOD MARKET VALUES.

ELECTION PROCEDURES

     The right of an NFC Shareholder to receive the Per Share Stock Consideration or the Per Share Cash Consideration is subject to certain election and allocation procedures described under 'THE MERGER -- Election Procedures.' The number of shares of People's Common Stock to be issued in connection with the Merger will be fixed within the limits prescribed by the collar, according to the Valuation Period Market Value of People's Common Stock. The amount of cash payable in connection with the Merger is also fixed, except for dollar-for-dollar adjustments to account for the exercise price of Options exercised before the Valuation Date. No guarantee can be given that an election by a holder of NFC Common Stock to receive People's Common Stock or cash will be honored. See 'THE MERGER -- Election Procedures.'

     The federal income tax consequences to an NFC Shareholder resulting from the receipt of cash will be different than those resulting from the receipt of People's Common Stock. Each shareholder should consider these tax consequences in making an election. For a discussion of the federal income tax consequences of the receipt of cash or stock consideration, see 'THE MERGER -- Certain Federal Income Tax Consequences.'

CONDITIONS TO THE MERGER

     The Merger is subject to the satisfaction of certain conditions, including among others, the approval of the Merger Agreement by the affirmative votes of the respective holders of at least two-thirds of the outstanding shares of People's Common Stock and a majority of the outstanding shares of NFC Common Stock, and the approval of the Merger by appropriate regulatory agencies. See 'THE MERGER -- Conditions to the Merger.'

     For additional information relating to the Merger, see 'THE MERGER.'

RECOMMENDATIONS OF BOARDS OF DIRECTORS

     THE PEOPLE'S BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE PEOPLE'S BOARD BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, PEOPLE'S AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT PEOPLE'S SHAREHOLDERS VOTE 'FOR' APPROVAL OF THE MERGER AGREEMENT. FOR A DISCUSSION OF THE FACTORS CONSIDERED BY THE PEOPLE'S BOARD IN REACHING ITS CONCLUSIONS, SEE 'THE MERGER -- BACKGROUND OF THE MERGER' AND ' -- REASONS OF PEOPLE'S FOR THE MERGER.'

     THE NFC BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE NFC BOARD BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, NFC AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT NFC SHAREHOLDERS VOTE 'FOR' APPROVAL OF THE MERGER AGREEMENT. FOR A DISCUSSION OF THE FACTORS CONSIDERED BY THE NFC BOARD IN REACHING ITS CONCLUSIONS, SEE 'THE MERGER -- BACKGROUND OF THE MERGER' AND ' -- REASONS OF NFC AND NSS FOR THE MERGER.'

OPINION OF PEOPLE'S FINANCIAL ADVISOR

     Goldman, Sachs & Co. ('Goldman Sachs'), which has served as financial advisor to People's in connection with the Merger, delivered its written opinion dated September 3, 1997 to the People's Board to the effect that as of the date of such opinion the aggregate consideration to be paid pursuant to the Merger Agreement was fair to People's. Goldman Sachs subsequently delivered to the People's Board an updated written opinion dated the date of this Joint Proxy Statement-Offering Memorandum to the effect that as of the date hereof the aggregate consideration to be paid by People's pursuant to the Merger Agreement was fair to People's.

     The full text of the updated written opinion of Goldman Sachs dated the date of this Joint Proxy Statement-Offering Memorandum, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Appendix E and is incorporated herein by reference. Goldman Sachs' opinion was provided for the information and assistance of the People's Board in connection with its consideration of the transactions contemplated by the Merger Agreement, and such opinion does not constitute a recommendation as to how any holder of shares of People's Common Stock should vote with respect to such transaction. Holders of shares of People's Common Stock are urged to, and should, read such opinion in its entirety. See 'THE MERGER -- Opinion of People's Financial Advisor.'

OPINION OF NFC'S FINANCIAL ADVISOR

     Keefe, Bruyette & Woods, Inc. ('Keefe Bruyette'), which has served as financial advisor to NFC in connection with the Merger, has rendered its written opinion to the NFC Board that the consideration proposed to be received by NFC Shareholders in the Merger is fair, from a financial point of view, to such holders. Such opinion was delivered to the NFC Board as of the date of its meeting of September 3, 1997, and again on the date of this Joint Proxy Statement-Offering Memorandum. A copy of the opinion delivered by Keefe Bruyette dated the date hereof is attached hereto as Appendix F and should be read in its entirety with respect to assumptions made, matters considered and limits on the review undertaken by Keefe Bruyette in rendering such opinion. See 'THE
MERGER -- Opinion of NFC's Financial Advisor.'

EFFECTIVE TIME OF THE MERGER

     Subject to the prior satisfaction or waiver of certain conditions set forth in the Merger Agreement and described under 'THE MERGER -- Conditions to the Merger,' the parties will cause the Effective Time to occur on (i) the third business day after the date on which (or at the election of People's, the last day of the month in which) all such conditions, to the extent not waived, are satisfied; or (ii) such other date as People's and NFC may agree. It is currently anticipated that the Effective Time will occur on or before March 2, 1998.

WAIVER; AMENDMENT; TERMINATION; EXPENSES

     At any time prior to the Effective Time, the parties, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto, (iii) waive compliance with any of the agreements or conditions contained therein (other than those which the Merger Agreement explicitly provides cannot be waived, see 'THE MERGER -- Conditions to the Merger'), and (iv) amend the Merger Agreement, provided that after any approval of the Merger Agreement by the NFC Shareholders, there may not be, without further approval of such shareholders, any extension, waiver or amendment of the Merger Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to NFC's shareholders under the Merger Agreement in any material respect other than as contemplated by the Merger Agreement.

     The Merger Agreement may be terminated, under circumstances set forth therein, (a) by the mutual consent of People's and NFC, (b) by either People's or NFC if certain regulatory approvals are not obtained or are obtained subject to certain conditions, (c) by either People's or NFC if the Merger has not been consummated by June 30, 1998, except to the extent that the failure of the Merger then to be consummated is due to the failure of the party seeking to terminate the Merger Agreement to perform its obligations under the Merger Agreement, (d) by either People's or NFC if (i) there is a material adverse change in the business or financial condition of the other party, (ii) the other party materially breaches its representations, warranties or covenants, in each case after inability or failure to cure within 30 days, (iii) the other party's Board of Directors fails to recommend approval of the Merger Agreement by such party's shareholders, or (iv) any required approval of the shareholders of the other party is not obtained, or (e) by NFC if the Valuation Period Market Value is below $20.91 (unless People's elects to increase the consideration to be received by NFC Shareholders in the manner specified in the Merger Agreement). See 'THE MERGER -- Termination of the Merger Agreement.'

     All costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses, except that printing expenses and Commission filing fees will be shared equally between NFC and People's.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger is intended to qualify as a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the 'Code'). It is anticipated that, under federal law as currently in effect, (i) an NFC Shareholder who receives solely People's Common Stock will recognize neither gain nor loss on the exchange; (ii) an NFC Shareholder who receives a combination of People's Common Stock and cash will recognize any gain realized on the exchange to the extent of the lesser of the total amount of gain realized or the total amount of cash received, but no loss will be recognized, and any gain recognized may be treated as ordinary income if the receipt of cash has the effect of the distribution of a dividend; and (iii) an NFC Shareholder who receives only cash will recognize any gain realized and will be permitted to recognize any loss realized. The obligation of People's to consummate the Merger is conditioned on the receipt by People's of an opinion of its counsel, Cleary, Gottlieb, Steen & Hamilton, regarding certain federal income tax consequences of the Merger. The obligations of NFC and NSS to consummate the Merger are conditioned on the receipt by NFC of an opinion of its counsel, Day, Berry & Howard, regarding certain federal income tax consequences of the Merger. For a more complete description of the federal income tax consequences of the Merger, see 'THE MERGER -- Certain Federal Income Tax Consequences.'

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of the Boards and management of NFC and NSS may be deemed to have interests in the Merger that are in addition to their interests as NFC Shareholders.

     Directors of NFC and NSS. Under the Outside Director Retainer Continuation Plan For Norwich Financial Corp. and The Norwich Savings Society, each non-employee director of NFC and NSS will receive a benefit equal to the product of (x) the number of completed years of service, not to exceed ten and (y) the amount of the annual retainer then in effect. Upon a change-in-control of NFC (which will result from the Merger), the benefit is paid in a lump sum. Each of the NFC non-employee directors, Paul R. Duevel, Anthony P. Halsey, Jeremiah J. Lowney, Jr., Robert T. Ramsdell, Richard P. Reed, and Martin C. Shapiro will be entitled to receive a lump sum payment of $80,000.

     NFC directors were permitted to defer receipt of director's fees pursuant to deferred compensation agreements effective in 1987 and 1990. Deferred amounts were invested in life insurance policies owned by NSS. The 1987 and 1990 agreements will be amended and restated in the form of one consolidated 1998 agreement for each director.

     In 1995, NSS adopted the Non-Qualified Deferred Compensation Plan for the benefit of directors and certain key employees of NFC and NSS. Under this plan, deferred amounts are allocated to accounts which are deemed to be invested in funds held by a rabbi trust. The account balance is payable to the participant in ten annual installments. Under the Merger Agreement, People's has agreed to maintain the Deferred Compensation Plan and related rabbi trust until the end of the ten-year payment period.

     Under the Merger Agreement, each holder of an Option granted under a Stock Option Plan of NFC will be entitled to receive a cash payment from People's in settlement of such Option. Each non-employee director of NFC and NSS will be entitled to receive a cash payment for his or her Options. Based upon the number of Options held as of January 7, 1998, and assuming that date had been the Valuation Date and the Per Share Cash Consideration and the Average Per Share Consideration therefore each would be $32.34 (see 'THE MERGER -- Merger Consideration'), Messrs. Duevel, Halsey, Lowney, Ramsdell, Reed and Shapiro would be entitled to payments of $433,452.50, $169,872.50, $316,127.50,
$311,752.50, $433,452.50 and $433,452.50, respectively, in exchange for Options previously granted to them under the NFC Stock Option Plans for outside directors.

     Under the Merger Agreement, one director of NFC, to be selected by the People's Board, will serve as an additional member of the People's Board. Jeremiah J. Lowney, Jr., D.D.S., currently a member of the NFC Board, is expected to be appointed as a member of the People's Board. Also, pursuant to the Holdings Support Letter, Holdings will elect one individual serving on the NFC Board to serve as a member of Holdings' Board of Trustees. Martin C. Shapiro, currently a member of the NFC Board, is expected to be appointed as a member of Holdings' Board of Trustees. In addition, the non-employee Directors of NFC other than Dr. Lowney will be invited to serve on an advisory board to People's.

     Executive Officers of NFC and NSS. Daniel R. Dennis, Jr., Michael J. Hartl, James F. Dewey and Daphne P. Cannata (collectively, the 'Executives') are parties to employment agreements (collectively, the 'Agreements') with NSS and/or NFC. Under the Agreements, the term of employment for Mr. Dennis is a continuously renewing period of three years, the terms of employment for Mr. Hartl and Ms. Cannata are each continuously renewing periods of two years, and the term of employment for Mr. Dewey is a continuously renewing period of one year (all such terms of employment collectively referenced as the 'Term' or 'Terms'). The Terms of Messrs. Hartl and Dewey and (effective as of September 3,
1997) of Ms. Cannata automatically extend for one additional year on the date of a Change-in-Control of NSS as defined in the Agreements.

     The Agreements provide that if the Executive's employment is terminated other than for Cause or Disability, or if the Executive voluntarily resigns for Good Reason, the Executive will receive severance pay equal to his or her then base salary through the remainder of the Term. In the case of Mr. Dennis, he also would be paid termination benefits equivalent to those he would have received under the NSS retirement plans had he continued employment until the end of his Term. In the event of a Change-in-Control, each Agreement provides that total payments to an Executive will not exceed the amount that would constitute an 'excess parachute payment' within the meaning of Section 280G of the Code. The Agreements also contain confidentiality and non-competition provisions.

     NSS and NFC amended the Agreements of Messrs. Dennis and Hartl and Ms. Cannata effective September 3, 1997. The Agreements were amended to provide that on termination of employment, they will receive, in a lump sum payment, the value of their covenants not to compete and not to disclose confidential information. Any such amounts reduce otherwise payable severance payments. Mr. Hartl's and Ms. Cannata's Agreements also were amended to pay them benefits equivalent to those they would have received under the NSS retirement plans had they continued employment until the end of their Term. In addition, the Term of Ms. Cannata's Agreement was extended one year in the event that there is a Change-in-Control with respect to NSS. NFC, NSS and People's have agreed that NSS will pay to Mr. Dennis at or before the Effective Time an amount equal to the value of his Agreement, estimated to be approximately $950,000, in consideration of his release of all rights he may have under the Agreement. Mr. Dennis and People's expect to enter into a new employment agreement after the Effective Time pursuant to which Mr. Dennis will be employed for a term of three years as a Senior Vice President of People's with responsibilities for the Norwich Region at an annual base salary of approximately $215,000. If Messrs. Hartl or Dewey or Ms. Cannata is terminated other than for Cause or Disability, or if they voluntarily resign for Good Reason, it is estimated that they would be entitled to be paid approximately $683,000, $211,000 and $410,000, respectively, under the Agreements.

     James R. Brown, who was also a party to an employment agreement with NSS, retired from service effective November 21, 1997. As a result, his agreement was terminated, and he was paid a $25,000 retirement bonus.

     Richard R. Cascio, Senior Vice President, Lending, of NSS, entered into a severance pay agreement with NSS in February 1988 that becomes effective upon a change in control of NSS, which would occur upon consummation of the Merger. If Mr. Cascio's employment is terminated other than for Cause, Disability, death or retirement or if he resigns for Good Reason during the one-year period following the Effective Time, he would be entitled to receive approximately $100,000.

     Under the Merger Agreement, each holder of an Option granted under a Stock Option Plan of NFC will be entitled to receive in settlement for each Option not exercised prior to the Valuation Date a cash payment from People's in an amount equal to the excess, if any, of the Average Per Share Consideration over the per share exercise price of such Option, multiplied by the number of shares covered by such Option. Based upon the number of Options held as of January 7, 1998, and assuming that date had been the Valuation Date and the Per Share Cash Consideration and the Average Per Share Consideration therefore each would be $32.34 (see 'THE MERGER -- Merger Consideration'), Messrs. Dennis, Hartl, Brown, Cascio and Dewey and Ms. Cannata would be entitled to receive $1,078,801.75, $458,934.75, $125,970.00, $192,441.00, $334,315.00 and $473,711.50,
respectively, in exchange for Options previously granted to them under NFC's Stock Option Plans; Richard W. Dennison, Senior Vice President of NSS, would receive $162,935.00 in exchange for Options previously granted to him under NFC's Stock Option Plans (Mr. Dennison is not a party to employment or severance pay agreements); and all executive officers of NFC as a group would be entitled to receive $2,827,109.00 in settlement of such Options.

     People's has agreed to indemnify the present and former officers and directors of NFC and NSS with respect to claims arising from facts or events which occurred prior to the Effective Time. For six years following the Effective Time, People's has agreed to provide, subject to certain limitations set forth in the Merger Agreement, that portion of directors and officers' liability insurance that serves to reimburse the present and former directors and officers of NFC and NSS with respect to claims arising from facts or events which occurred prior to the Effective Time.

     Other Employees of NFC and NSS. Under the Merger Agreement, People's will amend its retirement plans to provide that, for former employees of NFC or NSS hired by People's, an employee's period of employment with NSS or NFC will be considered employment with People's for eligibility, vesting, early retirement and disability benefits. People's also has agreed that, with the exception of its Enhanced Senior Pension Plan, all benefits payable by People's to former employees of NSS and NFC under any retirement plan maintained by People's will not be offset by any benefits accrued by employees of NSS or NFC before the Effective Time. In addition, under the Merger Agreement, employees of NSS and NFC who are not offered jobs that are comparable in compensation and responsibilities will be paid severance amounts equal to two weeks' salary for each full year of employment with NSS (plus a fraction for any partial year based on the number of full months completed). NSS employees who are employed by People's after the Effective Time but who are terminated without cause by People's within one year following the Effective Time will receive the above-described severance payment. Further, under the Merger Agreement, NSS employees mutually agreed upon by People's, NSS and NFC who are employed by People's until an agreed upon release date following the Merger will be paid a retention bonus in an amount agreed upon by People's, NSS and NFC.

     See 'THE MERGER -- Interests of Certain Persons in the Merger.'

THE STOCK OPTION AGREEMENT

     As an inducement to People's to enter into the Merger Agreement, and in consideration of its efforts in furtherance of the Merger, NFC (as issuer) entered into the Stock Option Agreement, dated as of September 3, 1997 (the 'Stock Option Agreement'). The Stock Option Agreement is attached hereto as Appendix B. Pursuant to the Stock Option Agreement, NFC granted People's an irrevocable option (the 'NFC Option') to purchase from NFC up to 1,081,036 shares of NFC Common Stock (subject to adjustment in certain circumstances, but in no event to exceed 19.9% of the shares of NFC Common Stock outstanding upon exercise thereof), at a price of $25.00 per share. The $25.00 exercise price was determined through negotiations, taking into account the closing sale price of NFC Common Stock on the date on which agreement was reached with respect to certain key economic terms of the Merger, subject to agreement on additional terms, completion of definitive agreements and approval of the Merger Agreement by the People's Board and the NFC Board. People's may exercise the NFC Option only under certain limited and specifically defined circumstances (none of which, to the knowledge of People's and NFC, has occurred as of the date hereof). At the request of the holder of the NFC Option, under certain circumstances, NFC will repurchase for a formula price the NFC Option and any shares of NFC Common Stock purchased upon the exercise of the NFC Option and beneficially owned by such holder at that time. Notwithstanding anything in the Stock Option Agreement to the contrary, the Total Profit (as defined in the Stock Option Agreement) that People's may derive directly from the NFC Option will not exceed $3 million.

     The purchase of any shares of NFC Common Stock pursuant to the NFC Option is subject to compliance with applicable law, including receipt of any necessary approvals under the Bank Holding Company Act of 1956, as amended (the 'BHCA').

     In the event that the shareholders of NFC or People's fail to approve the Merger Agreement, either People's or NFC may terminate the Merger Agreement. See 'THE MERGER -- Termination of the Merger Agreement.' If such termination occurs prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as such terms are defined in the Stock Option Agreement), the Stock Option Agreement will automatically terminate at such time. However, if a Purchase Event occurs prior to the termination of the Merger Agreement (or in certain circumstances after termination of the Merger Agreement if at the time of such termination a Preliminary Purchase Event has occurred) People's will be entitled to exercise the NFC Option in accordance with its terms.

     See 'THE MERGER -- The Stock Option Agreement.'

THE NFC FEE AGREEMENT

     As an inducement to People's to enter into the Merger Agreement, and in consideration of People's undertaking efforts in furtherance of the Merger, NFC entered into a letter agreement with People's, dated as of September 3, 1997 (the 'NFC Fee Agreement'). The NFC Fee Agreement is attached hereto as Appendix
C. Pursuant to the NFC Fee Agreement, NFC will pay People's a cash fee of $7 million only under certain limited and specifically defined circumstances (none of which, to the knowledge of NFC and People's, has occurred as of the date hereof). See 'THE MERGER -- The NFC Fee Agreement.'

     Certain aspects of the Stock Option Agreement and the NFC Fee Agreement may have the effect of discouraging persons who might now, or prior to the Effective Time, be interested in acquiring all of or a significant interest in NFC from considering or proposing such an acquisition, even if such persons were prepared to offer to pay consideration to shareholders of NFC which had a higher current market price than the consideration to be received for each share of NFC Common Stock pursuant to the Merger Agreement.

THE HOLDINGS SUPPORT LETTER

     As an inducement to NFC and NSS to enter into the Merger Agreement, and in consideration of their efforts in furtherance of the Merger, Holdings has agreed in the Holdings Support Letter to vote all shares of People's Common Stock owned by Holdings in favor of the Merger Agreement (subject to the conditions and events of termination specified in the Merger Agreement) at any meeting of shareholders of People's called to consider and take action with respect thereto, provided that such agreement will terminate if the People's Board fails to recommend, or modifies, withdraws or changes in a manner adverse to NFC its recommendation for, approval of the Merger Agreement and the Merger. The Holdings Support Letter is attached hereto as Appendix D.

AMENDMENT TO THE NFC RIGHTS AGREEMENT

     In connection with the execution of the Merger Agreement, NFC amended the NFC Rights Agreement to provide, among other things, that (i) no holder of an NFC Right or Right Certificate (as defined in the NFC Rights Agreement) or any NFC Common Stock may exercise an NFC Right prior to the Effective Time and (ii) all of the NFC Rights shall automatically expire and cease to be exercisable at the Effective Time.

HOLDING COMPANY STRUCTURE; POST-MERGER OWNERSHIP OF PEOPLE'S COMMON STOCK

     As of January 7, 1998, Holdings owned approximately 59.6% of the outstanding shares of People's Common Stock. Following the issuance of People's Common Stock upon consummation of the Merger, Holdings will continue to own 36,450,000 shares of People's Common Stock, representing approximately 57.0% of the shares of People's Common Stock anticipated to be outstanding following consummation of the Merger. Upon consummation of the Merger, persons who previously owned shares of NFC Common Stock will own approximately 4.5% of the shares of People's Common Stock then anticipated to be outstanding. Persons other than Holdings who owned shares of People's Common Stock immediately prior to consummation of the Merger will own approximately 38.5% of the shares of People's Common Stock then anticipated to be outstanding. After the Merger, by virtue of its ownership of a majority of People's outstanding shares, Holdings will be able to elect all of the members of the People's Board and will generally be able to affect significantly the outcome of all matters presented for consideration by the shareholders of People's.

     As a mutual bank holding company, Holdings has no shares of capital stock. Holdings' Board of Trustees is required under Holdings' Articles of Incorporation to consider the impact of its actions on a variety of constituencies, including the depositors, employees and debtholders of People's and the well-being of communities in which People's conducts business, but not the shareholders of People's. It is the Trustees' belief that the interests of the shareholders of People's and those of Holdings' other constituencies are, in many circumstances, congruent, inasmuch as increased profitability of People's also furthers the interests of these constituencies. Accordingly, the Board of Trustees of Holdings has historically considered the interests of People's shareholders in making business decisions, although it is not required to do so.

     Except for a comparatively minor amount used to fund operations of Holdings, Holdings has waived the payment of cash dividends during those periods since 1988 in which People's has been able to pay cash dividends to its shareholders. There can be no assurance that in the future Holdings will continue to waive cash dividends at all or to the extent waived to date. People's and Holdings are aware that recent orders issued by federal bank regulatory agencies granting conditional approval for second-step conversions in which the mutual holding company undergoes a full 'demutualization' have required dilution of the public minority shareholders' interest to reflect the amount of dividends previously waived by the parent holding company. Neither People's nor the Board of Trustees of Holdings has expressed any intention to undertake a second-step conversion in the future; indeed it is unclear as to whether Connecticut law provides for such a second-step conversion. See 'INFORMATION ABOUT PEOPLE'S -- Holding Company Structure.'

DISSENTERS' RIGHTS

     Under the Delaware General Corporation Law (the 'DGCL'), NFC Shareholders who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares of NFC Common Stock appraised by the Delaware Court of Chancery and to receive payment of the 'fair value' of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court.

     An NFC Shareholder wishing to exercise appraisal rights must deliver to NFC, before the taking of the vote on the Merger, a written demand for appraisal of his or her shares of NFC Common Stock. A vote against the Merger shall not constitute such a demand. An NFC Shareholder who votes in favor of the Merger will be precluded from exercising appraisal rights. Written demands for appraisals should be addressed to Norwich Financial Corp., 4 Broadway, Norwich, Connecticut 06360, Attention: Corporate Secretary. Within 10 days after the Effective Time of the Merger, People's will notify each NFC Shareholder who complied with the procedures described in Section 262 and has not voted in favor of the Merger that the Merger has become effective. Within 120 days after the Effective Time, People's or any shareholder who has complied with Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of NFC Common Stock of all shareholders who have complied with Section 262.

     Any holder of NFC Common Stock who duly demands appraisal under the DGCL at or prior to the NFC Special Meeting will be entitled to payment for such shares ('Dissenting NFC Shares') only to the extent permitted by and in accordance with the provisions of the DGCL, and such shares will not be converted into the Per Share Stock Consideration or the Per Share Cash Consideration. Dissenting NFC Shares will be treated as No Election Shares for purposes of the allocation provisions of the Merger Agreement. An NFC Shareholder may withdraw his or her demand for appraisal and may, subject to the allocation procedures described below, accept the applicable Per Share Stock Consideration or Per Share Cash Consideration at any time within 60 days after the Effective Time. See 'THE MERGER -- Dissenting NFC Shares' and 'DISSENTERS' RIGHTS.'

     Any holder of People's Common Stock who, prior to the vote taken with respect to the Merger at the People's Special Meeting, submits a written demand for payment for his or her shares of People's Common Stock will be entitled to payment for such shares ('Dissenting People's Shares'), subject to compliance with applicable provisions of the Connecticut Business Corporation Act (the 'CTBCA'). THE EXERCISE OF DISSENTERS' APPRAISAL RIGHTS BY HOLDERS OF SHARES OF PEOPLE'S COMMON STOCK WILL HAVE NO EFFECT ON THE PER SHARE STOCK CONSIDERATION OR PER SHARE CASH CONSIDERATION PAYABLE TO HOLDERS OF NFC COMMON STOCK PURSUANT TO THE MERGER, OR ON THE ALLOCATION OF STOCK AND CASH AMONG NFC SHAREHOLDERS IN ACCORDANCE WITH THE PROVISIONS OF THE MERGER AGREEMENT. See 'DISSENTERS' RIGHTS.'

     The foregoing is not a complete statement of the law pertaining to dissenters' appraisal rights under the applicable provisions of the DGCL or the CTBCA, the texts of which are set forth as Appendices G and H hereto, respectively. Any NFC Shareholder or People's Shareholder who wishes to exercise dissenters' appraisal rights should review carefully the procedures contained therein.

ACCOUNTING TREATMENT

     It is intended that the Merger will be accounted for by the purchase method of accounting under generally accepted accounting principles. See 'THE
MERGER -- Accounting Treatment.'

REGULATORY APPROVALS

     The Merger is subject to the approval of the FDIC and the Connecticut Commissioner of Banking (the 'Commissioner'). People's and NFC have filed all required applications for regulatory review and approval with the FDIC and the Commissioner in connection with the Merger, and People's obtained FDIC approval of the Merger on December 29, 1997. The Merger may not be consummated until expiration of applicable waiting periods. There can be no assurance that the necessary approvals of the Commissioner will be obtained or as to the date of any such approvals.

     People's and Holdings have obtained a waiver from the Board of Governors of the Federal Reserve System (the 'Federal Reserve Board') of any requirement that People's or Holdings file an application under the BHCA, or that People's register as a bank holding company, in connection with the Merger.

     See 'THE MERGER -- Conditions to the Merger' and ' -- Regulatory Matters.'

SHARE INFORMATION AND MARKET PRICES

     People's Common Stock is traded on Nasdaq as a National Market security and reported by Nasdaq under the symbol 'PBCT.' As of the People's Record Date, there were 61,162,425 shares of People's Common Stock outstanding held by approximately 7,400 holders of record. NFC Common Stock is traded on Nasdaq as a National Market security and reported by Nasdaq under the symbol 'NSSB.' As of the NFC Record Date, there were 5,542,941 shares of NFC Common Stock outstanding held by approximately 1,915 holders of record.

     The following table sets forth the last sale price reported by Nasdaq for shares of People's Common Stock on September 3, 1997, the last trading day preceding public announcement of the proposed Merger, and on January 9, 1998. It also sets forth the last reported sale prices per share reported by Nasdaq for shares of NFC Common Stock on September 3, 1997 and January 9, 1998.

                                                            PEOPLE'S COMMON STOCK    NFC COMMON STOCK
                                                            ---------------------    ----------------

September 3, 1997........................................          $ 29.50                $28.50
January 9, 1998..........................................          $ 34.94                $30.88

     For additional information regarding the market prices of People's Common Stock and NFC Common Stock during the previous three years, see 'PRICE RANGE OF COMMON STOCK AND DIVIDENDS -- Market Prices.'

                      COMPARATIVE UNAUDITED PER SHARE DATA

     The following table sets forth selected comparative per share data for each of People's and NFC (i) on a historical basis and (ii) on a pro forma basis assuming the Merger had been consummated at the beginning of the periods presented. The unaudited pro forma data has been prepared giving effect to the Merger as a purchase. See 'THE MERGER -- Accounting Treatment.' The NFC pro forma equivalent amounts are presented with respect to each set of pro forma information, and have been calculated by multiplying the corresponding pro forma combined amounts per share of People's Common Stock by the Exchange Ratio described in footnote (1) to the table.

     The unaudited pro forma comparative per share data reflects the Merger based upon preliminary purchase accounting and Merger-related adjustments. Changes to these preliminary adjustments are expected as evaluations of assets and liabilities are completed and as additional information becomes available. See 'UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.'

     People's expects that the combined company will achieve substantial benefits from the Merger including operating cost savings and revenue enhancements. However, the unaudited pro forma comparative per share data does not reflect any potential operating cost savings or revenue enhancements which are expected to result from the consolidation of operations, and therefore does not purport to be indicative of the expected results of future operations.

     The comparative per share data presented herein should be read in conjunction with (i) the historical consolidated financial statements and the related notes thereto of People's and NFC, included in the documents described under 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE' and (ii) the additional pro forma information included herein under 'UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.' The historical operating results of both People's and NFC for the nine months ended September 30, 1997 are not necessarily indicative of results which may be expected for the entire year, nor are the pro forma amounts necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the periods presented. The historical financial information of both People's and NFC includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of their financial position and operating results as of and for the nine months ended September 30, 1997.

                                                                               NINE MONTHS
                                                                                  ENDED              YEAR ENDED
                                                                            SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                                            ------------------    -----------------

Earnings per common share (primary):
     People's
          Historical.....................................................         $ 1.09               $  1.32
          Pro forma combined for the Merger..............................           1.05                  1.24
     NFC
          Historical.....................................................           1.08                  1.18
          Pro forma equivalent for the Merger(1).........................           0.98                  1.16

Cash dividends declared per common share:
     People's
          Historical.....................................................         $ 0.48               $  0.53
          Pro forma combined for the Merger(2)...........................           0.48                  0.53
     NFC
          Historical.....................................................           0.50                  0.59
          Pro forma equivalent for the Merger(1).........................           0.45                  0.50

                                                  (table continued on next page)

(table continued from previous page)

                                                                                    AT                   AT
                                                                            SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                                            ------------------    -----------------

Stockholders' equity per common share:
     People's
          Historical.....................................................         $11.41               $ 10.16
          Pro forma combined for the Merger..............................          12.32                 11.13
     NFC
          Historical.....................................................          15.05                 14.17
          Pro forma equivalent for the Merger(1).........................          11.55                 10.44

------------

(1) Pro forma equivalent amounts for the Merger have been calculated by multiplying the pro forma combined amounts by an assumed Exchange Ratio of
    0.9379. This Exchange Ratio would apply if the Valuation Period Market Value were equal to the closing market price of People's Common Stock at September 30, 1997 of $32.06 per share, which is the price utilized for the purposes of preparing the pro forma information included under 'UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION'. See also 'THE MERGER -- Merger Consideration' and Appendix I.
(2) Pro forma combined dividends per share assumes that the Merger will not result in any change in the historical levels of dividends declared by People's on a per-share basis.

                            SELECTED FINANCIAL DATA

     The following tables present (i) summary selected financial data for each of People's and NFC on a historical basis and (ii) summary unaudited pro forma selected financial data reflecting the consummation by People's of the Merger. The unaudited pro forma selected financial data have been prepared giving effect to the Merger using the purchase method of accounting. For a description of the effect of purchase accounting on the Merger and the historical financial statements of People's, see 'THE MERGER -- Accounting Treatment,' and 'UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.'

     The summary unaudited pro forma selected financial data reflect the Merger based upon preliminary purchase accounting and other Merger-related adjustments. Actual adjustments, which may include adjustments to additional assets, liabilities and other items, will be made on the basis of appraisals and evaluations as of the Effective Time and, therefore, are likely to differ from those reflected in the summary unaudited pro forma selected financial data.

     People's expects that the combined company will achieve substantial benefits from the Merger, including operating cost savings and revenue enhancements. However, the summary unaudited pro forma selected financial data do not reflect any potential operating cost savings or revenue enhancements which are expected to result from the consolidation of operations of People's and NFC, and therefore do not purport to be indicative of the expected results of future operations.

     The historical financial information of each of People's and NFC (and certain of the related historical financial ratios) as of and for each of the years in the five-year period ended December 31, 1996 have been derived from their respective audited consolidated financial statements. The comparable historical financial data as of and for the nine-month periods ended September 30, 1997 and 1996 have been derived from the unaudited consolidated financial statements of each of People's and NFC. In the opinion of management of each of People's and NFC, their respective unaudited consolidated financial statements include all adjustments, consisting of only normal recurring accruals, necessary to present fairly the financial position and results of operations for such interim periods. Operating results of each of People's and NFC for the nine months ended September 30, 1997 are not necessarily indicative of operating results which may be expected for the entire year. The historical financial data set forth below should be read in conjunction with the aforementioned audited and unaudited consolidated financial statements of each of People's and NFC. See 'AVAILABLE INFORMATION' and 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.'

SELECTED HISTORICAL FINANCIAL DATA OF PEOPLE'S

                                                                       AS OF OR FOR THE
                                                                          NINE MONTHS
                                                                             ENDED
                                                                         SEPTEMBER 30,    AS OF OR FOR THE YEARS ENDED DECEMBER 31,
                                                                        ---------------   ------------------------------------------
                                                                         1997     1996     1996     1995     1994     1993     1992
                                                                        ------   ------   ------   ------   ------   ------   ------
                                                                              (DOLLARS IN MILLIONS, EXCEPT FOR PER SHARE DATA)

Interest and dividend income.......................................... $396.9   $354.8   $480.0   $455.8   $414.0   $379.1  $420.0
Interest expense......................................................  204.4    182.7    245.5    224.2    167.4    159.6   213.7
                                                                       ------   ------   ------   ------   ------   ------  ------
     Net interest income..............................................  192.5    172.1    234.5    231.6    246.6    219.5   206.3
Provision for loan losses.............................................   31.9     38.5     51.1     39.9     50.9     56.0    96.5
                                                                       ------   ------   ------   ------   ------   ------  ------
     Net interest income after provision for loan losses..............  160.6    133.6    183.4    191.7    195.7    163.5   109.8
                                                                       ------   ------   ------   ------   ------   ------  ------
Non-interest income:
  Fee-based revenues:
     Credit card securitization income................................   59.4     48.5     66.1     68.5     32.0      9.0    --
     Credit card fees.................................................   28.4     20.2     29.1     24.0     31.1     33.0    23.8
     Service charges on deposit accounts..............................   23.4     20.1     27.6     24.8     23.3     22.5    20.0
     Residential mortgage loan servicing fees.........................    4.7      4.6      6.2      6.0      6.4      8.9    10.3
     Net brokerage commissions........................................    7.3      5.5      7.4      5.5      5.0      7.3     5.6
     Other............................................................   10.5      9.3     12.4     11.3     10.8     11.4    11.0
                                                                       ------   ------   ------   ------   ------   ------  ------
          Total fee-based revenues....................................  133.7    108.2    148.8    140.1    108.6     92.1    70.7
Net security gains....................................................   28.7     10.2     15.2      7.6      4.8      9.6    32.3
Net gains (losses) on sales of residential mortgage loans available
  for sale............................................................   12.7      4.5      5.4      4.0     (3.5)    11.0     9.6
Net gains on sales of other consumer loans............................   --        6.0      6.0     --       --        8.3    --
Loss on real estate investments.......................................   (1.3)    (1.7)    (2.1)    (1.8)    (6.4)    (5.9)  (13.9)
Other.................................................................    3.2      2.7      3.4      2.2      3.1      3.0     4.6
                                                                       ------   ------   ------   ------   ------   ------  ------
          Total non-interest income...................................  177.0    129.9    176.7    152.1    106.6    118.1   103.3
                                                                       ------   ------   ------   ------   ------   ------  ------
Non-interest expense:
     Compensation and benefits........................................  106.5     92.4    124.2    110.9    102.3     90.2    81.4
     Occupancy and equipment..........................................   36.9     31.6     43.2     40.5     39.1     36.2    36.7
     Professional and outside service fees............................   26.9     20.6     28.5     22.2     18.5     16.8    15.1
     Advertising and promotion........................................   28.7     18.2     25.4     11.8     13.8     10.2     7.0
     Loss on real estate acquired in settlement of loans..............    1.8      3.1      4.3      6.8     19.5     24.1    20.6
     Federal deposit insurance premiums...............................    0.5     --       --        5.4     11.9     14.3    11.7
     Other............................................................   30.3     26.4     33.4     32.2     32.3     48.2    33.0
                                                                       ------   ------   ------   ------   ------   ------  ------
          Total non-interest expense..................................  231.6    192.3    259.0    229.8    237.4    240.0   205.5
                                                                       ------   ------   ------   ------   ------   ------  ------
     Income before income taxes, extraordinary credit and cumulative
       effect of accounting changes...................................  106.0     71.2    101.1    114.0     64.9     41.6     7.6
Income tax (expense) benefit..........................................  (38.8)   (11.7)   (21.0)   (43.0)     4.9     (0.3)   (3.3)
                                                                       ------   ------   ------   ------   ------   ------  ------
     Income before extraordinary credit and cumulative effect of
       accounting changes.............................................   67.2     59.5     80.1     71.0     69.8     41.3     4.3
Extraordinary credit -- tax benefit resulting from utilization of net
  operating loss carryforwards........................................   --       --       --       --       --       --       2.7
                                                                       ------   ------   ------   ------   ------   ------  ------
     Income before cumulative effect of accounting changes............   67.2     59.5     80.1     71.0     69.8     41.3     7.0
Cumulative effect of change in method of accounting for securities in
  1994 and income taxes in 1993.......................................   --       --       --       --        0.3     15.0    --
                                                                       ------   ------   ------   ------   ------   ------  ------
     Net income....................................................... $ 67.2   $ 59.5   $ 80.1   $ 71.0   $ 70.1   $ 56.3  $  7.0
                                                                       ------   ------   ------   ------   ------   ------  ------
                                                                       ------   ------   ------   ------   ------   ------  ------
     Net income applicable to common stock............................ $ 67.2   $ 58.9   $ 79.5   $ 68.8   $ 65.1   $ 53.4  $  7.0
                                                                       ------   ------   ------   ------   ------   ------  ------
                                                                       ------   ------   ------   ------   ------   ------  ------

                                                                       AS OF OR FOR THE
                                                                          NINE MONTHS
                                                                             ENDED
                                                                         SEPTEMBER 30,    AS OF OR FOR THE YEARS ENDED DECEMBER 31,
                                                                        ---------------   ------------------------------------------
                                                                         1997     1996     1996     1995     1994     1993     1992
                                                                        ------   ------   ------   ------   ------   ------   ------
                                                                              (DOLLARS IN MILLIONS, EXCEPT FOR PER SHARE DATA)

Selected statistical operating data:
     Interest rate spread -- managed portfolio(1).....................    3.58%    3.64%    3.65%    3.75%    4.05%   3.97%   3.78%
     Interest rate spread -- owned portfolio(1).......................    3.05     3.06     3.11     3.37     3.91    3.91    3.78
     Net interest margin -- managed portfolio(1)......................    4.16     4.16     4.18     4.25     4.40    4.25    4.00
     Net interest margin -- owned portfolio(1)........................    3.69     3.65     3.70     3.92     4.28    4.19    4.00
     Return on average assets(1)......................................    1.15     1.13     1.13     1.09     1.11    0.97    0.12
     Return on average stockholders' equity(1)........................    13.7     13.9     13.8     14.0     15.6    14.7     2.3
     Ratio of non-interest expense to average assets(1)...............    3.95     3.65     3.65     3.52     3.77    4.14    3.56
     Efficiency ratio -- managed portfolio............................    55.6     55.2     54.9     52.9     59.2    65.7    63.2
     Efficiency ratio -- owned portfolio..............................    65.7     64.6     63.8     58.2     61.1    66.1    63.2
Per share data (2):
     Net income per common share:
          Primary.....................................................  $ 1.09   $ 0.98   $ 1.32   $ 1.21   $ 1.26  $ 1.09  $ 0.15
          Fully diluted...............................................    1.09     0.97     1.31     1.16     1.15    1.05    0.15
     Common stock dividends paid......................................    0.48     0.38     0.53     0.43     0.31    0.04    --
     Total dividend payout ratio(3)...................................    18.7%    16.6%    17.1%    15.4%    13.6%    5.9%   --  %
Financial condition data:
     Balances:
          Total assets -- managed portfolio...........................  $9,768   $8,670   $8,979   $8,062   $7,284  $6,600  $5,691
          Total assets -- owned portfolio.............................   7,731    7,237    7,645    6,862    6,484   6,400   5,691
          Loans, net -- managed portfolio.............................   7,099    6,160    6,523    5,578    5,084   4,514   4,188
          Loans, net -- owned portfolio...............................   5,062    4,726    5,189    4,378    4,284   4,314   4,188
          Securities, net.............................................   1,768    1,699    1,703    1,686    1,512   1,459     779
          Deposits....................................................   5,615    5,100    5,245    4,836    4,654   4,721   4,934
          Borrowings..................................................   1,274    1,451    1,695    1,392    1,297   1,193     399
          Stockholders' equity........................................     697      598      618      550      469     426     307
     Ratios:
          Average stockholders' equity to average assets..............     8.4%     8.1%     8.2%     7.8%     7.1%    6.6%    5.2%
          Stockholders' equity to total assets........................     9.0      8.3      8.1      8.0      7.2     6.6     5.4
          Tier 1 leverage capital.....................................     8.4      7.7      7.9      7.6      7.1     6.7     5.4
          Tier 1 risk-based capital...................................    10.4     10.6     10.0     10.9     10.1     9.5     7.4
          Total risk-based capital....................................    14.0     11.8     13.9     12.1     11.3    10.7     8.7
          Non-performing loans to total loans.........................    1.07     1.93     1.79     2.01     2.42    4.57     6.41
          Non-performing assets to total assets.......................    0.76     1.42     1.32     1.38     1.91    3.90     6.04
          Allowance for loan losses to non-performing loans...........   154.9     94.2     92.9     83.9     73.5    39.8     30.7
          Net charge-offs to average loans(1):
               Managed portfolio......................................    1.87     1.71     1.72     1.49     1.40    1.48     2.61
               Owned portfolio........................................    0.84     0.75     0.81     0.99     1.27    1.47     2.61

------------

(1) Information for the nine-month periods is annualized.

(2) Restated to reflect the three-for-two stock split completed in May 1997.

(3) Reflects the waiver of common stock dividends paid on substantially all of the shares owned by Holdings, and includes cash dividends paid on noncumulative convertible preferred stock issued in May 1993 and retired in September 1996.

SELECTED HISTORICAL FINANCIAL DATA OF NFC

                                                   AS OF OR FOR THE
                                                  NINE MONTHS ENDED
                                                    SEPTEMBER 30,               AS OF OR FOR THE YEARS ENDED DECEMBER 31,
                                                 --------------------    --------------------------------------------------------
                                                   1997        1996        1996        1995        1994        1993        1992
                                                 --------    --------    --------    --------    --------    --------    --------
                                                                (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
                                                                           (E)         (F)
Highlights at end of period
     Total assets.............................   $700,860    $694,443    $683,299    $675,332    $593,665    $580,230    $570,569
     Loans, net of unearned income
          Mortgage............................    351,662     347,618     350,781     304,226     256,113     243,750     236,593
          Commercial and other................     51,355      46,225      47,422      39,300      32,387      31,396      34,320
          Consumer............................     85,502      76,804      78,908      71,715      58,741      60,363      67,890
          Allowance for loan losses...........    (13,283)    (15,544)    (13,928)    (13,168)     (8,654)     (9,689)    (12,343)
          Total loans, net....................    475,236     455,103     463,183     402,073     338,587     325,820     326,460

     Investments(a)...........................    171,962     187,980     171,710     228,040     217,978     203,762     188,488
     Deposits, excluding escrow...............    594,882     594,256     585,080     567,783     485,372     482,209     484,344
     Borrowed funds...........................     15,652      16,349      11,928      22,400      36,400      24,400      15,365
     Stockholders' equity.....................     81,776      74,825      76,498      76,020      65,534      65,578      65,773

Highlights for the period
     Interest income..........................     39,505      39,141      52,289      47,139      37,784      36,828      43,187
     Interest expense.........................     17,594      19,311      25,342      22,797      17,477      19,045      25,731
     Net interest income......................     21,911      19,830      26,947      24,342      20,307      17,783      17,456
     Provision for loan losses................        600         800       1,400       5,500       3,370       --           (426)
     Net securities gains.....................        438         264         366          86         290       1,140       1,138
     Other noninterest income.................      3,028       2,604       3,501       2,824       2,225       2,209       1,914
     Other operating expense..................     14,497      13,597      18,136      16,379      18,631      18,159      19,299
     Income before income taxes...............     10,280       8,301      11,278       5,373         821       2,973       1,635
     Income tax provision (benefit)...........      4,210       3,591       4,627        (100)     (2,926)      1,040         204
          Net income..........................      6,070       4,710       6,651       5,473       3,747       1,933       1,431

Selected statistical data
     Return on average assets(b)..............       1.17%       0.89%       0.95%       0.87%       0.65%       0.35%       0.24%
     Return on average equity(b)..............      10.34        8.30        8.91        7.59        5.62        2.94        2.20
     Average equity to average assets.........      11.29       10.71       10.64       11.46       11.56       11.82       11.04
     Net interest rate spread(c)..............       3.61        3.17        3.25        3.29        3.11        2.77        2.47
     Net interest margin(d)...................       4.44        3.94        4.04        4.04        3.68        3.33        3.11
     Primary earnings per share...............   $   1.08    $   0.84    $   1.18    $   1.00    $   0.72    $   0.37    $   0.27
     Book value per share.....................      15.05       13.90       14.17       13.58       12.71       12.66       12.62
     Dividends paid per share.................       0.50        0.47        0.59        0.51        0.13        0.35       --
     Dividend payout ratio....................      46.30%      55.95%      50.00%      51.00%      18.06%      94.59%      --   %
     Combined allowance for possible losses to
       total non-performing assets............     158.13      171.97      199.17      140.43       93.27       42.37       34.82

------------

 (a) Including interest bearing deposits with other banks, federal funds sold, short term investments, mortgage-backed and related securities, investment securities and Federal Home Loan Bank of Boston stock.

 (b) Information for the nine-month periods is annualized.

 (c) The percentage difference between the yield on earning assets, including loan fees, and cost of interest bearing liabilities.

 (d) Net interest income divided by average earning assets.

 (e) Reflects the acquisition of Seconn Holding Company in January 1996. The acquisition was accounted for as a purchase.

 (f) Reflects the acquisition of The Bank of Mystic, Inc. in April 1995. The acquisition was accounted for as a purchase.

SELECTED PRO FORMA FINANCIAL DATA

                                                                        AS OF OR FOR THE
                                                                        NINE MONTHS ENDED      AS OF OR FOR THE
                                                                          SEPTEMBER 30,           YEAR ENDED
                                                                              1997             DECEMBER 31, 1996
                                                                        -----------------      -----------------
                                                                          (DOLLARS IN MILLIONS, EXCEPT FOR PER
                                                                                      SHARE DATA)

Condensed income statement:
     Interest and dividend income....................................       $   429.9              $   523.5
     Interest expense................................................           219.1                  266.9
                                                                        -----------------      -----------------
          Net interest income........................................           210.8                  256.6
     Provision for loan losses.......................................            32.5                   52.5
     Non-interest income.............................................           180.5                  180.5
     Amortization of goodwill........................................             4.3                    5.8
     Other non-interest expense......................................           245.3                  276.1
                                                                        -----------------      -----------------
          Income before income taxes.................................           109.2                  102.7
     Income tax expense..............................................            41.8                   23.9
                                                                        -----------------      -----------------
          Net income.................................................       $    67.4              $    78.8
                                                                        -----------------      -----------------
                                                                        -----------------      -----------------
Per share data:
  Net income per common share:
     Primary.........................................................       $    1.05              $    1.24
     Fully diluted...................................................            1.05                   1.23
     Dividends paid(1)...............................................            0.48                   0.53

Selected statistical operating data:
     Net interest margin -- managed portfolio(2).....................            4.13%                  4.11%
     Net interest margin -- owned portfolio(2).......................            3.69                   3.66
     Return on average assets(2).....................................            1.05                   1.01
     Return on average stockholders' equity(2).......................           12.10                  11.77

Financial condition data:
  Balances:
     Total assets -- managed portfolio...............................       $10,489.5              $ 9,687.4
     Total assets -- owned portfolio.................................         8,452.4                8,354.1
     Loans, net -- owned portfolio...................................         5,544.7                5,660.4
     Deposits........................................................         6,216.4                5,839.0
     Borrowings......................................................         1,289.6                1,706.5
     Stockholders' equity............................................           787.4                  707.9
  Ratios:
     Stockholders' equity to total assets............................             9.3%                   8.5%
     Tier 1 leverage capital.........................................             7.6                    7.0
     Tier 1 risk-based capital.......................................             9.4                    8.9
     Total risk-based capital........................................            12.8                   12.6

------------

(1) Pro forma combined dividends per share assumes that the Merger will not result in any change in the historical levels of dividends declared by People's on a per-share basis.

(2) Information for the nine-month period is annualized.

                            PEOPLE'S SPECIAL MEETING

GENERAL

     This Joint Proxy Statement-Offering Memorandum is first being mailed to People's Shareholders on or about January 13, 1998 and is accompanied by the notice of Special Meeting and a form of proxy that is solicited by the People's Board for use at the People's Special Meeting to be held on February 19, 1998, at 10:00 a.m., local time, at Bridgeport Center, 850 Main Street, Bridgeport, Connecticut, and at any adjournments or postponements thereof. At the People's Special Meeting, People's Shareholders will be asked, in accordance with the shareholder approval requirements of Connecticut law, to consider and vote upon approval and adoption of the Merger Agreement. Approval and adoption of the Merger Agreement will constitute approval and adoption of the Merger. Section 36a-125 of the Banking Law of Connecticut (the 'CTBL') requires approval of the Merger Agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of People's Common Stock. The People's Shareholders may also be asked to vote upon a proposal to adjourn or postpone the People's Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for the soliciting of additional votes to approve the Merger Agreement.

     For purposes of this Joint Proxy Statement-Offering Memorandum, the approval and adoption of the Merger Agreement and the Merger are collectively referred to as the 'approval of the Merger Agreement.'

PROXIES

     The accompanying form of proxy is for use at the meeting if a People's Shareholder will be unable to attend in person or wishes to have his or her shares voted by proxy even if such shareholder does attend the meeting. The proxy may be revoked by the shareholder, at any time before it is exercised, by submitting to the Corporate Secretary of People's written notice of revocation or a properly executed proxy bearing a later date or by attending the meeting and electing to vote in person. However, attendance at the People's Special Meeting will not in and of itself constitute revocation of a proxy. Written notices of revocation and other communications with respect to the revocation of People's proxies should be addressed to People's Bank, Bridgeport Center, 850 Main Street, Bridgeport, Connecticut 06604-4913, Attention: Corporate Secretary. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of approval of the Merger Agreement; provided that no proxy that is voted against approval of the Merger Agreement will be voted in favor of any adjournment or postponement of the People's Special Meeting for the purpose of soliciting additional proxies.

     The entire cost of soliciting the proxies from the People's Shareholders will be borne by People's (but NFC and People's have each agreed to pay one-half of the printing costs of this Joint Proxy Statement-Offering Memorandum and related materials). In addition to the solicitation of proxies by mail, People's will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. People's will reimburse such record holders for their reasonable expenses in so doing. People's has also made arrangements with D.F. King & Co. to assist it in soliciting proxies from banks, brokers and nominees and has agreed to pay $4,000 plus expenses for such services. If necessary, People's may also use its regular employees, who will not be specially compensated, to solicit proxies from shareholders, either personally or by telephone, telegram, facsimile or special delivery letter.

RECORD DATE AND VOTING RIGHTS

     Pursuant to the provisions of the CTBCA, the People's Board has fixed January 7, 1998 as the People's Record Date for determination of People's Shareholders entitled to notice of and to vote at the People's Special Meeting. Accordingly, only holders of record of shares of People's Common Stock at the close of business on that date will be entitled to notice of and to vote at the People's Special Meeting. On the People's Record Date, there were approximately 7,400 holders of record of People's Common Stock and 61,162,425 shares of People's Common Stock outstanding.

     Shares representing a majority of the outstanding shares of People's Common Stock must be present in person or by proxy at the People's Special Meeting in order for a quorum to be present in connection with the approval of the Merger Agreement. Shares of People's Common Stock present but not voting, and shares for which proxies have been received but with respect to which holders of such shares have abstained, will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at such meeting. Furthermore, shares represented by proxies returned by a broker holding such shares in nominee or 'street' name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ('broker non-votes'). Abstentions from voting and broker non-votes will not be deemed to have been cast either 'for' or 'against' approval of the Merger Agreement, but will have the practical effect of a vote against approval of the Merger Agreement.

     Each share of People's Common Stock entitles a holder of record on the People's Record Date to one vote. All such shares vote together as a single class and the affirmative vote of the holders of two-thirds of the outstanding shares of People's Common Stock is required to approve the Merger Agreement. As of the People's Record Date, the directors and executive officers of People's beneficially owned 1,047,539 shares of People's Common Stock or approximately 1.7% of the shares entitled to vote at the People's Special Meeting. People's expects that each director and executive officer of People's will vote the shares of People's Common Stock beneficially owned by him or her for approval of the Merger Agreement. As of the People's Record Date, Holdings beneficially owned 36,450,000 shares of People's Common Stock, or approximately 59.6% the shares entitled to vote at the People's Special Meeting. Pursuant to the terms of the Holdings Support Letter, Holdings has agreed, subject to the terms thereof, and is expected, to vote all of the shares of People's Common Stock owned by it for approval of the Merger Agreement. The shares of People's Common Stock beneficially owned by Holdings and by directors and executive officers of People's constitute a quorum for the transaction of business at the People's Special Meeting. If all such shares are voted in favor of the Merger Agreement, the affirmative vote of an additional 5.4% of the outstanding shares of People's Common Stock will be required in order to obtain the required two-thirds affirmative vote. As of the People's Record Date, NFC and its directors and executive officers beneficially owned 2,000 shares of People's Common Stock, or significantly less than 1% of the shares entitled to vote at the People's Special Meeting.

     For additional information with respect to beneficial ownership of People's Common Stock by persons and entities owning more than 5% of such stock and more detailed information with respect to beneficial ownership of People's Common Stock by directors and executive officers of People's, see 'SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.'

RECOMMENDATION OF THE PEOPLE'S BOARD

     The People's Board has unanimously approved the Merger Agreement. The People's Board believes that the Merger is in the best interests of People's and its shareholders and unanimously recommends that the People's Shareholders vote 'FOR' approval of the Merger Agreement. See 'THE MERGER -- Reasons of People's for the Merger.'

     BECAUSE THE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES OF PEOPLE'S COMMON STOCK, ABSTENTIONS AND BROKER NON-VOTES, OR THE FAILURE OF A PEOPLE'S SHAREHOLDER (OR A BROKER WITH DISCRETIONARY AUTHORITY TO VOTE SHARES) TO SUBMIT A PROXY CARD (OR VOTE IN PERSON AT THE PEOPLE'S SPECIAL MEETING), WILL HAVE THE SAME EFFECT AS A NEGATIVE VOTE. ACCORDINGLY, THE PEOPLE'S BOARD URGES PEOPLE'S SHAREHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                              NFC SPECIAL MEETING

GENERAL

     This Joint Proxy Statement-Offering Memorandum is first being mailed to NFC Shareholders on or about January 13, 1998, and is accompanied by the Notice of Special Meeting and a form of proxy that is solicited by the NFC Board for use at the NFC Special Meeting to be held on February 19, 1998, at 10:00 a.m. local time, at the Ramada Hotel, 10 Laura Boulevard, Norwich, Connecticut, and at any adjournments or postponements thereof. The purpose of the NFC Special Meeting is to take action with respect to the approval and adoption of the Merger Agreement. Approval and adoption of the Merger Agreement will constitute approval and adoption of the Merger. The NFC Shareholders may also be asked to vote upon a proposal to adjourn or postpone the NFC Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for the soliciting of additional votes to approve the Merger Agreement.

PROXIES

     The accompanying form of proxy is for use at the NFC Special Meeting if an NFC Shareholder is unable to attend in person or wishes to have his or her shares voted by proxy even if such shareholder does attend the meeting. A shareholder may revoke any proxy given pursuant to this solicitation by submitting to the Corporate Secretary of NFC, prior to or at the NFC Special Meeting, a written notice revoking the proxy or a properly executed proxy relating to the same shares bearing a later date or by attending the meeting and electing to vote in person. However, attendance at the NFC Special Meeting will not in and of itself constitute a revocation of a proxy. All written notices of revocation and other communications with respect to the revocation of NFC proxies should be addressed to Norwich Financial Corp., 4 Broadway, Norwich, Connecticut 06360, Attention: Corporate Secretary. For such notice of revocation or later proxy to be valid, however, it must actually be received by NFC prior to the vote of the shareholders at the NFC Special Meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of approval of the Merger Agreement. The NFC Board is unaware of any other matters that may be presented for action at the NFC Special Meeting. If other matters do properly come before the NFC Special Meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted or not voted by the persons named in the proxies in their discretion; provided that no proxy that is voted against approval of the Merger Agreement will be voted in favor of any adjournment or postponement of the NFC Special Meeting for the purpose of soliciting additional proxies.

     All costs of solicitation of proxies from holders of NFC Common Stock will be borne by NFC (but NFC and People's have each agreed to pay one-half of the printing costs of this Joint Proxy Statement-Offering Memorandum and related materials). Solicitation of proxies may be made in person or by mail, telephone or facsimile, by directors, officers and employees of NFC, who will not be specially compensated for such solicitation. Nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for the expenses incurred in sending proxy materials to beneficial owners. In addition, NFC has engaged the services of Morrow & Co. to assist the solicitation of proxies at an estimated cost of $5,500, plus expenses.

RECORD DATE AND VOTING RIGHTS

     The NFC Board has fixed January 5, 1998 as the NFC Record Date for the determination of NFC Shareholders entitled to receive notice of and to vote at the NFC Special Meeting. On the NFC Record Date, there were approximately 1,915 holders of record of NFC Common Stock and 5,542,941 shares of NFC Common Stock outstanding. Each share of NFC Common Stock outstanding on the NFC Record Date entitles a holder of record on the NFC Record Date to one vote as to (i) the approval of the Merger Agreement and (ii) any other proposal that may properly come before the NFC Special Meeting.

     Shares representing a majority of the outstanding shares of NFC Common Stock must be represented in person or by proxy at the NFC Special Meeting in order for a quorum to be present in connection with the approval of the Merger Agreement. NFC intends to count shares of NFC Common Stock present in person at the NFC Special Meeting but not voting, and shares of NFC Common Stock for which it has received proxies but with respect to which holders of such shares have abstained, as present at the NFC Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business at such meeting. Furthermore, shares represented by proxies returned by a broker holding such shares in nominee or 'street' name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ('broker non-votes'). Abstentions from voting and broker non-votes will not be deemed to have been cast either 'for' or 'against' approval of the Merger Agreement, but will have the practical effect of a vote against approval of the Merger Agreement.

     Under the terms of the DGCL, approval of the Merger Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of NFC Common Stock entitled to vote at the NFC Special Meeting. As of the NFC Record Date, directors and executive officers of NFC beneficially owned 414,001 shares NFC Common Stock, or approximately 7.14% of the shares entitled to vote at the NFC Special Meeting. NFC expects that each director and executive officer of NFC will vote the shares of NFC stock beneficially owned by him or her for approval of the Merger Agreement. As of the NFC Record Date, People's and its directors and executive officers did not own any shares of NFC Common Stock, beneficially or otherwise.

     For additional information with respect to beneficial ownership of NFC Common Stock by persons and entities owning more than 5% of such stock and more detailed information with respect to beneficial ownership of NFC Common Stock by directors and executive officers of NFC, see 'SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.'

     BECAUSE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF NFC COMMON STOCK, ABSTENTIONS AND BROKER NON-VOTES, OR THE FAILURE OF A NFC SHAREHOLDER (OR A BROKER WITH DISCRETIONARY AUTHORITY TO VOTE SHARES) TO SUBMIT A PROXY CARD (OR VOTE IN PERSON AT THE NFC SPECIAL MEETING), WILL HAVE THE SAME EFFECT AS A NEGATIVE VOTE. ACCORDINGLY, THE NFC BOARD URGES NFC SHAREHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

RECOMMENDATION OF THE NFC BOARD

     The NFC Board has unanimously approved the Merger Agreement and the transactions contemplated thereby. The NFC Board believes that the Merger is in the best interests of NFC and its shareholders and recommends that the NFC Shareholders vote 'FOR' approval of the Merger Agreement. See 'THE
MERGER -- Reasons of NFC and NSS for the Merger.'

                                   THE MERGER

     The following summary of certain terms and provisions of the Merger Agreement, which describes all material terms and provisions thereof, is qualified in its entirety by reference to the other information contained elsewhere in this Joint Proxy Statement-Offering Memorandum, including the Appendices hereto and the documents incorporated herein by reference. A copy of the Merger Agreement (excluding the Schedules thereto) is set forth in Appendix A to this Joint Proxy Statement-Offering Memorandum and is incorporated herein by reference, and reference is made thereto for a complete description of the terms of the Merger. Shareholders are urged to read the Merger Agreement and each of the other Appendices hereto carefully.

DESCRIPTION OF THE MERGER

     Subject to the prior satisfaction or waiver of certain conditions set forth in the Merger Agreement and described under ' -- Conditions to the Merger,' the Merger will become effective upon the filing of certificates of merger in the offices of the secretaries of State of Delaware and Connecticut and the filing of a copy of the Merger Agreement, together with the Commissioner's approval thereof, with the office of the Connecticut Secretary of State, or such later date as provided for in the certificates of merger (the 'Effective Time'). At the Effective Time, (i) NFC and NSS will merge with and into People's, (ii) the separate corporate existence of each of NFC and NSS will terminate, and (iii) People's will be the surviving entity and will continue its corporate existence and operate as a Connecticut stock savings bank. At and after the Effective Time, the Merger will have the effects set forth in Section 33-820 of the CTBCA,
Section 36a-125 of the CTBL, and Subchapter IX of the DGCL.

     At the Effective Time, each share of NFC Common Stock then issued and outstanding, including each NFC Right, will automatically cease to be outstanding by virtue of the Merger and without any action by any party or shareholder. Each such share and attached NFC Right (except for (i) shares held by NFC as treasury shares, shares owned or held by any direct or indirect subsidiary of NFC (other than such shares held as security for an obligation to NFC or such subsidiary), and shares held by People's other than in a fiduciary or trust capacity for the benefit of third parties (collectively, 'Cancellable Shares') and (ii) Dissenting NFC Shares) will be converted, subject to the election and allocation procedures described herein, into the right to receive either (x) the Per Share Stock Consideration or (y) the Per Share Cash Consideration. The Per Share Stock Consideration and the Per Share Cash Consideration will be determined based on a formula set forth in the Merger Agreement which takes into consideration the Valuation Period Market Value and the Valuation Period Share Number. The value of the Per Share Stock Consideration and the Per Share Cash Consideration will be equal on the Valuation Date using the Valuation Period Market Value as the representative price of People's Common Stock on that date. The actual market price of People's Common Stock on the date shares are received by a former holder of shares of NFC Common Stock may be more or less than the Valuation Period Market Value.

     APPENDIX I TO THIS JOINT PROXY STATEMENT-OFFERING MEMORANDUM SETS FORTH THE PER SHARE STOCK CONSIDERATION AND PER SHARE CASH CONSIDERATION PAYABLE AT VARIOUS ASSUMED VALUATION PERIOD MARKET VALUES. See ' -- Merger Consideration,' ' -- Election Procedures,' and ' -- Exchange Procedures.'

     In addition, at the Effective Time (1) each share of preferred stock, par value $0.01, of NFC, none of which is outstanding, will automatically be canceled and will cease to exist with no payment being made therefor, (2) all Cancellable Shares will be canceled and will cease to exist and no consideration will be delivered in exchange therefor, and (3) each share of People's Common Stock outstanding immediately prior to the Effective Time will remain outstanding and will be unchanged after the Merger, except to the extent a holder of such shares chooses to exercise dissenters' appraisal rights with respect to such shares under the CTBL and the CTBCA. See 'DISSENTERS' RIGHTS.'

     Each holder of an outstanding and exercisable option (an 'Option') granted under an employee or director stock option plan, program or arrangement of NFC (all such plans, 'Stock Option Plans') (i) may not exercise such Option on or after the Valuation Date and (ii) will be entitled to receive in settlement for each such Option a cash payment from People's in an amount equal to the excess, if any, of the Average Per Share Consideration (as defined in the Merger Agreement, see ' -- Merger

Consideration') over the per share exercise price of such Option, multiplied by the number of shares of NFC Common Stock covered by such Option. All such Options will be canceled and of no further effect as of the Effective Time. See ' -- Merger Consideration.'

BACKGROUND OF THE MERGER

     NFC/NSS has traditionally pursued a strategy of expanding its business through internal growth, together with selected expansion by acquisition. During late 1996 and early 1997, with the assistance of Keefe Bruyette, the NFC Board began an assessment of the strategic alternatives available to NFC/NSS to enhance shareholder value. Specifically, the NFC Board examined the relative merits of NFC/NSS remaining independent or actively seeking a merger with another financial institution.

     In its analysis the NFC Board identified a number of issues that would need to be addressed if NFC/NSS were to remain independent, including: (1) formulating strategies to compete effectively with mutual savings banks, credit unions and other bank and non-bank financial service providers; (2) the limitations on NFC's ability to grow through acquisitions given the lack of suitable acquisition candidates in NFC's market area; (3) examining and capitalizing on additional economic opportunities within the institutions' market area; (4) upgrading technology and systems; (5) re-aligning senior management responsibilities and enlarging the NFC Board; (6) expanding product offerings and entering new business lines; (7) developing additional sales and marketing capabilities; (8) leveraging capital and altering balance sheet mix;
(9) developing solutions to 'year 2000' operational problems; and (10) changing NFC's and NSS's respective names and charters. The NFC Board concluded that addressing and resolving the identified issues was not likely to be a cost effective alternative for an institution the size of NFC/NSS, and that a more viable approach from an economic perspective would be to seek merger opportunities.

     The NFC Board explored a number of alternative ways of addressing the issues identified. These included a possible merger of equals with a comparably sized institution, the possibility of expansion through multiple small acquisitions, and the possibility of being acquired by a larger institution. Factors that would optimize the value of NFC/NSS as an acquisition candidate were considered to be NSS's excellent earning record, its high spreads and margins and its presence in an area with a thriving local economy. These considerations, combined with attractive market prices for bank stocks and stocks generally, were identified as conditions likely to produce an attractive return for the shareholders of NFC in any potential acquisition transaction. Preliminary discussions were held with a possible merger partner during early 1997, but an agreement on terms was not reached.

     In July 1997, the NFC Board determined that it would be in the best interests of NFC/NSS to maintain control of any acquisition process, rather than passively awaiting an offer. With this objective, the NFC Board established a minimum target purchase price and requested that Keefe Bruyette obtain expressions of interest from large regional banking organizations. By July 31, 1997, Keefe Bruyette had received nonbinding indications of interest in acquiring NFC/NSS from seven organizations, including People's. Each of these organizations had executed a confidentiality agreement. On August 1, 1997, a special meeting of the NFC Board was held during which Keefe Bruyette updated the NFC Board on the status of the solicitation process. Keefe Bruyette indicated that of the seven institutions that initially had expressed interest, two had chosen not to submit specific bids. On August 7, 1997, another special meeting of the NFC Board was held, at which the NFC Board decided to eliminate from consideration two additional organizations (based upon lower bids submitted by those organizations and the determination by one of those organizations not to participate in the acquisition process established by the NFC Board for all bidders) and to invite the remaining three organizations, including People's, to make a final presentation of their respective proposals to the NFC Board. Following that meeting, Keefe Bruyette contacted each of the three organizations and invited it to proceed further in its consideration of a potential transaction. Each organization was then provided with certain confidential information with respect to NFC/NSS and the opportunity to meet with certain members of senior management of NFC/NSS. The three organizations reviewed materials and engaged in discussions with NFC/NSS senior management during the period between August 8 and August 25, 1997.

     Also on August 7, 1997, at a regularly scheduled meeting of the Executive Committee of the People's Board, senior management of People's reported on the request for expressions of interest in

NFC/NSS and the submission of People's nonbinding expression of interest. Between August 8 and August 21, members of People's management reviewed information provided by NFC/NSS and engaged in discussions with senior management of NFC/NSS and Keefe Bruyette. At the regular meeting of the People's Board on August 21, 1997, senior management discussed the possible transaction with the People's Board. The review included information concerning NFC/NSS and the potential benefits and financial aspects of such a transaction. A representative of Goldman Sachs presented certain financial information, including information concerning transactions involving comparable financial institutions. At the August 21 meeting, the People's Board authorized submission of another offer to NFC and Keefe Bruyette.

     On August 25, 1997, representatives of each of the three remaining organizations (including People's) made separate presentations regarding their proposals to the NFC Board and responded to questions. The NFC Board held two meetings on August 26, 1997 for the purpose of evaluating the proposals and clarifying various issues. On August 26, 1997, Keefe Bruyette notified People's that NFC was seriously considering the People's proposal. At that time, Keefe Bruyette indicated that NFC was interested in downside price protection in the event of a decline in the price of People's Common Stock and also an increase in the purchase price offered by People's. After consideration, People's agreed to increase its proposed aggregate stock consideration to reflect a price of approximately $28.74 per share (an increase in the purchase price of approximately $0.24 per share based on the closing price of People's Common Stock on August 25, 1997 and based on consideration of approximately half stock and half cash). People's also offered to include a five percent 'collar' both above and below a price of $27.875 per share of People's Common Stock. People's modifications to its offer were based on the conditions that NFC would forbear from declaring and paying its quarterly cash dividend (or any special dividend) ordinarily scheduled to be declared and paid in February 1998, and that there would be no further improvements to People's offer. The proposal of People's was selected by the NFC Board as the most attractive based upon a number of factors, including maximization of value for the shareholders of NFC, organizational 'fit' considering each bank's culture, philosophy, goals and objectives and positioning in the marketplace, and considerations pertaining to employees, customers and the community served.

     On August 27, 1997, negotiations to finalize the terms of the proposed transaction continued and an agreement was reached with respect to certain key economic terms of the potential merger, subject to agreement on additional terms, completion of definitive agreements and approval of the merger by the People's Board and the NFC Board. Negotiation of the remaining terms surrounding the merger, as ultimately embodied in definitive agreements, continued to September 3, 1997. On that date, an agreement was reached as to the terms of the definitive agreements for consideration by the parties' respective Boards of Directors. The NFC Board held additional meetings on August 28 and August 31 as part of this process.

     On September 3, 1997, the Boards of Directors of NFC and NSS met with legal and financial advisors to NFC/NSS to review the terms of the proposed transaction and the related documents, drafts of which had been provided prior to the meeting. At the meeting, Keefe Bruyette delivered its oral opinion (which was confirmed in writing as of that date) that the consideration to be paid to the NFC shareholders in the proposed transaction was fair to the NFC Shareholders from a financial point of view. After completing a final review of the documents, the Board of Directors of NFC then adopted formal resolutions approving the Merger Agreement, the Stock Option Agreement and the NFC Fee Agreement, and the Board of Directors of NSS adopted a formal resolution approving the Merger Agreement. On September 3, NFC also approved the transaction as the sole shareholder of NSS.

     On September 3, 1997, the People's Board and the Board of Trustees of Holdings met with legal and financial advisors to People's and with the legal advisors to Holdings to review the terms of the proposed transaction and the related documents, drafts of which had been provided prior to the meetings. At the meeting, People's management reviewed the proposed transaction, including events leading up to September 3, 1997, the terms of the transaction, the results of People's due diligence review of the financial condition and operations of NFC/NSS, the strategic benefits expected to result from the proposed transaction and the financial impact of the proposed transaction. People's legal advisors reviewed the terms of the proposed Merger Agreement and the other proposed agreements, and the procedures remaining after receipt of the approvals of the People's Board and the NFC Board, including the submission of regulatory applications and the holding of shareholder meetings by each of People's and NFC. At the meeting, Goldman Sachs made a presentation regarding certain financial aspects of the proposed transaction and delivered its oral opinion (which was confirmed in writing on that date) that the consideration to be paid by People's pursuant to the Merger Agreement was fair to People's. After consideration of the foregoing matters, which are more specifically described under ' -- Reasons of People's for the Merger,' the People's Board unanimously approved the Merger Agreement, the Stock Option Agreement, the NFC Fee Agreement and the transactions contemplated thereby. The People's Board also recommended at that time to the Board of Trustees of Holdings that it approve and enter into the Holdings Support Letter.

     The Board of Trustees of Holdings then met separately with its own counsel to review the proposed transaction and its impact on Holdings and the constituencies of Holdings. After consideration of these matters, the Board of Trustees of Holdings approved the Holdings Support Letter and the undertakings contemplated thereby.

     People's, NFC and NSS executed the definitive agreements relating to the Merger on September 3, 1997, and People's and NFC issued a public announcement concerning the transaction on September 4, 1997.

REASONS OF PEOPLE'S FOR THE MERGER

     In reaching its determination to approve the Merger Agreement and recommend approval of the Merger by the People's Shareholders, the People's Board considered a number of factors, including, without limitation, the following:

          (1) The People's Board considered (i) NFC's franchise, especially its leading market position in southeastern Connecticut (with particular emphasis on New London county, where NFC is ranked first in deposit market share and in residential mortgage originations), (ii) that the Merger represented an opportunity to leverage People's infrastructure, technology, products, marketing, and lines of business over an area of Connecticut largely unserved by People's, an opportunity to reach a substantial number of new households through NFC's established distribution network, and the possibility of achieving significant expense savings and operating efficiencies through, among other things, the elimination of duplicate efforts (see 'MANAGEMENT AND OPERATIONS AFTER THE MERGER'), (iii) that the Merger is expected to provide revenue growth opportunities based on the combined company's leadership in the majority of its markets, its broad product line and sales productivity, the number of products sold per household, its delivery channels and its brand name, (iv) that the deposit base of NFC represents a relatively low-cost source of funding, and (v) the delays and uncertainties People's would encounter in attempting to obtain a similar market position in that area of the state by means other than the Merger.

          (2) The People's Board considered its review of the financial condition, results of operations and business operations and prospects of NFC, as well as the results of People's due diligence review of NFC. In that regard, the People's Board concluded that NFC is a high quality franchise with a respected and capable management team with a compatible approach to customer service, credit quality and shareholder value.

          (3) The People's Board considered its evaluation of the financial terms of the Merger and their effect on People's Shareholders. Based on the stock price of People's at the date the People's Board approved the Merger Agreement, the People's Board took into account the accretion to reported earnings per share expected to occur in 1998 and 1999 as a result of the Merger, as well as the accretive effect of the Merger on cash earnings per share for those same years. (Cash earnings per share represent reported earnings per share adjusted to exclude the amortization of intangibles.) The People's Board also considered the possibility that the Valuation Period Market Value could exceed the upper limit of the price 'collar,' which would result in less accretion to reported earnings per share in each of those years or might have a dilutive effect on reported earnings per share for one or both such years. The People's Board noted that if the Valuation Period Market Value exceeded the upper limit of the price 'collar,' there would be no effect on the projected

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
     accretion to cash earnings per share. People's also considered the impact of incremental intangible assets resulting from the Merger. The combined company's ability to achieve such results is dependent upon various factors, a number of which will be beyond its control, including the regulatory environment, economic conditions, unanticipated changes in business conditions, and inflation. There can be no assurance as to the predictability of any of these factors. See 'MANAGEMENT AND OPERATIONS AFTER THE MERGER.'

          (4) The People's Board considered the advice of its financial advisor, Goldman Sachs, and reviewed the detailed financial analyses, pro forma results and other information presented by Goldman Sachs. The People's Board considered the opinion of Goldman Sachs (including the assumptions and financial information relied upon by Goldman Sachs in arriving at such opinion) that, as of the date of the meeting of the People's Board at which the Merger Agreement was approved, the consideration to be paid by People's pursuant to the Merger Agreement was fair to People's (see ' -- Opinion of People's Financial Advisor').

          (5) The People's Board considered its belief that the Merger would enhance shareholder value by, among other things: diversifying the combined company's customer base, revenue stream, loan portfolio and funding sources; providing People's an immediate and substantial presence in a rapidly growing part of Connecticut and an area already targeted by People's as a desirable area into which to expand; and reducing the combined company's exposure to localized economic risk, business sector risk and operational risk.

          (6) The People's Board considered the nonfinancial terms of the Merger Agreement and related agreements, including the benefits potentially realizable by persons affiliated with NFC (see ' -- Interests of Certain Persons in the Merger') and holders of options to acquire shares of NFC Common Stock (see ' -- Description of the Merger').

          (7) The People's Board considered the likelihood that the Merger would receive requisite regulatory approvals and waivers (see ' -- Regulatory Matters').

     The foregoing discussion of the information and the factors considered by the People's Board is not intended to be exhaustive but is believed to include all material factors considered by the People's Board. In reaching its determination to approve the Merger, the People's Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to differing factors. After deliberating with respect to the Merger Agreement and the transactions contemplated thereby, and considering, among other things, the matters discussed above, the People's Board unanimously approved the Merger Agreement and the transactions contemplated thereby as being in the best interests of People's and its shareholders.

     BASED ON THE FOREGOING FACTORS, THE PEOPLE'S BOARD UNANIMOUSLY RECOMMENDS THAT PEOPLE'S SHAREHOLDERS VOTE 'FOR' APPROVAL OF THE MERGER AGREEMENT.

REASONS OF NFC AND NSS FOR THE MERGER

     In determining to approve the Merger Agreement, the Stock Option Agreement, the NFC Fee Agreement and the transactions contemplated thereby, the NFC Board considered, among others, the following factors:

          (1) The NFC Board considered the terms of the Merger Agreement, the Stock Option Agreement, the NFC Fee Agreement and the transactions contemplated thereby. The NFC Board took into account the historical trading ranges for People's Common Stock and NFC Common Stock, the Exchange Ratio, the potential impact of the Merger on the price of People's Common Stock over the short term and the long term, the resulting relative interests of NFC's and People's shareholders in the equity of the combined company, and the potential for increased earnings and book value per share for NFC Shareholders. The NFC Board considered the effect of the collar provision and the fixed cash component of the aggregate consideration to be paid under the Merger Agreement. The NFC Board considered that under the Merger Agreement it would have the right to terminate the Merger Agreement in the event of a specified significant decline in the price of People's Common Stock prior to the consummation of the Merger unless People's then elected to increase the Exchange Ratio in the manner specified in the Merger Agreement. With respect to the

     Stock Option Agreement and the NFC Fee Agreement, the NFC Board was aware that the existence of such agreements might discourage third parties from seeking to acquire NFC by increasing the cost of such an acquisition and might also preclude any third party from being able to effect a merger with NFC that would qualify for pooling of interests accounting treatment. See
     ' -- Termination of the Merger Agreement,' ' -- The Stock Option Agreement' and ' -- The NFC Fee Agreement.'

          (2) The NFC Board considered: the discussions held with other banking organizations which had expressed interest in a business combination transaction with NFC; that such organizations were believed to be the most likely to be interested in, and also financially and otherwise capable of, engaging in a business combination with NFC; the fact that all such organizations were given an opportunity to review confidential information regarding NFC and to make a business combination proposal; the terms of the proposals received by NFC from three banking organizations (including People's); and the fact that the implied value of the consideration to be paid to NFC Shareholders in the Merger was higher (based on an assumed Valuation Period Market Value equal to the closing price of People's Common Stock on September 2, 1997) than the implied values of the consideration offered in the other proposals submitted.

          (3) The NFC Board considered the advice of its financial advisor, Keefe Bruyette, and reviewed the detailed financial analyses, pro forma results and other information presented by Keefe Bruyette. The NFC Board considered the opinion of Keefe Bruyette (including the assumptions and financial information and projections relied upon by it in arriving at such opinion) that, as of September 3, 1997 and based upon the matters described in its oral opinion as of that date, the consideration to be received in the Merger by NFC Shareholders was fair, from a financial point of view, to such holders. (For a discussion of the opinion of Keefe Bruyette, including a summary of the procedures followed, the matters considered, the scope of the review undertaken and the assumptions made with respect thereto, see
     ' -- Opinion of NFC's Financial Advisor.')

          (4) The NFC Board recognized that the combined company would be more likely than NFC alone to possess the financial and technological resources to compete more effectively in the rapidly changing marketplace for banking and financial services and more effective in fulfilling NFC's long-term objective of increasing its overall size and enhancing its market presence, while maintaining its asset quality and credit standards. The NFC Board considered, for example, the combined company's enhanced ability to expand its commercial penetration in its market area due to increased commercial lending capability resulting from the Merger. The NFC Board also considered the substantial technological capabilities of People's and its ability to provide state-of-the-art products and services to NFC's customers, and the likelihood that such capabilities and ability would enhance the ability of the combined company to compete in the future with other banks and non-banking providers of financial services. The NFC Board also considered the opportunity for revenue enhancement by offering People's greater array of commercial and consumer products and investment management services through NFC's branches and offices. The NFC Board also took into account the expectation that the Merger would result in economies of scale and cost synergies. See 'MANAGEMENT AND OPERATIONS AFTER THE MERGER.'

          (5) The NFC Board took into account that the value of NFC's franchise would be preserved and customer continuity would be enhanced through the election or appointment of Mr. Dennis as a senior officer of People's, with oversight responsibility for the Norwich region, and through the designation of one member of the NFC Board to serve as a member of the People's Board and a different member of the NFC Board to serve as a member of Holdings' Board of Trustees following consummation of the Merger. The NFC Board also considered the potential effects of the Merger on NFC's employees.

          (6) The NFC Board considered the complementary nature of the businesses, business strategies and products of NFC and People's, including the fact that both companies possess compatible and complementary management philosophies and strategic objectives.

          (7) The NFC Board considered the general impact the Merger would have on the various constituencies served by NFC, including its customers and others. The NFC Board took into account that the combined entity would be able to offer a more extensive range of products and banking services to NFC's customers. The NFC Board also took into account the favorable rating of People's under the Community Reinvestment Act.

          (8) The NFC Board considered information with respect to, among other things, the historical financial results of People's and reviewed information with respect to People's business, operations, financial condition and future prospects. The NFC Board considered the results of the due diligence investigation conducted by NFC's management.

          (9) The NFC Board considered that the Merger is expected to be tax-free for federal income tax purposes to NFC shareholders to the extent they receive shares of People's Common Stock in the Merger rather than cash. See ' -- Certain Federal Income Tax Consequences.'

          (10) The NFC Board considered the nature of, and likelihood of obtaining, the regulatory approvals that would be required with respect to the Merger. See ' -- Regulatory Matters.'

          (11) The NFC Board took into account the current and prospective economic and competitive environment facing the financial services industry generally and each of NFC and People's in particular.

     In reaching its determination to approve the Merger Agreement, the Stock Option Agreement, the NFC Fee Agreement and the transactions contemplated thereby, the NFC Board did not assign any relative or specific weights to the various factors considered by it, and individual directors may have given differing weights to different factors. The foregoing discussion of the information and factors considered by the NFC Board is not intended to be exhaustive but is believed to include all material factors considered by the NFC Board. There is no guarantee that People's will achieve or receive any of the benefits, cost savings or synergies described above. See 'CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION.'

     FOR THE REASONS DESCRIBED ABOVE, THE NFC BOARD UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND BELIEVES THE MERGER IS FAIR TO, AND IS IN THE BEST INTERESTS OF, ITS SHAREHOLDERS. ACCORDINGLY, THE NFC BOARD UNANIMOUSLY RECOMMENDS THAT THE NFC SHAREHOLDERS VOTE 'FOR' APPROVAL OF THE MERGER AGREEMENT.

OPINION OF PEOPLE'S FINANCIAL ADVISOR

     On September 3, 1997, Goldman Sachs delivered its written opinion to the People's Board to the effect that as of the date of such opinion the aggregate consideration to be paid pursuant to the Merger Agreement was fair to People's. Goldman Sachs subsequently delivered to the People's Board an updated written opinion dated the date of this Joint Proxy Statement-Offering Memorandum to the effect that as of the date hereof the aggregate consideration to be paid by People's pursuant to the Merger Agreement was fair to People's.

     THE FULL TEXT OF THE UPDATED WRITTEN OPINION OF GOLDMAN SACHS DATED THE DATE OF THIS JOINT PROXY STATEMENT-OFFERING MEMORANDUM WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX E TO THIS JOINT PROXY STATEMENT-OFFERING MEMORANDUM AND IS INCORPORATED HEREIN BY REFERENCE. PEOPLE'S SHAREHOLDERS ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things,
(i) the Merger Agreement; (ii) this Joint Proxy Statement-Offering Memorandum;
(iii) Annual Reports to Shareholders on Forms F-2 and 10-K, respectively, of People's and NFC for the five years ended December 31, 1996; (iv) certain interim reports to shareholders and Quarterly Reports on Forms F-4 and 10-Q, respectively, of People's and NFC; (v) certain other communications from People's and NFC to their respective shareholders; (vi) certain internal financial analyses and forecasts for People's and NFC that were prepared by their respective managements; and (vii) certain internal financial forecasts for People's and NFC on a combined basis, after giving effect to the Merger, prepared by the management of People's. Goldman Sachs also held discussions with members of the senior managements of People's and NFC regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the Merger Agreement and the past and current business operations, financial condition, and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for the People's Common Stock and NFC Common Stock, compared certain financial and stock market information for People's and NFC with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the savings industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it, and Goldman Sachs assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs assumed, with the consent of People's, that the financial forecasts, including, without limitation, projected cost savings and operating synergies resulting from the Merger and projections regarding under-performing and non-performing assets and net charge-offs were reasonably prepared on a basis reflecting the best currently available judgments and estimates of People's, and that such forecasts will be realized in the amounts and at the times contemplated thereby. Goldman Sachs is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto, and Goldman Sachs assumed, with the consent of People's, that such allowances for each of People's and NFC are in the aggregate adequate to cover all such losses. In addition, Goldman Sachs did not review individual credit files, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of People's or NFC, and Goldman Sachs has not been furnished with any such evaluation or appraisal.

     Goldman Sachs' opinion was provided for the information and assistance of the People's Board in connection with its consideration of the transactions contemplated by the Merger Agreement and such opinion does not constitute a recommendation as to how any holder of shares of People's Common Stock should vote with respect to such transaction. Goldman Sachs' opinion addresses only the fairness to People's of the consideration to be paid by it; the opinion does not address fairness to any other person.

     The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its written opinion to the People's Board on September 3, 1997. Goldman Sachs utilized substantially the same type of analyses in connection with providing the written opinion dated the date of this Joint Proxy Statement-Offering Memorandum attached hereto as Appendix E.

          (i) Historical Stock Trading Analysis and Indexed Stock Price Histories. Goldman Sachs reviewed the monthly historical closing prices and trading volumes for shares of NFC Common Stock during the period from July 31, 1987 to July 31, 1997. Goldman Sachs also reviewed for shares of NFC Common Stock (a) daily indexed historical trading prices for the period from September 2, 1996 to September 1, 1997, (b) weekly indexed historical trading prices for the period from September 2, 1994 to August 29, 1997, and (c) monthly indexed historical trading prices for the period from August 31, 1992 to August 31, 1997, in each case as compared to shares of People's Common Stock and to a composite of small-capitalization thrifts comprised of BostonFed Bancorp Inc., Dime Financial Corp., First Bell Bancorp Inc., Progressive Bank Inc. and Medford Savings Bank.

          (ii) Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information, ratios and public market multiples relating to People's and NFC to corresponding financial information, ratios and public market multiples for (a) a group of Northeastern U.S. banks comprised of First Union, Fleet Financial, BankBoston, North Fork Bancorp, HUBCO Inc. and Banknorth Group (the 'Selected Banks'); (b) a group of large-capitalization thrifts comprised of GreenPoint Financial, Dime Bancorp, Sovereign Bancorp and Webster Financial (the 'Large-Capitalization Thrifts'); and (c) a group of small-capitalization thrifts comprised of Dime Financial Corp., Medford Savings Bank, Progressive Bank Inc., BostonFed Bancorp Inc. and First Bell Bancorp Inc. (together with the Large-Capitalization Thrifts, the 'Selected Thrifts').

          The multiples of People's and NFC were calculated using a price of $28.375 per share of People's Common Stock and a price of $29.00 per share of NFC Common Stock, the closing prices of such shares on Nasdaq on September 2, 1997. The multiples and ratios for People's, NFC, the Selected Banks and the Selected Thrifts were based on the most recent publicly available information.

          Goldman Sachs considered, among other multiples and ratios, (a) recent market price as a percentage of 52 week high, (b) price-to-earnings ('P/E') ratios based on 1997 ('1997E P/E') and 1998 ('1998E P/E') Institutional Brokers Estimate System ('IBES') earnings per share ('EPS') estimates, (c) IBES five year growth rates, (d) common equity as a percentage of assets,
     (e) tangible common equity as a percentage of tangible assets, (f) non-performing assets as a percentage of loans and other real estate owned,
     (g) reserves as a percentage of non-performing loans, (h) return on average assets ('ROAA'), (i) return on average common equity ('ROACE'), (j) market price as a multiple of book value, (l) market price as a multiple of tangible book value, (i) dividend yield, (j) non-interest income as a percentage of revenues and (k) efficiency ratio.

          Goldman Sachs' analysis indicated that: (i) recent market price as a percentage of 52 week high ranged from 94% to 100% with a median of 96% for the Selected Banks, and from 89% to 104% with a median of 95% for the Selected Thrifts, as compared with 95% for People's and 100% for NFC; (ii) 1997E P/E ranged from 13.7x to 15.3x with a median of 14.2x for the Selected Banks, and from 9.6x to 17.8x with a median of 14.7x for the Selected Thrifts, as compared with 18.9x for People's and 22.3x for NFC;
     (iii) 1998E P/E ranged from 12.6x to 13.5x with a median of 12.8x for the Selected Banks, and from 11.3x to 15.1x with a median of 13.2x for the Selected Thrifts, as compared with 16.7x for People's and 19.3x for NFC;
     (iv) IBES five year growth rates ranged from 10.0% to 14.0% with a median of 11.5% for the Selected Banks, and from 7.0% to 15.0% with a median of 10.0% for the Selected Thrifts, as compared with 10.0% for both People's and NFC; (v) common equity as a percentage of assets ranged from 6.3% to 7.6% with a median of 7.2% for the Selected Banks, and from 4.0% to 10.3% with a median of 8.6% for the Selected Thrifts, as compared with 8.5% for People's and 11.2% for NFC; (vi) tangible common equity as a percentage of tangible assets ranged from 5.1% to 6.5% with a median of 5.9% for the Selected Banks, and from 3.1% to 9.8% with a median of 7.7% for the Selected Thrifts, as compared with 8.5% for People's and 10.2% for NFC;
     (vii) non-performing assets as a percentage of loans and other real estate owned ranged from 0.7% to 1.8% with a median of 0.9% for the Selected Banks, and from 0.1% to 4.7% with a median of 0.9% for the Selected Thrifts, as compared with 1.5% for People's and 1.9% for NFC; (viii) reserves as a percentage of non-performing loans ranged from 125% to 290% with a median of 201% for the Selected Banks, and from 30% to 437% with a median of 140% for the Selected Thrifts, as compared with 130% for People's and 189% for NFC; (ix) ROAA ranged from 0.97% to 1.47% with a median of 1.22% for the Selected Banks, and from 0.42% to 1.92% with a median of 0.99% for the Selected Thrifts, as compared with 1.14% for People's and 1.11% for NFC; (x) ROACE ranged from 13.7% to 18.9% with a median of 16.3% for the Selected Banks, and from 5.0% to 23.5% with a median of 10.6% for the Selected Thrifts, as compared with 13.8% for People's and 10.2% for NFC; (xi) market price as a multiple of book value ranged from 1.83x to 3.25x with a median of 2.90x for the Selected Banks, and from 1.24x to 2.23x with a median of 1.83x for the Selected Thrifts, as compared with 2.60x for People's and 1.97x for NFC; (xii) market price as a multiple of tangible book value ranged from 2.17x to 3.85x with a median of 3.61x for the Selected Banks, and from 1.28x to 3.25x with a median of 2.00x for the Selected Thrifts, as compared with 2.60x for People's and 2.19x for NFC;
     (xiii) dividend yield ranged from 2.3% to 2.8% with a median of 2.4% for the Selected Banks, and from 0.5% to 2.5% with a median of 1.5% for the Selected Thrifts, as compared with 2.4% for People's and 1.9% for NFC;
     (xiv) non-interest income as a percentage of revenues ranged from 11% to 38% with a median 28% for the Selected Banks, and from 3% to 17% with a median of 10% for the Selected Thrifts, as compared with 42% for People's and 11% for NFC; (xv) efficiency ratio ranged from 38% to 62% with a median of 55% for the Selected Banks, and from 29% to 65% with a median of 50% for the Selected Thrifts, as compared with 68% for People's and 54% for NFC.

          (iii) Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to selected thrift acquisitions in the Northeastern U.S. greater than $25 million in 1997 (the '1997 Northeastern U.S. Thrift Transactions') and 1996 (the '1996 Northeastern U.S. Thrift Transactions' and, together with the 1997 Northeastern U.S. Thrift Transactions, the 'Northeastern Thrift Transactions'). Such analysis indicated that for the 1997 Northeastern U.S. Thrift Transactions and the 1996 Northeastern U.S. Thrift Transactions (for which certain data points were not publicly available), respectively, median (a) transaction value was $100.1 million and $93.7 million, (b) price

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
     as a multiple of tangible book value was 1.80x and 1.70x, (c) price as a multiple of book value was 1.78x and 1.65x, (d) price as a multiple of last 12 months ('LTM') EPS was 18.2x and 15.1x, (e) premium to core deposits was 11.2% and 7.6%, and (f) estimated cost savings was 35.0% and 34.5%.

          Goldman Sachs also analyzed certain information relating to thrift merger transactions greater than $100 million (some of which were among the Northeastern Thrift Transactions) in 1997 (the '1997 Selected Transactions'), 1996 (the '1996 Selected Transactions') and 1995 (the '1995 Selected Transactions'). Such analysis indicated, with certain data points not being publicly available, that for the 1997 Selected Transactions, the 1996 Selected Transactions and the 1995 Selected Transactions, respectively, (a) transaction value was a mean of $1,183, $550 and $257 million, and a median of $342, $280 and $208 million; (b) price as a multiple of book value was a mean of 2.0x, 1.5x, and 1.5x and a median of 1.7x, 1.6x and 1.4x; (c) price (reduced to reflect excess capital) as a multiple of adjusted tangible book value was a mean of 2.6x, 1.8x and 1.8x, and a median of 2.4x, 1.8x and 1.7x; (d) price as a multiple of tangible book value was a mean of 1.9x, 1.6x and 1.5x, and a median of 1.7x, 1.7x and 1.5x; (e) price as a multiple of LTM EPS was a mean of 19.9x, 18.9x and 17.3x, and a median of 18.1x, 15.1x and 15.2x; (f) premium to deposits was a mean of 15.3%, 8.8% and 7.9%, and a median of 15.7%, 7.8% and 7.6%; and
     (g) premium to market price was a mean of 22.8%, 16.5% and 19.5%, and a median of 18.3%, 12.1% and 16.2%.

          (iv) Summary of Implied Transaction Premiums and Multiples. Goldman Sachs reviewed certain implied transaction premiums and multiples with respect to the Merger based on a transaction price of $28.60 per share of NFC Common Stock. The analysis indicated implied premiums (discount) per share of NFC Common Stock of 34.6%, 27.8% and (1.4%), respectively, as compared with the closing price per share of NFC Common Stock on July 2, August 1 and September 2, 1997. The analysis also indicated that a transaction price of $28.60 represented multiples of 20.7x, 2.3x and 2.0x, respectively, to LTM EPS, June 30, 1997 tangible book value and June 30, 1997 book value, and implied a premium to June 30, 1997 deposits of 15.0%.

          (v) Summary Pro Forma Merger Analysis. Goldman Sachs analyzed the pro forma EPS impact per share of People's Common Stock of an acquisition of NFC at a transaction price of $28.74 paid 49.9% in cash and 50.1% in People's Common Stock, and assuming cost savings of 40% of NFC's non-interest expense. Based on (a) earnings estimates provided to Goldman Sachs by People's and IBES earnings estimates (adjusted based on discussions with People's management) for NFC for the years 1997-2000 and
     (b) IBES earnings estimates (adjusted, in the case of NFC, based on discussions with People's management) for People's and NFC for the years 1997-2000, such analyses indicated that in the years 1998-2000 the Merger ranged from neutral to accretive on an EPS basis per share of People's Common Stock.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible of partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to People's or NFC or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the People's Board as to the fairness of the consideration to be paid pursuant to the Merger Agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of People's, NFC, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

     As described above, Goldman Sachs' opinion to the People's Board was one of many factors taken into consideration by the People's Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses

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
performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Appendix E hereto.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with People's, having provided certain investment banking services to People's from time to time, including having acted as a co-manager in an offering by People's of subordinated notes in 1996, having acted as sole manager in several asset securitization transactions undertaken by People's in 1994 and 1993, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger Agreement. People's selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger.

     Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of People's and/or NFC for its own account and for the account of customers.

     Pursuant to a letter agreement dated July 25, 1997 (the 'Engagement Letter'), People's engaged Goldman Sachs to act as its financial advisor in connection with the Merger. Pursuant to the terms of the Engagement Letter, People's has agreed to pay Goldman Sachs $1.5 million upon consummation of the Merger. People's has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

OPINION OF NFC'S FINANCIAL ADVISOR

     Keefe Bruyette has delivered to the NFC Board its written opinion dated the date of this Joint Proxy Statement-Offering Memorandum to the effect that as of such date the consideration to be paid in the Merger is fair, from a financial point of view, to NFC Shareholders. Keefe Bruyette's opinion is addressed to the NFC Board and does not constitute a recommendation as to how any NFC Shareholder should vote with respect to the Merger Agreement. In connection with its opinion dated the date of this Joint Proxy Statement-Offering Memorandum, Keefe Bruyette updated certain analyses performed in connection with its opinion delivered on September 3, 1997 and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith.

     THE FULL TEXT OF THE OPINION OF KEEFE BRUYETTE, WHICH SETS FORTH A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS JOINT PROXY
STATEMENT-OFFERING MEMORANDUM AS APPENDIX F AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY OF THE OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In rendering its opinion, Keefe Bruyette (i) reviewed, among other things, the Merger Agreement, Annual Reports to shareholders and Annual Reports on Form 10-K of NFC and Form F-2 of People's for the four years ended December 31, 1996, certain interim reports to shareholders and Quarterly Reports on Form 10-Q of NFC and Form F-4 of People's and certain internal financial analyses and forecasts for NFC prepared by management; (ii) held discussions with members of senior management of NFC and People's regarding past and current business operations, regulatory relationships, financial condition and future prospects of the respective companies; (iii) compared certain financial and stock market information for NFC and People's with similar information for certain other companies the securities of which are publicly traded; (iv) reviewed the financial terms of certain recent business combinations in the banking industry; and (v) performed such other studies and analyses as it considered appropriate.

     In conducting its review and arriving at its opinion, Keefe Bruyette relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and Keefe Bruyette did not attempt to verify such information independently. Keefe Bruyette

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
relied upon the management of NFC as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefor) provided to Keefe Bruyette and assumed that such forecasts and projections reflected the best available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods estimated by such management. Keefe Bruyette also assumed, without independent verification, that the aggregate allowances for loan losses for NFC and People's are adequate to cover such losses. Keefe Bruyette did not make or obtain any evaluations or appraisals of the property of NFC or People's, nor did Keefe Bruyette examine any individual credit files.

     The following is a summary of the material financial analyses employed by Keefe Bruyette in connection with providing its opinion and does not purport to be a complete description of all analyses employed by Keefe Bruyette.

     (a) Financial Summary of the People's Offer. Keefe Bruyette calculated multiples which are based on an assumed per share purchase price of $28.74 (as described below), when compared to NFC's June 30, 1997 stated book value of $14.70, its estimated tangible book value per share of $13.33, and its 1997 and 1998 earnings estimate (provided by Keefe Bruyette's Equity Research Department) of $1.45 and $1.60, respectively, per share and its trailing 12 months (June 30, 1996 to June 30, 1997) earnings per share of $1.38. Based on this data, the price to stated fully diluted book value multiple was 1.96 times, the price to stated fully diluted tangible book value per share was 2.16 times, the price to the 1997 and 1998 earnings estimates per share was 19.8 and 18.0 times, respectively, and the multiple of price to the trailing 12 months earnings was
20.8 times. Keefe Bruyette also described the transaction structure and the conditions under which the number of shares of People's Common Stock to be issued would change and the effect that this would have on the per share consideration received by NFC Shareholders. In addition, Keefe Bruyette described the allocation procedures as set forth in the Merger Agreement. For illustrative purposes, Keefe Bruyette assumed that the per share consideration to be paid to NFC Shareholders was $28.74 (derived by adding the value of the stock and cash consideration paid to NFC Shareholders assuming a People's stock price of $27.88 and dividing this sum by the estimated fully diluted shares outstanding of NFC Common Stock).

     (b) Discounted Cash Flow Analysis. Keefe Bruyette estimated the present value of the future cash flows that could accrue to a holder of a share of NFC Common Stock through the year 2002. The analysis was based on several assumptions, including an earnings per share of $1.60 in 1998 and a 10% earnings per share growth rate. A 40% dividend payout ratio was assumed for NFC through the year 2002. A terminal value was calculated for 2002 by multiplying NFC's projected 2002 earnings by a price/earnings multiple of 14 times trailing earnings. The terminal valuation and the estimated earnings were discounted at a rate of 12%, producing a present value of $21.29. Keefe Bruyette also presented a table showing the foregoing analysis with a range of discount rates from 12% to 14% and a range of price-to-earnings multiples of 12x to 20x, resulting in a range of present values for a share of NFC Common Stock of $17.15 to $29.27. These values were determined by adding (i) the present value of the estimated future dividend stream that NFC could generate over the period beginning January 1998 and ending in December 2002, and (ii) the present value of the 'terminal value' of NFC Common Stock.

     Keefe Bruyette repeated this analysis using an earnings growth rate of 8% for NFC. The result of this analysis was a present value of $19.88 at a 14 times trailing earnings terminal multiple and a 12% discount rate. Keefe Bruyette also presented a table showing the foregoing analysis with a range of discount rates from 12% to 14% and a range of price-to-earnings multiples of 12x to 20x, resulting in a range of present values for a share of NFC Common Stock of $16.02 to $27.29. Keefe Bruyette stated that the discounted cash flow analysis is a widely-used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, dividend payout rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of NFC Common Stock.

     (c) Analysis of Selected Merger Transactions. Keefe Bruyette reviewed certain financial data related to a set of recent comparable bank and thrift holding company acquisitions in New England, selected nationwide thrift acquisitions, and selected nationwide bank only transactions.

     Keefe Bruyette calculated an average of the New England comparable group's multiple of the targets' earnings (trailing 12 months) as 12.66 times compared to a multiple of 20.8 times associated with

                                       42





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
People's proposal; an average premium to the targets' stated book value of 186% compared to a premium of 196% associated with the People's proposal; an average premium to the targets' tangible book value of 189% compared to a premium of 216% associated with People's proposal; an average premium to the targets' core deposits (net of tangible equity) of 20.97% compared to 15.10% associated with People's proposal; and an average price to assets ratio of 17.68% compared to 23.00% associated with People's proposal.

     For the nationwide thrift transactions, Keefe Bruyette calculated an average multiple of the targets' earnings (trailing 12 months) of 15.47 times compared to a multiple of 20.8 times associated with People's proposal; an average premium to the targets' stated book value of 181% compared to a premium of 196% associated with the People's proposal; an average premium to the targets' tangible book value of 186% compared to a premium of 216% associated with People's proposal; an average premium to the targets' core deposits (net of tangible equity) of 24.38% compared to 15.10% associated with People's proposal; and an average price to assets ratio of 17.18% compared to 23.00% associated with People's proposal.

     For the nationwide bank transactions, Keefe Bruyette calculated an average multiple of the targets' earnings (trailing 12 months) of 16.78 times compared to a multiple of 20.8 times associated with People's proposal; an average premium to the targets' stated book value of 248% compared to a premium of 196% associated with the People's proposal; an average premium to the targets' tangible book value of 263% compared to a premium of 216% associated with People's proposal; an average premium to the targets' core deposits (net of tangible equity) of 27.32% compared to 15.10% associated with People's proposal; and an average price to assets ratio of 22.72% compared to 23.00% associated with People's proposal.

     No company or transaction used as a comparison in the above analysis is identical to NFC, People's or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

     (d) Financial Impact Analysis. Keefe Bruyette performed a pro forma merger analysis that combined projected income statement and balance sheet information. Assumptions regarding the accounting treatment, acquisition adjustments, cost savings, revenue enhancements and treatment of NFC employee stock options were used to calculate the financial impact that the acquisition would have on certain projected financial results of People's. This analysis indicated that the Merger is expected to be neutral to estimated earnings in 1998, increase the fully diluted book value, and decrease both the tangible book value and the leverage ratio. This analysis was based on analyst estimates of People's and NFC's 1998 earnings per share and on People's management's estimates of expected cost savings and revenue enhancements in connection with the Merger. These projections were discussed with the management of NFC. The actual results achieved by the combined company will vary from the projected results, and the variations may be material.

     (e) Selected Peer Group Analysis. Keefe Bruyette compared the financial performance and market performance of People's based on various financial measures of earnings performance, operating efficiency, capital adequacy and asset quality and various measures of market performance, including market/book values, price to earnings and dividend yields to those of a group of comparable holding companies. For purposes of such analysis, the financial information used by Keefe Bruyette was as of and for the quarter ended June 30, 1997 and the market price information was as of August 28, 1997. The companies in the peer group were large New England thrifts which had total assets ranging from approximately $500 million to $6 billion.

     Keefe Bruyette's analysis showed the following concerning People's and NFC's financial performance: that its return on equity for the quarter ended June 30, 1997 was 13.51% and 10.04% respectively, compared with an average of 13.21% for the peer group; that its return on assets for the quarter ended June 30, 1997 was 1.13% and 1.11%, respectively, compared with an average of 1.05% for the group; that its net interest margin for the quarter ended June 30, 1997 was 3.42% and 4.36%, respectively, compared with an average of 3.65%; that its efficiency ratio for the quarter ended June 30, 1997 was 72.79% and 54.86%, respectively, compared with an average of 54.91%; that its equity to

                                       43





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
assets ratio was 8.48% and 11.17%, respectively, compared to an average of 8.11%; that its ratio of nonperforming assets to total loans and other real estate owned was 1.32% and 2.35%, respectively, compared to an average of 1.12%; and that its ratio of loan loss reserve to nonperforming loans was 130% and 189%, respectively, compared to an average of 166%.

     Keefe Bruyette's analysis further showed the following concerning People's and NFC's market performance: that People's and NFC's price to earnings multiple based on 1997 estimated earnings was 18.50 and 17.28 times, respectively, compared to an average for the group of 15.20 times; that their price to book value multiples were 2.54 and 1.70 times, respectively, compared to a group average of 1.72 times; and that their dividend yields were 2.40% and 2.23%, respectively, compared to an average for the group of 2.13%. For purposes of the above calculations, all earnings estimates are based upon the published estimates of Keefe Bruyette's equity research department.

     (f) Other Analysis. Keefe Bruyette also reviewed selected investment research reports, earnings estimates, historical stock price performance relative to the S&P 500 and to an index of bank and thrift stocks, and other financial data for NFC and People's.

     The summary contained herein provides a description of the material analyses prepared by Keefe Bruyette in connection with the rendering of its opinion. The summary set forth above does not purport to be a complete description of the analyses performed by Keefe Bruyette in connection with the rendering of its opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Keefe Bruyette believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses without considering all analyses, or selecting part of the above summary, without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in Keefe Bruyette's presentations and opinion. The ranges of valuations resulting from any particular analysis described above should not be taken to be Keefe Bruyette's view of the actual value of NFC and People's. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analyses.

     In performing its analyses, Keefe Bruyette made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of NFC and People's. The analyses performed by Keefe Bruyette are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Keefe Bruyette's analysis of the fairness, from a financial point of view, of the consideration to be paid in the Merger. This was provided to the NFC Board in connection with the delivery of Keefe Bruyette's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company actually might be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Keefe Bruyette's opinion, along with its presentation to the NFC Board, was just one of many factors taken into consideration by the NFC Board in unanimously approving the Merger Agreement.

     Keefe Bruyette, as part of its investment banking business, is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and evaluations for estate, corporate and other purposes. As specialists in the securities of banking companies, Keefe Bruyette has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, Keefe Bruyette may, from time to time, purchase securities from, and sell securities to, NFC and People's and as a market maker in securities Keefe Bruyette may from time to time have a long or short position in, and buy or sell, debt or equity securities of NFC and People's for Keefe Bruyette's own account and for the accounts of its customers.

     Pursuant to the executed engagement letter between NFC and Keefe Bruyette, NFC has agreed to pay Keefe Bruyette a cash fee equal to 1.0% of the market value of the total consideration paid to NFC Shareholders upon closing of the transaction. If January 7, 1998 had been the Valuation Date, such fee would have been approximately $1.79 million. At the signing of the engagement letter, a cash fee of $100,000 was paid and an additional cash fee of $100,000 will be paid at the mailing of this Joint Proxy

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
Statement-Offering Memorandum. The balance of the 1.0% less the $200,000 previously remunerated will be paid at the closing of the Merger. Pursuant to the Keefe Bruyette engagement letter, NFC also agreed to reimburse Keefe Bruyette for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify Keefe Bruyette against certain liabilities, including liabilities under the federal securities laws.

THE EFFECTIVE TIME

     Subject to the prior satisfaction or waiver of certain conditions set forth in the Merger Agreement and described under ' -- Conditions to the Merger,' the parties will cause the Effective Time to occur on (i) the third business day after the date on which (or at the election of People's, the last day of the month in which) all such conditions, to the extent not waived, are satisfied; or
(ii) such other date as People's and NFC may agree. It is currently anticipated that the Effective Time will occur on or before March 2, 1998.

MERGER CONSIDERATION

     The value of the Per Share Stock Consideration (basing the value of the Per Share Stock Consideration on the Valuation Period Market Value of People's Common Stock) and the Per Share Cash Consideration will be equal and will be calculated on the basis of the 'Average Per Share Consideration' defined under a formula described below. Under the Merger Agreement, if the Valuation Period Market Value of People's Common Stock is $27.875, which was the market price of People's Common Stock at the time at which People's submitted its final bid to acquire NFC, the number of shares of People's Common Stock into which each share of NFC Common Stock would be converted (the 'Exchange Ratio') will be 1.0310 and the Per Share Cash Consideration will be $28.74. At a market price of People's Common Stock of $27.875, 1.0310 shares of People's Common Stock would have a market value of $28.74. In such circumstances the total number of shares of People's Common Stock (the 'Stock Amount') available for distribution to holders of NFC Common Stock in connection with the Merger will be 2,945,594, and the total amount of cash available for distribution to holders of NFC Common Stock in connection with the Merger will be $81,671,000 (the 'Base Cash Consideration'), plus certain amounts described below to adjust for the exercise of Options prior to the Valuation Date and minus certain amounts described below to make cash payments to cancel Options not exercised prior to the Valuation Date.

     The initial Per Share Stock Consideration, Per Share Cash Consideration, Stock Amount and the Base Cash Consideration were determined on a fully diluted basis and reflect an aggregate offer for all common stock and common stock equivalents of NFC. Accordingly, a portion of the Base Cash Consideration will not be distributed to holders of NFC Common Stock but will instead be paid to cancel all Options which are outstanding and unexercised as of the Valuation Date (such amount, as determined in accordance with the formula set forth below, the 'Aggregate Option Settlement Amount'). The Base Cash Consideration will also be increased by the aggregate exercise price received by NFC in payment for shares of NFC Common Stock issued as a result of the exercise of Options between the date of the Merger Agreement and the Valuation Date (such aggregate exercise price, the 'Cash Adjustment').

     The Stock Amount is subject to a 'collar' provision which is designed to hold constant the value of the portion of the Merger consideration consisting of People's Common Stock, to the extent that the Valuation Period Market Value is not more than 5% above, nor more than 5% below, a notional mid-point value of $27.875. The collar operates to ensure that, so long as the Valuation Period Market Value remains within 5% of $27.875 in either direction, the Per Share Cash Consideration will remain unchanged and the Stock Amount and Exchange Ratio will be adjusted so that the value of the Per Share Stock Consideration (calculating the value of the Per Share Stock Consideration using the Valuation Period Market Value of People's Common Stock) will be equal to $28.74. If the Valuation Period Market Value is outside the collar, the Exchange Ratio and the Per Share Cash Consideration will each be adjusted pursuant to a formula designed to apportion the effect of fluctuations in the value of People's Common Stock between the Per Share Stock Consideration and the Per Share Cash Consideration so that, calculating the value of the Per Share Stock Consideration using the Valuation

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
Period Market Value of People's Common Stock, the Per Share Stock Consideration and Per Share Cash Consideration will be equal in value on the Valuation Date.

     The foregoing collar provision and equalization of the value of the Per Share Stock Consideration and Per Share Cash Consideration will be effected as follows. First, the Stock Amount will be adjusted to reflect application of the collar provision. If the Valuation Period Market Value of People's Common Stock is less than $27.875, the Stock Amount will be equal to the amount obtained by
(A) multiplying 2,945,594 by $27.875 and (B) dividing the product thereof by the greater of (i) the Valuation Period Market Value and (ii) $26.48 (which is the 'floor' of the collar). If the Valuation Period Market Value is greater than $27.875, the Stock Amount will be equal to the amount obtained by (A) multiplying 2,945,594 by $27.875 and (B) dividing the product thereof by the lesser of (i) the Valuation Period Market Value and (ii) $29.27 (which is the 'ceiling' of the collar). Notwithstanding the foregoing, if the Valuation Period Market Value is less than $26.48, People's may in its discretion increase the Stock Amount and decrease the Base Cash Consideration so long as (i) the Average Per Share Consideration (as defined below) remains equal to that resulting from the application of the preceding sentence and (ii) the percentage of the Aggregate Consideration (as defined below) accounted for by cash is not less than that which would exist if the Valuation Period Market Value were equal to $26.48.

     Based on the revised Stock Amount calculated in accordance with the foregoing paragraph, the Per Share Stock Consideration and Per Share Cash Consideration will be adjusted as follows. The Per Share Stock Consideration will be adjusted by adjusting the Exchange Ratio such that the product of the Exchange Ratio (rounded to the nearest 1/1000th of a share) and the Valuation Period Market Value will equal the Average Per Share Consideration. The Per Share Cash Consideration will be adjusted to equal the Average Per Share Consideration.

     For purposes of the adjustments described in the preceding paragraphs, the following terms are defined in the Merger Agreement as follows:

     'Aggregate Consideration' means (x) the product of (i) the Stock Amount (as adjusted) times (ii) the Valuation Period Market Value, plus (y) the Base Cash Consideration plus the Cash Adjustment, if any, minus (z) the Aggregate Option Settlement Amount.

     'Aggregate Option Settlement Amount' means, as determined on the Valuation Date, (i) (x) the number of unexercised Options times (y) the Fully Diluted Per Share Consideration minus (ii) the aggregate exercise price of all unexercised Options.

     'Average Per Share Consideration' means the Aggregate Consideration divided by the Valuation Period Share Number (rounded to the nearest cent).

     'Fully Diluted Common Stock Number' means, as determined on the Valuation Date, the sum of (a) the Valuation Period Share Number and (b) the number of shares of NFC Common Stock issuable upon exercise of all unexercised Options.

     'Fully Diluted Per Share Consideration' means, as determined on the Valuation Date, (i) (x) the product of the Stock Amount (as adjusted) and the Valuation Period Market Value, plus (y) the Base Cash Consideration (plus the Cash Adjustment, if any) plus (z) the aggregate exercise price of all unexercised Options, divided by (ii) the Fully Diluted Common Stock Number.

     'Unexercised Options' refers to in-the-money Options (i.e., Options having an exercise price lower than the market price of NFC Common Stock on the Valuation Date).

     If the Valuation Period Market Value were $27.875 (the midpoint of the collar), the Per Share Stock Consideration would consist of 1.0310 shares of People's Common Stock, and the Per Share Cash Consideration and the value of the Per Share Stock Consideration would each be $28.74. If the Valuation Period Market Value were $26.48 (the 'floor' of the collar), the Per Share Stock Consideration would consist of 1.0853 shares of People's Common Stock, and the Per Share Cash Consideration and the value of the Per Share Stock Consideration would be $28.74. If the Valuation Period Market Value were $29.27 (the 'ceiling' of the collar), the Per Share Stock Consideration would consist of 0.9819 shares of People's Common Stock, and the Per Share Cash Consideration and the value of the Per Share Stock Consideration would be $28.74. If the Valuation Period Market Value were $24.00 (below the floor), the Per Share Stock Consideration would consist of 1.1429 shares of People's

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
Common Stock, and the Per Share Cash Consideration and the value of the Per Share Stock Consideration would be $27.43. If the Valuation Period Market Value were $32.00 (above the ceiling), the Per Share Stock Consideration would consist of 0.9388 shares of People's Common Stock, and the Per Share Cash Consideration and the value of the Per Share Stock Consideration would be $30.04.

     If January 7, 1998 had been the Valuation Date, (a) the Valuation Period Market Value would have been $36.819; (b) the aggregate consideration payable to holders of NFC Common Stock would have consisted of $75,972,866 (after giving effect to the exercise of Options and cash payments in settlement of unexercised Options) and 2,805,208 shares of People's Common Stock; (c) the Per Share Stock Consideration would have consisted of 0.8784 shares of People's Common Stock; and (d) the Per Share Cash Consideration and the value of the Per Share Stock Consideration would each have been equal to $32.34. The Valuation Period Market Value will not actually be determined until the Valuation Date (which has not yet occurred), and additional Options may be exercised prior to that date. Consequently, the Valuation Period Market Value, the cash portion of the aggregate consideration to be paid, the number of shares of People's Common Stock to be issued in connection with the Merger, the Per Share Stock Consideration, and the value of the Per Share Cash Consideration and Per Share Stock Consideration may differ from the amounts shown in the example.

     SEE APPENDIX I TO THIS JOINT PROXY STATEMENT-OFFERING MEMORANDUM, WHICH SETS FORTH THE PER SHARE STOCK CONSIDERATION AND PER SHARE CASH CONSIDERATION PAYABLE AT VARIOUS ASSUMED VALUATION PERIOD MARKET VALUES.

     Although the Exchange Ratio will be based on the Valuation Period Market Value, the market price of People's Common Stock may fluctuate and, on the date of receipt of the shares of People's Common Stock and thereafter, may be more or less than the Valuation Period Market Value. For example, if the Valuation Date had been January 7, 1998 as illustrated above, a holder of shares of NFC Common Stock receiving shares of People's Common Stock in the Merger would receive
0.8784 shares of People's Common Stock in exchange for each share of NFC Common Stock held by such person. That number of shares of People's Common Stock would be treated as having a value of $32.34, or 0.8784 times the Valuation Period Market Value of $36.819. If the actual market price of a share of People's Common Stock on the date such shares are delivered in exchange for shares of NFC Common Stock were $37.00 (more than the Valuation Period Market Value), then the Per Share Stock Consideration would have an actual value of $32.50, or 0.8784 times $37.00, on the date of receipt. If the actual market price of a share of People's Common Stock on the date such shares are delivered in exchange for shares of NFC Common Stock were $35.00 (less than the Valuation Period Market Value), then the Per Share Stock Consideration would have an actual value of $30.74, or 0.8784 times $35.00, on the date of receipt.

     Each holder of an outstanding and exercisable Option to purchase shares of NFC Common Stock on the Valuation Date (i) may not exercise such Option on or after the Valuation Date and (ii) will be entitled to receive in settlement for each Option so held a cash payment in an amount equal to the excess, if any, of the Average Per Share Consideration over the per share exercise price of such Option, multiplied by the number of shares of NFC Common Stock covered by such Option. All such Options will be canceled and of no further effect as of the Effective Time.

     If, prior to the Effective Time (i) NFC declares a stock dividend or distribution upon or subdivides, splits up, reclassifies or combines the NFC Common Stock, or declares a dividend or makes a distribution on the NFC Common Stock in any security convertible into or exchangeable for NFC Common Stock, or
(ii) People's declares a stock dividend or distribution upon or subdivides, splits up, reclassifies or combines the People's Common Stock or declares a dividend or makes a distribution on the People's Common Stock in any security convertible into or exchangeable for People's Common Stock, appropriate adjustment or adjustments will be made to the Per Share Cash Consideration, the Per Share Stock Consideration and the Stock Amount.

ELECTION PROCEDURES

     Election forms and other appropriate and customary transmittal materials in such form as People's and NFC mutually agree ('Election Forms') will be mailed 30 days prior to the anticipated Effective

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
Time or on such other earlier date as NFC and People's mutually agree ('Mailing Date') to each holder of record of NFC Common Stock as of five business days prior to the Mailing Date ('Election Form Record Date'). The Election Forms will specify that delivery will be effected, and risk of loss and title to the certificates representing NFC Common Stock ('Certificates') will pass, only upon proper delivery of such Certificates to an exchange agent designated by People's (the 'Exchange Agent').

     Each Election Form will permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) either (i) to elect to receive only People's Common Stock with respect to such holder's NFC Common Stock ('Stock Election Shares'); (ii) to elect to receive only cash with respect to such holder's NFC Common Stock ('Cash Election Shares'); or (iii) to indicate that such holder makes no election ('No Election Shares'). Dissenting NFC Shares will be treated as No Election Shares.

     Any NFC Common Stock with respect to which the holder (or the beneficial owner, as the case may be) has not submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m. on the 25th day following the Mailing Date (or such other time and date as People's and NFC may mutually agree) (the 'Election Deadline') will also be deemed to be No Election Shares.

     Any election will have been properly made only if the Exchange Agent has actually received a properly completed Election Form by the Election Deadline. An Election Form will be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of NFC Common Stock covered by such Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of NFC Common Stock represented by such Election Form will become No Election Shares and People's will cause the Certificates to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of the Merger Agreement and of the Election Form, the Exchange Agent will have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters will be binding and conclusive. Neither People's nor the Exchange Agent will be under any obligation to notify any person of any defect in an Election Form.

     THE NUMBER OF SHARES OF PEOPLE'S COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER WILL BE FIXED WITHIN THE LIMITS PRESCRIBED BY THE COLLAR, ACCORDING TO THE VALUATION PERIOD MARKET VALUE OF THE PEOPLE'S COMMON STOCK. THE AMOUNT OF CASH PAYABLE IN CONNECTION WITH THE MERGER IS ALSO FIXED, EXCEPT FOR DOLLAR-FOR-DOLLAR ADJUSTMENTS TO ACCOUNT FOR THE EXERCISE PRICE OF OPTIONS EXERCISED BEFORE THE VALUATION DATE. NO GUARANTEE CAN BE GIVEN THAT AN ELECTION BY A HOLDER OF NFC COMMON STOCK TO RECEIVE PEOPLE'S COMMON STOCK OR CASH WILL BE HONORED. RATHER, THE ELECTION BY EACH HOLDER OF NFC COMMON STOCK WILL BE SUBJECT TO THE ELECTION AND ALLOCATION PROCEDURES DESCRIBED BELOW. THUS, HOLDERS OF NFC COMMON STOCK MAY NOT RECEIVE THEIR PREFERRED FORM OF CONSIDERATION.

     Within 5 business days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon after the Effective Time as practicable, People's will cause the Exchange Agent to effect the allocation among the holders of NFC Common Stock of rights to receive People's Common Stock and/or cash in the Merger in accordance with the Election Forms as follows: (1) if the number of shares of People's Common Stock that would be issued upon conversion in the Merger of the Stock Election Shares is less than the Stock Amount, then: (a) all Stock Election Shares will be converted into the right to receive the Per Share Stock Consideration, (b) the Exchange Agent will then select first from among the No Election Shares and then (if necessary) from among the Cash Election Shares, by a pro rata selection process (as described below), a sufficient number of shares ('Stock Designated Shares'), such that the number of shares of People's Common Stock that will be issued in the Merger equals as closely as practicable the Stock Amount, and all Stock Designated Shares will be converted into the right to receive the Per Share Stock Consideration, and (c) the Cash Election Shares and any No Election Shares which are not Stock Designated Shares will be converted into the right to receive the Per Share Cash Consideration; (2) if the number of shares of People's Common Stock that would be issued upon conversion in the Merger of the Stock Election Shares is greater than the Stock Amount, then: (a) all Cash Election Shares and No Election Shares will be converted into the right to receive the Per Share Cash Consideration,
(b) the Exchange Agent will then select from among the Stock Election Shares, by a pro rata selection process (as described below), a sufficient number of shares ('Cash Designated Shares') such that the number of shares of People's Common Stock that will be issued in the Merger equals as closely as practicable the Stock Amount, and all Cash Designated Shares will be converted into the right to receive the Per Share Cash Consideration, and (c) the Stock Election Shares which are not Cash Designated Shares will be converted into the right to receive the Per Share Stock Consideration; (3) if the number of shares of People's Common Stock that would be issued upon conversion into People's Common Stock of the Stock Election Shares is equal or nearly equal (as determined by the Exchange Agent) to the Stock Amount, then the preceding clauses (1) and (2) and the following clause (4) will not apply and all Stock Election Shares will be converted into the right to receive the Per Share Stock Consideration, and all Cash Election Shares and No Election Shares will be converted into the right to receive the Per Share Cash Consideration; or (4) if the number of shares of People's Common Stock that would be issued upon the conversion into People's Common Stock of the Stock Election Shares and No Election Shares would equal or nearly equal (as determined by the Exchange Agent) the Stock Amount, then the foregoing clauses (1) through (3) will not apply, and all Cash Election Shares will be converted into the right to receive the Per Share Cash Consideration and all Stock Election Shares and No Election Shares will be converted into the right to receive the Per Share Stock Consideration. The pro rata selection process to be used by the Exchange Agent will consist of such equitable proration processes as are mutually determined by People's and NFC and will apply equally to all NFC shareholders (including insiders and affiliates of NFC).

     For a discussion of the federal income tax consequences of the receipt of cash or stock consideration, see ' -- Certain Federal Income Tax Consequences.'

EXCHANGE PROCEDURES

     Each previous holder of a Certificate who has surrendered such Certificate together with duly executed transmittal materials included in the Election Form to People's or, at the election of People's, the Exchange Agent, pursuant to procedures described in ' -- Election Procedures' will, upon acceptance thereof by People's or the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of People's Common Stock or cash into which the Certificate so surrendered will have been converted pursuant to the Merger Agreement and any distribution previously declared and not yet paid with respect to such shares of People's Common Stock, all without interest.

     HOLDERS OF NFC COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL MATERIALS FROM THE EXCHANGE AGENT OR PEOPLE'S.

     The Exchange Agent will accept Certificates upon compliance with such reasonable terms and conditions as People's or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates will be required to be appropriately endorsed or accompanied by such instruments of transfer as People's or the Exchange Agent may reasonably require. Each outstanding Certificate will, until duly surrendered to People's or the Exchange Agent, be deemed to evidence ownership of the consideration into which the stock previously represented by such Certificate will have been converted pursuant to this Agreement.

     After the Effective Time, holders of Certificates will cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights will be to exchange such Certificates for the consideration provided for in the Merger Agreement. After the Effective Time, there will be no further transfer of Certificates on the records of NFC, and if such Certificates are presented to NFC for transfer, they will be canceled against delivery of the consideration provided therefor in the Merger Agreement. People's will not be obligated to deliver the consideration to which any former holder of NFC Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates as provided in the Merger Agreement.

     No dividends declared by People's will be remitted to any person entitled to receive People's Common Stock under the Merger Agreement and such person will not be entitled to vote such People's Common Stock or otherwise receive property in respect thereof as set forth in Section 36a-125(h) of the CTBL, until such person surrenders the Certificate representing the right to receive such People's Common Stock, at which time such dividends will be remitted to such person, without interest and less any taxes that may have been imposed thereon.

     No certificates or scrip for fractional shares of People's Common Stock will be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of People's Common Stock will receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing sale price for People's Common Stock as reported on Nasdaq (as reported in The Wall Street Journal) for the trading day immediately preceding the Effective Time. No such holder will be entitled to dividends, voting rights or any other rights with respect to any fractional share.

     Neither the Exchange Agent nor any party to the Merger Agreement nor any affiliate thereof will be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

     People's and the Exchange Agent will be entitled to rely upon the stock transfer books of NFC to establish the identity of those persons entitled to receive consideration specified in the Merger Agreement, which books will be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, People's and the Exchange Agent will be entitled to deposit any consideration represented thereby in escrow with an independent third party (including by means of an interpleader action) and thereafter be relieved with respect to any claims relating thereto.

DISSENTING NFC SHARES

     Dissenting NFC Shares held by NFC Shareholders who comply with all of the relevant provisions of Section 262 of the DGCL will not be converted into or be exchangeable for the right to receive the applicable Per Share Stock Consideration or Per Share Cash Consideration (unless and until such holders have failed to perfect or have effectively withdrawn or lost their dissenters' rights of appraisal under the DGCL), but will instead be entitled to all applicable appraisal rights as are prescribed by the DGCL. Among the relevant provisions of Section 262 are the requirements that a shareholder deliver to NFC, before the taking of the vote on the Merger, a written demand for appraisal of his or her shares of NFC Common Stock, that the shareholder not vote in favor of the Merger, and that, within 120 days after the Effective Time, such shareholder file an appropriate petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of NFC Common Stock. Written demands for appraisal should be addressed to: Norwich Financial Corp., 4 Broadway, Norwich, Connecticut 06360, Attention: Corporate Secretary. Dissenting NFC Shares will be treated as No Election Shares for purposes of the allocation procedures of the Merger Agreement described in ' -- Election Procedures.' An NFC Shareholder may withdraw his or her demand for appraisal and may accept the applicable Per Share Stock Consideration or Per Share Cash Consideration at any time within 60 days after the Effective Time. See 'DISSENTERS' RIGHTS' and the full text of Section 262 of the DGCL, a copy of which is attached hereto as Appendix G and is incorporated herein by reference.

     NFC will give People's (i) prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments received by NFC pursuant to the DGCL and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands under the DGCL. NFC will not voluntarily make any payment with respect to any demands for payment of fair value and will not, except with the prior written consent of People's, settle or offer to settle any such demands.

     For a discussion of the rights of People's Shareholders to exercise dissenters' appraisal rights in connection with the Merger, see 'DISSENTERS' RIGHTS'.

REPRESENTATIONS AND WARRANTIES

     NFC and NSS, on the one hand, and People's, on the other hand, have made certain representations and warranties to each other in the Merger Agreement as to, among other things, the authorization, validity, binding effect and enforceability of the Merger Agreement, various corporate matters, capital structure, necessary regulatory approvals, accuracy of financial statements and regulatory reports, absence of material adverse changes, absence of certain legal proceedings and regulatory actions, compliance with laws and certain fees payable in connection with the proposed transactions. Each of NFC and NSS have also made certain representations and warranties to People's with respect to, among other things, taxes, labor matters, its employee benefit plans and agreements, title to its assets, environmental matters, its allowances for possible loan losses, its material contracts, its insurance, its books and records, its risk management instruments, antitakeover laws and agreements applicable to it, and certain other matters. Certain of the representations and warranties of the parties, the accuracy of which is a condition to the closing of the transactions contemplated by the Merger Agreement, contain exceptions for conditions, events, changes or occurrences that would not have a material adverse effect on the party making such representation or warranty. The representations and warranties of the parties will not survive beyond the Effective Time.

CONDUCT OF BUSINESS PRIOR TO THE MERGER AND OTHER COVENANTS

     Prior to the Effective Time, each of NFC and NSS will conduct its business, and will cause each of its subsidiaries to conduct its business, only in the ordinary course consistent with past practice and consistent with prudent business and/or banking practice, will use all reasonable efforts to preserve and maintain the properties and investment practices of NFC and its subsidiaries, and will comply in all material respects with all laws applicable to it and its subsidiaries or to the conduct of their respective businesses. Each of NFC and NSS will use all reasonable efforts to preserve intact its business organization, to keep available the present services of its employees, and to preserve the goodwill of its customers and others with whom business relationships exist. Each of NFC and NSS will, until the consummation of the transactions contemplated by the Merger Agreement, keep all of its insurance policies in full force and effect. In addition, NFC and NSS will take, and cause their respective subsidiaries to take, all action requested by People's to avoid any accrual of benefits on or after the Effective Time under any bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock appreciation or stock option plans, any employment or severance contracts, any medical, dental, disability, severance, health and life plans, any other employee benefit and fringe benefit plans, contracts or arrangements and any 'change of control' or similar provisions in any plan, contract or arrangement maintained or contributed to by NFC, NSS and their respective subsidiaries for the benefit of current or former officers, employees, directors, or their beneficiaries (collectively, 'Compensation and Benefit Plans'), such action including termination of any such Compensation and Benefit Plans as of the Effective Time; provided, however, that any such request by People's to cease accruals under or terminate any Pension Plan subject to
Section 204(h) of the Employee Retirement Income Security Act will be made not less than 45 days before the effective date of such cessation of accruals or termination. At the request of People's, NFC and NSS will give any notices of termination necessary to effect no later than July 31, 1998 the termination of any of their existing service contracts. Until the consummation of the Merger, and except as otherwise consented to or approved by People's or as permitted or required by the Merger Agreement, neither NFC, NSS nor any of their subsidiaries will take any of the following actions:

          (a) change any provision of its Certificate of Incorporation or Bylaws or similar governing documents;

          (b) change the number of issued shares of its capital stock, or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire the Rights or any shares of its capital stock, except as necessary to secure its position pursuant to a debt previously contracted; provided, however, that NFC may issue and deliver shares of NFC Common Stock upon the due exercise of Options outstanding on the date of the Merger Agreement and receipt of payment thereunder;

          (c) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business, which would be material to NFC, NSS or such subsidiary;

          (d) take any action that is intended to or would result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger not being satisfied, or in a violation of any provision of the Merger Agreement except, in every case, as may be required by applicable law;

          (e) make any material change in its methods of accounting in effect at December 31, 1996, except as required by changes in GAAP or regulatory accounting principles as concurred in by NSS's independent auditors;

          (f) take or cause to be taken any action which would, or may reasonably be expected to, significantly delay or otherwise adversely affect the regulatory approvals required to consummate the Merger;

          (g) terminate the employment of, or decrease in any material respect, the duties, obligations, responsibilities, or position of the President, Executive Vice President or any Senior Vice President of NFC, NSS or any subsidiary;

          (h) except as disclosed to People's, enter into or amend any written employment, consulting, severance or similar agreements or arrangements with any of its directors, officers or employees, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes as are provided for herein or as may be required by law, (iii) to satisfy contractual obligations existing as of the date hereof and, if material, disclosed to People's, or (iv) for additional grants of awards to newly hired employees consistent with past practice;

          (i) except as disclosed to People's, enter into or amend (except (A) as may be required by applicable law or (B) to satisfy contractual obligations existing as of the date of the Merger Agreement and, if material, disclosed to People's) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates the vesting or exercise of any benefits payable thereunder;

          (j) sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any portion of its assets, business or properties, which is material to it and its subsidiaries taken as a whole, or acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business or properties of any other entity which is material to it and its subsidiaries taken as a whole;

          (k) except in the ordinary course of business consistent with past practice, enter into or terminate any material contract, agreement or lease, or amend or modify in a material respect any of its existing material contracts, agreements or leases;

          (l) except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding involving money damages that is material to it and its subsidiaries, taken as a whole;

          (m) except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate risk; or
     (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk;

          (n) incur any additional borrowings (deposits, including certificates of deposit, will not be deemed to be borrowings within the meaning of this section), other than under its existing line of credit with a Federal Home Loan Bank, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of its borrowings in effect as of the date of the Merger Agreement; or

          (o) agree to do any of the foregoing.

     Until the Effective Time, except as expressly contemplated or permitted by the Merger Agreement or with the prior written consent of NFC, which will not be unreasonably withheld, People's will not, and will not permit any of its subsidiaries to:

          (a) take any action that is intended or would result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger not being satisfied, or in a violation of any provision of the Merger Agreement, or would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of
     Section 368(a) of the Code; except, in every case, as may be required by applicable law;

          (b) make a material change in its methods of accounting in effect at December 31, 1996, except in accordance with changes in GAAP or regulatory accounting principles as concurred in by People's independent certified public accountants;

          (c) take or cause to be taken any action which would, or may reasonably be expected to, significantly delay or otherwise adversely affect the regulatory approvals required to consummate the Merger; or

          (d) agree to do any of the foregoing.

     The Merger Agreement also contains various covenants by the parties, including those requiring the parties (1) to prepare and file this Joint Proxy Statement-Offering Memorandum; (2) to cooperate and use their best efforts to prepare and file all applications and to obtain all necessary or advisable regulatory approvals; (3) to provide the other party with reasonable access to information regarding such party under the condition that no such confidential information be shared with any third party except as required by applicable law;
(4) to obtain all necessary shareholder approvals (subject to the fiduciary obligations of the NFC Board and the People's Board as described in the Merger Agreement); (5) to use their best efforts to comply with applicable legal requirements and to consummate the transactions contemplated by the Merger Agreement; (6) to refrain from making any public statements regarding the Merger Agreement or any of the transactions contemplated thereby prior to the Effective Time without the other party's approval (except to the extent required by applicable securities or banking laws); (7) with respect to NFC and NSS, to refrain from soliciting or encouraging any alternative business combination transactions (subject to the fiduciary obligations of NFC's Board); (8) with respect to NFC, to refrain from declaring or paying any regular cash dividend (or any special dividend) to shareholders during the first quarter of 1998; and
(9) with respect to NFC, to coordinate with People's the declaration of NFC's second quarter dividend, it being the intention of the parties that holders of NFC Common Stock will not receive more than one dividend, or fail to receive one dividend, for such calendar quarter with respect to their shares of NFC Common Stock (including any shares of People's Common Stock any such holder receives in exchange therefor in the Merger).

     In addition, People's has agreed to indemnify the present and former officers and directors of NFC and NSS to the fullest extent permitted by Connecticut law, the People's Articles of Incorporation and the People's Bylaws with respect to claims, actions or proceedings arising out of actions or omissions occurring at or prior to the Effective Time. For six years following the Effective Time, People's has agreed to provide, subject to certain limitations set forth in the Merger Agreement, that portion of directors and officers' liability insurance that serves to reimburse the present and former directors and officers of NFC and NSS with respect to claims arising from facts or events which occurred prior to the Effective Time.

     People's has agreed to provide employees of NFC, NSS and its subsidiaries who are offered and accept employment with People's or any of its subsidiaries with benefits comparable to those provided to its own employees in similar positions and with comparable terms of service. People's has further agreed to preserve in specified respects the rights of NFC directors, officers and employees under their existing pension, deferred compensation and other employee benefit plans. See ' -- Interests of Certain Persons in the Merger.' People's has also agreed to take all reasonable steps to cause the shares of People's Common Stock to be issued in the Merger to be approved for inclusion for quotation on Nasdaq.

CONDITIONS TO THE MERGER

     The respective obligations of each party under the Merger Agreement are subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived: (a) the Merger Agreement and the Merger and the transactions contemplated thereby shall have been approved and adopted by the affirmative votes of the holders of at least two-thirds of the outstanding shares of People's Common Stock, and a majority of the outstanding shares of NFC Common Stock, respectively; (b) the Merger Agreement and the transactions contemplated thereby shall have been approved by, or waivers shall have been received from, each regulatory authority having appropriate jurisdiction and all appropriate waiting periods shall have expired; and (c) neither People's nor NFC nor any of their respective subsidiaries shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which prevents or delays the consummation of the Merger.

     The obligations of People's under the Merger Agreement are further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by People's: (a) each of the obligations of NFC and NSS required to be performed by it at or prior to the Effective Time pursuant to the terms of the Merger Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of NFC and NSS contained in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise contemplated by the Merger Agreement); (b) all action required to be taken by, or on the part of, NFC and NSS to authorize the execution, delivery and performance of the Merger Agreement by NFC and NSS and the consummation of the transactions contemplated thereby shall have been duly and validly taken by the Board of Directors and shareholders of NFC and NSS; (c) any and all permits, approvals and waivers of governmental bodies and regulatory authorities and material consents and authorizations of other third parties which are required with respect to and are necessary in connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement shall have been obtained by NFC, NSS and People's, provided that the foregoing condition will not be met if any such permit, approval or waiver is, in the reasonable judgment of People's, subject to any condition or requirement which People's determines to be materially adverse or materially burdensome or to substantially deprive People's of the benefits which it anticipates receiving in the Merger or the other transactions contemplated by the Merger Agreement (a 'Burdensome Condition'); and (d) People's shall have received opinions of counsel (i) in respect of certain tax matters and (ii) covering matters customarily covered in opinions of counsel in transactions of the type contemplated by the Merger Agreement.

     The obligations of NFC and NSS under the Merger Agreement are further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by NFC and NSS: (a) each of the obligations of People's required to be performed by it at or prior to the Effective Time pursuant to the Merger Agreement shall have been performed and complied with in all material respects and the representations and warranties of People's contained in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise contemplated by the Merger Agreement); (b) all action required to be taken by, or on the part of People's to authorize the execution, delivery and performance of the Merger Agreement by People's and the consummation of the transactions contemplated thereby shall have been duly and validly taken by the Board of Directors of People's and the shareholders of People's; (c) the shares of People's Common Stock to be issued in the Merger shall have been approved for inclusion for quotation on Nasdaq, subject to official notice of issuance; and (d) NFC shall have received opinions of counsel (i) in respect of certain tax matters and (ii) covering matters customarily covered in opinions of counsel in transactions of the type contemplated by the Merger Agreement.

TERMINATION OF THE MERGER AGREEMENT

     The Merger Agreement may be terminated at any time prior to the Effective Time (whether before or after the approval of the Merger Agreement and the transactions contemplated thereby by the shareholders of People's or NFC): (a) by mutual consent of People's and NFC in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board; (b) by either People's or NFC upon written notice to the other party (i) 45 days after the date on which any request or application for a regulatory permit, approval or waiver required to consummate the Merger is denied or withdrawn at the request or recommendation of the governmental entity which must grant such requisite regulatory approval or (ii) 45 days after the date on which People's determines that any such permit, approval or waiver is subject to a Burdensome Condition, unless within the 45-day period following such denial, withdrawal or determination a petition for rehearing or an amended application has been filed with the applicable governmental entity, provided that such denial or request or recommendation for withdrawal shall not be due to the failure of the party seeking to terminate the Merger Agreement to perform or observe in any material respect the covenants and agreements of such party set forth therein; (c) by either People's or NFC if the Merger has not been consummated on or before June 30, 1998, unless the failure of the Closing to occur by such date is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe in any material respect the covenants and agreements of such party set forth therein; (d) by NFC if (i) a material adverse change has occurred in the business, operations, assets, or financial condition of People's taken as a whole from that disclosed by People's in People's quarterly report on Form F-4 for the period ended June 30, 1997, (ii) there is a material breach in any representation, warranty, covenant, agreement or obligation of People's under the Merger Agreement and such breach has not been or cannot be remedied within 30 days after receipt by People's of notice in writing from NFC to People's specifying the nature of such breach and requesting that it be remedied, (iii) the Board of Directors of People's fails to recommend or has withdrawn, modified or changed in a manner adverse to NFC its recommendation of the Merger Agreement and the Merger and the transactions contemplated thereby, or (iv) any approval of the shareholders of People's contemplated by the Merger Agreement has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof; (e) by People's if (i) a material adverse change has occurred in the business, operations, assets or financial condition of NFC and its subsidiaries taken as a whole from that disclosed by NFC in NFC's quarterly report on Form 10-Q for the period ended June 30, 1997;
(ii) there is a material breach in any representation, warranty, covenant, agreement or obligation of NFC under the Merger Agreement and such breach has not been or cannot be remedied within 30 days after receipt by NFC of notice in writing from People's specifying the nature of such breach and requesting that it be remedied; (iii) the Board of Directors of NFC fails to recommend or has withdrawn, modified or changed in a manner adverse to People's its recommendation of, the Merger Agreement and the Merger and the transactions contemplated thereby; or (iv) any approval of the shareholders of NFC contemplated by the Merger Agreement has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof; (f) by People's if any waiver of the Federal Reserve Board which is requested with respect to the consummation of the Merger and the other transactions contemplated by the Merger Agreement has been denied, contains a Burdensome Condition, or in People's reasonable judgment, after consultation with outside counsel, is unlikely to be received without the imposition of a Burdensome Condition; or (g) by NFC, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the 10-day period commencing with the date on which the last of the regulatory approvals required for consummation of the Merger occurs (the 'Determination Date'), if

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
the Valuation Period Market Value on the Determination Date is less than $20.91 (a 'Termination Event').

     If NFC elects to exercise its termination right described in (g) above, it shall give prompt written notice to People's (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned 10-day period). During the 7-day period commencing with its receipt of such notice, People's will have the option of increasing the consideration to be received by holders of NFC Common Stock by increasing the Aggregate Consideration (whether by means of increasing the Stock Amount or the cash portion of the Aggregate Consideration) such that the Aggregate Consideration will be at least equal to (1) the Threshold Stock Value plus (2) the Base Cash Consideration plus the Cash Adjustment, if any, minus (3) the Aggregate Option Settlement Amount. If within such 7-day period, People's increases the consideration in accordance with the foregoing, it shall give prompt written notice to NFC of such election and the revised Exchange Ratio, whereupon no termination will have occurred pursuant to the termination right described in
(g) above, and the Merger Agreement will remain in effect in accordance with its terms (except as the Exchange Ratio will have been so modified).

     For purposes of the procedures described in the immediately preceding paragraph the following terms are defined in the Merger Agreement as follows:

          'Stock Value' means the Stock Amount (determined after giving effect to the adjustments described in 'Adjustment to Consideration') times the Valuation Period Market Value.

          'Threshold Stock Value' means the Stock Value determined at a Valuation Period Market Value equal to $20.91.

     Whether a Termination Event will occur will not be known until the Valuation Date. If such date were the date of this Joint Proxy Statement-Offering Memorandum, no such right of termination would exist. The NFC Board has made no decision as to whether it would exercise its termination right in the event of a Termination Event, and the People's Board has made no decision as to whether it would exercise its correlative right to increase the Aggregate Consideration. In the event a Termination Event occurs, each of the People's Board and the NFC Board would, consistent with its fiduciary duties, take into account all relevant facts and circumstances as they exist at such time, and would consult with its respective financial advisors and legal counsel. Approval of the Merger Agreement by the NFC Shareholders at the NFC Special Meeting, and by the People's Shareholders at the People's Special Meeting, will confer on the NFC Board and the People's Board, respectively, the power, consistent with the fiduciary duties of such Boards, to elect to consummate the Merger notwithstanding the occurrence of a Termination Event (in the case of the NFC Board) or to elect to increase the Aggregate Consideration should NFC exercise its termination right (in the case of the People's Board) without any further action by or resolicitation of the votes of, the shareholders of NFC or People's, as the case may be.

     In the event of termination of the Merger Agreement by either People's or NFC in accordance with its terms, the Merger Agreement will become void and have no further effect except (i) the provisions of the Merger Agreement providing for continued confidentiality of confidential information, indemnification, allocation of expenses and the payment to NFC described in ' -- Expenses; Payment to NFC' will survive any termination of the Merger Agreement, (ii) the Stock Option Agreement and the NFC Fee Agreement will survive and be subject to the termination and other provisions thereof, and (iii) no party will be relieved or released from any liabilities or damages arising out of its breach of any representation, warranty, or other provision of the Merger Agreement.

AMENDMENT; EXTENSION; WAIVER

     Subject to compliance with applicable law, the Merger Agreement may be amended by the parties by action taken or authorized by their respective Boards of Directors at any time before or after approval of the matters presented in connection with the Merger by the shareholders of NFC or People's, provided that after any approval of the transactions contemplated by the Merger Agreement by NFC's shareholders, there may not be, without further approval of such shareholders, any amendment of the Merger Agreement which reduces the amount or changes the form of the

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
consideration to be delivered to NFC's shareholders under the Merger Agreement in any material respect other than as contemplated by the Merger Agreement.

     At any time prior to the Effective Time, each party, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained therein (other than those which the Merger Agreement explicitly provides cannot be waived, see ' -- Conditions to the Merger'), provided that after any approval of the Merger Agreement and the transactions contemplated thereby by NFC's shareholders, there may not be, without further approval of such shareholders, any extension or waiver of the Merger Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to NFC's shareholders under the Merger Agreement in any material respect other than as contemplated by the Merger Agreement.

EXPENSES; PAYMENT TO NFC

     All costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses, except that printing expenses and Commission filing fees will be shared equally between NFC and People's.

     The Merger Agreement provides that, if People's terminates the Merger Agreement under the circumstances described below, People's will make a payment to NFC as follows. If People's terminates the Merger Agreement because any requested waiver of the Federal Reserve Board has been denied, contains a Burdensome Condition, or in People's reasonable judgment, after consultation with outside counsel, is unlikely to be received without the imposition of a Burdensome Condition, People's will pay to NFC a cash fee of (i) $5 million if such termination occurs on or prior to March 3, 1998, (ii) $8 million if such termination occurs from March 4, 1998 through and including June 2, 1998, or
(iii) $9 million if such termination occurs from June 3, 1998 through and including June 30, 1998. If NFC terminates the Merger Agreement because the Merger has not been consummated on or before June 30, 1998 (as described in ' -- Termination of the Merger Agreement'), and as of June 30, 1998 any requested waiver of the Federal Reserve Board has not been received or contains a Burdensome Condition, People's will pay to NFC a cash fee of $9 million, provided that no such fee will be payable if any fee is payable under the circumstances described in the immediately preceding sentence.

     People's and Holdings have obtained a waiver from the Federal Reserve Board of any requirement that People's or Holdings file an application under the BHCA, or that People's register as a bank holding company, in connection with the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The obligations of People's, NFC and NSS to consummate the Merger are subject to the receipt of the opinions of tax counsel outlined below. None of People's, NFC or NSS has requested or will request an advance ruling from the Internal Revenue Service (the 'IRS') as to the tax consequences of the Merger. The opinions of tax counsel outlined below are not binding on the IRS or the courts, and there can be no assurance that the IRS will not challenge the conclusions expressed in such opinions, or that a court will not sustain such a challenge.

     The obligation of People's to consummate the Merger is conditioned on the receipt by People's of an opinion of its counsel, Cleary, Gottlieb, Steen & Hamilton, to the effect that under federal law as currently in effect, (a) the proposed Merger will qualify for treatment as a tax-free reorganization under
Section 368 of the Code; and (b) no gain or loss will be recognized by People's upon the Merger. See 'THE MERGER -- Conditions to the Merger.' In the event that
(i) People's fails to receive the foregoing tax opinion, (ii) People's determines to waive this condition to its obligation to consummate the Merger, and (iii) the material federal income tax consequences to People's are different than those described herein, People's will resolicit the People's Shareholders prior to consummation of the Merger.

     The obligations of NFC and NSS to consummate the Merger are conditioned on the receipt by NFC of an opinion of its counsel, Day, Berry & Howard, to the effect that under federal law as currently in effect, (a) the Merger will qualify for treatment as a tax-free reorganization under Section 368 of the Code; (b) no gain or loss will be recognized by NFC or NSS upon the Merger; and (c) no gain or loss will be recognized by the shareholders of NFC with respect to the stock portion of the consideration received upon consummation of the Merger. See 'THE
MERGER -- Conditions to the Merger.' In the event that (i) NFC fails to receive the foregoing tax opinion; (ii) NFC and NSS determine to waive this condition to their obligations to consummate the Merger, and (iii) the material federal income tax consequences to NFC, NSS or the NFC Shareholders are different than those described herein, NFC will resolicit the NFC Shareholders prior to consummation of the Merger.

     The above-described tax opinions will be based upon certain customary representations and assumptions (including satisfaction of the continuity of interest requirement) to be referred to in the opinion letters.

     A holder of shares of NFC Common Stock who exchanges such shares solely for shares of People's Common Stock would recognize neither gain nor loss on such exchange. Gain, if any, realized by a holder of shares of NFC Common Stock upon the exchange of such shares for a combination of shares of People's Common Stock and cash would be recognized to the extent of the lesser of the total amount of gain realized or the amount of cash received, but no loss would be recognized by such holder on such exchange. A holder of NFC Common Stock who receives only cash in the Merger would recognize any gain realized and would be permitted to recognize any loss realized.

     Any gain recognized by a shareholder of NFC who received a combination of People's Common Stock and cash pursuant to the Merger will be treated as capital gain if the NFC Common Stock exchanged was held as a capital asset at the Effective Time, unless the receipt of the cash has the effect of the distribution of a dividend for federal income tax purposes, in which case such recognized gain will be treated as ordinary dividend income to the extent of such shareholder's ratable share of NFC's accumulated earnings and profits. For purposes of determining whether the cash received pursuant to the Merger will be treated as a dividend for federal income tax purposes, a shareholder of NFC will be treated as if such shareholder first exchanged all of such shareholder's shares solely for People's Common Stock and then People's immediately redeemed a portion of such People's Common Stock in exchange for the cash such shareholder actually received. In most circumstances, gain recognized by a shareholder of NFC who exchanges such shareholder's shares for a combination of People's Common Stock and cash will be capital gain.

     Cash received by a holder of shares of NFC Common Stock in lieu of any fractional share interest in People's Common Stock will result in the recognition of gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the adjusted tax basis of NFC Common Stock allocable to such fractional share interest. Such gain or loss will constitute capital gain or loss, provided that such NFC Common Stock was held as a capital asset as of the Effective Time.

     The tax basis of the shares of People's Common Stock received by holders of shares of NFC Common Stock upon the exchange of such shares pursuant to the Merger will be the same as the tax basis of the shares of NFC Common Stock exchanged, increased by the amount of any gain recognized (whether treated as capital gain or a dividend) and decreased by the amount of any cash received. The holding period of such shares of People's Common Stock will include the period that such shares of NFC Common Stock were held by the holder, provided that such shares of NFC Common Stock were held by the holder as a capital asset as of the Effective Time.

     THE FOREGOING IS A SUMMARY OF THE MATERIAL ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED MERGER UNDER THE CODE AND IS FOR GENERAL INFORMATION ONLY. IT DOES NOT INCLUDE CONSEQUENCES OF STATE, LOCAL OR OTHER TAX LAWS OR CONSEQUENCES TO PARTICULAR SHAREHOLDERS HAVING SPECIAL SITUATIONS. SHAREHOLDERS OF NFC SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE AND LOCAL TAX LAWS AND TAX CONSEQUENCES OF SUBSEQUENT SALES OF PEOPLE'S COMMON STOCK.

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
INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of the Boards and management of NFC and NSS may be deemed to have interests in the Merger that are in addition to their interests as NFC Shareholders. The NFC Board was aware of these interests in approving the Merger Agreement and the transactions contemplated thereby.

     Directors of NFC and NSS. Effective July 1, 1997, the NFC Board and the Board of Directors of NSS (the 'NSS Board') adopted the Outside Director Retainer Continuation Plan for Norwich Financial Corp. and The Norwich Savings Society (the 'Director Continuation Plan'). The Director Continuation Plan benefits each director of NFC and NSS who is not an employee of NFC or NSS and who has served as a director for at least one year. The Director Continuation Plan provides that upon termination of service as a director, the director or his or her beneficiary shall receive a benefit equal to the product of (x) the number of completed years of service on the NFC Board or the NSS Board, as the case may be, not to exceed ten and (y) the amount of the annual retainer then in effect for directors of NFC or NSS, as the case may be; however, persons who became directors after July 1, 1997 are limited to five years of service. Upon a change-in-control of NFC (which will result from the Merger), the benefit is paid in a lump sum. Otherwise, payment is made in quarterly installments over a period corresponding to the number of years of the director's service. The current annual retainer paid to NFC directors is $8,000. Directors do not receive any additional annual retainer for membership on the NSS Board. Upon consummation of the Merger, each of Messrs. Duevel, Halsey, Lowney, Ramsdell, Reed and Shapiro will be entitled to receive a lump sum payment of $80,000.

     NFC's directors were permitted to defer receipt of directors' fees pursuant to deferred compensation agreements adopted by the NSS Board and made effective in 1987 and 1990. Under the 1987 agreements, directors deferred their annual fees over a four-year period. Deferred amounts were invested in life insurance policies owned by NSS. Benefits are payable upon retirement, termination, disability or death in defined monthly installments over a period of 120 months. Under the 1990 agreements, deferred amounts are credited with an annual rate of return of 11% and the accumulated deferred amounts are payable, either in a lump sum or in ten annual installments, as determined by NSS, upon retirement, termination, disability or death. NSS invested the deferred amounts in life insurance policies owned by NSS. No deferrals were made under the 1990 agreements after June 30, 1995. Five of the current members of the NSS Board and the NFC Board have deferred fees under the 1990 agreements. Four current directors have deferred fees under the 1987 agreements. Prior to the Effective Time, the NSS Board and the NFC Board will amend and restate the 1987 and 1990 agreements in the form of one consolidated 1998 agreement for each director. Substantive amendments to the agreements will be the substitution, effective September 3, 1997, of an 8 1/2% assumed earnings rate for amounts deferred under the 1990 agreements and a guaranty that payments will be made over a ten-year period.

     Effective July 1, 1995, NSS adopted a new non-qualified deferred compensation plan known as the Non-Qualified Deferred Compensation Plan (the 'Deferred Compensation Plan') for the benefit of directors and certain key employees of NFC and NSS. Under the Deferred Compensation Plan, deferred amounts are allocated to accounts which are deemed to be invested, at the participant's direction, in investment funds held by a rabbi trust which NSS has established to satisfy its obligation with respect to benefits promised under the terms of the Deferred Compensation Plan. Each participant's account is adjusted by the gains and losses attributable to the investment of the account in the funds selected by the participant which are held by the rabbi trust. The account balance is payable to the participant in ten annual installments. A participant may designate an irrevocable payment commencement date at the time he or she elects to participate in the Deferred Compensation Plan. If the participant does not indicate a payment commencement date, payment begins at age 65 or, in the case of an employee, such earlier date as the participant terminates employment. A participant may petition to receive a single lump sum distribution. The decision to grant such request will be made by the NSS Board or its delegate. Benefits also are payable to a participant's beneficiaries or estate if a participant dies prior to receiving his or her entire Deferred Compensation Plan account. Under the Merger Agreement, People's has agreed to maintain the Deferred Compensation Plan and related rabbi trust on the same or substantially similar terms until the end of the ten-year payment period for each of the participants.

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

     Under the Merger Agreement, one director of NFC, to be selected by the People's Board, will serve as an additional member of the People's Board (with an initial term ending not earlier than at the 1998 annual meeting of People's Shareholders and subject to reelection for a full three-year term). The Human Resources Committee of the People's Board has recommended the appointment of Jeremiah J. Lowney, Jr., D.D.S. as a director of People's. Also, pursuant to the Holdings Support Letter, Holdings will elect one individual serving on the NFC Board (other than the NFC director selected to serve on the People's Board) to serve as a member of Holdings' Board of Trustees. The election of this individual will be at Holdings' sole discretion after considering recommendations received from the NFC Board. It is anticipated that Holdings' Board of Trustees will appoint Martin C. Shapiro, a director of NFC, as a Trustee of Holdings. Mr. Shapiro, age 57, is a private investor and corporate consultant. He is the retired President and Chief Executive Officer of M.S. Chambers & Son, Inc., a rotogravure engraving, engineering and graphic arts tooling company. In addition, the non-employee Directors of NFC serving immediately prior to the Effective Time (other than Dr. Lowney) will be invited to serve on an advisory board to People's for the southeastern region of Connecticut after the Merger with an initial term ending at the 1998 annual meeting of People's Shareholders and subject to reelection annually.

     Under the Merger Agreement, each holder of an Option granted under a Stock Option Plan of NFC will be entitled to receive in settlement for each Option so held and not exercised prior to the Valuation Date a cash payment from People's in an amount equal to the excess, if any, of the Average Per Share Consideration over the per share exercise price of such Option, multiplied by the number of shares covered by each Option. Based upon the number of Options held as of January 7, 1998, and assuming that date had been the Valuation Date and the Per Share Cash Consideration and the Average Per Share Consideration therefore each would be $32.34 (see 'THE MERGER -- Merger Consideration'), Messrs. Duevel, Halsey, Lowney, Ramsdell, Reed and Shapiro would be entitled to payments of $433,452.50, $169,872.50, $316,127.50, $311,752.50, $433,452.50 and $433,452.50,
respectively, in exchange for Options previously granted to them under the NFC Stock Option Plans for outside directors.

     Executive Officers of NFC and NSS. Messrs. Dennis, Hartl, Brown and Dewey entered into employment agreements with NSS in 1986, and Ms. Cannata (together with Messrs. Dennis, Hartl, Brown and Dewey, the 'Executive' or 'Executives') entered into an employment agreement with NSS in 1989 (together with the employment agreements of Messrs. Dennis, Hartl, Brown and Dewey, the 'Agreement' or the 'Agreements'). Mr. Dennis is Chairman, President and Chief Executive Officer of NFC and NSS; Mr. Hartl is Executive Vice President, Treasurer and Chief Financial Officer of NFC and NSS; Mr. Brown was, until his retirement effective November 21, 1997, Senior Vice President, Lending of NSS; Mr. Dewey is Senior Vice President, Marketing and Branch Administration of NSS; and Ms. Cannata is Vice President and Corporate Secretary of NFC and Senior Vice President, General Administration and Corporate Secretary of NSS. The Agreements were amended and restated in 1995 and 1996 at which time NFC also became a party to the Agreements of Mr. Dennis, Mr. Hartl and Ms. Cannata. Under the Agreements, the term of employment for Mr. Dennis is a continuously renewing period of three years, the terms of employment for Mr. Hartl and Ms. Cannata are each continuously renewing periods of two years, and the term of employment for Mr. Dewey is, and for Mr. Brown was, a continuously renewing period of one year (all such terms of employment collectively referenced as the 'Term' or 'Terms'). A Term automatically ends if the Executive is terminated for Cause, as defined in the Agreement; voluntarily resigns other than for Good Reason as defined in the Agreement; suffers a Disability, also as defined the Agreement; retires in accordance with the retirement policy of NSS; dies; or attains the age of 65. Mr. Brown retired from service with NSS effective November 21, 1997. As a result, his Agreement was terminated and he was paid a $25,000 retirement bonus.

     At any time during the Term, NFC and/or NSS, depending on the Executive affected, may give written notice to the Executive of the desire to modify or amend the Agreement. If the Agreement has not been modified or amended within 60 days of such written notice, the Term of the Agreement will automatically be converted to a fixed period commencing after the expiration of the 60 days. The fixed period for Mr. Dennis is three years. The fixed periods for Mr. Hartl and Ms. Cannata are each two years, and the fixed period for Mr. Dewey is one year. In addition, the Terms of Messrs. Hartl and Dewey and (effective September 3,
1997) Ms. Cannata automatically extend for one additional year on the date of a Change-in-Control of NSS as defined in the Agreements. (A Change-in-Control will result

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
from the Merger.) Such automatic extensions, however, would not be effective for any subsequent or successive Change-in-Control.

     The Agreements provide that if the Executive's employment is terminated other than for Cause or Disability, or if the Executive voluntarily resigns for Good Reason, the Executive will receive, in addition to certain other benefits, severance pay equal to his or her then base salary through the remainder of the Term. From the Executive's severance pay would be subtracted amounts payable to the Executive under any NSS severance pay plan, if there is such a plan in effect at that time. In the case of Mr. Dennis, he also would be paid on termination: (i) an amount equal to the aggregate amount that NSS would have contributed on his behalf under the NSS Thrift Plan, assuming the Thrift Plan had remained in effect and Mr. Dennis had continued to be employed by NSS until the end of his Term; and (ii) an amount equal to the discounted present value of the difference between the annual benefits that he would have received under the NSS Retirement Plan and any Supplemental Retirement Plan if Mr. Dennis had continued to be employed by NSS until the end of his Term and the annual benefits actually payable to Mr. Dennis under the NSS Retirement Plan and any Supplemental Plan.

     In the event the Executive's employment is terminated by NSS during the Term for any reason other than Cause or Disability, or if the Executive voluntarily resigns for Good Reason, severance pay due to the Executive under the Agreement is payable, at the option of NSS, either in installments in accordance with the normal payroll practices of NSS or in a lump sum equal to the commuted value of such salary determined by discounting all payments at a rate equal to the bond equivalent yield of the latest two-year Treasury Bill auctions. If the Executive's termination were to occur after a Change-in-Control, the severance payment would be a lump sum calculated without the previously described discount. In the event of a Change-in-Control, each Agreement provides that total payments to an Executive will not exceed the amount that would constitute an 'excess parachute payment' within the meaning of
Section 280G of the Code. An independent certified public accounting firm retained by NSS will determine whether any payment to an Executive would constitute an 'excess parachute payment.'

     The Agreements also contain confidentiality provisions effective following termination of employment, as well as non-competition provisions prohibiting each of the Executives from obtaining employment in a competing business in the market area of NSS for a period of two years for Messrs. Dennis and Hartl and Ms. Cannata and one year for Mr. Dewey. In the event that Ms. Cannata's employment terminates after a Change-in-Control, Ms. Cannata's non-competition period is one year.

     NSS and NFC amended the Agreements of Messrs. Dennis and Hartl and Ms. Cannata effective September 3, 1997. The Agreement of Mr. Dennis was amended to provide that on termination of employment, Mr. Dennis will receive, in a lump sum payment, the value of his agreement to keep certain information confidential and his covenant not to compete, with the amount to be determined by an independent certified public accounting firm retained by NSS. Any amount so determined reduces severance payments otherwise payable to Mr. Dennis. Mr. Dennis's Agreement was also amended to give him the right to select the order in which benefits payable under the Agreement would be reduced or eliminated to avoid the payment to him of any excess parachute payments within the meaning of
Section 280G of the Code.

     Mr. Hartl's Agreement was amended to provide that on termination of employment, Mr. Hartl will receive, in a lump sum payment, the value of his agreement to keep certain information confidential and his covenant not to compete, with the amount to be determined by an independent certified public accounting firm retained by NSS. Any amount so determined reduces severance payments otherwise payable to Mr. Hartl. Mr. Hartl's Agreement also was amended to contain the provisions described above in items (i) and (ii) under the discussion of Mr. Dennis's Agreement. Mr. Hartl's Agreement was further amended to give him the right to select the order in which benefits payable under the Agreement would be reduced or eliminated to avoid the payment to him of any excess parachute payments within the meaning of Section 280G of the Code.

     Ms. Cannata's Agreement also was amended. The amendment to Ms. Cannata's Agreement is identical to that described above for Mr. Hartl and, in addition, the Term of her Agreement was extended one year in the event that there is a Change-in-Control with respect to NSS, thus extending the Term from two years to three years in the event of a Change-in-Control.

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
     NFC, NSS and People's have mutually agreed that NSS will pay to Mr. Dennis at or before the Effective Time an amount equal to the value of his Agreement, estimated to be approximately $950,000, in consideration of his release of all rights he may have under the Agreement. Mr. Dennis and People's expect to enter into a new employment agreement after the Effective Time pursuant to which Mr. Dennis will be employed for a term of three years as a Senior Vice President of People's with responsibilities for the Norwich Region. It is expected that Mr. Dennis will receive an annual base salary of approximately $215,000 during the term of the new agreement. If People's terminates Mr. Dennis' employment for any reason other than Cause, death or Disability or if Mr. Dennis resigns for Good Reason, as such terms are expected to be defined in the new agreement, it is expected that People's will pay to Mr. Dennis his salary for the remainder of the term of the new agreement. If People's terminates Mr. Dennis' employment for Cause, death or Disability or if Mr. Dennis resigns without Good Reason, it is expected that People's will pay to Mr. Dennis, or his beneficiary in the event of his death, an amount equal to approximately $2,500 times the number of months remaining under the unexpired term of the new agreement. If Messrs. Hartl or Dewey or Ms. Cannata is terminated other than for Cause or Disability, or if they voluntarily resign for Good Reason, it is estimated that they would be entitled to be paid approximately $683,000, $211,000 and $410,000, respectively, under the Agreements. These amounts reflect the additional benefits described above payable by reason of the extension of their Agreements for one additional year on account of a change-in-control, which would occur upon the consummation of the Merger.

     Richard R. Cascio, Senior Vice President, Lending of NSS, entered into a severance pay agreement with NSS in February 1988 that becomes effective upon a change in control of NSS, which would occur upon the consummation of the Merger. Under the severance pay agreement, if Mr. Cascio's employment is terminated during the one-year period that begins on the date of the change in control for any reason other than Cause, Disability, death or retirement or if Mr. Cascio resigns for Good Reason, as such terms are defined in the agreement, NSS will pay Mr. Cascio a lump sum amount equal to his annualized compensation for the year in which the change in control occurs. The agreement contains noncompetition provisions prohibiting Mr. Cascio from obtaining employment in a competing business in New London, Windham or Tolland Counties, Connecticut, during the term of the agreement and for a period of one year after his termination. If Mr. Cascio's employment is terminated other than for Cause, Disability, death or retirement or if he resigns for Good Reason during the one-year period following the Effective Time, he would be entitled to receive approximately $100,000.

     Under the Merger Agreement, each holder of an Option granted under a Stock Option Plan of NFC will be entitled to receive in settlement for each Option not exercised prior to the Valuation Date a cash payment from People's in an amount equal to the excess, if any, of the Average Per Share Consideration over the per share exercise price of such Option, multiplied by the number of shares covered by such Option. Based upon the number of Options held as of January 7, 1998, and assuming that date had been the Valuation Date and the Per Share Cash Consideration and the Average Per Share Consideration therefore each would be $32.34 (see 'THE MERGER -- Merger Consideration'), Messrs. Dennis, Hartl, Brown, Cascio and Dewey and Ms. Cannata would be entitled to receive $1,078,801.75, $458,934.75, $125,970.00, $192,441.00, $334,315.00 and $473,711.50,
respectively, in exchange for Options previously granted to them under NFC's Stock Option Plans; Richard W. Dennison, Senior Vice President of NSS, would receive $162,935.00 in exchange for Options previously granted to him under NFC's Stock Option Plans (Mr. Dennison is not a party to employment or severance pay agreements); and all executive officers of NFC as a group would be entitled to receive $2,827,109.00 in settlement of such Options.

     People's has agreed to indemnify the present and former officers and directors of NFC and NSS to the fullest extent permitted by Connecticut law, the People's Articles of Incorporation and the People's Bylaws with respect to claims, actions or proceedings arising out of actions or omissions occurring as of or prior to the Effective Time. For six years following the Effective Time, People's has agreed to provide, subject to certain limitations set forth in the Merger Agreement, that portion of directors' and officers' liability insurance that serves to reimburse the present and former directors and officers of NFC and NSS with respect to claims arising from facts or events which occurred prior to the Effective Time.

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

     Other Employees of NFC and NSS. Under the Merger Agreement, People's will amend its retirement plans to provide that for former employees of NFC and NSS hired by People's, the employee's period of employment with NSS or NFC or banks with which they merged will be considered employment with People's for purposes of satisfying the waiting period for eligibility, vesting requirements and service requirements for early retirement or disability benefits under People's retirement plans. People's also has agreed that with the exception of its Enhanced Senior Pension Plan, all benefits payable by People's to former employees of NSS and NFC under any retirement plan maintained by People's will not be offset by any benefits accrued by employees of NSS or NFC before the Effective Time. People's has further agreed not to amend any frozen or terminated retirement plan maintained by NSS or NFC except to make changes required by law, affecting plan administration, necessary for plan qualification or to effect a plan merger. In the event of any plan merger, any outstanding participant promissory notes related to participant loans will be transferred to the surviving plan. Service with NSS or NFC will be taken into account under People's vacation and other benefit programs.

     In addition, under the Merger Agreement, employees of NSS who are not offered jobs that are comparable in compensation and responsibilities and that do not require a commute exceeding 25 miles or the employee's current commute, if greater (except for jobs at existing NSS facilities), and who remain employed by NSS until the Effective Time, will be paid severance amounts equal to two weeks' salary for each full year of employment with NSS (plus a fraction for any partial year based on the number of full months completed). In addition, non-officer employees will receive a minimum benefit of two to four weeks' salary, and officers will receive a minimum benefit of eight weeks' salary. NSS employees who are employed by People's after the Effective Time but who are terminated without cause by People's within one year following the Effective Time will receive the above-described severance payment.

     Also, under the Merger Agreement, NSS will pay annual bonuses under its existing incentive bonus plan for 1997 that will not exceed $210,000 in the aggregate.

     Further, under the Merger Agreement, NSS employees mutually agreed upon by People's, NSS and NFC who are employed by NSS and People's until an agreed upon release date following the Merger will be paid a retention bonus in an amount agreed upon by People's, NSS and NFC.

THE STOCK OPTION AGREEMENT

     As an inducement to People's to enter into the Merger Agreement, and in consideration of People's undertaking of efforts in furtherance of the transactions contemplated thereby, NFC (as issuer) entered into the Stock Option Agreement with People's (as grantee), pursuant to which NFC granted to People's the NFC Option to purchase from NFC up to 1,081,036 shares of NFC Common Stock (subject to adjustment in certain circumstances, but in no event to exceed 19.9% of the shares of NFC Common Stock outstanding upon any exercise of such option) at a price of $25.00 per share. The $25.00 exercise price was determined through negotiations, taking into account the closing sale price of NFC Common Stock on the date on which agreement was reached with respect to certain key economic terms of the Merger, subject to agreement on additional terms, completion of definitive agreements and approval of the Merger by the People's Board and the NFC Board. The purchase of any shares of NFC Common Stock pursuant to the NFC Option is subject to compliance with applicable law, including the receipt of necessary approvals under the BHCA.

     If People's is not in material breach of the Stock Option Agreement or the Merger Agreement and if no injunction or other court order against delivery of the shares covered by the NFC Option is in effect, People's may exercise the NFC Option, in whole or in part, at any time and from time to time following the happening of certain events (each a 'Purchase Event'), including: (1) without People's prior written consent, NFC taking certain actions (each an 'Acquisition Transaction'), including authorizing, recommending, proposing or entering into an agreement with any third party to effect (a) a merger, consolidation or similar transaction involving NFC or any of its significant subsidiaries, (b) the sale, lease, exchange or other disposition of 25% or more of the consolidated assets or deposits of NFC and its subsidiaries, or (c) the issuance, sale or other disposition of securities representing 25% or more of the voting power of NFC or any of its significant subsidiaries, in each case except as otherwise

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
permitted by the Stock Option Agreement; or (2) any third party acquiring or having the right to acquire securities representing 25% or more of the voting power of NFC or any of its significant subsidiaries, except as otherwise permitted by the Stock Option Agreement; provided that the NFC Option will terminate upon the earliest to occur of certain events, including: (A) consummation of the Merger; (B) termination of the Merger Agreement prior to the happening of a Purchase Event or Preliminary Purchase Event (as hereafter defined) (other than a termination by People's under certain circumstances described in the Stock Option Agreement (a 'Default Termination')); (C) 15 months after a Default Termination; (D) 15 months after termination of the Merger Agreement (other than by reason of a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; (E) the date on which the shareholders of People's have voted and failed to approve the Merger Agreement (unless NFC is then in material breach of its covenants or agreements contained in the Merger Agreement, or unless prior to such date the shareholders of NFC have also voted and failed to approve the Merger Agreement); (F) termination of the Merger Agreement by NFC because the Board of Directors of People's has failed to recommend or has withdrawn, modified or changed in a manner adverse to NFC its recommendation of the Merger Agreement and the Merger and the transactions contemplated thereby (see ' -- Termination of the Merger Agreement'); or (G) termination of the Merger Agreement by People's because any requested waiver of the Federal Reserve Board has been denied, contains a Burdensome Condition or in the reasonable judgment of People's, after consultation with outside counsel, is unlikely to be received without the imposition of a Burdensome Condition (see ' -- Termination of the Merger Agreement').

     The term 'Preliminary Purchase Event' is defined in the Stock Option Agreement to mean the occurrence of certain events, including: (1) commencement by any third party of a tender or exchange offer to purchase 15% or more of the outstanding shares of NFC Common Stock; (2) failure of the shareholders of NFC to approve the Merger Agreement or the failure of the NFC Special Meeting to have been held or cancellation of such meeting prior to the termination of the Merger Agreement, or the NFC Board withdrawing or modifying in any manner adverse to People's the recommendations of the NFC Board with respect to the Merger Agreement, in each case after public announcement that a third party has:
(a) proposed to engage in an Acquisition Transaction, or (b) commenced a tender offer or exchange offer to purchase 15% or more of the outstanding shares of NFC Common Stock, or (c) filed an application under certain federal statutes relating to the regulation of banks and other financial institutions or their holding companies, to engage in an Acquisition Transaction; (3) the making of any third party proposal to NFC or its shareholders, publicly or in any writing that becomes publicly disclosed, to engage in an Acquisition Transaction; (4) after a proposal by a third party to NFC or its shareholders to engage in an Acquisition Transaction, NFC's breach of any representation or covenant in the Merger Agreement which would entitle People's to terminate the Merger Agreement;
(5) any third party filing an application with any federal or state bank authority for approval to engage in an Acquisition Transaction; or (6) NFC or any of its directors, officers or agents invites, encourages or solicits a tender or exchange offer or a Takeover Proposal (as defined in the Merger Agreement).

     To the knowledge of NFC and People's, no Purchase Event or Preliminary Purchase Event has occurred as of the date of this Joint Proxy
Statement-Offering Memorandum.

     Until such time as the right to exercise the NFC Option terminates, and subject to the receipt of any required regulatory approvals, at the request of the holder at any time commencing upon the first occurrence of a Repurchase Event (as defined below) and ending twelve months immediately thereafter, NFC is required to repurchase from the holder (i) the NFC Option and (ii) all shares of NFC Common Stock purchased by the holder pursuant to the Stock Option Agreement with respect to which the holder then has beneficial ownership. The repurchase will be at an aggregate price equal to the sum of: (x) the aggregate exercise price paid by the holder for any shares of NFC Common Stock acquired pursuant to the NFC Option with respect to which the holder then has beneficial ownership,
(y) the excess, if any, of (A) the Applicable Price (as defined below) for each share of NFC Common Stock over (B) the exercise price (subject to adjustment as provided in the Stock Option Agreement), multiplied by the number of shares of NFC Common Stock with respect to which the NFC Option has not been exercised, and (z) the excess, if any, of the Applicable Price over the exercise price (subject to adjustment as provided in the Stock Option Agreement) paid (or, in the case of shares of NFC Common Stock covered by the NFC Option with respect to which the NFC Option has been exercised

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
but the closing date for such purchase has not occurred, payable) by the holder for each share of NFC Common Stock with respect to which the NFC Option has been exercised and with respect to which the holder then has beneficial ownership, multiplied by the number of such shares. As used in the Stock Option Agreement, the term 'Applicable Price' means the highest of (i) the highest price per share of NFC Common Stock paid for any such share by the person or groups described in subsection (x) of the definition of Repurchase Event (as defined below), (ii) the price per share of NFC Common Stock received by holders of NFC Common Stock in connection with any merger or other business combination transaction described in subsections (i) through (iii) in the next paragraph (with respect to substitute options), or (iii) the highest closing sale price per share of NFC Common Stock on Nasdaq (or if NFC Common Stock is not traded on Nasdaq, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by the holder) during the 40 business days preceding the date upon which the holder exercises the repurchase right described in this paragraph. In the event of a sale of less than all of NFC's assets, the Applicable Price will be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of NFC as determined by a nationally recognized investment banking firm selected by People's and reasonably acceptable to NFC, divided by the number of shares of the NFC Common Stock outstanding at the time of such sale. As used in the Stock Option Agreement a 'Repurchase Event' occurs if (i) any person (other than People's or any subsidiary of People's) acquires beneficial ownership of (as such term is defined in Rule l3d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any 'group'(as such term is defined under the Exchange Act) is formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of NFC Common Stock, or (ii) any of the merger or other business combination transactions described in subsections (i) through (iii) in the next paragraph (with respect to substitute options) is consummated.

     In the event that prior to the termination of the Stock Option Agreement, NFC enters into an agreement (i) to consolidate with or merge into any person, other than People's or one of its subsidiaries, and will not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than People's or one of its subsidiaries, to merge into NFC with NFC as the continuing or surviving corporation, but, in connection therewith, the then outstanding shares of NFC Common Stock are changed into or exchanged for stock or other securities of NFC or any other person or cash or any other property, or the outstanding shares of NFC Common Stock after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than People's or one of its subsidiaries, then such agreement will provide that the NFC Option be converted or exchanged for an option (a 'Substitute Option') to purchase shares of common stock of, at the holder's option, either (x) the continuing or surviving corporation of a merger or consolidation or the transferee of all or substantially all of NFC's assets, or (y) any person controlling such continuing or surviving corporation or transferee. The number of shares subject to the Substitute Option and the exercise price per share will be determined in accordance with a formula in the Stock Option Agreement. To the extent possible, the Substitute Option will contain terms and conditions that are the same as those in the Stock Option Agreement.

     Notwithstanding anything to the contrary contained in the Stock Option Agreement, in no event will People's Total Profit (as defined below) exceed $3 million and, if it otherwise would exceed such amount, People's, at its sole election, will either (i) reduce the number of shares of NFC Common Stock subject to the NFC Option, (ii) deliver to NFC for cancellation the shares of NFC Common Stock purchased pursuant to the NFC Option, (iii) pay cash to NFC, or
(iv) any combination thereof, so that People's will not actually realize Total Profit in excess of $3 million after taking into account the foregoing actions. In addition, the NFC Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than $3 million; provided, that this limitation will not restrict any exercise of the NFC Option permitted by the Stock Option Agreement on any subsequent date.

     The term 'Total Profit' is defined in the Stock Option Agreement to mean the aggregate amount (before taxes) of the following: (i) the amount received by People's pursuant to NFC's repurchase of the NFC Option (or any portion thereof), (ii) (x) the amount received by People's pursuant to NFC's

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
repurchase of shares of NFC Common Stock purchased pursuant to the NFC Option, less (y) People's purchase price for such shares, (iii) (x) the net cash amounts received by People's pursuant to the sale of NFC Common Stock purchased pursuant to the NFC Option (or any other securities into which such shares may be converted or exchanged) to any unaffiliated party, less (y) People's purchase price of such shares, (iv) any amounts received by People's on the transfer of the NFC Option (or any portion thereof) to any unaffiliated party, and (v) any equivalent amount with respect to the Substitute Option.

     The term 'Notional Total Profit' with respect to any number of shares of NFC Common Stock as to which People's may propose to exercise the NFC Option will be the Total Profit determined as of the date of such proposed exercise assuming that the NFC Option were exercised on such date for such number of shares and assuming that such shares, together with all other NFC Common Stock purchased pursuant to the NFC Option held by People's and its affiliates as of such date, were sold for cash at the closing market price for the NFC Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

     From and after the occurrence of a Purchase Event, NFC is required (but not more than once during any calendar year and subject to certain other conditions described in the Stock Option Agreement), if requested by any holder, including People's and any permitted transferee (a 'Selling Shareholder'), as expeditiously as possible to prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of NFC Common Stock or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the NFC Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, and NFC is required to use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws. The Selling Shareholder also has the right, as described in the Stock Option Agreement, to include the Selling Shareholder's shares in certain underwritten public offerings of NFC Common Stock by NFC after the exercise of the NFC Option. Except where applicable state law prohibits such payments, NFC will pay all expenses, excluding discounts and commissions but including liability insurance if NFC so desires or the underwriters so require, in connection with each registration described above.

     The Stock Option Agreement is attached hereto as Appendix B and is incorporated by reference herein, and reference is made thereto for the complete terms of the Stock Option Agreement and the NFC Option. The foregoing discussion is qualified in its entirety by reference to the Stock Option Agreement.

THE NFC FEE AGREEMENT

     As an inducement to People's to enter into the Merger Agreement, and in consideration of People's undertaking of efforts in furtherance of the transactions contemplated thereby, NFC entered into the NFC Fee Agreement with People's. Pursuant to the NFC Fee Agreement, NFC will pay People's a termination fee if the Merger Agreement is terminated in certain events. A cash fee of $7 million would generally become payable if, prior to a 'Nullifying Event' (as defined below), the Merger Agreement is terminated after or concurrently with a Purchase Event (as defined in the Stock Option Agreement, see ' -- The Stock Option Agreement'). The NFC Fee Agreement defines the term 'Nullifying Event' to mean any of the following events occurring and continuing at a time when NFC is not in material breach of any of its covenants or agreements contained in the Merger Agreement: (i) People's materially breached any of its covenants or agreements contained in the Merger Agreement such that NFC is entitled to terminate the Merger Agreement, (ii) the shareholders of People's having voted and failed to approve the Merger Agreement at the meeting of People's shareholders called for such purpose (unless the Merger Agreement has not been approved at the meeting of NFC shareholders which was held on or prior to such date called for such purpose), or (iii) the Board of Directors of People's having failed to approve or recommend the approval of the Merger Agreement or having withdrawn, modified or changed in any manner adverse to NFC its approval or recommendation of the approval of the Merger Agreement or having resolved or publicly announced its intention to do any of the foregoing.

     To the knowledge of NFC and People's, no Purchase Event has occurred as of the date of this Joint Proxy Statement-Offering Memorandum.

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
     The NFC Fee Agreement is attached hereto as Appendix C and is incorporated by reference herein, and reference is made thereto for the complete terms of the NFC Fee Agreement. The foregoing discussion is qualified in its entirety by reference to the NFC Fee Agreement.

     The Stock Option Agreement and the NFC Fee Agreement are intended to increase the likelihood that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. Consequently, certain aspects of the Stock Option Agreement and the NFC Fee Agreement may have the effect of discouraging persons who might now, or prior to the Effective Time, be interested in acquiring all of or a significant interest in NFC from considering or proposing such an acquisition, even if such persons were prepared to offer to pay consideration to shareholders of NFC which had a higher current market price than the consideration to be received for each share of NFC Common Stock pursuant to the Merger Agreement.

THE HOLDINGS SUPPORT LETTER

     As an inducement to NFC and NSS to enter into the Merger Agreement, and in consideration of their efforts in furtherance of the transactions contemplated thereby, Holdings has agreed in the Holdings Support Letter to vote all shares of People's Common Stock owned by Holdings in favor of the Merger Agreement and the Merger (subject to the conditions and events of termination specified in the Merger Agreement), and the transactions contemplated thereby, at any meeting of shareholders of People's called to consider and take action with respect thereto, provided that such agreement will terminate if the Board of Directors of People's fails to recommend, or modifies, withdraws or changes in a manner adverse to NFC its recommendation for approval of the Merger Agreement and the Merger.

     The Holdings Support Letter is attached hereto as Appendix D and is incorporated by reference herein, and reference is made thereto for the complete terms of the Holdings Support Letter. The foregoing discussion is qualified in its entirety by reference to the Holdings Support Letter.

AMENDMENT TO THE NFC RIGHTS AGREEMENT

     Each share of NFC Common Stock has attached to it an NFC Right issued pursuant to the NFC Rights Agreement. See 'COMPARATIVE RIGHTS OF SHAREHOLDERS OF PEOPLE'S AND NFC -- Rights Agreement.' In connection with the execution of the Merger Agreement, NFC amended the NFC Rights Agreement to provide, among other things, that (i) no holder of an NFC Right or Right Certificate or any NFC Common Stock may exercise an NFC Right prior to the Effective Time and (ii) all of the NFC Rights shall expire and cease to be exercisable at the Effective Time.

ACCOUNTING TREATMENT

     Upon consummation of the Merger, the transaction will be accounted for as a purchase, and all of the assets and liabilities of NFC will be recorded in People's consolidated financial statements at their estimated fair value at the Effective Time. The amount by which the purchase price paid by People's exceeds the fair value of the net assets acquired by People's through the Merger will be recorded as goodwill. Preliminary purchase accounting estimates made in connection with the preparation of the unaudited pro forma financial information included in this Joint Proxy Statement-Offering Memorandum indicated that the Merger would result in identifiable intangibles and goodwill of approximately $104.0 million and yearly amortization of identifiable intangibles and goodwill of approximately $5.8 million. The final purchase accounting adjustments, including the actual amount of goodwill and yearly amortization that will result from the Merger, will be made on the basis of appraisals and evaluations as of the Effective Time and therefore are likely to differ from the estimates set forth above. Identifiable intangibles will be amortized on a straight-line basis over the estimated remaining life of the acquired customer relationships and goodwill will be amortized on a straight-line basis over the estimated period benefited. People's consolidated financial statements will include the operations of NFC after the Effective Time. The unaudited pro forma financial information included in this Joint Proxy Statement-Offering Memorandum reflects the Merger using the purchase method of accounting. See 'COMPARATIVE UNAUDITED PER SHARE DATA,' 'SELECTED FINANCIAL DATA' and 'UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.'

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REGULATORY MATTERS

     FDIC. The Merger is subject to prior approval by the FDIC under the Federal Deposit Insurance Act (the 'FDIA'). The FDIA provides that no merger involving an insured depository institution may be approved which would result in a monopoly or (i) which would be in furtherance of any combination or conspiracy to monopolize, or to attempt to monopolize, the business of banking in any part of the United States, or (ii) whose effect in any section of the country may be substantially to lessen competition, or to tend to create a monopoly, or which in any other manner would be in restraint of trade, unless the FDIC finds that the anticompetitive effects of the proposed merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served. In conducting a review of any application for a merger, the FDIC is required to consider the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the community to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the FDIC must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions.

     The FDIC granted its approval of the Merger on December 29, 1997. The Merger may not be consummated until 15 days after the FDIC's approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the regulatory agency's approval unless a court specifically ordered otherwise. People's and NFC believe that the Merger does not raise substantial antitrust or other significant regulatory concerns.

     Connecticut. The Merger is subject to the approval of the Commissioner pursuant to Sections 36a-125 and 36a-184 of the CTBL. Applications for such approval have been filed with the Commissioner. Under applicable Connecticut law, in considering approval of the Merger, the Commissioner is required to determine whether the Merger will promote public convenience, whether benefits to the public clearly outweigh possible adverse effects, including, but not limited to, an undue concentration of resources and decreased or unfair competition, and whether the terms of the Merger are reasonable and in accordance with law and sound public policy. The Commissioner will approve the Merger if he determines that those requirements will be satisfied. The Commissioner may not approve the Merger, however, unless the Commissioner considers whether: (1) the investment and lending policies of the constituent corporations, or the proposed investment and lending policies of the Resulting Bank (as defined in the CTBL), are consistent with safe and sound banking practices and will benefit the economy of the state; (2) the services or proposed services of the Resulting Bank are consistent with safe and sound banking practices and will benefit the economy of the state; (3) the constituent corporations have sufficient capital to ensure, and agree to ensure, that the Resulting Bank will comply with applicable minimum capital requirements; (4) the constituent corporations have sufficient managerial resources to operate the Resulting Bank in a safe and sound manner; and (5) the Merger will not substantially lessen competition in the banking industry of the state. The Commissioner may not approve the Merger unless the Commissioner finds, in accordance with applicable regulations, that the constituent corporations have a record of compliance with the requirements of the federal Community Reinvestment Act of 1977, as amended, provisions of the CTBL concerning community reinvestment, and applicable consumer protection laws. The Commissioner may not approve the Merger if it would result in a monopoly, or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in the State of Connecticut or if the Commissioner determines that the effect of the Merger may be to substantially lessen competition, or would tend to create a monopoly, or would be in restraint of trade, unless the Commissioner finds that the anti-competitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the Merger in meeting the convenience and needs of the community to be served.

     Federal Reserve Board. People's and Holdings have obtained a waiver from the Federal Reserve Board of any requirement that People's or Holdings file an application under the BHCA, or that People's register as a bank holding company, in connection with the Merger.

     Status of Regulatory Approvals and Other Information. People's and NFC have filed all applications and notices and have taken other appropriate action with respect to any requisite approvals or other action of any governmental authority. The Merger Agreement provides that the obligations of each of

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People's and NFC to consummate the Merger is conditioned upon the receipt of all requisite regulatory approvals, including the approvals of the FDIC and the Commissioner, and receipt of the waiver by the Federal Reserve Board. As noted above, approval of the Merger has been obtained from the FDIC and a waiver has been obtained from the Federal Reserve Board. The applications filed with the Commissioner are pending at this time.

     People's and NFC are not aware of any governmental approvals or actions that may be required for consummation of the Merger other than as described above. Should any other approval or action be required, People's and NFC currently contemplate that such approval or action would be sought.

     THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS AND WAIVERS. THERE CAN BE NO ASSURANCES THAT THE NECESSARY REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE DATES OF ANY SUCH APPROVALS. THERE CAN ALSO BE NO ASSURANCE THAT SUCH APPROVALS WILL NOT CONTAIN A CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT. SEE ' -- CONDITIONS TO THE MERGER.' THERE CAN LIKEWISE BE NO ASSURANCE THAT THE UNITED STATES DEPARTMENT OF JUSTICE WILL NOT CHALLENGE THE MERGER, OR, IF SUCH A CHALLENGE IS MADE, AS TO THE RESULT THEREOF.

     See ' -- Conditions to the Merger' and ' -- Termination of the Merger Agreement.'

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     People's maintains a dividend reinvestment and stock purchase plan that allows participating shareholders to reinvest quarterly cash dividends paid on People's Common Stock in additional shares. Shares purchased with reinvested cash dividends are acquired in the open market at the market price of People's Common Stock on the relevant quarterly investment date. The plan also permits participants to invest in additional shares of People's Common Stock through optional cash purchases of not less than $100 each and not more than $10,000 in the aggregate per month. Optional cash purchases are invested in People's Common Stock at the market price of the Common Stock at the time of purchase on any of 12 monthly investment dates each year. It is anticipated that People's will continue its dividend reinvestment and stock purchase plan and that NFC Shareholders who receive shares of People's Common Stock in the Merger will have the right to participate therein.

                   MANAGEMENT AND OPERATIONS AFTER THE MERGER

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     In the Merger Agreement, People's agreed to cause one person now serving as a director of NFC and selected by the People's Board to serve as an additional member of the People's Board at the Effective Time. The term of service of the person selected to become a member of the People's Board shall not expire earlier than the 1998 annual meeting of People's Shareholders. Upon expiration of such term, such person shall be subject to reelection as a director of People's for a full three-year term of service. The Human Resources Committee of the People's Board has recommended the appointment of Dr. Lowney as a director of People's. Set forth below is certain information about Dr. Lowney and each other person who currently is expected to be a member of the People's Board as of the Effective Time.

EXECUTIVE OFFICER DIRECTORS

     David E.A. Carson has been Chief Executive Officer since January 1, 1985 and Chairman of the Board since July 6, 1988. Mr. Carson served as President of People's from January 1, 1983 to December 31, 1997. Mr. Carson is a member of the Board of Directors of the United Illuminating Company, and is a Trustee of American Skandia Trust, Mass Mutual Institutional Funds, and MML Series Investment Fund.

     Mr. Carson was first elected a director of People's in 1983 and is a Trustee of Holdings. He is a member of the Executive Committee of the People's Board. Mr. Carson is 63 years old.

     James P. Biggs became President of People's on January 1, 1998. Prior to that time Mr. Biggs was an Executive Vice President (Marketing and Regional Banking division) of People's, a position he had held since 1984.

     Mr. Biggs was first elected as a director in 1992 and is a member of the Executive and Investment Committees. Mr. Biggs is 57 years old.

NON-OFFICER DIRECTORS

     George P. Carter is the President of Connecticut Foods, Inc., a corporation that owns two restaurants in Connecticut. Mr. Carter is also Chairman of the Board and Chief Executive Officer of Franchise Associates, Inc., operator and franchisor of Howard Johnson Restaurants.

     Mr. Carter was first elected to the Board in 1976 and is a Trustee of Holdings. He is the Chairman of People's Audit Committee and is a member of People's Executive and Loan Review Committees. Mr. Carter is 61 years old.

     Joseph E. Clancy is the Chairman of the Board of Bridgeport Machines, Inc., a manufacturer of machine tools and controls.

     Mr. Clancy became a director of People's in 1991 and is a Trustee of Holdings. He is Chairman of People's Investment Committee and a member of People's Human Resources Committee. Mr. Clancy is 67 years old.

     George R. Dunbar served as Chief Administrative Officer of the City of Bridgeport from 1990 to 1991, and in 1992 became President of Dunbar Associates, LLC, a public management consulting firm. Dr. Dunbar is also a director of Acme United Corporation.

     Dr. Dunbar was first elected to the People's Board in 1973 and is a member of the People's Executive and Loan Review Committees. He is also a Trustee of Holdings. Dr. Dunbar is 74 years old.

     Jerry Franklin is the President and Chief Executive Officer of Connecticut Public Broadcasting Inc., a position he has held since 1985. Mr. Franklin serves as a member of a presidential task force initiated under the American Assembly Program to develop policy options for urban centers; is a Senior Fellow of the American Leadership Forum, a national leadership organization dedicated to educational, urban and health care needs; and is a member of the Board of Trustees of Connecticut Children's Medical Center. Mr. Franklin is 50 years old.

     Mr. Franklin was elected to the People's Board in 1997 and is a member of People's Audit and Investment Committees.

     Eunice S. Groark, an attorney in Hartford, Connecticut, served as Lieutenant Governor of the State of Connecticut from 1991 until January 1995. Prior to 1991, Mrs. Groark was Corporation Counsel for the City of Hartford, Connecticut. She was a visiting professor of government at Wesleyan University through December 1997, and was a Fellow at the Institute of Politics at the Kennedy School of Government at Harvard University from September to December 1996.

     Mrs. Groark was first elected to the People's Board in 1995 and is a member of People's Audit and Trust Committees. She is 59 years old.

     Samuel W. Hawley has been associated with People's since 1933. He was Chief Executive Officer of People's from 1956 through 1975 and Chairman of the Board from 1971 to 1980.

     Mr. Hawley was first elected to the People's Board in 1948 and has been the Chairman of People's Executive Committee since 1980. He is also a member of People's Trust and Investment Committees. Mr. Hawley, who is 87 years old, is also a Trustee of Holdings.

     Betty Ruth Hollander is the Chairman and Chief Executive Officer of Omega Technologies, Inc., a manufacturer and distributor of instrumentation for the process control industry. Mrs. Hollander is also a director of Dayton-Hudson Corporation.

     Mrs. Hollander was first elected as a member of the People's Board in 1982 and is a member of People's Loan Review Committee. Mrs. Hollander, who is 68 years old, is also a Trustee of Holdings.

     Saul Kwartin was a practicing attorney and a partner with the law firm of Wofsey, Rosen, Kweskin & Kuriansky in Stamford, Connecticut until August 1992, when he became of counsel to that firm.

     Mr. Kwartin was first elected as a member of People's Board in 1981 and is the Chairman of the Trust Committee and a member of the Loan Review Committee. Mr. Kwartin is 70 years old.

     Jeremiah J. Lowney, Jr., D.D.S. is an orthodontist whose practice has been based in the Norwich area for more than five years. Dr. Lowney serves as a director of NFC and NSS and is expected to become a member of the People's Board at the Effective Time. He is 61 years old.

     Jack E. McGregor is a principal in the investment firm of Bridgeport Waterfront Investors, LLC and is of counsel to the law firm of Cohen and Wolf, P.C. Mr. McGregor was Chairman of the Board of Aquarion Company, a diversified water management company, until October 1, 1996. Mr. McGregor served as Aquarion Company's President from 1987 to 1995 and Chief Executive Officer from 1990 to 1995. Mr. McGregor is also a director of Aquarion Company and Bay State Gas Company.

     Mr. McGregor has been a director of People's since 1989. He is a member of the Executive, Audit and Human Resources Committees. Mr. McGregor is 63 years old.

     James A. Thomas has served as a member of the Board of Trustees of Holdings since 1992. Mr. Thomas is Associate Dean at Yale Law School, a position he has held since 1969, and served as Master of Saybrook College of Yale University from 1990 to 1996. Mr. Thomas was elected to the People's Board in 1997, and is a member of the Loan Review and Trust Committees.

     Mr. Thomas is also a director of United Illuminating Company and Yale-New Haven Hospital. Mr. Thomas is 58 years old.

     Wilmot F. Wheeler, Jr. is the Chairman of the Board of Jelliff Corp., a wire products manufacturer. Mr. Wheeler held various positions with Manhattan National Corp., an insurance company, from 1972 until his retirement in 1992, including Chairman and Chief Executive Officer from 1986 to 1987. Mr. Wheeler is also the Vice President and a director of the William T. Morris Foundation, a charitable foundation.

     Mr. Wheeler was first elected to the People's Board in 1975 and is the Chairman of People's Loan Review Committee and a member of People's Executive and Human Resources Committees. He is also a Trustee of Holdings. Mr. Wheeler is 74 years old.

     Additional information about such persons is contained in People's and NFC's Proxy Statements for their respective 1997 annual meetings of shareholders, the People's Annual Report on Form F-2 for the year ended December 31, 1996 (the '1996 People's F-2') and NFC's Annual Report on Form 10-K for the year ended December 31, 1996 (the '1996 NFC 10-K'). See 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE' and 'AVAILABLE INFORMATION.'

     Directors who are not employed by People's are paid a basic annual retainer of $8,500 per year, plus an additional $2,000 per year for service as a committee chairman, except for the chairmen of the Loan Review and Audit Committees, who each receive an additional $4,000 per year. Non-employee directors also receive an attendance fee of $750 for each board or committee meeting attended, except for the chairmen of the Loan Review and Audit Committees, who each receive an attendance fee of $950 at meetings when serving as chairman of the committee.

     Directors who are not employees of People's may defer all or a part of their director compensation in accordance with the terms of the Amended and Restated Deferred Compensation Plan for Directors. Under this plan, a director may defer retainer and meeting fees until such time as the director ceases to be a member of the People's Board. Amounts deferred under the plan earn interest at market rates until paid.

     Effective as of April 16, 1997, the People's Board adopted the People's Bank Directors' Stock Unit Plan. Under the Directors' Stock Unit Plan, each director who is not an employee will be granted an annual award of 200 stock units immediately following each annual meeting of shareholders. A stock unit has an initial value equal to the fair market value (the price reported by Nasdaq) of a share of People's Common Stock on the grant date. Stock units awarded to a director are credited to that director's account. Each director's account is periodically credited with additional stock units ('Additional Units') having a value (as of the payment or distribution date) equal to the value of any cash dividends paid or other distributions made with respect to a share of People's Common Stock, multiplied by the number of stock units credited to such director's account immediately prior to such transaction. Stock units will be adjusted as a result of stock dividends, stock splits and similar transactions affecting People's Common Stock.

     Upon the effective date of the Directors' Stock Unit Plan, each continuing director's account was credited with stock units having an aggregate value (as of December 31, 1996) equal to the lump sum present value (with certain adjustments) of the benefits credited to the director as a result of the now-terminated Directors' Retirement Plan.

     Stock units attributable to annual grants, together with Additional Units attributable directly or indirectly thereto, will be paid in cash as of the third anniversary of the grant date or, if earlier, at the director's cessation of service, based on the fair market value of the People's Common Stock at the time payment is made. Stock units attributable to the amount converted from the Directors' Retirement Plan, together with Additional Units attributable directly or indirectly thereto, will be paid in the same manner as of the fifth anniversary of the conversion or, if earlier, the cessation of service. In the event of a director's death, his or her account will be paid in cash to his or her beneficiary. Payment under this plan will also be made upon a Change in Control, as such term is defined in the plan.

     In the Holdings Support Letter, Holdings agreed to elect one person now serving as a director of NFC (other than the person selected to become a member of the People's Board) to serve as a member of Holdings' Board of Trustees at or promptly following the Effective Time. It is anticipated that Holdings' Board of Trustees will appoint Martin C. Shapiro as a Trustee of Holdings.

     Also pursuant to the Merger Agreement, all persons (other than Dr. Lowney) who, immediately prior to the Effective Time, are members of the Norwich Board but are not also employees of NFC or of NSS will be invited to serve on an advisory board to People's for the southeastern region of Connecticut, with an initial term ending at the 1998 annual meeting of People's shareholders and subject to reelection annually by the People's Board of Directors.

     Following the Merger, People's intends to combine the operations of People's and NSS. As of the date of this Joint Proxy Statement-Offering Memorandum, no final determination with respect to such matters has been made. Additionally, People's intends to manage the activities of its banking operations in southeastern Connecticut through the People's Norwich Region to be formed after the Merger. It is anticipated that Daniel R. Dennis, Jr., who currently serves as President and Chief Executive Officer of

NFC and NSS, will become a Senior Vice President of People's and will have oversight responsibility for the Norwich Region. See 'THE MERGER -- Interests of Certain Persons in the Merger.'

     For additional information regarding management and operations of the combined company, see 'INFORMATION ABOUT PEOPLE'S' and 'INFORMATION ABOUT NFC.'

1998 AND 1999 EARNINGS ESTIMATES

     In analyzing the anticipated financial impact of the Merger, People's prepared certain earnings estimates for the combined company as of September 3, 1997, the date on which the People's Board considered the Merger Agreement. As a base line for these earnings, People's used consensus 'street' earnings per share estimates published by IBES for both People's and NFC. The IBES estimates for People's stand-alone fully diluted earnings per share were $1.70 and $1.87 for 1998 and 1999, respectively. From the IBES base, People's made certain adjustments to reflect preliminary purchase accounting estimates and adjustments regarding cost savings and revenue enhancements expected to be realized from the Merger to derive a combined company fully diluted earnings per share estimate of $1.70 (0.1% accretive) in 1998 and $1.92 (2.5% accretive) in 1999.

     The significant assumptions utilized by People's in preparing those estimates at that time included the following:

       The Merger would be consummated in the first quarter of 1998.

       The aggregate transaction value would be approximately $164 million based on the closing price of People's Common Stock of $29.50 on September 3, 1997.

       People's would have average fully diluted common shares outstanding of approximately 64.9 million in 1998 and 1999. An estimated 2.89 million shares would be issued in the Merger.

       Before-tax cost savings relating to the Merger would total approximately $3.8 million in 1998 and approximately $7.5 million in 1999. The majority of these projected cost savings would result from eliminating redundancies and centralizing back-office and staff units.

       The Merger would result in after-tax revenue enhancements and funding advantages totaling approximately $1.4 million and approximately $1.6 million in 1998 and 1999, respectively. These projected revenue enhancements and funding advantages assumed, among other things, improved product delivery processes, higher market penetration for fee-related business activities and lower deposit and discretionary funding costs.

     Certain of the foregoing assumptions have changed since the People's Board considered the Merger on September 3, 1997. For example, the assumed number of average fully diluted shares of People's Common Stock outstanding for 1998 and 1999 has been changed to approximately 63.9 million and approximately 64.4 million, respectively, with 2.8 million shares issued in the Merger. In addition, because the Merger will be accounted for as a purchase (creating goodwill) and the amortization of goodwill is reflected as an expense that reduces reported earnings per share (see 'THE MERGER -- Accounting Treatment'), fluctuations in the market price of People's Common Stock will have an effect on pro forma earnings per share. Based on the closing price of People's Common Stock on January 7, 1998, the aggregate transaction value would be $183.7 million (an increase of $19.3 million from the value used in the above assumptions). This change would have the effect of increasing the amount of goodwill to be amortized. Based on the IBES estimates for People's stand-alone fully diluted earnings per share used previously ($1.70 and $1.87 for 1998 and 1999, respectively) and reflecting the revised assumptions referred to above, People's would derive a combined company fully diluted earnings per share estimate of $1.71 (0.8% accretive) in 1998 and $1.92 (2.6% accretive) in 1999.

     The combined company's ability to achieve earnings estimates is dependent upon various factors, a number of which will be beyond the control of People's, including the regulatory environment, economic conditions, unanticipated changes in business conditions and inflation, and no assurances can be given with respect to the ultimate level and composition of expense savings and revenue enhancements to be realized, or that such expense savings and revenue enhancements will be realized in the time frame currently anticipated. In addition, these earnings estimates will vary based on the final transaction value as determined by People's Common Stock price during the period prior to the

Effective Time as specified in the Merger Agreement. As a result of these and other factors, there will be differences between the earnings estimates presented herein and actual results, and these differences could be material. THE COMPONENTS OF THESE EARNINGS ESTIMATES HAVE NOT BEEN INCLUDED IN ANY OF THE UNAUDITED PRO FORMA FINANCIAL INFORMATION INCLUDED IN THIS JOINT PROXY STATEMENT-OFFERING MEMORANDUM. THERE IS NO GUARANTEE THAT PEOPLE'S WILL ACHIEVE OR RECEIVE ANY OF THE COST SAVINGS OR REVENUE ENHANCEMENTS DESCRIBED ABOVE. SEE 'CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION.'

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

MARKET PRICES

     People's Common Stock is traded on Nasdaq as a National Market security and reported by Nasdaq under the symbol 'PBCT.' As of People's Record Date, People's Common Stock was held of record by approximately 7,400 persons. The following table sets forth the high and low sale prices of People's Common Stock as reported by Nasdaq for the periods indicated, adjusted to reflect the three-for-two stock split effected in May 1997.

     NFC's Common Stock is traded on Nasdaq as a National Market security and reported by Nasdaq under the symbol 'NSSB.' The following table sets forth the high and low sale prices for NFC Common Stock as reported by Nasdaq for the indicated periods. As of the NFC Record Date, NFC Common Stock was held of record by approximately 1,915 persons.

                                                                                  PEOPLE'S              NFC
                                                                                SALES PRICES        SALES PRICES
                                                                              ----------------    ----------------
                                                                               HIGH      LOW       HIGH      LOW
                                                                              ------    ------    ------    ------

YEAR ENDED DECEMBER 31, 1995:
     First Quarter.........................................................   $10.08    $ 7.58    $11.25    $ 9.50
     Second Quarter........................................................    11.00      9.50     12.00     10.50
     Third Quarter.........................................................    14.33     10.75     15.50     11.25
     Fourth Quarter........................................................    15.42     12.33     15.00     12.25
YEAR ENDED DECEMBER 31, 1996:
     First Quarter.........................................................    14.83     12.33     14.75     12.56
     Second Quarter........................................................    15.33     13.08     15.50     12.38
     Third Quarter.........................................................    17.00     13.50     18.00     14.00
     Fourth Quarter........................................................    20.08     15.92     20.75     17.25
YEAR ENDED DECEMBER 31, 1997:
     First Quarter.........................................................    24.33     18.92     23.25     18.00
     Second Quarter........................................................    28.38     18.92     22.63     18.50
     Third Quarter.........................................................    32.62     25.38     29.38     20.75
     Fourth Quarter........................................................    39.13     28.75     33.00     26.75

DIVIDENDS

     The following table sets forth cash dividends declared per share of People's Common Stock and NFC Common Stock, respectively, for the periods indicated. The dividend information for People's has been adjusted to reflect the three-for-two stock split effected in May 1997. The ability of either People's or NFC to pay cash dividends to its shareholders is subject to certain restrictions. See 'CERTAIN REGULATORY CONSIDERATIONS.'

                                                                                              PEOPLE'S        NFC
                                                                                              DIVIDENDS    DIVIDENDS
                                                                                              ---------    ---------

YEAR ENDED DECEMBER 31, 1995:
     First Quarter.........................................................................     $ .09        $ .08
     First Quarter (Special)...............................................................     --             .15*
     Second Quarter........................................................................       .11          .08
     Third Quarter.........................................................................       .11          .10
     Fourth Quarter........................................................................       .12          .10
YEAR ENDED DECEMBER 31, 1996:
     First Quarter.........................................................................       .12          .10
     First Quarter (Special)...............................................................     --             .15*
     Second Quarter........................................................................       .13          .10
     Third Quarter.........................................................................       .13          .12
     Fourth Quarter........................................................................       .15          .12
YEAR ENDED DECEMBER 31, 1997:
     First Quarter.........................................................................       .15          .12
     First Quarter (Special)...............................................................     --             .10*
     Second Quarter........................................................................       .17          .14
     Third Quarter.........................................................................       .17          .14
     Fourth Quarter........................................................................       .19          .14

------------

* Special dividend declared by the NFC Board.

                           INFORMATION ABOUT PEOPLE'S

GENERAL

     People's is a stock savings bank chartered under the laws of Connecticut. People's is the largest independent bank headquartered in Connecticut, with $7.7 billion in total assets as of September 30, 1997, and is the leading mortgage lender in the state. Directly and through operating subsidiaries, People's offers diversified consumer and commercial financial services primarily within the state of Connecticut and a nationwide credit card program. The principal executive offices of People's are located at Bridgeport Center, 850 Main Street, Bridgeport, Connecticut 06604. Its telephone number is (203) 338-7171.

OPERATIONS

     People's offers a wide range of banking, fiduciary and other financial services and seeks to develop total business relationships with its corporate, individual and institutional customers. In addition to traditional banking services of accepting deposits and making loans, People's provides specialized services tailored to specific markets, including personal, institutional, and employee benefit trust services, personal financial services, customer access to mutual funds, cash management services, certain international banking services, and municipal banking and finance services. People's has a nationwide credit card program and provides its customers with access to a worldwide automated teller machine network, 24-hour telephone banking services, PC banking services and interactive video banking. At September 30, 1997, People's had 73 traditional branches and 37 supermarket branches in locations throughout most of Connecticut.

     People's has two major lines of business: consumer banking and commercial banking. Within consumer banking, People's offers products and services such as a nationwide credit card program and residential mortgage loans, home equity credit lines, other secured and unsecured consumer loans, consumer demand deposit accounts, Pay-By-Phone services, NOW accounts, savings and money market accounts, certificates of deposit, individual retirement accounts, trust, investment advisory and financial management services and savings bank life insurance. People's also provides discount brokerage services and mutual funds sales through its wholly owned subsidiary, People's Securities, Inc. Through its commercial banking business, People's provides individuals and businesses with products and services such as secured and unsecured commercial loans, commercial demand deposit accounts, asset-based lending services and cash management services. In addition, People's extends commercial real estate loans for income-producing properties primarily located in Connecticut.

     People's began its credit card program in 1985 and expanded it nationally as a result of the success of the initial program. The June 1997 Nilson Report ranked People's as the 26th largest VISA'r'* USA, Inc. and MasterCard'r'* International Incorporated credit card issuer in the United States as of March 1997 on the basis of outstanding balances. People's further expanded its credit card operations in 1996 by establishing a limited branch in the United Kingdom. People's periodically securitizes credit card receivables in the secondary market through the issuance of asset-backed certificates. People's managed credit card portfolio totaled $3.3 billion at September 30, 1997, including $2.0 billion of outstanding asset-backed certificates.

     People's has historically maintained a significant securities portfolio consisting of both debt and equity securities. This portfolio is utilized for tax planning, liquidity management and asset diversification and to enhance returns on earning assets, to the extent permitted by regulatory capital requirements and applicable legal restrictions.

     Deposits have traditionally been People's primary source of funds for its lending and investment activities. In addition to deposits, People's derives funds from principal repayments on loans and other investments, from the sale of loans and investment securities, from borrowings, from the securitization and sale of asset-backed certificates, and from operating activities.

     For additional information about People's, including its management, see the 1996 People's F-2 and People's Proxy Statement for its 1997 Annual Meeting of Shareholders. See 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE' and 'AVAILABLE INFORMATION.'

YEAR 2000

     People's, like all institutions that utilize computer technology, is facing significant challenges associated with the inability of many existing computer systems to process time-sensitive data accurately beyond the year 1999 (referred to as the 'Year 2000 Issue'). The Year 2000 Issue is the result of computer programs using two digits rather than four in date fields that define the year. Any computer programs used by People's that have time-sensitive software may recognize a date field using '00' as the year 1900 rather than the year 2000. If not modified or replaced, these programs could cause system failures or miscalculations, which could adversely affect People's ability to process customer transactions or provide customer service.

     People's has conducted a comprehensive review of its computer systems to identify all systems that could be affected by the Year 2000 Issue and has developed an implementation plan (including establishing priorities for mission-critical applications) to modify or replace all affected systems and test them for Year 2000 compliance. People's expects programming changes for mission-critical applications to be completed and testing to be well under way by December 31, 1998. Other applications requiring programming changes should also be completed by December 31, 1998 to allow for testing in 1999.

     People's is also monitoring the activities of its third-party vendors in developing and implementing plans to address the Year 2000 Issue. While People's expects its Year 2000 plan to be completed on a timely basis, there can be no assurance that the systems of other companies on which People's systems may rely also will be completed in a timely fashion. In addition, People's exchanges data with a number of other entities, such as credit bureaus and governmental entities. The failure of these entities adequately to address the Year 2000 Issue could adversely affect People's ability to conduct its business.

     Costs associated with modifying existing system applications have been and will continue to be expensed as incurred. People's does not expect incremental costs associated with application modifications for Year 2000 compliance to be material. However, as People's progresses in implementing its plan for addressing the Year 2000 Issue, current estimates of costs could change, including as a result

------------
*VISA'r' and MasterCard'r' are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

of the failure of third-party vendors and other entities adequately to address the Year 2000 Issue in a timely fashion. There can be no assurance that People's will not experience cost overruns or delays in connection with its plan for replacing or modifying systems.

HOLDING COMPANY STRUCTURE

     In 1988, People's became a capital stock savings bank as part of a reorganization from its original form as a mutual savings bank. That process also resulted in the formation of Holdings, a mutual-form bank holding company that is subject to regulation by the Federal Reserve Board. At January 7, 1998, Holdings owned 36,450,000 shares, or approximately 59.6% of the total number of outstanding shares, of People's Common Stock, which is the only class of People's capital stock now outstanding. Following the issuance of People's Common Stock upon consummation of the Merger, persons who previously owned shares of NFC Common Stock will own in the aggregate between 2,805,208 and 3,100,771 shares of People's Common Stock, representing approximately 4.4% to 4.8% of the shares of People's Common Stock then anticipated to be outstanding. Persons other than Holdings who owned shares of People's Common Stock immediately prior to consummation of the Merger will own approximately 38.6% to 38.5% of the shares of People's Common Stock then anticipated to be outstanding. Holdings will continue to own 36,450,000 shares of People's Common Stock, representing approximately 57.0% to 56.7% of the shares of People's Common Stock anticipated to be outstanding following consummation of the Merger. By virtue of its ownership of a majority of People's outstanding shares, Holdings is and will be able to elect all of the members of the People's Board and will generally be able to affect significantly the outcome of all matters presented for consideration by the shareholders of People's.

     The Board of Trustees of Holdings has 18 members, eight of whom are also directors of People's. Certain information concerning the members of the Board of Trustees of Holdings who are not directors of People's is set forth below. For information concerning directors of People's who also serve on the Board of Trustees of Holdings, see 'MANAGEMENT AND OPERATIONS AFTER THE MERGER.'

     Jean A. Adnopoz is Associate Clinical Professor of the Yale School of Medicine and Coordinator of Community Child Development Programs at the Yale Child Study Center, Yale University. Mrs. Adnopoz was first elected to the Board of Trustees in 1983 and is a member of the Executive Committee of the Board. Mrs. Adnopoz is 65 years old.

     Robert B. Bruner is a consultant with Affiliated Health Systems of Connecticut, Inc. and President of Mount Sinai Hospital Foundation. Mr. Bruner was formerly President and Executive Director of Mount Sinai Hospital, Hartford, Connecticut. Mr. Bruner was first elected to the Board of Trustees in 1983 and is a member of the Executive Committee of the Board. Mr. Bruner is 64 years old.

     John L. Flannery retired as Vice President of Holdings and Treasurer and Senior Executive Vice President of People's in September 1991. Mr. Flannery became the Vice Chairman of the Board of Trustees in September 1991. He was first elected to the Board of Trustees in 1983 and is a member of the Executive Committee of the Board. Mr. Flannery is 70 years old.

     Norwick R.G. Goodspeed is the Chairman of the Board of Trustees and was first elected to the Board in 1968. Mr. Goodspeed was Chief Executive Officer of People's from 1975 through 1984 and Chairman of the Board of Directors of People's from March 1, 1980 until July 6, 1988. Mr. Goodspeed is 75 years old.

     Leonard N. Mainiero retired as Executive Vice President of People's in 1994, a position he held since 1980. Mr. Mainiero served in various capacities for People's since 1954, and was elected to the Board of Trustees in 1992. He is on the Executive Committee of the Board. Mr. Mainiero is 68 years old.

     John F. Merchant is an attorney in private practice, having served as Consumer Counsel for the State of Connecticut from 1991 until 1997. He was first elected to the Board of Trustees in 1969 and served as a director of People's from 1969 until 1997. Mr. Merchant is 64 years old.

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     John G. Phelan is the President of Fletcher-Thompson, Inc., an
architectural firm. He was elected to the Board of Trustees in 1973 and is on the Executive Committee of the Board. Mr. Phelan is 65 years old.

     Glenda Copes Reed is Vice President of Corporate Real Estate for Aetna, Inc., Hartford, Connecticut. She was elected to the Board of Trustees in 1983. Ms. Reed is 54 years old.

     Robert L. Rosensweig is of counsel with the law firm of Shipman & Goodwin in Hartford, Connecticut. Mr. Rosensweig was elected to the Board of Trustees in 1983 and is Chairman of the Audit Committee. Mr. Rosensweig is 69 years old.

     Frederick J. Ross is a consultant and private investor. He was elected to the Board of Trustees in 1981 and is on the Executive Committee of the Board. Mr. Ross is 71 years old.

     The Board of Trustees of Holdings makes all determinations as to how shares of People's owned by Holdings are voted.

     Holdings differs in significant respects from an ordinary bank holding company. Holdings is a corporation without shares of capital stock, and Holdings' Board of Trustees, in making certain business decisions, is required under Holdings' Articles of Incorporation to consider the impact of its actions on a variety of constituencies. These include the depositors, employees and debtholders of People's, and the well-being of the communities in which People's conducts business, but do not include the shareholders of People's. Thus, Holdings will act in a manner which furthers the general interests of these various constituencies. It is the Trustees' belief, however, that the interests of the shareholders of People's and those of Holdings' other constituencies are, in many circumstances, congruent, inasmuch as increased profitability of People's also furthers the interests of these constituencies. Accordingly, the Board of Trustees of Holdings has historically considered the interests of People's shareholders in making business decisions, although it is not required to do so.

     Except for a comparatively minor amount used to fund the operations of Holdings, Holdings has waived the payment of cash dividends during those periods since 1988 in which People's has been able to pay cash dividends to its shareholders. Through December 31, 1997, approximately $110 million of cash dividends have been waived by Holdings. There can be no assurance that Holdings will continue to waive cash dividends to the extent waived to date. Moreover, Holdings retains the right to accept payment of cash dividends on all of the People's Common Stock which it owns, in its discretion, in the future. In addition, in connection with People's issuance of convertible preferred stock in 1993, Holdings made 1,000,000 shares of its People's Common Stock available for use in satisfying the conversion rights of preferred shareholders.

     People's and Holdings are aware of recent orders issued by federal bank regulatory agencies granting conditional approval for certain fundamental changes affecting the corporate structure of mutual holding companies, including second-step conversions in which a mutual holding company undergoes a full 'demutualization'. Orders issued in second-step conversions have required dilution of the public minority shareholders' interest to reflect the amount of cash dividends previously waived by the parent holding company. Neither People's nor the Board of Trustees of Holdings has expressed any intention to undertake a second-step conversion in the future; indeed, it is unclear as to whether Connecticut law provides for such a second-step conversion.

                             INFORMATION ABOUT NFC

GENERAL

     NFC was organized under the laws of the State of Delaware on December 10, 1987, to operate principally as a bank holding company for NSS. NSS is the sole direct subsidiary of NFC and its principal asset. At September 30, 1997, NFC had on a consolidated basis assets of $701 million, deposits of $595 million, net loans of $475 million and shareholders' equity of $82 million.

     NSS was originally chartered as a mutual savings bank in 1824. On November 14, 1986, NSS converted from a mutual savings bank to a capital stock savings bank, effected through the issuance of 5,741,151 shares of common stock. On August 10, 1988, NFC acquired all of the outstanding common stock of NSS in exchange for NFC Common Stock on a one-for-one basis. Headquartered in Norwich,

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which is located in New London County, and about midway along the New York to
Boston corridor with convenient access via interstate highways and Amtrak service, NSS serves communities throughout eastern Connecticut with 16 full service branch offices located in the towns of Colchester, East Lyme, Griswold, Groton, Ledyard, Mansfield, Montville, Mystic, New London, Norwich, Plainfield and Waterford, in addition to the main office and a complementary network of 20 ATM machines. NSS's customer base is essentially comprised of depositors from area communities. The composition of these area communities includes residential, shoreline and industrial areas in addition to the urban areas of Norwich, New London, Groton and Willimantic.

OPERATIONS

     NSS originates real estate, commercial and consumer loans in southeastern Connecticut, funding its operations primarily through the taking of deposits in the same market area. In addition to traditional banking services, NSS also offers a full range of investment products including brokerage services through Liberty Securities Corporation and insurance products through the Savings Bank Life Insurance Company.

     NSS is permitted by statute to invest its funds in a variety of assets, of which the primary forms are loans and investment securities. NSS's loan portfolio includes variable and fixed-rate real estate loans, consumer loans and commercial and industrial loans. NSS is authorized under its charter to engage in residential and commercial mortgage activity within areas outside the State of Connecticut. As a matter of policy, NSS restricts its mortgage activities to properties located within the State of Connecticut. NSS has placed its primary emphasis on residential mortgage lending directly to individual applicants, utilizing its branch office network and mortgage originators. NSS also solicits applications from builders and developers, but these loans are generally limited to nonspeculative projects.

     NSS has full commercial lending powers, subject only to applicable restrictions of Connecticut law on loans to any one borrower. The majority of NSS's commercial business loan portfolio consists of loans which adjust periodically to a margin over a contractual index and therefore are rate sensitive.

     NSS's consumer loans include second mortgages, home equity lines of credit, home improvement loans, automobile loans, boat loans, recreational vehicle loans, education loans, personal loans, cash reserve loans and land loans. NSS originates for its own portfolio both fixed rate second mortgage loans and lines of credit secured by the equity in the borrower's primary residence. NSS also makes educational loans under the Connecticut Guaranteed Student Loan Program. The interest on loans in this program is partially subsidized and fully guaranteed by the federal government.

     Under Connecticut law, NSS may invest in a wide variety of investment securities including mortgage-backed securities, U.S. Government and agency obligations, corporate debt obligations, municipal obligations and marketable common or preferred stocks listed on a national securities exchange, and shares of registered investment companies. In addition to providing for liquidity requirements, NSS maintains investment portfolios to employ funds not currently required for its various lending activities.

     NSS seeks to attract money market and demand deposit accounts as well as certificates of deposit from both personal and business sources. Individual Retirement Accounts and passbook savings are also primary sources of funds.

     For additional information about NFC and NSS, including their management, see the 1996 NFC Form 10-K and NFC's Proxy Statement for its 1997 Annual Meeting of Shareholders. See 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE' and 'AVAILABLE INFORMATION.'

                       CERTAIN REGULATORY CONSIDERATIONS

CONNECTICUT LAW

     General. As state-chartered capital stock savings banks, People's and NSS are subject to applicable provisions of Connecticut law and the regulations adopted thereunder by the Commissioner. The Commissioner administers the Connecticut banking laws, which contain comprehensive provisions for

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the regulation of savings banks. People's and NSS are subject to periodic examination by, and the reporting requirements of, the Commissioner.

     Savings banks in Connecticut have the power to accept savings, time and demand deposits, and to pay interest on deposits. Savings banks may make residential and other real estate loans, consumer and commercial loans (secured and unsecured), issue credit cards, market insurance of any type (other than title insurance) and sell annuities, and may offer various other banking services to their customers.

     Lending and Investment. Connecticut law does not generally restrict the size of a savings bank's loan portfolio to a specified percentage of assets or equity capital. An aggregate limit of 8% of assets is placed on mortgage loans that do not conform to certain of the requirements of Connecticut law with respect to making such loans. Moreover, a savings bank's loans to any one borrower may not exceed 15% of equity capital and reserves for loan and lease losses plus an additional 10% for fully secured loans. This limit is subject to exemptions and is exclusive of investment securities of the obligor.

     A Connecticut savings bank may invest in a wide variety of debt and equity securities. For example, a Connecticut savings bank may invest up to 25% of its assets in marketable debt securities and interests in mutual funds that invest solely in marketable debt securities ('debt mutual funds') that are rated in the three highest rating categories by a rating agency recognized by the Commissioner (or if they are not rated, that are determined by the board of directors to be a prudent investment), subject to limitations on holdings of the securities of any one issuer. These percentage of capital and assets restrictions do not apply to, among other instruments, general obligations of the U.S., its agencies or U.S. government-sponsored enterprises or of Connecticut, or securities guaranteed by the U.S. or for which the full faith and credit of the U.S. or Connecticut is pledged. A Connecticut savings bank may also invest up to 25% of its assets in equity securities and mutual funds (other than debt mutual funds), subject to limitations on holdings of the securities of any one issuer. In addition, a Connecticut savings bank may acquire 10% or more of the equity securities of a bank or bank holding company and may, with the approval of the Commissioner, purchase 51% or more of a corporation or other entity that engages only in activities that the bank may engage in directly. The Federal Deposit Insurance Corporation Improvement Act of 1991 ('FDICIA') and regulations promulgated thereunder impose additional limits on the ability of state-chartered banks and savings banks to invest in equity securities. See
' -- FDIC Regulation.'

     Acquisitions. Under Connecticut law, no person may acquire the beneficial ownership of more than 10% of the voting securities or 25% or more of any class of voting securities of a Connecticut savings bank without the prior approval of the Commissioner.

     Federal and Connecticut law provide for largely unrestricted interstate banking. Accordingly, out-of-state banking institutions may now acquire Connecticut banks that have been in existence for at least five years (unless the Commissioner waives the five-year requirement) so long as the home state of the acquiring institutions would allow a Connecticut institution to acquire a bank in that state. Such out-of-state institutions may form their own banking institutions in Connecticut. The acquisition or establishment cannot take place if the out-of-state acquiror would thereby control 30% or more of the deposits in Connecticut, subject to the Commissioner's waiver of the requirement. Out-of-state acquirors may also establish new branches in the state subject to certain requirements and limitations. The impact of already completed mergers and of possible future mergers under interstate banking laws cannot be determined at this time.

FDIC REGULATION

     General. The deposit accounts of People's and NSS are insured by the FDIC's Bank Insurance Fund ('BIF'), up to a maximum of $100,000 per insured depositor. As deposit insurer and as the primary federal regulator of state-chartered banks (including, for this purpose, savings banks such as People's and NSS) that are not members of the Federal Reserve System ('non-member banks'), the FDIC issues regulations, conducts periodic examinations, requires the filing of reports and generally supervises the operations of People's and NSS. The approval of the FDIC is required prior to any merger or consolidation or the establishment or relocation of an office facility. This supervision and regulation is intended primarily for the protection of depositors. Any insured institution or non-member

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bank which does not operate in accordance with or conform to applicable FDIC regulations, policies and directives may be sanctioned for noncompliance.

     Lending and Investment. FDICIA requires that, with some limited exceptions, the permitted investments of state-chartered banks must mirror those of national banks. Similarly, FDICIA provides that state-chartered banks and their subsidiaries may engage (as principal) only in those activities permitted to national banks and their subsidiaries. While national banks are generally not permitted to invest in equity securities, FDICIA contains an exception permitting the continued investment by certain state-chartered banks in equity securities listed on national securities exchanges and in shares of companies registered under the Investment Company Act of 1940, subject to restrictions as to amount. No similar statutory exception exists with respect to FDICIA's prohibition on direct equity investments in real estate. Rather, FDICIA required that a state-chartered bank engaged in equity investments in real estate prepare a plan of divestiture for such real estate investments and complete such divestiture no later than December 19, 1996.

     Federal Deposit Insurance. Deposits in People's and NSS are separately insured by the FDIC to the applicable maximum limits. The FDIC bases an institution's deposit insurance assessment rate partly upon whether the institution is 'well capitalized,' 'adequately capitalized,' or 'less than adequately capitalized.' Each insured depository institution is also assigned to one of three 'supervisory subgroups' based on reviews by the institution's primary federal or state regulator, statistical analyses of financial statements, and other information relevant to gauging the risk posed by the institution. Based on these capital and supervisory subgroups, each institution is assigned an FDIC assessment rate, which, for 1997 and the first semi-annual assessment period of 1998, ranges from 0% to 0.27% of deposits. The FDIC has authority to increase these percentages to maintain the BIF at its designated reserve ratio, and it may raise the reserve ratios of the deposit insurance funds if justified by circumstances raising a significant risk of substantial future losses to the funds. In addition, since January 1, 1997 People's and NSS have been required to pay an additional annual assessment which is used to pay debt service on certain obligations issued by the Financing Corporation in connection with funding operations of the Federal Savings and Loan Insurance Corporation prior to the latter's dissolution in 1989.

     Regulatory Capital. The FDIC also requires non-member banks to meet certain minimum capital requirements. The FDIC's requirements define capital in a manner consistent with the risk-based capital categories described below and require a minimum leverage standard of 3% Tier 1 (or core) capital to total assets for the most highly rated banks that are not anticipating or experiencing significant growth and have well diversified risk. All other non-member banks are required to meet a minimum leverage ratio that is an additional 100 to 200 basis points above this minimum, a requirement which the FDIC has proposed to change to 4% of total assets.

     The FDIC has also adopted supplementary capital regulations based on international risk-based capital standards. Under these requirements, an institution is required to maintain minimum levels of capital based upon its total 'risk-weighted assets.' For purposes of these requirements, 'capital' is comprised of both Tier 1 capital and Tier 2 capital. Tier 1 capital consists primarily of common stock and limited amounts of certain types of perpetual preferred stock. Tier 2 capital consists of the allowance for loan losses (subject to certain limitations), certain preferred stock, subordinated debt and convertible securities. In determining total capital, the amount of Tier 2 capital may not exceed the amount of Tier 1 capital. A bank's total 'risk-weighted assets' are determined by assigning the bank's assets and off-balance sheet items (e.g., letters of credit) to one of four risk categories based upon their relative credit risk. Under the regulations, the greater the risk associated with an asset, the greater the amount of such assets that will be subject to the capital requirements. The FDIC's rules require banks to maintain minimum capital ratios of Tier 1 and total capital to risk-weighted assets of 4% and 8%, respectively.

     While these provisions specifically address credit risk, as part of its overall evaluation of a non-member bank's capital adequacy, the FDIC will assess interest rate risk exposure, liquidity, funding and market risks, the quality and level of earnings, investments or loan portfolio concentrations, the quality of loans and investments, the effectiveness of loan and investment policies and management's ability to monitor and control financial and operating risks, including the risk presented by concentration of credit and nontraditional activities. Effective on January 1, 1997 (with mandatory compliance required on

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
January 1, 1998), the FDIC has required banks with significant exposure to market risk (that is, banks that engage in a substantial amount of trading of securities and other assets) to measure that risk using their own internal value-at-risk models (subject to parameters contained in the rule) and to hold a commensurate amount of regulatory capital.

     FDICIA increased the supervisory powers of the FDIC and the other federal regulatory agencies with regard to undercapitalized depository institutions. Banking regulators defined five capital categories by regulation: institutions that are well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. The purpose of these categories is to allow federal regulatory agencies to monitor undercapitalized institutions more closely in order to take appropriate and prompt regulatory action to minimize the potential for significant loss to the deposit insurance fund. Institutions in the first two categories operate with few restrictions. Institutions in the other three categories may be required to raise additional capital, curtail growth, limit interest rates paid, divest subsidiaries and limit executive compensation. Regulators are also empowered to remove top management and call for election of new directors. FDICIA also allows for the appointment of a conservator or receiver of any insured depository institution if the institution is undercapitalized and either has no reasonable prospect of becoming adequately capitalized, fails to become adequately capitalized as required, or fails to submit or materially implement a capital plan.

FEDERAL RESERVE SYSTEM REGULATIONS

     Federal Reserve Board regulations require depository institutions to maintain reserves against their transaction accounts. These regulations generally require that depository institutions maintain a reserve of 3% against transaction accounts totaling $47.8 million or less (except that $4.7 million in the transaction accounts is exempt from the reserve requirement) and a reserve of $1,434,000 plus 10% of that portion of total transaction accounts in excess of $47.8 million. These amounts and percentages are subject to adjustment by the Federal Reserve Board.

     Pursuant to the BHCA, the Federal Reserve Board has power to regulate the activities of bank holding companies, such as NFC and Holdings. The Federal Reserve Board generally prohibits bank holding companies and their subsidiaries from engaging in activities other than banking, managing banks, or controlling banks, or activities which are 'so closely related to banking as to be a proper incident thereto.' Permissible activities include servicing activities rendered on behalf of the holding company and its subsidiaries, ownership of voting securities of a company that, in the aggregate, represent less than 5% of the outstanding shares of any class of voting securities of any company, acting as investment or financial advisor within certain limitations, and providing securities brokerage services.

     Under the BHCA, a bank holding company is required to obtain the prior approval of the Federal Reserve Board to acquire, with certain exceptions, more than 5% of the outstanding voting stock of any bank or bank holding company, to acquire all or substantially all of the assets of a bank or to merge or consolidate with another bank holding company.

     The Federal Reserve Board has established capital adequacy guidelines for bank holding companies that are similar to the FDIC capital adequacy guidelines described above.

FEDERAL HOME LOAN BANK SYSTEM

     Each of People's and NSS is a member of the Federal Home Loan Bank of Boston (the 'FHLB of Boston'), which is one of twelve regional Federal Home Loan Banks. The FHLB of Boston provides a credit facility for member institutions. It makes advances to members in accordance with the policies and procedures established by the Board of Directors of the FHLB of Boston. Advances from the FHLB of Boston are secured by the member's stock in the FHLB of Boston, certain types of mortgage loans and other assets.

CONSUMER REGULATION

     As lenders, People's and NSS are subject to a number of federal and state consumer protection laws. The Truth in Lending Act requires lenders, including credit card issuers, to make certain

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disclosures along with their applications and solicitations. The Equal Credit
Opportunity Act (the 'ECOA') prohibits lenders from making credit decisions on certain bases such as sex, race, marital status, religion, national origin and age. In order to protect borrowers from such discrimination, the ECOA requires lenders to disclose the reasons they took adverse action against an applicant. The Fair Credit Reporting Act (the 'FCRA') generally regulates credit reporting agencies, but also imposes some duties on lenders as users of consumer credit reports. For instance, the FCRA requires that lenders notify consumers when they take adverse action based upon information obtained from credit reporting agencies.

OTHER ASPECTS OF FEDERAL AND STATE LAW

     People's and NSS are also subject to various federal and state statutory and regulatory provisions covering, among other things, security procedures, currency reporting, insider and affiliated party transactions, management interlocks, community reinvestment, electronic funds transfers and funds availability.

                             PEOPLE'S CAPITAL STOCK

GENERAL

     People's is authorized by its Articles of Incorporation (the 'People's Articles') to issue up to 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. There were 61,162,425 shares of People's Common Stock issued and outstanding as of December 31, 1997.

COMMON STOCK

     Each holder of People's Common Stock is entitled to one vote for each share held on all matters voted upon by shareholders. Shareholders are not permitted to cumulate their votes for the election of directors.

     If People's were to be liquidated, holders of People's Common Stock would be entitled to receive any remaining assets of People's, in cash or in kind, after payment of all liabilities and of all amounts reserved in liquidation accounts as well as amounts payable to holders of equity securities senior to the People's Common Stock, if any.

     Holders of People's Common Stock are entitled to preemptive rights with respect to any additional shares of People's Common Stock or securities convertible into People's Common Stock that may be issued for cash (except pursuant to stock options or option plans approved by shareholders). Preemptive rights may be waived by a holder of People's Common Stock. People's Shareholders will not have preemptive rights with respect to the shares of People's Common Stock to be issued in the Merger. People's Common Stock is not subject to call or redemption and may not be redeemed or repurchased without the consent of the FDIC.

     The authorized but unissued and unreserved shares of People's Common Stock will be available for general corporate purposes, including but not limited to possible issuance in exchange for capital notes, as stock dividends or stock splits, in future mergers or acquisitions, under a cash dividend reinvestment plan, upon conversion of convertible preferred stock, for employee benefit plans, or in a future underwritten or other public offering. Except as described above or as otherwise required to approve the transactions in which the additional authorized shares of People's Common Stock would be issued, no shareholder approval will be required for the issuance of these shares.

PREFERRED STOCK

     People's is currently authorized by its Articles of Incorporation to issue up to 10,000,000 shares of no par value preferred stock. The People's Board has broad authority to designate and establish the terms of one or more series of preferred stock. Among other matters, the People's Board is authorized to establish voting powers, designations, preferences and relative, participating, optional or other special rights of each such series and any qualifications, limitations and restrictions thereon.

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     The CTBL limits the voting rights that may be conferred on any class of preferred stock issued by People's only to such voting rights as are required by the CTBCA to be granted to the holders of such class of stock. The CTBL also restricts the liquidation priority that may be afforded to the holders of any class of preferred stock issued by People's to an amount equal to such holders' original investment in the stock, plus an amount equal to any dividends earned but unpaid prior to liquidation.

     In 1993, the People's Board approved the issuance of 1,380,000 shares of 8.50% Noncumulative Convertible Preferred Stock, Series A (the 'Series A Preferred Stock'). All shares of Series A Preferred Stock issued pursuant to such approval have been converted into shares of People's Common Stock. No shares of Series A Preferred Stock or of any other series of preferred stock are currently outstanding.

TRANSFER AGENT AND REGISTRAR

     ChaseMellon Shareholder Services, LLC is the transfer agent, dividend disbursement agent and registrar for shares of People's Common Stock.

CERTAIN RESTRICTIONS ON ACQUISITIONS OF PEOPLE'S CAPITAL STOCK

     Connecticut Law. Section 36a-194(e) of the CTBL allows the Commissioner to seek the appointment of a receiver and to institute proceedings to dissolve a Connecticut mutual holding company (in this case, Holdings) if the holding company ceases to own at least 51% of each outstanding class of 'ordinarily voting' equity securities of the subsidiary bank (in this case, People's).

     Sections 33-840 to 33-845, inclusive, of the CTBCA contain certain fair price and procedural requirements which are applicable to 'business combinations' involving 'interested shareholders' and People's. Such transactions must be approved by super-majority votes of shareholders. The purpose of these statutory provisions is to discourage two-tier acquisitions, in which one price is offered for a controlling block of stock, and then a lower price or a less desirable form of consideration, or both, is paid for the remainder of the outstanding stock in a subsequent business combination. The transactions contemplated by the Merger Agreement do not come within the scope of these provisions.

     Federal Law. The FDIC has adopted a regulation pursuant to the Change in Bank Control Act of 1978 which requires persons who at any time intend to acquire control of an insured bank (such as People's) to give prior written notice to the FDIC. Control for the purpose of this regulation includes cases in which the acquiring party has voting control of at least 25% of the target institution's voting stock or the power to direct the management or policies of the institution. Control is presumed to exist, subject to rebuttal by appropriate contrary evidence, where the acquiring party has voting control of at least 10% of the target's voting stock and (1) the bank's shares are registered pursuant to Section 12 of the Securities Exchange Act of 1934 (as is the case for People's), or (2) the acquiring party would be the largest shareholder of the institution. The statute and underlying regulations authorize the FDIC to disapprove the change in control on certain specified grounds. These provisions are designed primarily to protect the interests of the target bank's depositors.

     Articles of Incorporation and Bylaws of People's. Certain provisions of People's Articles and the Bylaws of People's (the 'People's Bylaws') are designed to discourage certain types of transactions which involve an actual or threatened change in control of People's.

     People's Articles provide that the People's Board will be divided into three classes, with directors in each class elected for three-year terms. People's Bylaws provide that the number of positions on the Board of Directors -- within the range of 9 to 16 directors -- may be increased or decreased only by the Board of Directors. People's Bylaws also impose restrictions on the ability of shareholders to nominate candidates for the Board of Directors. People's Articles and Bylaws provide that vacancies created by an increase in the number of directorships can be filled for the unexpired term only by the People's Board. Vacancies occurring for any other reason, such as death or resignation, would likewise be filled by the remaining directors.

     Article VIII of People's Articles requires People's Board to evaluate any proposed business combination, any proposal by another person or persons acting as a group to effect a business

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combination, or a tender or exchange offer involving People's or any subsidiary thereof, in light of various business and non-business factors. Factors which the People's Board must consider, in addition to the adequacy of the amount to be paid in connection with any such transaction, include (a) the social and economic effects of the transaction on People's and its subsidiaries, affiliates, employees, depositors, borrowers from and other customers of People's, creditors, and the relevant constituencies of the communities in which People's and its subsidiaries and affiliates operate or are located, (b) the business and financial condition and earnings prospects (present and anticipated) of People's and its subsidiaries and affiliates, (c) the business and financial condition and earnings prospects of the acquiring person or group, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other foreseeable financial obligations of the acquiring person or group, and the possible effects of such factors upon People's and its subsidiaries and affiliates and the relevant constituencies of the communities in which People's and its subsidiaries and affiliates operate or are located, and (d) the competence, experience, and integrity of the acquiring person or group and its management.

     The term 'business combination' in Article VIII of People's Articles encompasses four categories of transactions: (1) the sale, exchange, lease, transfer or other disposition to or with any person or group, or any affiliate or associate of such person or group, by People's or any of its subsidiaries (in a single transaction or in a series of related transactions) of all, substantially all, or any substantial part, of its or their assets or businesses (including, without limitation, any securities issued by a subsidiary of People's); (2) the purchase, exchange, lease or other acquisition, by People's or any of its subsidiaries (in a single transaction or in a series of related transactions), of all or substantially all, or any substantial part, of the assets or businesses of any person or group or any affiliate or associate of such person or group; (3) any merger or consolidation of People's or any subsidiary thereof into or with any person or group or affiliate or associate of such person or group, irrespective of which person or group is the surviving entity in such merger or consolidation; and (4) the acquisition upon the issuance thereof of beneficial ownership by any person or group of People's Common Stock or securities convertible into People's Common Stock or any voting securities or securities convertible into voting securities of any subsidiary of People's, or the acquisition, upon the issuance thereof, of beneficial ownership by any person or group of any rights, warrants or options to acquire any of the foregoing, or any combination of the foregoing, if such person or group prior to such acquisition owned, or as a result of such acquisition would own, more than 5% of the People's Common Stock or more than 5% of the voting securities of a subsidiary then issued and outstanding (assuming full conversion of all securities owned or to be acquired by such person or group which are or would be convertible into People's Common Stock or voting securities of a subsidiary).

     Articles of Incorporation of Holdings. Any 'business combination' involving People's will be subject to the review and approval of the Board of Trustees of Holdings as the owner of a majority of the outstanding shares of People's Common Stock. Article VIII of Holdings' Articles of Incorporation requires the Board of Trustees to evaluate any proposed business combination or proposal by another person or persons acting as a group to effect a business combination or a tender offer or exchange offer involving Holdings or any subsidiary thereof (including People's) in light of various business and non-business factors. Factors which the Board of Trustees must evaluate, in addition to the adequacy of the amount to be paid in connection with any such transaction, include (a) the social and economic effects of the transaction on Holdings and its subsidiaries (including People's), the employees of Holdings and the employees of such subsidiaries, depositors of People's, borrowers and other customers, creditors and the relevant constituencies of the communities in which Holdings and its subsidiaries operate or are located, (b) the business and financial condition and earnings prospects (present and anticipated) of Holdings and its subsidiaries, (c) the business and financial condition and earnings prospects of the acquiring person or group, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other foreseeable financial obligations of the acquiring person or group, and the possible effects of such factors upon Holdings and its subsidiaries and the relevant constituencies of the communities in which Holdings and its subsidiaries operate or are located, and (d) the competence, experience, and integrity of the acquiring person or group and its management.

     The term 'business combination' in Article VIII of Holdings' Articles of Incorporation encompasses four categories of transactions: (1) the sale, exchange, lease, transfer or other disposition to or with any person or group, or any affiliate or associate of such person or group, by Holdings or any of its subsidiaries (in a single transaction or in a series of related transactions) of all or substantially all, or any substantial part, of its or their assets or businesses (including, without limitation, any securities issued by a subsidiary of Holdings); (2) the purchase, exchange, lease or other acquisition, by Holdings or any of its subsidiaries (in a single transaction or in a series of related transactions), of all or substantially all, or any substantial part, of the assets or business of any person or group or any affiliate or associate of any such person or group; (3) any merger or consolidation of Holdings or any subsidiary thereof into or with any person or group or affiliate or associate of such person or group, irrespective of which person or group is the surviving entity in such merger or consolidation; and (4) the acquisition upon the issuance thereof of beneficial ownership by any person or group of any voting securities or securities convertible into voting securities of any subsidiary of Holdings, or the acquisition, upon the issuance thereof, of beneficial ownership by any person or group of any rights, warrants or options to acquire any of the foregoing, or any combination of the foregoing, if such person or group prior to such acquisition owned, or as a result of such acquisition would own, more than 5% of the voting securities of a subsidiary then issued and outstanding (assuming full conversion of all securities owned or to be acquired by such person or group which are or would be convertible into voting securities of a subsidiary).

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF PEOPLE'S COMMON STOCK

     As reflected in the following table, as of September 30, 1997, Holdings beneficially owned 36,450,000 shares of People's Common Stock. In addition, based on the 1997 Annual Report for the Oakmark Family of Funds dated as of September 30, 1997, filed with the Commission by Harris Associates LP ('Harris') on Form N-30D, two funds that are advised by Harris owned a total of 3,538,500 shares of People's Common Stock as of that date. Holdings and the two funds advised by Harris are the only persons known to or believed by People's to be the beneficial owner of more than 5% of the shares of People's Common Stock. Holdings has sole voting and investment power with respect to the shares owned by it. People's does not know how voting or investment power over the shares owned by the two funds advised by Harris may be allocated, nor does People's have more current information concerning the ownership of shares of People's Common Stock by entities advised by or otherwise affiliated with Harris.

                                                                                    PEOPLE'S COMMON STOCK
                                                                               --------------------------------
 TITLE                                                                                                 PERCENT
   OF                            NAME AND ADDRESS OF                           AMOUNT AND NATURE OF      OF
 CLASS                            BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP     CLASS
-------  -------------------------------------------------------------------   --------------------   ---------

Common   People's Mutual Holdings
         Bridgeport Center
         850 Main Street
         Bridgeport, Connecticut 06604......................................        36,450,000             59.6%

Common   Oakmark Select Fund
         Oakmark Small Cap Fund
         c/o Harris Associates LP
         Two North LaSalle Street
         Suite 500
         Chicago, Illinois 60602-3790.......................................         3,538,500*             5.8%

------------

* 698,500 shares owned by Oakmark Select Fund and 2,840,000 shares owned by Oakmark Small Cap Fund.

SECURITY OWNERSHIP OF PEOPLE'S MANAGEMENT

     The following table sets forth, as of January 7, 1998, the beneficial ownership of People's Common Stock by each director, the Chief Executive Officer, the four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers during the previous fiscal year, and by all directors and executive officers as a group. Except as indicated in the notes following the table, each person has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

                                                                                  PEOPLE'S COMMON STOCK
                                                                         ----------------------------------------
                                                                         AMOUNT AND NATURE OF          PERCENT OF
                   NAME AND POSITION WITH PEOPLE'S                       BENEFICIAL OWNERSHIP            CLASS
----------------------------------------------------------------------   --------------------          ----------
James P. Biggs
Director, President...................................................            82,027(a)(b)(c)         *
David E. A. Carson
Chairman and Chief Executive Officer..................................           246,786(b)(c)(d)         *
George P. Carter
Director..............................................................             8,611                  *
Joseph E. Clancy
Director..............................................................            16,704(e)               *
George R. Dunbar
Director..............................................................            10,589(f)               *
Jerry Franklin
Director..............................................................               450                  *
Eunice S. Groark
Director..............................................................             1,500                  *
Samuel W. Hawley
Director..............................................................            12,353(g)               *
Betty Ruth Hollander
Director..............................................................           217,680(h)               *
John A. Klein
Executive Vice President..............................................            41,158(b)(c)            *
Saul Kwartin
Director..............................................................             9,000(i)               *
Jack E. McGregor
Director..............................................................             3,106(j)               *
George W. Morriss
Executive Vice President and
Chief Financial Officer...............................................            32,053(b)(c)(k)         *
James A. Thomas
Director..............................................................             1,450(l)               *
Louis H. Ulizio, Jr.
Executive Vice President..............................................            74,912(b)(c)            *
Wilmot F. Wheeler, Jr.
Director..............................................................            54,336(m)               *
All Directors and Executive Officers as a Group (21 persons)..........         1,047,539(b)(c)(n)         1.70%

------------

  * Denotes beneficial ownership of less than one percent of the outstanding shares of People's Common Stock.

(a) Includes 5,434 shares held for the benefit of Mr. Biggs and his spouse in individual retirement accounts. Mr. Biggs disclaims beneficial ownership of shares held in his spouse's individual retirement account. Also includes 21,000 shares owned by an estate of which Mr. Biggs is the executor, and 1,764 shares held by a trust of which Mr. Biggs is the co-trustee. Mr. Biggs became President of People's effective January 1, 1998.

(b) Includes shares of People's Common Stock allocated under People's 401(k) Employee Savings Plan (the 'Savings Plan') to the participants listed below who have Savings Plan balances invested in the People's Bank Stock Fund.

                                  NAME                                      SHARES
-------------------------------------------------------------------------   -------

James P. Biggs...........................................................    28,104
David E. A. Carson.......................................................    17,345
John A. Klein............................................................    10,946
George W. Morriss........................................................     9,866
Louis H. Ulizio, Jr......................................................    14,987
All Directors and Executive Officers as a Group..........................   161,060

(c) Includes shares of People's Common Stock which the persons listed below have the right to acquire within 60 days from January 7, 1998, whether upon the exercise of stock options or otherwise:

                                  NAME                                      SHARES
-------------------------------------------------------------------------   -------

James P. Biggs...........................................................    25,725
David E. A. Carson.......................................................   125,850
John A. Klein............................................................    30,212
George W. Morriss........................................................    20,300
Louis H. Ulizio, Jr......................................................    59,925
All Directors and Executive Officers as a Group..........................   398,024

(d) Includes 25,338 shares owned by Mr. Carson's spouse, as to which Mr. Carson disclaims beneficial ownership. Mr. Carson ceased serving as President of People's effective January 1, 1998.

(e) All shares are held for the benefit of Mr. Clancy in an individual retirement account.

(f) Includes 750 shares owned by Dr. Dunbar's spouse; 352 shares owned by his daughter; and 397 shares held by his spouse as custodian under the Connecticut Uniform Transfers to Minors Act.

(g) Includes 1,500 shares owned by Mr. Hawley's spouse.

(h) Includes 154,500 shares owned jointly by Mrs. Hollander and her spouse; 6,000 shares held for Mrs. Hollander's benefit in an individual retirement account; and 57,180 shares held in an individual retirement account for the benefit of Mrs. Hollander's spouse. Mrs. Hollander disclaims beneficial ownership of shares owned for the benefit of her spouse.

(i) Includes 1,818 shares of People's Common Stock held by Mr. Kwartin's spouse, and 1,764 shares owned jointly by Mr. Kwartin and his spouse.

(j) All shares are held for the benefit of Mr. McGregor in an individual retirement account.

(k) Includes 900 shares owned by Mr. Morriss' spouse, 244 shares held by Mr. Morriss as a custodian under the Connecticut Uniform Transfers to Minors Act, and 243 shares owned by his son.

(l) Includes 297 shares owned by Mr. Thomas's spouse; 175 shares owned jointly by his spouse and his daughter; and 264 shares owned by his son.

(m) Includes 32,646 shares owned by a limited partnership of which Mr. Wheeler is a general partner, and 12,090 shares held for Mr. Wheeler's benefit in a Keogh account.

(n) Includes shares owned by a former director of People's and by a senior officer of People's, each of whom became an executive officer effective January 1, 1998.

SECURITY OWNERSHIP OF NFC'S MANAGEMENT

     Set forth below is certain information regarding the ownership of NFC Common Stock as of January 5, 1998 by the directors and certain executive officers of NFC and NSS. Each director and officer has sole voting and investment power with respect to the shares listed as being beneficially owned by him or her. Beneficially owned shares include those issuable within 60 days of January 5, 1998 upon exercise of options.

                                                                                                          PERCENT
                  NAME AND POSITION WITH NFC/NSS                   COMMON STOCK    OPTIONS      TOTAL     OF CLASS
-------------------------------------------------------------------------------    -------     -------    --------
James R. Brown
  Senior Vice President, Lending of NSS (retired on November 21,
  1997)............................................................        137(a)    8,000(b)    8,137       .15%
Daphne P. Cannata
  Vice President and Corporate Secretary of NFC; Senior Vice
  President, General Administration and Corporate Secretary of
  NSS..............................................................     14,808(a)   23,600(b)   38,408       .69
Richard R. Cascio
  Senior Vice President, Lending of NSS............................        195(a)    8,650(b)    8,845       .16
Daniel R. Dennis, Jr.
  Director of NFC and NSS; Chairman, President and Chief Executive
  Officer of NFC and NSS...........................................     29,140(a)   58,700(b)   87,840      1.57
Richard W. Dennison
  Senior Vice President, Systems and Operations of NSS.............        284(a)    9,000(b)    9,284       .17
James F. Dewey
  Senior Vice President, Marketing and Branch Administration of
  NSS..............................................................      5,386      16,000(b)   21,386       .38
Paul R. Duevel
  Director of NFC and NSS..........................................      4,095      21,000(c)   25,095       .45
Anthony P. Halsey
  Director of NFC and NSS..........................................     41,195       9,000(c)   50,195       .90
Michael J. Hartl
  Director of NFC and NSS; Executive Vice President, Treasurer and
  Chief Financial Officer of NFC and NSS...........................     16,750(a)   24,900(b)   41,650       .75
Jeremiah J. Lowney, Jr., D.D.S.
  Director of NFC and NSS..........................................      9,000      16,000(c)   25,000       .45
Robert T. Ramsdell
  Director of NFC and NSS..........................................      2,500      16,000(c)   18,500       .33
Richard P. Reed
  Director of NFC and NSS..........................................      2,891      21,000(c)   23,891       .43
Martin C. Shapiro
  Director of NFC and NSS..........................................     34,770      21,000(c)   55,770      1.00
All directors and executive officers as a group (13 persons).......    161,151     252,850     414,001      7.14

------------

 (a) Includes 137; 9,551; 195; 23,798; 284 and 16,750 shares of Norwich Common Stock held by NSS's Thrift Plan for the benefit of Mr. Brown, Ms. Cannata, Mr. Cascio, Mr. Dennis, Mr. Dennison, and Mr. Hartl, respectively.

 (b) Shares issuable upon exercise of options granted pursuant to NFC's employee stock option plans.

 (c) Shares issuable upon exercise of options granted pursuant to NFC's stock option plans for outside directors.

     On a pro forma basis, using the assumptions set forth in 'COMPARATIVE UNAUDITED PER SHARE DATA' for calculating pro forma equivalents and assuming the persons listed in the above table exercised all Options prior to the Valuation Date and received People's Common Stock in exchange for all of their shares of NFC Common Stock, (i) each person and (ii) all directors and executive officers of NFC as a group would beneficially own less than one percent of the total number of shares of People's Common Stock outstanding after the Merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF NFC COMMON STOCK

     As of January 5, 1998, the following person was the only person known to NFC to be the beneficial owner of more than 5% of the outstanding shares of NFC Common Stock. In preparing the following table, NFC has relied upon information supplied by such person in its Schedule 13F filed with the Commission.

                           NAME AND ADDRESS
                         OF BENEFICIAL OWNER                             SHARES BENEFICIALLY OWNED    PERCENT OF CLASS
----------------------------------------------------------------------   -------------------------    ----------------

Dimensional Fund Advisors, Inc.
  1099 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401..............................................            288,600                   5.21%

     On a pro forma basis, using the assumptions set forth in 'COMPARATIVE UNAUDITED PER SHARE DATA' for calculating pro forma equivalents and assuming the entity listed in the above table received People's Common Stock in exchange for all of its shares of NFC Common Stock, such entity would beneficially own less than one percent of the total number of shares of People's Common Stock outstanding after the Merger.

             COMPARATIVE RIGHTS OF SHAREHOLDERS OF PEOPLE'S AND NFC

     Upon the consummation of the Merger as contemplated in the Merger Agreement, the NFC Shareholders who receive shares of People's Common Stock in full or partial exchange for their shares of NFC Common Stock will become shareholders of People's. Since People's is governed by the laws of Connecticut and NFC is a Delaware corporation, NFC Shareholders who receive People's Common Stock will become subject to the privileges and restrictions provided in the CTBL and the CTBCA. In addition, the rights presently enjoyed by NFC Shareholders under the relevant provisions of the Certificate of Incorporation of NFC (the 'NFC Certificate') and the Bylaws of NFC (the 'NFC Bylaws') differ in some respects from the rights they would have as shareholders of People's under the relevant provisions of the People's Articles and the People's Bylaws. This summary contains a list of the material differences but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed, and is qualified in its entirety by reference to the People's Articles, the People's Bylaws, the NFC Certificate, the NFC Bylaws, the CTBL, the CTBCA, the DGCL, and the NFC Rights Agreement. The summary does not discuss any rights or restrictions arising under federal law.

CAPITALIZATION

     Under the NFC Certificate, the capitalization of NFC consists of 25,000,000 shares of NFC Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share. Each share of NFC Common Stock has attached to it a NFC Right. See ' -- Rights Plan.' Under the DGCL, changes in authorized capital stock are not subject to regulatory approval and there is no minimum amount of required capital stock.

     Under the People's Articles, the capitalization of People's consists of 100,000,000 shares of People's Common Stock and 10,000,000 shares of preferred stock, without par value. Under the CTBL, the Commissioner must approve an increase or decrease in People's authorized capital stock or the par value thereof. In addition, the authorized capital stock of People's could not be reduced below the minimum requirements for a new capital stock bank, unless otherwise approved by the Commissioner.

     Under both Connecticut and Delaware law, shares may be issued from time to time to such persons and for such consideration as the board of directors may determine, without requiring further action by the shareholders, unless such action is required by applicable law. For a discussion of certain limitations on the ability of People's Board to authorize the issuance of additional shares of People's Common Stock or securities convertible into shares of People's Common Stock, see ' -- Preemptive Rights.'

RIGHTS PLAN

     On November 21, 1989, the NFC Board declared a dividend distribution of one NFC Right for each outstanding share of NFC Common Stock. Subsequent to that date and prior to the occurrence of a Distribution Date (described below), NFC Rights are deemed to be delivered with each share of NFC Common Stock issued by NFC. Each NFC Right entitles the registered holder to purchase from NFC a unit consisting of one one-hundredth of a share (a 'Unit') of Series A Preferred Stock, at a purchase price of $45 per Unit, subject to adjustment. The description and terms of the NFC Rights are summarized below and are set forth in the NFC Rights Agreement.

     At the present time, the NFC Rights are attached to all NFC Common Stock certificates representing outstanding shares, and no separate NFC rights certificates ('NFC Rights Certificates') have been or will be distributed. The NFC Rights will separate from the NFC Common Stock and a Distribution Date will occur upon the earliest of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an 'Acquiring Person') has acquired, or obtained the right to acquire, beneficial ownership of 20 percent or more of the outstanding shares of NFC Common Stock (the 'Stock Acquisition Date'); (ii) 10 business days (or such later date as may be determined by the NFC Board) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20 percent or more of such outstanding shares of NFC Common Stock; and (iii) 10 business days following the determination by the NFC Board, upon a determination of at least a majority of the unaffiliated 'Continuing Directors' (as defined below) who are not officers of NFC, that, with respect to any person who has, alone or together with his affiliates or associates, become the beneficial owner of 10 percent or more of the shares of NFC Common Stock outstanding (a) such beneficial ownership by such person is intended to cause NFC to repurchase the NFC Common Stock beneficially owned by such person or to cause pressure on NFC to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where such directors determine that the best long-term interests of NFC and its stockholders would not be served by taking such action or entering into such transaction or series of transactions at that time or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers, impairment of NFC's ability to maintain its competitive position or impairment of NFC's business reputation or ability to deal with governmental agencies) on the business or prospects of NFC (any such person being referred to herein and in the NFC Rights Agreement as an 'Adverse Person').

     The NFC Rights are not exercisable until the Distribution Date and will expire at the close of business on December 4, 1999 unless earlier redeemed by NFC as described below or except as provided below.

     Effective September 3, 1997, the NFC Rights Agreement was amended to provide that no holder of a NFC Right or NFC Right Certificate or any NFC Common Stock may exercise any NFC Right prior to the Effective Time of the Merger and that all of the NFC Rights shall expire and shall cease to be exercisable at the Effective Time. See 'THE MERGER -- Amendment to the NFC Rights Agreement.'

     In addition, the amendment provided that neither Holdings nor People's shall be deemed to be an Acquiring Person or an Adverse Person by virtue of entering into the Merger Agreement or the Stock Option Agreement, or exercising the Option granted by the Stock Option Agreement or consummating the Merger.

     In the event that (i) a person becomes the beneficial owner of 20 percent or more of the then outstanding shares of NFC Common Stock (except pursuant to an offer for all outstanding shares of NFC Common Stock which a majority of the unaffiliated Continuing Directors who are not officers of NFC determine to be fair to and otherwise in the best interests of NFC and its stockholders), or
(ii) the NFC Board determines, upon the determination by at least a majority of the unaffiliated Continuing Directors who are not officers of NFC, that a person is an Adverse Person, each holder of a NFC Right will thereafter have the right to receive, upon exercise of such NFC Right, NFC Common Stock (or, in certain circumstances, cash, property or other securities of NFC) having a value (based on the lowest closing price of NFC Common Stock during the twelve-month period preceding such event) equal to two times the exercise price of the NFC Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all NFC Rights that are, or (under certain circumstances specified in the NFC Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person will be null and void. However, NFC Rights are not exercisable following the occurrence of either of the events set forth above until such time as the NFC Rights are no longer redeemable by NFC as set forth below.

     In the event that, at any time following the Stock Acquisition Date or the determination that someone is an Adverse Person (i) NFC is acquired in a merger or other business combination transaction in which NFC is not the surviving company or in which it is the surviving company but the NFC Common Stock is changed or exchanged (other than a merger which follows an offer described in the preceding paragraph) or (ii) more than 50 percent of NFC's assets, cash flow or earning power is sold or transferred, each holder of a NFC Right (except NFC Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise of such NFC Right, common stock of the acquiring company having a value equal to two times the exercise price of the NFC Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the 'Triggering Events.'

     In general, at any time until 10 business days following the Stock Acquisition Date, NFC may redeem the NFC Rights in whole, but not in part, at a price of $.01 per NFC Right (payable in cash, NFC Common Stock or other consideration deemed appropriate by the NFC Board). Under certain circumstances set forth in the NFC Rights Agreement, the decision to redeem the NFC Rights will require the concurrence of a majority of the Continuing Directors. NFC may not redeem the NFC Rights if the NFC Board has previously declared a person to be an Adverse Person. Immediately upon the action of the NFC Board ordering redemption of the NFC Rights, the NFC Rights will terminate, and the only right of the holders of NFC Rights will be to receive the $.01 redemption price.

     The term 'Continuing Directors' means any member of the NFC Board who was a member of the NFC Board prior to the date of the NFC Rights Agreement, and any person who is subsequently elected to the NFC Board if such person is recommended or approved by a majority of the Continuing Directors, but will not include an Acquiring Person, an Adverse Person, or an affiliate or associate of any such Person or any representative of any of the foregoing.

     Until a NFC Right is exercised, the holder thereof, as such, will have no rights as a shareholder of NFC including, without limitation, the right to vote or to receive dividends.

     Other than those provisions relating to the principal economic terms of the NFC Rights, any of the provisions of the NFC Rights Agreement may be amended by the NFC Board prior to the Distribution Date. After the Distribution Date, the provisions of the NFC Rights Agreement may be amended by the NFC Board (in certain circumstances, with the concurrence of the Continuing Directors) in order to cure any ambiguity, to make changes which do not adversely affect the interest of holders of NFC Rights, or to shorten or lengthen any time period under the NFC Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the NFC Rights are not redeemable.

     The NFC Rights have certain anti-takeover effects. The NFC Rights will cause substantial dilution to a person or group that attempts to acquire NFC in a manner defined as a Triggering Event unless the offer is conditioned on a substantial number of NFC Rights being acquired. The NFC Rights, however, should not affect any prospective offeror willing to make an offer for all outstanding shares of NFC Common Stock and other voting securities at a fair price and otherwise in the best interests of NFC and its shareholders as determined by the NFC Board or affect any prospective offeror willing to negotiate with the NFC Board. The NFC Rights should not interfere with any merger or other business combination approved by the NFC Board since the NFC Board may, at its option, at any time until ten business days following the Stock Acquisition Date, redeem all, but not less than all, of the then outstanding NFC Rights at the $.01 redemption price. In addition by virtue of the amendments described above, the NFC Rights will not interfere with the Merger.

     People's does not maintain any plan or arrangement similar to the NFC Rights Agreement, and there are not outstanding or issuable to the holders of People's Common Stock any rights similar to the NFC Rights.

DIVIDENDS AND REPURCHASES

     Under the DGCL, NFC may, unless otherwise restricted by its certificate of incorporation, pay dividends in cash, property or shares of capital stock out of surplus or, if no surplus exists, out of net profits for the fiscal year in which declared or out of net profits for the preceding fiscal year (provided that such payment will not reduce capital below the amount of capital represented by all classes of stock having a preference upon the distribution of assets).

     Under the CTBL, People's may, except for dividends payable in shares of its capital stock, only declare a dividend from its net profits, provided that the total of all dividends declared by People's in any calendar year cannot, unless specifically approved by the Commissioner, exceed the total of its net profits of that year combined with its retained net profits of the preceding two years. Subject to the approval of the Commissioner, People's may declare and pay stock dividends in its own authorized but unissued shares to the extent of its surplus earnings, provided such shares are issued at not less than the par value thereof, if any.

     Under the DGCL, a corporation may repurchase or redeem its shares only out of surplus and only if such purchase does not impair capital. However, a corporation may redeem preferred stock out of capital if such shares will be retired upon redemption and the stated capital of the corporation is thereupon reduced in accordance with the DGCL.

     Under the CTBL, People's may, subject to the approval of the Commissioner, acquire and dispose of its own stock, provided no such acquisition reduces People's equity capital below the minimum required for a capital stock Connecticut bank.

     Under Delaware law, shareholders are not liable for any improper dividends, repurchases or redemptions made by a corporation.

     Connecticut law does not specifically impose, or protect a shareholder from, personal liability with respect to improper dividends, repurchases or redemptions made by a corporation. However, under the CTBCA, a shareholder may be personally liable for actions taken by a corporation to the extent of such shareholder's own acts or conduct.

ANTI-GREENMAIL PROVISION

     The NFC Certificate prohibits NFC, under certain circumstances, from purchasing shares of NFC's capital stock from an Interested Securityholder unless the purchase is approved by the affirmative vote of a majority of the voting stock outstanding and entitled to vote thereon, excluding voting stock beneficially held by the Interested Securityholder. Voting stock means the issued and outstanding shares of NFC entitled to vote on the election of directors. An Interested Securityholder is a person who has beneficially owned 3% or more of NFC Common Stock for less than two years.

     It has become a common tactic for certain speculators to acquire a block of stock in a company, and then attempt to coerce management into repurchasing these shares, typically at a substantial premium over the market price, by engaging in various disruptive tactics such as the threat of a proxy fight and/or a bid to take over control of the company. If the company succumbs to this tactic, commonly known as 'greenmail,' and repurchases the speculator's stock interest, valuable corporate resources may be diverted to the benefit of one shareholder to the detriment of the company and the other shareholders of the company.

     The anti-greenmail provision is intended to discourage the accumulation of holdings in NFC by interests disruptive to NFC and its shareholders by transferring to the shareholders the decision-making power for any such repurchases which reach or exceed the 3% threshold and by putting the decision for this use of corporate assets in the hands of those affected by a repurchase decision.

     The anti-greenmail provision may have the effect of discouraging accumulations of the capital stock of NFC that could be beneficial to NFC's shareholders. The NFC Board believes, however, that the potential benefits of the provision to shareholders outweigh any possible disadvantages that may occur.

     People's Articles contain no similar anti-greenmail provision with respect to purchases of People's Common Stock from an interested securityholder of People's.

SPECIAL MEETINGS OF SHAREHOLDERS; ACTION WITHOUT MEETING

     Pursuant to the DGCL, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders of a Delaware corporation may be taken without a meeting and without a stockholder vote, if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders. Under the NFC Certificate, any action

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required or permitted to be taken by the stockholders of NFC must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing. Under the DGCL and the NFC Bylaws, a special meeting of stockholders of NFC may be called at any time by the Chairman or the NFC Board. The foregoing provisions of the NFC Certificate and the NFC Bylaws are intended to give all of the stockholders of NFC the opportunity to participate in determining any proposed action and would prevent a majority or other designated proportion of the voting power of NFC from using the written consent procedure to take stockholder action.

     The CTBCA permits shareholder action (other than in connection with the election of directors) to be taken pursuant to less than unanimous written consent, if the corporation's certificate of incorporation so allows and if the shareholders signing the consent hold in the aggregate the percentage of shares that would be required to approve the proposed action if presented for decision at a regular or special meeting of shareholders. Written notice of proposed action to be taken by less than unanimous written consent must be sent to each shareholder entitled to vote, at least 20 days before the proposed action is to be taken. The proposed action must be submitted to a vote at a shareholders' meeting, and may not be taken by less than unanimous written consent, if the holders of at least 10% of the shares entitled to vote object in writing to the taking of such action by less than unanimous written consent. People's Articles permit shareholder action by less than unanimous written consent.

     Under Connecticut law, special meetings of People's shareholders may be called by the board of directors or by such other persons as are authorized to do so by the Articles or the Bylaws of People's. The CTBCA also requires that a special meeting of shareholders be called upon the written request to the corporate secretary from the holders of at least 10% of the shares entitled to vote on a particular issue.

SHAREHOLDER NOMINATIONS

     Nominations of persons for election to the NFC Board may be made by the NFC Board or by any stockholder of any outstanding class of capital stock of NFC entitled to vote for the election of directors at a stockholder meeting who complies with certain notice procedures set forth in the NFC Bylaws. Such nominations, other than those made by or at the direction of the NFC Board, must be made pursuant to timely notice in writing to the Secretary of NFC. To be timely, a stockholder's notice must be delivered to or mailed to the Secretary of NFC not less than 60 calendar days nor more than 90 calendar days prior to the meeting; provided, however, that in the event that less than 50 calendar days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be mailed or given to the Secretary of NFC not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of NFC which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement as nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on NFC's books, of such stockholder, and (ii) the class and number of shares of NFC that are beneficially owned by such stockholder.

     Nominations of persons for election as directors of People's may be made only by the People's Board or by an owner of record of People's Common Stock. To be valid, shareholder nominations must comply with the procedures set forth in People's Articles. Nominations for consideration at an annual meeting must be received by the corporate secretary of People's at least 120 days in advance of the meeting date; nominations for consideration at any special meeting of shareholders must be received by the corporate secretary by the close of business on the seventh day following the earlier of (a) the date on which notice of the meeting was first given to shareholders, or (b) the date on which a public announcement of the meeting is first made. Each such notice of nomination must include: (1) the name and address of each shareholder of record who intends to appear in person or by proxy to make the

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nomination, and the name and address of the person or persons to be nominated;
(2) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (naming them), pursuant to which the nomination is to be made; (3) such other information regarding the prospective nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and (4) the consent of the proposed nominee to serve as a director of People's if nominated and elected.

MERGERS, CONSOLIDATIONS AND SALES OF ASSETS

     Under the NFC Certificate, certain business combinations, including mergers, consolidations, share exchanges, sales of all or substantially all assets, liquidations, dissolutions or reclassifications, between NFC and the Interested Stockholder must meet certain fair price and procedural provisions. An Interested Stockholder is a holder of 10% or more of the voting power of the outstanding shares of voting stock of NFC. If the provisions are not met, the holders of at least 80% of the voting power of the outstanding shares of the voting stock and two-thirds of the voting power of the outstanding shares of the voting stock other than those held by the Interested Stockholder must approve the transaction. Alternatively, if the transaction is approved by the NFC Board before the Interested Stockholder first became an Interested Stockholder, the foregoing voting requirements would not apply. Additionally, such voting requirements will not be applicable if certain fair price and procedural provisions are met. In general, the fair price provisions require that stockholders whose stock is acquired in a business combination be paid at least as much as the highest price the Interested Stockholder paid for shares within the two prior years or the price that the Interested Stockholder paid in the transaction by which the Interested Stockholder first became an Interested Stockholder, whichever is higher. The procedural provisions include prohibitions against omissions of preferred stock dividends, reductions in common stock dividends and acquisitions by the Interested Stockholder of more stock of NFC.

     In the event that the fair price and procedure requirements were met or the requisite approval of the NFC Board were given with respect to a particular business combination, the normal voting requirements of the DGCL would apply. Under Delaware law the following corporate acts require the approval by a majority of the outstanding stock of the corporation entitled to vote thereon:
(i) a merger or consolidation, (ii) an amendment to the NFC Certificate or NFC Bylaws, (iii) dissolution of the corporation or (iv) the sale, lease or exchange of all or substantially all of the property or assets of the corporation. A sale of less than substantially all of the assets of NFC, a merger of NFC with a company in which it owns 90% or more of the outstanding capital stock or a reclassification of NFC's securities not involving an amendment to the NFC Certificate would not require stockholder approval.

     The foregoing fair price and procedural provisions do not apply to the Merger.

     For a discussion of provisions of the CTBCA, federal law, People's Articles and Bylaws, and Holdings' Articles and Bylaws that may affect the procedures to be followed in connection with a merger, consolidation or asset sale involving People's, see 'PEOPLE'S CAPITAL STOCK -- Certain Restrictions on Acquisitions of People's Capital Stock.' Under the CTBL, the merger or consolidation of People's with any other entity (whether or not People's is the surviving entity), or the sale of substantially all of People's assets, would require approval by a majority of the members of People's Board, and by the holders of two-thirds of the outstanding shares of each class of People's capital stock, whether or not such class of stock would ordinarily be entitled to vote. This is more restrictive than the DGCL, under which shareholder approval of a merger in which the Delaware corporation would be the surviving entity is not required in certain situations.

DISSENTERS' RIGHTS

     The DGCL provides dissenters' rights of appraisal to stockholders of a corporation such as NFC in a merger or consolidation. Where the right of appraisal is available to a stockholder objecting to such a transaction, appraisal is generally his or her exclusive remedy as holder of such shares with respect to a claim of failure to pay a fair price for such shares in connection with such transactions. See 'DISSENTERS' RIGHTS'.

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
     The CTBL requires banks to provide dissenters' appraisal rights pursuant to the CTBCA in a merger or consolidation, including transactions in which the bank would be the surviving entity. See 'DISSENTERS' RIGHTS'. Shareholders of People's consequently would be entitled to dissenters' appraisal rights in situations in which NFC's shareholders would not have such rights, if NFC and People's were in the same relative position in a particular transaction.

PREEMPTIVE RIGHTS

     Under the NFC Certificate, holders of NFC Common Stock do not have preemptive rights to subscribe for or purchase shares of any class of NFC capital stock now or hereafter authorized. Without preemptive rights, a stockholder's ownership of NFC is subject to dilution if additional shares are issued by NFC.

     The holders of People's Common Stock generally have preemptive rights with respect to the issuance by People's of additional shares of Common Stock or securities convertible into shares of Common Stock. Such rights may be waived by a shareholder. Preemptive rights do not apply, however, if shares of Common Stock are to be issued in certain specified types of transactions, including a transaction (such as the Merger) where shares are to be issued in exchange for consideration other than cash.

DISSOLUTION

     Under Delaware law, voluntary dissolution of NFC requires the adoption of a resolution by a majority of the NFC Board and by the affirmative vote of the majority of the holders of the voting power of the outstanding shares entitled to vote thereon.

     Under Connecticut law, the voluntary dissolution of People's may be effected by adoption of a resolution by the Board of Directors to that effect, if such resolution is approved by the holders of at least two-thirds of the shares of People's Common Stock and by the Commissioner.

BOARD OF DIRECTORS

     Under the NFC Certificate, NFC is managed by a Board of Directors consisting of not fewer than three nor more than 18 directors. The NFC Board is divided into three classes. The term of office of one class expires each year. The division of the NFC Board into three classes has the effect of making it more difficult to change the composition of the NFC Board. At least two stockholder meetings will be required for stockholders to effect a change in control of the NFC Board. The longer period required to elect a majority of the NFC Board will help to assure continuity and stability of NFC's management and policies. The additional time required to change control of the NFC Board, however, may tend to perpetuate incumbent management and may discourage certain tender offers, including offers which some stockholders may feel would be in their best interests.

     The People's Bylaws provide for management of People's by a Board of Directors consisting of at least nine but no more than 16 members, with the precise number to be established from time to time by action of the Board. The People's Board, like the NFC Board, is divided into three classes, with the term of one class expiring each year at the People's annual meeting.

REMOVAL OF DIRECTORS

     The NFC Bylaws provide that any director may be removed from office at any time, with cause, by the concurrent vote of the holders of not less than 80% of the issued and outstanding shares entitled to vote, at any meeting of stockholders called for that purpose. If there is an Interested Stockholder, the vote must include not less than two-thirds of the vote held by stockholders other than the Interested Stockholder. 'Cause' means either conviction of a felony or gross negligence or willful misconduct in the performance of a duty to NFC as determined in good faith by a vote of not less than a majority of the NFC Board.

     A director of People's may be removed from office at any time, with or without cause, by the affirmative vote of the holders of 51% of the shares of stock entitled to vote in the election of directors.

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AMENDMENTS TO CERTIFICATE OF INCORPORATION

     In general, any amendment of the NFC Certificate will require the approval of the holders of only a majority of the outstanding shares of NFC Common Stock entitled to vote thereon. The amendment, however, of certain provisions of the NFC Certificate, including those dealing with the classification of the NFC Board, the calling of special meetings of stockholders, business combinations with Interested Stockholders of NFC, the filling of vacancies on the NFC Board, removal of directors, notice of stockholder nominations of candidates for the election of directors, the taking of stockholders' actions by written consent, anti-greenmail, the limitation on acquisitions of more than 10% of the voting stock of NFC, the addition of an article imposing cumulative voting in the election of directors, and any amendment of the procedure for amending the foregoing provisions, must be approved by the affirmative vote of the holders of not less than 80% of the outstanding NFC Common Stock. If there is an Interested Stockholder, such 80% vote must include the affirmative vote of not less than two-thirds of the voting power of the NFC Common Stock held by stockholders other than the Interested Stockholder.

     In general, any amendment to the People's Articles will require the approval of the holders of a majority of the outstanding shares of People's Common Stock. An amendment changing the name of People's, however, requires approval by the holders of two-thirds of the outstanding shares of Common Stock. In addition, because People's is a state-chartered capital stock bank, any amendment to the People's Articles which changes the number of shares or par value of the authorized capital stock of People's, or which would effect a name change, must be approved by the Commissioner.

AMENDMENTS TO BYLAWS

     The DGCL provides that the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote, provided that any corporation may, in addition, in its certificate of incorporation, confer power to adopt, amend, or repeal bylaws upon the directors. The NFC Certificate provides that the NFC Board has the power from time to time to adopt, amend or repeal the NFC Bylaws; however, the affirmative vote of 80% of the voting power of the issued and outstanding shares entitled to vote thereon is required to amend the NFC Bylaw provisions dealing with special meetings, the classification of the NFC Board, stockholder nomination of director candidates, removal of directors, filling of vacancies on the NFC Board and the amendment of the NFC Bylaws. If there is an Interested Stockholder, such 80% vote must include the affirmative vote of not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote thereon held by stockholders other than the Interested Stockholder.

     People's Bylaws may be amended by majority action of the People's Board. Further, the People's Bylaws may be amended by affirmative vote of the holders of a majority of the shares of People's Common Stock. Any action taken by the shareholders with respect to the amendment of the People's Bylaws will prevail over any inconsistent action taken by the Board of Directors with respect to the Bylaws.

LIMITATION OF LIABILITY

     The DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct as a knowing violation of law, (iii) relating to the unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for transactions for which the director derived an improper personal benefit. The NFC Certificate contains such a provision.

     Under Delaware common law, a director's legal obligations to a corporation and its stockholders include a duty of care. The duty of care requires that a director act on an informed basis with due care and diligence. Absent the above provisions permitted by Delaware law, directors can be held liable under Delaware law for 'gross negligence' in connection with decisions made in the performance of

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their duty of care and, in addition, there exists case law in Delaware which suggests that directors can be held liable for 'simple negligence' in suits alleging loss to the corporation due to a director's inattention to a particular matter. Under the NFC Certificate, a Director would not be personally liable for failure to satisfy his duty of care under either standard. However, the liability of a Director would otherwise remain unchanged under Delaware law. Thus, a Director would still be liable for a breach of the duty of loyalty to NFC, a failure to act in good faith, intentional misconduct, a knowing violation of law, and improper personal benefit or for declaring an illegal dividend or stock purchase or redemption. Moreover, the NFC Certificate would not relieve Directors of personal liability for any actions taken in their capacity as officers of NFC and would have no effect on the availability of equitable remedies, such as an injunction or rescission, when Directors breach their duty of care. However, equitable remedies may not be available to stockholders as a practical matter. For example, a stockholder may not learn of actions by the NFC Board in time to obtain an effective injunction against such actions. The NFC Certificate also would not affect a Director's liability based solely on violations of the federal securities laws, nor would it affect a Director's liability to parties other than NFC or the stockholders of NFC.

     Under Connecticut common law, a director's legal obligations to the corporation and its shareholders also include a duty of care. The CTBL permits a bank to include in its charter a provision limiting the personal liability of its directors, except where the action (i) involves a knowing and culpable violation of law; (ii) enables a director or an associate to receive an improper economic gain; (iii) shows a lack of good faith and a conscious disregard for the duty of the director to the bank; (iv) constitutes a sustained and unexcused pattern of inattention that amounts to an abdication of the director's duty to the bank; or (v) creates liability on the director's part to the bank for the violation or assent to the violation of any provision of the CTBL. People's Articles contain such a provision limiting the personal liability of directors.

OTHER DIFFERENCES

     There are certain practical differences between the position of an owner of shares of capital stock in the majority-owned banking subsidiary of a mutual holding company (such as People's) and the position of an owner of shares of capital stock in a bank holding company (such as NFC) that is not governed by the provisions of the CTBL applicable to mutual holding companies. See 'INFORMATION ABOUT PEOPLE'S -- Holding Company Structure' for a discussion of the mutual holding company relationship.

                               DISSENTERS' RIGHTS

     NFC. NFC Shareholders are entitled to dissenters' appraisal rights under
Section 262 of the DGCL. The following discussion is not a complete statement of the law pertaining to dissenters' appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262, which is reprinted in its entirety as Appendix G to this Joint Proxy Statement-Offering Memorandum. All references in Section 262 and in this summary to a 'shareholder' are to the record holder of the shares of NFC Common Stock.

     Under the DGCL, NFC Shareholders who follow the procedures set forth in
Section 262 will be entitled to have their shares of NFC Common Stock appraised by the Delaware Court of Chancery and to receive payment of the 'fair value' of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court.

     Under Section 262, where a merger is to be submitted for approval at a meeting of shareholders, the corporation, not less than 20 days prior to the meeting, must notify each of its shareholders who was such on the record date of such meeting with respect to shares for which dissenters' appraisal rights are available under Section 262, that dissenters' appraisal rights are available and include in such notice a copy of Section 262. ANY SHAREHOLDER WHO WISHES TO EXERCISE SUCH APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW THE FOLLOWING DISCUSSION AND APPENDIX G CAREFULLY

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BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL
RESULT IN THE LOSS OF APPRAISAL RIGHTS UNDER THE DGCL.

     An NFC Shareholder wishing to exercise dissenters' appraisal rights must deliver to NFC, before the taking of the vote on the Merger Agreement, a written demand for appraisal of his or her shares of NFC Common Stock. Written demands for appraisal should be addressed to: Norwich Financial Corp., 4 Broadway, Norwich, Connecticut 06360, Attention: Corporate Secretary. The written demand for appraisal should specify the shareholder's name and mailing address and that the shareholder is thereby demanding appraisal of his or her shares of NFC Common Stock. A vote against the Merger will not constitute such a demand. AN NFC SHAREHOLDER WHO VOTES IN FAVOR OF THE MERGER AGREEMENT WILL BE PRECLUDED FROM EXERCISING APPRAISAL RIGHTS.

     Only a holder of record of shares of NFC Common Stock is entitled to assert appraisal rights for the shares of NFC Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as his or her name appears on the stock certificates. If the shares of NFC Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of NFC Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares of NFC Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of NFC Common Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares of NFC Common Stock as to which appraisal is sought, and where no number of shares of NFC Common Stock is expressly mentioned, the demand will be presumed to cover all shares of NFC Common Stock held in the name of the record owner. Shareholders who hold their shares of NFC Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

     Within 120 days after the Effective Time, People's or any shareholder who has complied with Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of NFC Common Stock of all shareholders who have complied with Section 262. It is the obligation of the shareholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262. A shareholder may withdraw his or her demand for appraisal and may accept the applicable Per Share Stock Consideration or Per Share Cash Consideration at any time within 60 days after the Effective Time. Such shareholder's shares of NFC Common Stock will be treated as No Election Shares for purposes of the allocation provisions of the Merger Agreement.

     Within 10 days after the Effective Time of the Merger, People's will notify each NFC Shareholder who complied with the procedures described in Section 262 and has not voted in favor of the Merger that the Merger has become effective.

     Within 120 days after the Effective Time of the Merger, any shareholder who has complied with the requirements of Section 262, upon written request, will be entitled to receive from People's a statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the shareholder within 10 days after his or her written request for such a statement is received by People's or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

     If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the shareholders entitled to appraisal rights and will appraise the 'fair value' of their shares of NFC Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger. SHAREHOLDERS CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES OF NFC COMMON STOCK AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE CONSIDERATION THAT WOULD HAVE BEEN RECEIVED IN THE MERGER AND THAT APPRAISALS AND OPINIONS FROM FINANCIAL ADVISORS AS TO FAIRNESS FROM A FINANCIAL POINT OF VIEW ARE

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
NOT NECESSARILY OPINIONS AS TO FAIR VALUE UNDER SECTION 262. The Delaware Supreme Court has stated that 'proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court' may be considered in the appraisal proceedings. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of NFC Common Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. Upon application of a shareholder, the Court may also order that all or a portion of the expenses incurred by any shareholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of NFC Common Stock entitled to appraisal.

     Any holder of NFC Common Stock who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote the shares of NFC Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of NFC Common Stock as of a date prior to the Effective Time).

     If any shareholder who demands appraisal of his or her shares of NFC Common Stock under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, as provided in the DGCL, the shares of NFC Common Stock beneficially owned by such shareholder will be converted into the right to receive the applicable Per Share Stock Consideration or Per Share Cash Consideration pursuant to the terms of the Merger Agreement. See 'THE
MERGER -- Merger Consideration.' A shareholder will fail to perfect, or effectively lose or withdraw, the right to appraisal if the shareholder fails to follow the procedures set forth in Section 262, including the failure to file a petition for appraisal within 120 days after the Effective Time, or if the shareholder delivers to NFC a written withdrawal of his or demand for appraisal and acceptance of the Merger Agreement, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of People's. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery may be dismissed without the prior approval of such Court.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT A SHAREHOLDER WILL BE ENTITLED TO RECEIVE THE APPLICABLE PER SHARE STOCK CONSIDERATION OR PER SHARE CASH CONSIDERATION PURSUANT TO THE TERMS OF THE MERGER AGREEMENT, SEE 'THE MERGER -- MERGER CONSIDERATION'). FOR PURPOSES OF THE ALLOCATION PROVISIONS OF THE MERGER AGREEMENT, SUCH SHAREHOLDER'S SHARES OF NFC COMMON STOCK WILL BE TREATED AS NO ELECTION SHARES.

     People's. Connecticut law provides appraisal rights for dissenting shareholders of People's under Section 36a-125(h) of the CTBL, as amended, and Sections 33-855 to 33-872, inclusive, of the CTBCA, as amended.

     Under Section 36a-125(h) of the CTBL, a holder of People's Common Stock who dissents from the Merger may assert dissenters' appraisal rights under the applicable provisions of the CTBCA. To exercise dissenters' appraisal rights under Sections 33-855 to 33-872 of the CTBCA, a People's Shareholder must satisfy all of the following conditions:

          (i) The People's Shareholder must deliver to People's a written notice of his or her intent to demand payment for his or her shares of People's Common Stock if the Merger is consummated, before the vote on the Merger is taken at the People's Special Meeting. The demand must be in addition to and separate from any proxy or vote against the Merger and must be submitted to People's Bank, Bridgeport Center, 850 Main Street, Bridgeport, Connecticut 06604, Attention: Corporate Secretary;

          (ii) The People's Shareholder must not vote any of his or her shares of People's Common Stock in favor of the Merger; and

          (iii) The People's Shareholder must deliver to People's, within the time period specified in the dissenters' notice (the 'Dissenters' Notice', described below) sent to him by People's, a written demand for payment which complies with the requirements of Section 33-863 of the CTBCA (the 'Demand').

A VOTE AGAINST THE MERGER WILL NOT OF ITSELF SATISFY THE REQUIREMENT THAT A DISSENTING PEOPLE'S SHAREHOLDER DELIVER HIS OR HER WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT IF THE MERGER IS CONSUMMATED PRIOR TO THE TIME THE VOTE ON THE MERGER IS TAKEN, NOR WILL SUCH VOTE SATISFY ANY OTHER NOTICE REQUIREMENT UNDER CONNECTICUT LAW WITH RESPECT TO DISSENTERS' APPRAISAL RIGHTS.

     A demand for dissenters' appraisal rights must be executed by or for the shareholder of record fully and correctly, as the shareholder's name appears on the share certificate. A beneficial owner of shares of People's Common Stock who is not the record owner may assert his or her dissenters' appraisal rights with respect to all (but not less than all) shares held on his or her behalf if the beneficial owner submits to People's at or before the assertion of his or her appraisal rights a written consent of the record holder. A record owner, such as a broker, who holds People's Common Stock for others, may assert dissenters' appraisal rights with respect to less than all of the shares of People's Common Stock held of record by such person. In that event, the record owner must assert dissenters' appraisal rights with respect to all shares owned beneficially by the same person, and must provide People's with the name and address of each person on whose behalf dissenters' appraisal rights are being exercised.

     If the Merger is approved at the People's Special Meeting, People's must send a Dissenters' Notice to each People's Shareholder who has satisfied the requirements of items (i) and (ii) above. The Dissenter's Notice must be sent no later than ten days after consummation of the Merger, and must:

          (a) State where the Demand must be sent, and where and when stock certificates representing certificated shares of People's Common Stock must be deposited;

          (b) Inform holders of uncertificated shares of People's Common Stock to what extent transfer of such shares will be restricted following People's receipt of the Demand;

          (c) Supply a form for making the Demand, specifying the date the Merger was first publicly announced (September 4, 1997) and requiring that the dissenting shareholder certify whether he or she acquired beneficial ownership of his or her shares of People's Common Stock before that date; and

          (d) Set a date by which People's must receive the Demand (which may not be sooner than 30 days following the date the Dissenters' Notice is sent or later than 60 days after such notice is sent).

The Dissenters' Notice must also be accompanied by a copy of Sections 33-855 to 33-872, inclusive, of the CTBCA.

     A shareholder who receives a Dissenters' Notice must submit his or her Demand, must make the requested certification as to the date he or she acquired shares of People's Common Stock, and must make deposit of all certificated shares of People's Common Stock, all within the time specified by, and otherwise in accordance with the provisions of, the Dissenters' Notice. A SHAREHOLDER WHO FAILS TO SUBMIT A DEMAND IN THE SPECIFIED MANNER IS NOT ENTITLED TO PAYMENT FOR HIS OR HER SHARES OF PEOPLE'S COMMON STOCK UNDER SECTIONS 33-855 TO 33-872 OF THE CTBCA.

     If the Merger is not consummated within 60 days after the date specified in the Dissenters' Notice for the submission of a Demand and the deposit of share certificates, People's must return all share certificates previously deposited and must release all transfer restrictions imposed on all uncertificated shares. People's may subsequently take action to consummate the Merger, but would then have to send a new Dissenters' Notice and repeat the payment demand procedure described above.

     People's must pay each shareholder who owned his or her shares of People's Common Stock before September 4, 1997 and who complies with the requirements set forth in the preceding paragraph an amount People's estimates to be the 'fair value' of the shares of People's Common Stock owned by such shareholder, plus interest accrued from the date the Merger is consummated to the date of payment. The 'fair value' of shares of People's Common Stock is the value of such shares immediately prior to consummation of the Merger, less any appreciation or depreciation in value in anticipation of the Merger. Payment must be made as soon as the Merger is consummated, or upon receipt of the Demand (whichever is later), and must be accompanied by a copy of: (1) certain financial information regarding People's; (2) a statement of People's estimate of the fair value of the shares for which payment is being made; (3) an explanation of how the accrued interest was calculated; (4) a statement of the shareholder's right to demand payment under applicable provisions of the CTBCA; and (5) a copy of Sections 33-855 to 33-872, inclusive, of the CTBCA.

     People's may elect to withhold payment from a shareholder who has submitted a Demand but who acquired beneficial ownership of his or her shares of People's Common Stock on or after September 4, 1997 ('After-Acquired Shares'). In lieu of making such payment, People's may, following consummation of the Merger, estimate the fair value of After-Acquired Shares (plus accrued interest), and offer to pay the amount so determined to the owner of such shares only if the shareholder agrees to accept the offered amount in full satisfaction of his or her Demand. The offer must be accompanied by a statement of People's estimate of the fair value of the shares with respect to which the offer is being made, an explanation of how the accrued interest was calculated, and a statement of the shareholder's right to demand payment under Section 33-868 of the CTBCA. People's has not yet determined whether it will proceed in this fashion with respect to After-Acquired Shares.

     A shareholder who receives payment or an offer of payment with respect to his or her shares of People's Common Stock may submit his or her own written estimate of the fair value of his or her shares of People's Common Stock and the amount of interest due, and may (1) demand payment of the difference between the amount calculated by the demanding shareholder and the amount previously paid to such shareholder by People's for such shares, or (2) in the case of After-Acquired Shares, reject People's offer of payment and demand payment of the amount calculated by the demanding shareholder. However, such action may only be taken if:

          (a) The shareholder believes that the amount paid or offered by People's is less than the fair value of his or her shares of People's Common Stock or that the interest due is incorrectly calculated;

          (b) The shares are not After-Acquired Shares and People's fails to make payment within 60 days after the date specified in the Dissenters' Notice for demanding payment; or

          (c) The Merger has not been consummated within 60 days after the date specified in the Dissenters' Notice for the submission of a Demand, and People's fails to (i) return all share certificates previously deposited or
     (ii) release all transfer restrictions imposed on all uncertificated shares.

A shareholder who has the right to submit his or her own estimate of value and demand for payment as described in this paragraph must notify People's in writing of his or her demand within 30 days after People's makes or offers to make payment for his or her shares. FAILURE TO SUBMIT SUCH WRITTEN NOTIFICATION WITHIN THE 30-DAY PERIOD WILL BE TREATED AS A WAIVER OF SUCH SHAREHOLDER'S RIGHT TO DEMAND PAYMENT IN AN AMOUNT EXCEEDING THE AMOUNT PREVIOUSLY PAID OR OFFERED BY PEOPLE'S.

     Within 60 days after People's receipt of a valid demand for payment as described in the preceding paragraph, and if any such demand for payment remains unsettled at that time, People's shall file in the Superior Court of Connecticut, Judicial District of Fairfield at Bridgeport, a petition requesting that court determine the fair value of the shares and interest payable thereon. All dissenters, whether or not residents of Connecticut, whose demands for payment have not been settled will be made parties to such proceeding as in an action against their shares. A copy of the petition will be served on each such dissenter in the manner provided by law. The court shall have plenary and exclusive jurisdiction to determine the fair value of the shares of People's Common Stock made the subject of the action. The court may appoint one or more appraisers to receive evidence and recommend a decision on the question of fair value. Each shareholder who is made a party to the action will be entitled to judgment for the amount by which the fair value of his or her shares of People's Common Stock is found to exceed the amount previously remitted (if any), together with interest. The CTBCA does not set forth a specific method by which the court is to determine the fair value of the shares.

     If People's fails to file a petition within 60 days after receiving a demand for payment, each shareholder who properly made a demand for payment which remains unsettled will be entitled to receive from People's the amount demanded by him or her, together with interest.

     The costs and expenses associated with a judicial determination of the fair value of dissenting shares will be determined, if necessary, by the court and assessed against People's. However, the court may assess costs and expenses against all or some of the dissenting shareholders if it decides that shareholders' actions in making demand for payment were arbitrary, vexatious or not in good faith. Similarly, fees and expenses of counsel and experts for the respective parties will be assessed, if necessary, as the court deems equitable, based upon the actions of People's in complying with the CTBCA and the actions of the dissenting shareholders in pursuing their rights under the CTBCA. Finally, if the court determines that services of counsel for any dissenter were of substantial benefit to other dissenters, it may award counsel reasonable fees paid from the amounts awarded to the dissenters who were benefited.

     The foregoing is a brief summary of the applicable provisions of the CTBCA regarding dissenters' rights of appraisal. FAILURE TO FOLLOW THESE PROCEDURES EXACTLY WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. This summary contains material information relating to the rights of People's Shareholders to obtain payment of the fair value of their shares of People's Common Stock under the CTBCA. This summary does not, however, restate every provision of the law, and is qualified in its entirety by reference to the full text of the applicable provisions of the CTBCA which appears as Exhibit H to this Joint Proxy Statement-Offering Memorandum.

                                 LEGAL OPINION

     The validity of the People's Common Stock to be issued in the Merger will be passed upon by William T. Kosturko, Esq., Executive Vice President and General Counsel of People's. Mr. Kosturko is also a People's Shareholder and holds options to purchase additional shares of People's Common Stock.

                                    EXPERTS

     The consolidated financial statements of People's Bank and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Norwich Financial Corp. and subsidiary as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1996 consolidated financial statements of Norwich Financial Corp. and subsidiary refers to a change in the method of accounting for investments in 1994.

     Separate representatives of KPMG Peat Marwick LLP are expected to be present at the People's Special Meeting and the NFC Special Meeting. In each case, such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     In accordance with applicable FDIC regulations, People's established December 8, 1997 as the date by which People's Shareholders had to submit proposals for shareholder action to be taken at People's 1998 annual meeting of shareholders. Unless the date of the 1998 annual meeting is postponed significantly, proposals for shareholder action at that meeting will no longer be accepted, and no such proposals will be included in People's 1998 proxy materials.

     NFC will hold a 1998 annual meeting of shareholders only if the Merger is not consummated. In the event that such a meeting is held on the date originally contemplated at the time of NFC's proxy statement for its 1997 annual meeting (the '1997 NFC Proxy'), any proposals of shareholders intended to be presented at the 1998 annual meeting must have been received by the Secretary of NFC before December 10, 1997 in order to be considered for inclusion in NFC's 1998 proxy materials. If the date of the 1998 annual meeting is changed by more than 30 days from the date originally contemplated at the time of the 1997 NFC Proxy, such proposal must be received by NFC a reasonable time before the solicitation is made.

                                 OTHER MATTERS

     As of the date of this Joint Proxy Statement-Offering Memorandum, the NFC Board and the People's Board know of no matters that will be presented for consideration at the respective Special Meetings other than as described in this Joint Proxy Statement-Offering Memorandum. If any other matters should properly come before either Special Meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the respective managements of NFC and People's.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     This section sets forth (i) a Pro Forma Combined Statement of Condition as of September 30, 1997, (ii) Pro Forma Combined Statements of Income for the nine months ended September 30, 1997 and for the year ended December 31, 1996, and
(iii) the related notes thereto (collectively, the 'Unaudited Pro Forma Combined Financial Information'). The Unaudited Pro Forma Combined Financial Information should be read in conjunction with the historical consolidated financial statements and the related notes thereto of People's and of NFC, included in the documents described under 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.'

     The Pro Forma Combined Statement of Condition combines the historical consolidated statements of condition of (i) People's and subsidiaries and (ii) NFC and subsidiary, as of September 30, 1997, as if the Merger had been effective on that date giving effect to the pro forma purchase accounting and other Merger-related adjustments described in the accompanying notes. The Unaudited Pro Forma Combined Statements of Income combine the historical consolidated statements of income of (i) People's and subsidiaries and (ii) NFC and subsidiary, for the nine months ended September 30, 1997 and for the year ended December 31, 1996, as if the Merger had been effective at the beginning of the respective periods giving effect to the pro forma purchase accounting and other Merger-related adjustments described in the accompanying notes.

     The Unaudited Pro Forma Combined Financial Information reflects the application of the purchase method of accounting. Under this method, the total purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. As described in the accompanying notes, the estimated fair values of the assets and liabilities of NFC and subsidiary have been combined with the historical carrying amounts of the assets and liabilities of People's and subsidiaries. However, changes to the pro forma adjustments reflected herein are expected as evaluations of assets and liabilities are completed and as additional information becomes available. In addition, the final purchase price allocation will be affected by events and transactions subsequent to September 30, 1997, such as (i) the results of operations and changes in financial position of NFC and subsidiary, and (ii) changes in the market price of People's Common Stock. Accordingly, the final combined amounts will differ from the pro forma combined amounts presented herein.

     The Unaudited Pro Forma Combined Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the combined company, or of the financial position or results of operations of the combined company that would have actually occurred had the Merger been in effect as of the date or for the periods presented. People's expects that the combined company will achieve substantial benefits from the Merger including operating cost savings and revenue enhancements. However, the Unaudited Pro Forma Combined Financial Information does not reflect any potential operating cost savings or revenue enhancements which are expected to result from the consolidation of operations, and therefore does not purport to be indicative of the expected results of future operations.

     The historical financial information of both People's and NFC includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of their financial position and operating results as of and for the nine months ended September 30, 1997. The historical operating results of both People's and NFC for the nine months ended September 30, 1997 are not necessarily indicative of results which may be expected for the entire year. For purposes of the Unaudited Pro Forma Combined Financial Information, certain reclassifications have been made to NFC's historical amounts to conform to People's classifications.

                PEOPLE'S AND SUBSIDIARIES AND NFC AND SUBSIDIARY
                   PRO FORMA COMBINED STATEMENT OF CONDITION
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                                                                                          PRO FORMA
                                                                                  PEOPLE'S     NFC       ADJUSTMENTS
                                                                                  --------    ------    -------------
                                                                                                        (IN MILLIONS)
                                    ASSETS
Cash and due from banks........................................................   $  230.1    $ 21.8       $--
Short-term investments.........................................................      144.8      60.1        --
Securities:
     Available for sale........................................................    1,373.3     111.8         (84.3)(A)
     Held to maturity..........................................................      395.1      --          --
                                                                                  --------    ------    -------------
          Total securities, net................................................    1,768.4     111.8         (84.3)
                                                                                  --------    ------    -------------
Loans, net:
     Residential mortgage......................................................    2,168.9     191.2           2.8 (B)
     Commercial mortgage.......................................................      860.8     160.4           3.6 (B)
     Commercial................................................................      623.9      51.4           1.8 (B)
     Credit card...............................................................    1,217.1       0.1        --
     Other consumer............................................................      276.7      85.4          (0.4)(B)
                                                                                  --------    ------    -------------
          Total loans..........................................................    5,147.4     488.5           7.8
     Less allowance for loan losses............................................      (85.7)    (13.3)       --
                                                                                  --------    ------    -------------
          Total loans, net.....................................................    5,061.7     475.2           7.8
                                                                                  --------    ------    -------------
Goodwill.......................................................................      --          7.5          96.5 (C)
Other assets...................................................................      526.2      24.5           0.3 (D)
                                                                                  --------    ------    -------------
          Total assets.........................................................   $7,731.2    $700.9       $  20.3
                                                                                  --------    ------    -------------
                                                                                  --------    ------    -------------
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
     Non-interest-bearing......................................................   $  943.3    $ 75.6       $--
     Savings, NOW and money market.............................................    2,164.2     206.7        --
     Time......................................................................    2,507.0     314.5           5.1 (E)
                                                                                  --------    ------    -------------
          Total deposits.......................................................    5,614.5     596.8           5.1
                                                                                  --------    ------    -------------
Borrowings:
     Federal Home Loan Bank advances...........................................      714.6      15.6        --
     Repurchase agreements.....................................................      237.2      --          --
     Federal funds purchased...................................................      174.0      --          --
     Subordinated notes........................................................      148.2      --          --
                                                                                  --------    ------    -------------
          Total borrowings.....................................................    1,274.0      15.6        --
                                                                                  --------    ------    -------------
Other liabilities..............................................................      145.2       6.7           7.1 (F)
                                                                                  --------    ------    -------------
          Total liabilities....................................................    7,033.7     619.1          12.2
                                                                                  --------    ------    -------------
Stockholders' equity:
     Common stock..............................................................       61.1       0.1          (0.1)(G)
                                                                                                               2.8 (H)
     Additional paid-in capital................................................       94.9      58.7         (58.7)(G)
                                                                                                              87.1 (H)
     Treasury stock............................................................      --         (6.2)          6.2 (G)
     Retained earnings.........................................................      520.1      27.3         (27.3)(G)
     Net unrealized gain on securities, net of tax.............................       21.4       1.9          (1.9)(G)
                                                                                  --------    ------    -------------
          Total stockholders' equity...........................................      697.5      81.8           8.1
                                                                                  --------    ------    -------------
          Total liabilities and stockholders' equity...........................   $7,731.2    $700.9       $  20.3
                                                                                  --------    ------    -------------
                                                                                  --------    ------    -------------

                                                                                 PRO FORMA
                                                                                 COMBINED
                                                                                 ---------
                                                                               (IN MILLIONS)
                                    ASSETS
Cash and due from banks........................................................  $  251.9
Short-term investments.........................................................     204.9
Securities:
     Available for sale........................................................   1,400.8
     Held to maturity..........................................................     395.1
                                                                                 ---------
          Total securities, net................................................   1,795.9
                                                                                 ---------
Loans, net:
     Residential mortgage......................................................   2,362.9
     Commercial mortgage.......................................................   1,024.8
     Commercial................................................................     677.1
     Credit card...............................................................   1,217.2
     Other consumer............................................................     361.7
                                                                                 ---------
          Total loans..........................................................   5,643.7
     Less allowance for loan losses............................................     (99.0)
                                                                                 ---------
          Total loans, net.....................................................   5,544.7
                                                                                 ---------
Goodwill.......................................................................     104.0
Other assets...................................................................     551.0
                                                                                 ---------
          Total assets.........................................................  $8,452.4
                                                                                 ---------
                                                                                 ---------
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
     Non-interest-bearing......................................................   1,018.9
     Savings, NOW and money market.............................................   2,370.9
     Time......................................................................   2,826.6
                                                                                 ---------
          Total deposits.......................................................   6,216.4
                                                                                 ---------
Borrowings:
     Federal Home Loan Bank advances...........................................     730.2
     Repurchase agreements.....................................................     237.2
     Federal funds purchased...................................................     174.0
     Subordinated notes........................................................     148.2
                                                                                 ---------
          Total borrowings.....................................................   1,289.6
                                                                                 ---------
Other liabilities..............................................................     159.0
                                                                                 ---------
          Total liabilities....................................................   7,665.0
                                                                                 ---------
Stockholders' equity:
     Common stock..............................................................      63.9

     Additional paid-in capital................................................     182.0

     Treasury stock............................................................     --
     Retained earnings.........................................................     520.1
     Net unrealized gain on securities, net of tax.............................      21.4
                                                                                 ---------
          Total stockholders' equity...........................................     787.4
                                                                                 ---------
          Total liabilities and stockholders' equity...........................  $8,452.4
                                                                                 ---------
                                                                                 ---------

 See accompanying notes to Unaudited Pro Forma Combined Financial Information.

                PEOPLE'S AND SUBSIDIARIES AND NFC AND SUBSIDIARY
                     PRO FORMA COMBINED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                                                                                           PRO FORMA
                                                                                     PEOPLE'S     NFC     ADJUSTMENTS
                                                                                     --------    -----    -----------
                                                                                      (IN MILLIONS, EXCEPT PER SHARE
                                                                                                  DATA)
Interest and dividend income:
    Residential mortgage..........................................................    $127.7     $12.0       $(1.5)(I)
    Commercial mortgage...........................................................      56.1     10.9         (1.2)(I)
    Commercial....................................................................      42.8      3.6         (0.2)(I)
    Credit card...................................................................      83.5      --         --
    Other consumer................................................................      16.0      5.3          0.1 (I)
                                                                                     --------    -----    -----------
         Total interest on loans..................................................     326.1     31.8         (2.8)
    Securities....................................................................      64.6      5.1         (3.7)(J)
    Short-term investments........................................................       6.2      2.6        --
                                                                                     --------    -----    -----------
         Total interest and dividend income.......................................     396.9     39.5         (6.5)
                                                                                     --------    -----    -----------
Interest expense:
    Deposits......................................................................     132.3     17.0         (2.9)(K)
    Borrowings....................................................................      72.1      0.6        --
                                                                                     --------    -----    -----------
         Total interest expense...................................................     204.4     17.6         (2.9)
                                                                                     --------    -----    -----------
         Net interest income......................................................     192.5     21.9         (3.6)
Provision for loan losses.........................................................      31.9      0.6        --
                                                                                     --------    -----    -----------
    Net interest income after provision for loan losses...........................     160.6     21.3         (3.6)
                                                                                     --------    -----    -----------
Non-interest income:
  Fee-based revenues:
    Credit card securitization income.............................................      59.4      --         --
    Credit card fees..............................................................      28.4      --         --
    Service charges on deposit accounts...........................................      23.4      1.8        --
    Residential mortgage loan servicing fees......................................       4.7      0.5        --
    Net brokerage commissions.....................................................       7.3      --         --
    Other.........................................................................      10.5      0.5        --
                                                                                     --------    -----    -----------
         Total fee-based revenues.................................................     133.7      2.8        --
    Net security gains............................................................      28.7      0.4        --
    Net gains on sales of residential mortgage loans available for sale...........      12.7      0.3        --
    Loss on real estate investments...............................................      (1.3)     --         --
    Other.........................................................................       3.2      --         --
                                                                                     --------    -----    -----------
         Total non-interest income................................................     177.0      3.5        --
                                                                                     --------    -----    -----------
Non-interest expense:
    Compensation and benefits.....................................................     106.5      7.3        --
    Occupancy and equipment.......................................................      36.9      2.7         (0.6)(L)
    Professional and outside service fees.........................................      26.9      1.4        --
    Advertising and promotion.....................................................      28.7      0.4        --
    Loss on real estate acquired in settlement of loans...........................       1.8      0.1        --
    Amortization of goodwill......................................................     --         0.5          3.8 (M)
    Other.........................................................................      30.8      2.1          0.3 (N)
                                                                                     --------    -----    -----------
         Total non-interest expense...............................................     231.6     14.5          3.5
                                                                                     --------    -----    -----------
         Income before income taxes...............................................     106.0     10.3         (7.1)
Income tax expense................................................................      38.8      4.2         (1.2)(O)
                                                                                     --------    -----    -----------
    Net income....................................................................    $ 67.2     $6.1        $(5.9)
                                                                                     --------    -----    -----------
                                                                                     --------    -----    -----------
    Net income applicable to common stock.........................................    $ 67.2     $6.1        $(5.9)
                                                                                     --------    -----    -----------
                                                                                     --------    -----    -----------
    Net income per common share:
         Primary..................................................................    $ 1.09     $1.08
                                                                                     --------    -----
                                                                                     --------    -----
         Fully diluted............................................................    $ 1.09     $1.07
                                                                                     --------    -----
                                                                                     --------    -----
    Average common shares:
         Primary..................................................................     61.54     5.62
                                                                                     --------    -----
                                                                                     --------    -----
         Fully diluted............................................................     61.57     5.68
                                                                                     --------    -----
                                                                                     --------    -----

                                                                                    PRO FORMA
                                                                                    COMBINED
                                                                                    ---------
                                                                                (IN MILLIONS, EXCEPT
                                                                                   PER SHARE DATA)
Interest and dividend income:
    Residential mortgage..........................................................   $ 138.2
    Commercial mortgage...........................................................      65.8
    Commercial....................................................................      46.2
    Credit card...................................................................      83.5
    Other consumer................................................................      21.4
                                                                                    ---------
         Total interest on loans..................................................     355.1
    Securities....................................................................      66.0
    Short-term investments........................................................       8.8
                                                                                    ---------
         Total interest and dividend income.......................................     429.9
                                                                                    ---------
Interest expense:
    Deposits......................................................................     146.4
    Borrowings....................................................................      72.7
                                                                                    ---------
         Total interest expense...................................................     219.1
                                                                                    ---------
         Net interest income......................................................     210.8
Provision for loan losses.........................................................      32.5
                                                                                    ---------
    Net interest income after provision for loan losses...........................     178.3
                                                                                    ---------
Non-interest income:
  Fee-based revenues:
    Credit card securitization income.............................................      59.4
    Credit card fees..............................................................      28.4
    Service charges on deposit accounts...........................................      25.2
    Residential mortgage loan servicing fees......................................       5.2
    Net brokerage commissions.....................................................       7.3
    Other.........................................................................      11.0
                                                                                    ---------
         Total fee-based revenues.................................................     136.5
    Net security gains............................................................      29.1
    Net gains on sales of residential mortgage loans available for sale...........      13.0
    Loss on real estate investments...............................................      (1.3)
    Other.........................................................................       3.2
                                                                                    ---------
         Total non-interest income................................................     180.5
                                                                                    ---------
Non-interest expense:
    Compensation and benefits.....................................................     113.8
    Occupancy and equipment.......................................................      39.0
    Professional and outside service fees.........................................      28.3
    Advertising and promotion.....................................................      29.1
    Loss on real estate acquired in settlement of loans...........................       1.9
    Amortization of goodwill......................................................       4.3
    Other.........................................................................      33.2
                                                                                    ---------
         Total non-interest expense...............................................     249.6
                                                                                    ---------
         Income before income taxes...............................................     109.2
Income tax expense................................................................      41.8
                                                                                    ---------
    Net income....................................................................   $  67.4
                                                                                    ---------
                                                                                    ---------
    Net income applicable to common stock.........................................   $  67.4
                                                                                    ---------
                                                                                    ---------
    Net income per common share:
         Primary..................................................................   $  1.05
                                                                                    ---------
                                                                                    ---------
         Fully diluted............................................................   $  1.05
                                                                                    ---------
                                                                                    ---------
    Average common shares:
         Primary..................................................................     64.34
                                                                                    ---------
                                                                                    ---------
         Fully diluted............................................................     64.37
                                                                                    ---------
                                                                                    ---------

 See accompanying notes to Unaudited Pro Forma Combined Financial Information.

                PEOPLE'S AND SUBSIDIARIES AND NFC AND SUBSIDIARY
                     PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                                                                           PRO FORMA
                                                                                     PEOPLE'S     NFC     ADJUSTMENTS
                                                                                     --------    -----    -----------
                                                                                      (IN MILLIONS, EXCEPT PER SHARE
                                                                                                  DATA)
Interest and dividend income:
    Residential mortgage..........................................................    $164.0     $14.3       $(2.0)(I)
    Commercial mortgage...........................................................      67.0     14.8         (1.6)(I)
    Commercial....................................................................      52.2      4.2         (0.3)(I)
    Credit card...................................................................      82.2      --         --
    Other consumer................................................................      19.2      6.8          0.1 (I)
                                                                                     --------    -----    -----------
         Total interest on loans..................................................     384.6     40.1         (3.8)
    Securities....................................................................      90.0     10.6         (5.0)(J)
    Short-term investments........................................................       5.4      1.6        --
                                                                                     --------    -----    -----------
         Total interest and dividend income.......................................     480.0     52.3         (8.8)
                                                                                     --------    -----    -----------
Interest expense:
    Deposits......................................................................     162.5     24.3         (3.9)(K)
    Borrowings....................................................................      83.0      1.0        --
                                                                                     --------    -----    -----------
         Total interest expense...................................................     245.5     25.3         (3.9)
                                                                                     --------    -----    -----------
         Net interest income......................................................     234.5     27.0         (4.9)
Provision for loan losses.........................................................      51.1      1.4        --
                                                                                     --------    -----    -----------
    Net interest income after provision for loan losses...........................     183.4     25.6         (4.9)
                                                                                     --------    -----    -----------
Non-interest income:
  Fee-based revenues:
    Credit card securitization income.............................................      66.1      --         --
    Credit card fees..............................................................      29.1      --         --
    Service charges on deposit accounts...........................................      27.6      1.9        --
    Residential mortgage loan servicing fees......................................       6.2      0.6        --
    Net brokerage commissions.....................................................       7.4      --         --
    Other.........................................................................      12.4      0.6        --
                                                                                     --------    -----    -----------
         Total fee-based revenues.................................................     148.8      3.1        --
Net security gains................................................................      15.2      0.4        --
Net gains on sales of residential mortgage loans available for sale...............       5.4      --         --
Net gain on sale of other consumer loans..........................................       6.0      --         --
Loss on real estate investments...................................................      (2.1)     --         --
Other.............................................................................       3.4      0.3        --
                                                                                     --------    -----    -----------
         Total non-interest income................................................     176.7      3.8        --
                                                                                     --------    -----    -----------
Non-interest expense:
    Compensation and benefits.....................................................     124.2      9.5        --
    Occupancy and equipment.......................................................      43.2      3.6         (0.8)(L)
    Professional and outside service fees.........................................      28.5      1.6        --
    Advertising and promotion.....................................................      25.4      0.5        --
    Loss on real estate acquired in settlement of loans...........................       4.3      --         --
    Amortization of goodwill......................................................     --         0.6          5.2 (M)
    Other.........................................................................      33.4      2.3          0.4 (N)
                                                                                     --------    -----    -----------
         Total non-interest expense...............................................     259.0     18.1          4.8
                                                                                     --------    -----    -----------
         Income before income taxes...............................................     101.1     11.3         (9.7)
Income tax expense................................................................      21.0      4.6         (1.7)(O)
                                                                                     --------    -----    -----------
    Net income....................................................................    $ 80.1     $6.7        $(8.0)
                                                                                     --------    -----    -----------
                                                                                     --------    -----    -----------
    Net income applicable to common stock.........................................    $ 79.5     $6.7        $(8.0)
                                                                                     --------    -----    -----------
                                                                                     --------    -----    -----------
    Net income per common share:
         Primary..................................................................    $ 1.32     $1.18
                                                                                     --------    -----
                                                                                     --------    -----
         Fully diluted............................................................    $ 1.31     $1.17
                                                                                     --------    -----
                                                                                     --------    -----
    Average common shares:
         Primary..................................................................     60.29     5.62
                                                                                     --------    -----
                                                                                     --------    -----
         Fully diluted............................................................     61.41     5.67
                                                                                     --------    -----
                                                                                     --------    -----

                                                                                    PRO FORMA
                                                                                    COMBINED
                                                                                    ---------
                                                                                (IN MILLIONS, EXCEPT
                                                                                   PER SHARE DATA)
Interest and dividend income:
    Residential mortgage..........................................................   $ 176.3
    Commercial mortgage...........................................................      80.2
    Commercial....................................................................      56.1
    Credit card...................................................................      82.2
    Other consumer................................................................      26.1
                                                                                    ---------
         Total interest on loans..................................................     420.9
    Securities....................................................................      95.6
    Short-term investments........................................................       7.0
                                                                                    ---------
         Total interest and dividend income.......................................     523.5
                                                                                    ---------
Interest expense:
    Deposits......................................................................     182.9
    Borrowings....................................................................      84.0
                                                                                    ---------
         Total interest expense...................................................     266.9
                                                                                    ---------
         Net interest income......................................................     256.6
Provision for loan losses.........................................................      52.5
                                                                                    ---------
    Net interest income after provision for loan losses...........................     204.1
                                                                                    ---------
Non-interest income:
  Fee-based revenues:
    Credit card securitization income.............................................      66.1
    Credit card fees..............................................................      29.1
    Service charges on deposit accounts...........................................      29.5
    Residential mortgage loan servicing fees......................................       6.8
    Net brokerage commissions.....................................................       7.4
    Other.........................................................................      13.0
                                                                                    ---------
         Total fee-based revenues.................................................     151.9
Net security gains................................................................      15.6
Net gains on sales of residential mortgage loans available for sale...............       5.4
Net gain on sale of other consumer loans..........................................       6.0
Loss on real estate investments...................................................      (2.1)
Other.............................................................................       3.7
                                                                                    ---------
         Total non-interest income................................................     180.5
                                                                                    ---------
Non-interest expense:
    Compensation and benefits.....................................................     133.7
    Occupancy and equipment.......................................................      46.0
    Professional and outside service fees.........................................      30.1
    Advertising and promotion.....................................................      25.9
    Loss on real estate acquired in settlement of loans...........................       4.3
    Amortization of goodwill......................................................       5.8
    Other.........................................................................      36.1
                                                                                    ---------
         Total non-interest expense...............................................     281.9
                                                                                    ---------
         Income before income taxes...............................................     102.7
Income tax expense................................................................      23.9
                                                                                    ---------
    Net income....................................................................   $  78.8
                                                                                    ---------
                                                                                    ---------
    Net income applicable to common stock.........................................   $  78.2
                                                                                    ---------
                                                                                    ---------
    Net income per common share:
         Primary..................................................................   $  1.24
                                                                                    ---------
                                                                                    ---------
         Fully diluted............................................................   $  1.23
                                                                                    ---------
                                                                                    ---------
    Average common shares:
         Primary..................................................................     63.09
                                                                                    ---------
                                                                                    ---------
         Fully diluted............................................................     64.21
                                                                                    ---------
                                                                                    ---------

 See accompanying notes to Unaudited Pro Forma Combined Financial Information.

                PEOPLE'S AND SUBSIDIARIES AND NFC AND SUBSIDIARY
          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

NOTE 1. BASIS OF PRESENTATION

     The Merger will be accounted for by People's under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16 and related pronouncements; accordingly, this method has been applied in preparing the Unaudited Pro Forma Combined Financial Information. Under the purchase method of accounting, the total purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. The estimated fair values of the assets and liabilities of NFC and subsidiary as of September 30, 1997 have been combined with the historical carrying amounts of the assets and liabilities of People's and subsidiaries at that date for purposes of presenting the Unaudited Pro Forma Combined Statement of Condition. However, the purchase accounting and Merger-related adjustments included herein will change as evaluations of assets and liabilities are completed and as additional information becomes available. In addition, the final purchase price allocation will be affected by events and transactions subsequent to September 30, 1997, such as (i) the results of operations and changes in financial position of NFC and subsidiary, and (ii) changes in the market price of People's Common Stock. Accordingly, the final combined amounts will differ from the pro forma combined amounts presented herein.

     The Unaudited Pro Forma Combined Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the combined company, or of the financial position or results of operations of the combined company that would have actually occurred had the Merger been in effect as of the date or for the periods presented. People's expects that the combined company will achieve substantial benefits from the Merger including operating cost savings and revenue enhancements. However, the Unaudited Pro Forma Combined Financial Information does not reflect any potential operating cost savings or revenue enhancements which are expected to result from the consolidation of operations, and therefore does not purport to be indicative of the expected results of future operations.

NOTE 2. PURCHASE PRICE

     The Merger Agreement provides that, at the Effective Time and subject to the election and allocation procedures provided for therein, each share of NFC Common Stock outstanding at the Effective Time (other than treasury shares and with certain other exceptions), will be converted into and become the right to receive either (i) 1.0310 shares of People's Common Stock or (ii) $28.74 in cash, each subject to adjustment in specified circumstances as illustrated in Appendix I. The Merger Agreement also provides that, subject to adjustment, (i) the aggregate number of shares of People's Common Stock that shall be issued in the Merger shall equal 2,945,594 (the 'Stock Amount') and (ii) the aggregate amount of cash that shall be paid in the Merger shall equal $81,671,000 (the 'Base Cash Consideration') including payments made for the settlement of unexercised stock options with respect to NFC Common Stock. Under the Merger Agreement, the Stock Amount will be adjusted (i) upward if the Valuation Period Market Value is less than $27.875 (subject to a 'Floor Value' of $26.48), or
(ii) downward if the Valuation Period Market Value is greater than $27.875 (subject to a 'Ceiling Value' of $29.27). The adjusted Stock Amount shall not exceed 3,100,771 shares or be less than 2,805,208 shares. Based on the adjusted Stock Amount, the Merger Agreement provides for related adjustments to the Per Share Stock Consideration and the Per Share Cash Consideration.

     Based on the closing market price of People's Common Stock at September 30, 1997 of $32.06 per share, the Stock Amount would equal 2,805,208 shares with a total market value of $89.9 million. The total purchase price, including cash consideration and transaction costs, would be as follows:

                                                                         (IN MILLIONS)
Total market value of the Stock Amount................................       $ 89.9
Base Cash Consideration(1)............................................         81.7
Estimated transaction costs(2)........................................          2.6
                                                                            -------
          Total purchase price........................................       $174.2
                                                                            -------
                                                                            -------

(1) Represents cash of $73.4 million for the acquisition of NFC Common Stock and cash of $8.3 million for the settlement of 446,050 unexercised stock options at an average cost of $18.52 per option (such per option settlement cost equals the 'Fully Diluted Per Share Consideration' of $30.07 less the average option exercise price of $11.55 per share).

(2) Represents estimated direct costs to be incurred by People's in connection with the acquisition, principally for investment banking, legal and other professional services.

     At September 30, 1997 there were 5,432,341 shares of NFC Common Stock outstanding. If that day's closing price of $32.06 for People's Common Stock were the Valuation Period Market Value, the consideration payable for each outstanding share of NFC Common Stock (whether payable in cash or in shares of People's Common Stock) would be valued at $30.07 and the Exchange Ratio (Per Share Stock Consideration) would be 0.9379, each as illustrated in Appendix I. Based on these assumptions, approximately 2,990,945 shares of NFC Common Stock would be exchanged for shares of People's Common Stock, and approximately 2,441,396 shares of NFC Common Stock would be exchanged for cash.

     People's will determine the actual purchase price for accounting purposes in accordance with the consensus reached in FASB Emerging Issues Task Force Issue No. 95-19, Determination of the Measurement Date of the Market Price of Securities Issued in a Purchase Business Combination. Since the Merger Agreement provides for subsequent changes in the Stock Amount, application of the consensus in Issue No. 95-19 will require measurement of the stock component of the purchase price for accounting purposes based on the average market price of People's Common Stock for a short period of time (a few days) prior to the consummation of the Merger. Accordingly, the ultimate purchase price for accounting purposes cannot be predicted with certainty at this time. However, based on the closing market price of People's Common Stock of $36.375 per share as of January 7, 1998, the Stock Amount would equal 2,805,208 shares with a total market value of $102.0 million, and the total purchase price and resulting goodwill each would be $12.1 million greater than the amounts used in preparing the Unaudited Pro Forma Combined Financial Information.

NOTE 3. ALLOCATION OF PURCHASE PRICE

     The total purchase price has been allocated as follows for purposes of the accompanying Unaudited Pro Forma Combined Financial Information:

                                                                         (IN MILLIONS)

Total purchase price (note 2).........................................       $174.2
                                                                            -------
                                                                            -------
Net assets of NFC based on historical carrying amounts as of September
  30, 1997............................................................       $ 81.8
Elimination of pre-existing goodwill reflected in net assets..........         (7.5)
Increase (decrease) in net assets to reflect estimated fair value adjustments under the purchase method of accounting (see note 4):
Loans.................................................................          7.8
Other assets:
     Mortgage servicing rights........................................          1.9
     Real estate assets and equipment.................................         (3.1)
Time deposits.........................................................         (5.1)
Accrual of liability for Merger-related costs.........................         (7.1)
Deferred tax effect of fair value adjustments and Merger-related
  costs...............................................................          1.5
                                                                            -------
Fair value of net assets acquired.....................................       $ 70.2
                                                                            -------
                                                                            -------
          Total purchase price in excess of fair value of net assets
            acquired..................................................       $104.0
                                                                            -------
                                                                            -------

     When the ultimate allocation of purchase price is made, the 'total purchase price in excess of fair value of net assets acquired' will be recorded as identifiable intangible assets and as goodwill. People's expects that identifiable intangible assets will be limited to a core deposit intangible which will be amortized on a straight-line basis over the estimated remaining life of the acquired customer relationships. The remaining amount of the excess purchase price will be considered goodwill which will be amortized on a straight-line basis over the estimated period benefited. People's has not yet finalized its estimate of the core deposit intangible. However, for purposes of the Unaudited Pro Forma Combined Financial Information, (i) the combined amount of intangible assets and their amortization have been labeled 'goodwill' and (ii) an estimated composite amortization period of 18 years has been used based on expected periods of 10 years for the core deposit intangible and 20 years for goodwill.

NOTE 4. PRO FORMA ADJUSTMENTS

     The following are descriptions of the pro forma purchase accounting and other Merger-related adjustments, labeled (A) through (O), which have been reflected in the accompanying Pro Forma Combined Statement of Condition and Pro Forma Combined Statements of Income:

PRO FORMA COMBINED STATEMENT OF CONDITION

 (A) Represents a decrease of $84.3 million from the planned sale of available for sale securities to fund (i) the cash portion of the purchase price ($81.7 million) and (ii) People's estimated transaction costs ($2.6 million).

 (B) Represent adjustments to record the acquired loans at estimated fair value based on interest rates as of September 30, 1997, resulting in a net premium of $7.8 million.

 (C) The net adjustment of $96.5 million represents (i) an increase of $104.0 million to record the estimated goodwill related to the Merger (see note 3) and (ii) a decrease of $7.5 million to eliminate the pre-existing goodwill related to prior acquisitions by NFC.

 (D) Represents the following:

                                                                         (IN MILLIONS)

Estimated fair value of previously unrecognized mortgage servicing
  rights..............................................................       $  1.9
Adjustment to record certain acquired real estate assets and equipment
  at estimated fair value less costs to sell..........................         (3.1)
Increase in net deferred tax assets for the estimated tax effects of
  fair value adjustments and Merger-related costs.....................          1.5
                                                                            -------
          Total adjustment to other assets............................       $  0.3
                                                                            -------
                                                                            -------

 (E) Represents an adjustment to record NFC's time deposit liabilities at estimated fair value based on interest rates as of September 30, 1997, resulting in a net premium of $5.1 million.

 (F) Represents the accrual of the following estimated Merger-related costs totaling $7.1 million: payments of $2.9 million pursuant to change-in-control provisions of certain agreements with NFC officers and directors; NFC investment banking fees of $1.6 million; and employee severance, lease termination and other merger-related costs of $2.6 million.

 (G) Represents the elimination of NFC's historical stockholders' equity balances.

 (H) Represents the assumed issuance by People's of 2,805,208 common shares as the Stock Amount, at a total market value of $89.9 million based on the closing market price of $32.06 at September 30, 1997. See note 2.

PRO FORMA COMBINED STATEMENT OF INCOME

 (I) Represents additional amortization of premiums as a result of recording acquired loans at estimated fair value. See adjustment (B) above. Premiums are being amortized over the average period to repricing or maturity, by portfolio, or an average period of approximately 2 years.

 (J) Represents the estimated reduction in interest income as a result of the planned sale of certain securities to fund the cash portion of the purchase price and transaction costs. See adjustment (A) above. The reduction was calculated based on the average yield earned on NFC's securities portfolios during 1996, or approximately 6%.

 (K) Represents amortization of premium as a result of recording NFC's time deposits at estimated fair value. See adjustment (E) above. Premium is being amortized over the average remaining period to contractual maturity, or approximately 1 year.

 (L) Represents decreases in (i) depreciation expense and (ii) other occupancy expenses (holding and operating costs) as a result of writing-down certain real estate assets and equipment expected to be disposed of after the Merger. Approximately two-thirds of the total adjustment is attributable to depreciation expense. See adjustment (D) above.

(M) Represents (i) the amortization of goodwill related to the Merger on a straight-line basis over a period of 18 years, less (ii) the reversal of amortization of NFC's pre-existing goodwill. See note 3 and adjustment (C) above.

 (N) Represents amortization of mortgage servicing assets recognized in connection with the Merger. See adjustment (D) above. Servicing assets are being amortized over the estimated period of net servicing income, or approximately 10 years.

 (O) Represents the tax effect, at a combined federal and state statutory rate of 37.2%, of pro forma adjustments (I), (J), (K), (L), and (N) reflected in the Combined Statements of Income. Amortization of goodwill recorded in the Merger will not be tax deductible. As described in note 3, People's expects to separately recognize an identifiable core deposit intangible in its final purchase price allocation. Unlike non-deductible goodwill which has no tax effect, amortization of the core deposit intangible would have a deferred tax effect and the amount of the pro forma tax adjustments would change accordingly.

NOTE 5. NET INCOME PER COMMON SHARE

     Pro forma primary net income per common share was calculated by dividing pro forma net income applicable to common stock by the average number of People's common and common-equivalent shares assumed to be outstanding during the period. Pro forma fully diluted net income per common share was calculated by dividing pro forma net income by the average number of People's common and common-equivalent shares assumed to be outstanding during the period. In making these pro forma calculations, average outstanding shares include the additional 2,805,208 People's common shares (the Stock Amount) assumed to be issued in connection with the Merger (see note 2).

     People's completed a three-for-two stock split in May 1997, resulting in the issuance of 20.3 million common shares. People's historical per share data and the pro forma combined per share data have been computed as if the additional shares had been issued at the beginning of the periods presented.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by NFC are incorporated herein by reference: (a) the 1996 NFC 10-K; (b) NFC's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997; (c) NFC's Proxy Statement for the Annual Meeting of Shareholders held on May 16, 1997; and (d) NFC's Current Reports on Form 8-K dated September 3, 1997 and January 12, 1998.

     The following documents initially filed with the FDIC by People's and subsequently filed by NFC with the Commission as exhibits to a Current Report on Form 8-K dated January 12, 1998, are incorporated herein by reference: (a) the 1996 People's F-2; (b) People's Quarterly Reports on Form F-4 for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997; (c) People's Proxy Statement for the Annual Meeting of Shareholders held on April 17, 1997; (d) People's Current Report on Form F-3 for the months of May and September, 1997; and (e) the description of the People's Common Stock contained in Item 13 of Amendment No. 2 dated December 30, 1997 to People's Registration Statement on Form F-1 and any amendment or report updating such description filed on or after the date of this Joint Proxy Statement-Offering Memorandum and prior to the time at which the People's Special Meeting and the NFC Special Meeting have each been finally adjourned.

     All documents filed by either People's or NFC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the time at which the People's Special Meeting and the NFC Special Meeting have each been finally adjourned shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing. Documents filed by People's with the FDIC pursuant to the Exchange Act subsequent to the date hereof and incorporated herein by reference will be filed by NFC as exhibits to one or more Forms 8-K with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

                                                                      Appendix A



                   AGREEMENT AND PLAN OF MERGER

                           BY AND AMONG

                          PEOPLE'S BANK,

                      NORWICH FINANCIAL CORP.

                                AND

                    THE NORWICH SAVINGS SOCIETY

                   DATED AS OF SEPTEMBER 3, 1997

                         TABLE OF CONTENTS


ARTICLE I - THE MERGER............................................1
      1.01 The Merger.............................................1
      1.02 Effective Time.........................................2
      1.03 Effects of the Merger..................................2
      1.04 Conversion of Target Holding Company Stock.............2
      1.05 Election Procedures....................................3
      1.06 Adjustments to the Merger Consideration................6
      1.07 Adjustments for Dilution and Other Matters.............8
      1.08 Exchange Procedures....................................8
      1.09 Dissenting Shares......................................9
      1.10 Options...............................................10
      1.11 No Fractional Shares..................................10
      1.12 Tax Consequences......................................10

ARTICLE II - CORPORATE GOVERNANCE................................10
      2.01 Other Matters.........................................10
      2.02 Directors.............................................11

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF TARGET
      HOLDING COMPANY AND TARGET BANK............................11
      3.01 Corporate Organization................................11
      3.02 Capitalization........................................13
      3.03 Authority; No Violation...............................14
      3.04 Consents and Approvals................................16
      3.05 Financial Statements..................................16
      3.06 Absence of Certain Changes or Events..................17
      3.07 Legal Proceedings.....................................17
      3.08 Compliance with Applicable Law........................18
      3.09 Taxes.................................................18
      3.10 Employee Benefit and Other Plans......................19
      3.11 Certain Contracts.....................................21
      3.12 Target Holding Company Reports........................22
      3.13 Environmental Matters.................................23
      3.14 Target Holding Company Information....................23
      3.15 Insurance.............................................24
      3.16 Broker's Fees.........................................24
      3.17 Agreements with Regulatory Agencies...................24
      3.18 Material Interests of Certain Persons.................24
      3.19 Labor Matters.........................................24


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

      3.20 Takeover Laws; Article XVII of Target Holding
           Company Certificate...................................25
      3.21 Allowance for Loan Losses.............................25
      3.22 Risk Management Instruments...........................25
      3.23 Properties............................................26
      3.24 Rights Agreement......................................26
      3.25 Other Liabilities.....................................27

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF
      THE BANK...................................................27
      4.01 Corporate Organization................................27
      4.02 Capitalization........................................27
      4.03 Authority; No Violation...............................28
      4.04 Consents and Approvals................................28
      4.05 Financial Statements..................................29
      4.06 Broker's Fees.........................................30
      4.07 Absence of Certain Changes or Events..................30
      4.08 Legal Proceedings.....................................30
      4.09 FDIC Reports..........................................30
      4.10 Bank Information......................................30
      4.11 Compliance With Applicable Law........................31
      4.12 Agreements with Regulatory Agencies...................31
      4.13 Regulatory Approvals..................................31

ARTICLE V - COVENANTS RELATING TO CONDUCT OF BUSINESS............31
      5.01 Covenants of Target Holding Company and Target Bank...31
      5.02 Covenants of the Bank.................................34

ARTICLE VI - ADDITIONAL AGREEMENTS...............................35
      6.01 Regulatory Matters....................................35
      6.02 Access to Information.................................36
      6.03 Shareholder Approval..................................37
      6.04 Legal Conditions to Merger............................38
      6.05 Stock Listing.........................................38
      6.06 Employee Benefit Plans................................38
      6.07 Interim Financial Statements..........................41
      6.08 Additional Agreements.................................41
      6.09 Disclosure Supplements................................41
      6.10 Current Information...................................42
      6.11 Public Announcements..................................42
      6.12 Indemnification.......................................42
      6.13 No Solicitation.......................................44
      6.14 Offering Circular.....................................44


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


      6.15 Dividends.............................................44

ARTICLE VII - CONDITIONS PRECEDENT...............................45
      7.01 Conditions to Each Party's Obligations Under
           This Agreement........................................45
      7.02 Conditions to the Obligations of the Bank Under This
           Agreement.............................................45
      7.03 Conditions to the Obligations of Target
           Holding Company and Target Bank Under This
           Agreement.............................................47

ARTICLE VIII - CLOSING...........................................48
      8.01 Time and Place........................................48
      8.02 Deliveries at the Closing.............................48

ARTICLE IX - TERMINATION AND AMENDMENT...........................48
      9.01 Termination...........................................48
      9.02 Effect of Termination.................................51
      9.03 Amendment.............................................51
      9.04 Extension; Waiver.....................................51

ARTICLE X - MISCELLANEOUS........................................52
      10.01 Payment to Target Holding Company....................52
      10.02 Expenses.............................................52
      10.03 Non-Survival of Representations and Warranties.......52
      10.04 Notification of Certain Matters......................53
      10.05 Notices..............................................53
      10.06 Parties in Interest..................................54
      10.07 Complete Agreement...................................54
      10.08 Counterparts.........................................54
      10.09 Governing Law........................................55
      10.10 Interpretation.......................................55


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


                   AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of September 3, 1997, by and among People's Bank, a Connecticut stock savings bank (the "Bank"), Norwich Financial Corp., a Delaware corporation ("Target Holding Company") and The Norwich Savings Society, a Connecticut stock savings bank and a wholly-owned subsidiary of Target Holding Company ("Target Bank").

      WHEREAS, the Boards of Directors of the Bank, Target Holding Company and Target Bank have determined that it is in the best interests of their respective companies and of the shareholders of the Bank and Target Holding Company to consummate the business combination transaction provided for herein in which Target Holding Company and Target Bank will, subject to the terms and conditions set forth herein, merge with and into the Bank (the "Merger"); and

      WHEREAS, in order to protect the integrity of this Agreement, (i) the Bank and Target Holding Company are entering into, as of the date of this Agreement, a stock option agreement (the "Stock Option Agreement"), providing for the issuance by Target Holding Company of shares of Target Holding Company Common Stock in certain events, as set forth therein, (ii) the Bank and Target Holding Company are entering into, as of the date of this Agreement, a termination fee agreement (the "Fee Letter"), providing for the payment by Target Holding Company of a fee to the Bank upon certain events set forth therein, and (iii) People's Mutual Holdings, a Connecticut mutual bank holding company, has by a letter agreement of even date herewith (the "Support Agreement") agreed, subject to the terms thereof, to vote its shares of Bank Common Stock in favor of the Merger (subject to the terms and conditions of this Agreement) at any meeting of shareholders of the Bank called to consider and take action with respect thereto; and

      WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                             ARTICLE I

                            THE MERGER

      1.01 The Merger. Subject to the terms and conditions of this Agreement, in accordance with applicable law, at the Effective Time (as defined in Section 1.02 hereof), Target Holding Company and Target Bank shall merge with and into the Bank. The Bank shall be the surviving entity (hereinafter sometimes called the "Surviving Bank") in the Merger, and shall

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
continue its corporate existence and operate as a Connecticut stock savings bank under the laws of the State of Connecticut. Upon consummation of the Merger, the separate corporate existence of each of Target Holding Company and Target Bank shall terminate. Each outstanding share of stock of Target Bank immediately prior to the Effective Time shall be cancelled and extinguished with no payment being made therefor, and each outstanding share of stock of Target Holding Company immediately prior to the Effective Time shall be converted into the right to receive payment in the Merger as provided in Section 1.04 below. The name of the Surviving Bank shall be "People's Bank" at the Effective Time.

      1.02 Effective Time. The Merger shall become effective (the "Effective Time") upon the later of (i) the filing with the Secretary of State of the State of Delaware of a Certificate of Merger (the "Delaware Secretary" and the "Delaware Certificate of Merger"), (ii) the filing with the Secretary of State of the State of Connecticut of a Certificate of Merger (the "Connecticut Secretary" and the "Connecticut Certificate of Merger") together with the approval of the Merger by the Banking Commissioner of the State of Connecticut (the "Commissioner") along with a copy of this Agreement, or (iii) such later date as provided for in the Delaware Certificate of Merger and the Connecticut Certificate of Merger.

      1.03 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Sections 33-820 and 36a-125 of the Connecticut General Statutes (the "CGS") and Subchapter IX of The Delaware General Corporation Law (the "DGCL"). The Surviving Bank will not have or exercise any powers other than those now exercised or exercisable by the Bank or Target Bank.

      1.04 Conversion of Target Holding Company Stock. At the
Effective Time, by virtue of the Merger and without any action on the part of the Bank, Target Holding Company, the Target Bank or the holder of any of the following securities:

      (a) Each share of the common stock, without par value, of the Bank ("Bank Common Stock") issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger, except to the extent a holder of shares of Bank Common Stock shall become entitled to payment of the fair value of such shares under the Connecticut Business Corporation Act.

      (b) Each share of the common stock, par value $.01 per share ("Target Holding Company Common Stock"), of the Target Holding Company issued and outstanding immediately prior to the Effective Time, including each attached right (a "Right") issued pursuant to the Rights Agreement, dated as of November 21, 1989, as amended (the "Preferred Stock Rights Plan"), between the Target Holding Company and the Rights Agent named therein, shall cease to be outstanding and (except for (i) shares held by Target

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

Holding Company as treasury shares, (ii) shares owned or held by any direct or indirect subsidiary of Target Holding Company (other than such shares held as security for an obligation to Target Holding Company or such subsidiary), (iii) shares held by the Bank other than in a fiduciary or trust capacity for the benefit of third parties, and (iv) Dissenting Shares (as defined in Section 1.09)) shall be converted into and become the right to receive, at the election of the holder thereof, either:

           (A) 1.0310 (the "Exchange Ratio," which Exchange Ratio shall be subject to adjustment pursuant to Section 1.06) shares of Bank Common Stock (as so adjusted pursuant to Section 1.06, the "Per Share Stock Consideration"); or

           (B) $28.74 in cash (as adjusted pursuant to Section 1.06, the "Per Share Cash Consideration"); provided, however, that the aggregate number of shares of Bank Common Stock that shall be issued in the Merger shall be equal to 2,945,594 (the "Stock Amount") (subject to adjustment pursuant to Section 1.06), and the aggregate amount of cash that shall be paid in the Merger shall be equal to $81,671,000 (as adjusted pursuant to Section 1.06(a), the "Base Cash Consideration") plus any Cash Adjustment as defined in Section 1.06, minus the Aggregate Option Settlement Amount (as defined in Section 1.06); and provided further, that the above elections shall be subject to the operation of Section 1.05.

      (c) Each share of preferred stock, par value $.01, of Target Holding Company shall automatically be canceled and shall cease to exist with no payment being made therefor.

      (d) (i) All shares of Target Holding Company Common Stock that are held by Target Holding Company as treasury shares, (ii) all shares of Target Holding Company Common Stock that are owned or held directly or indirectly by any direct or indirect subsidiary of Target Holding Company (other than such shares held as security for an obligation to Target Holding Company or such subsidiary), and (iii) all shares of Target Holding Company Common Stock held by the Bank other than in a fiduciary or trust capacity for the benefit of third parties shall be canceled and shall cease to exist and no stock of the Bank or other consideration shall be delivered in exchange therefor.

      1.05 Election Procedures. Election forms and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing Target Holding Company Common Stock ("Certificates") shall pass, only upon proper delivery of such Certificates to an exchange agent designated by the Bank (the "Exchange Agent")) in such form as the Bank and Target Holding Company shall mutually agree ("Election Forms") shall be mailed 30 days prior to the anticipated Effective Time or on such other earlier date as Target Holding Company and the Bank shall mutually agree ("Mailing Date") to each holder of record of Target Holding

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

Company Common Stock as of five business days prior to the Mailing Date ("Election Form Record Date").

      Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) either (i) to elect to receive only Bank Common Stock with respect to such holder's Target Holding Company Common Stock ("Stock Election Shares"); (ii) to elect to receive only cash with respect to such holder's Target Holding Company Common Stock ("Cash Election Shares"); or (iii) to indicate that such holder makes no election ("No Election Shares"). Dissenting Shares (as defined below) shall be treated as No Election Shares.

      Any Target Holding Company Common Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m. on the 25th day following the Mailing Date (or such other time and date as the Bank and Target Holding Company may mutually agree) (the "Election Deadline") shall also be deemed to be No Election Shares.

      Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Target Holding Company Common Stock covered by such Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of Target Holding Company Common Stock represented by such Election Form shall become No Election Shares and the Bank shall cause the Certificates to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Bank nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

      Within five business days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon after the Effective Time as practicable, the Bank shall cause the Exchange Agent to effect the allocation among the

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
holders of Target Holding Company Common Stock of rights to receive Bank Common Stock and/or cash in the Merger in accordance with the Election Forms, subject to the following procedures.

      (i) Stock Elections Less Than the Stock Amount. If the number of shares of Bank Common Stock that would be issued upon conversion in the Merger of the Stock Election Shares is less than the Stock Amount, then:

                (A) all Stock Election Shares shall be converted into the right to receive the Per Share Stock
           Consideration,

                (B) the Exchange Agent shall then select first from among the No Election Shares and then (if necessary) from among the Cash Election Shares, by a pro rata selection process (as described below), a sufficient number of shares ("Stock Designated Shares"), such that the number of shares of Bank Common Stock that will be issued in the Merger equals as closely as practicable the Stock Amount, and all Stock Designated Shares shall be converted into the right to receive the Per Share Stock Consideration, and

                (C) the Cash Election Shares and the No Election
           Shares which are not Stock Designated Shares shall be converted into the right to receive the Per Share Cash
           Consideration.

      (ii) Stock Elections More Than the Stock Amount. If the number of shares of Bank Common Stock that would be issued upon conversion in the Merger of the Stock Election Shares is greater than the Stock Amount, then:

                (A) all Cash Election Shares and No Election
           Shares shall be converted into the right to receive the Per Share Cash Consideration,

                (B) the Exchange Agent shall then select from among the Stock Election Shares, by a pro rata selection process (as described below), a sufficient number of shares ("Cash Designated Shares") such that the number of shares of Bank Common Stock that will be issued in the Merger equals as closely as practicable the Stock Amount, and all Cash Designated Shares shall be converted into the right to receive the Per Share Cash Consideration, and

                (C) the Stock Election Shares which are not Cash
           Designated Shares shall be converted into the right to receive the Per Share Stock Consideration.

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

      (iii) Stock Elections Equal to the Stock Amount. If the number of shares of Bank Common Stock that would be issued upon conversion into Bank Common Stock of the Stock Election Shares is equal or nearly equal (as determined by the Exchange Agent) to the Stock Amount, then subparagraphs (i) and (ii) above and subparagraph (iv) below shall not apply and all Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration, and all Cash Election Shares and No Election Shares shall be converted into the right to receive the Per Share Cash Consideration; or

      (iv) Stock Elections and No Elections Equal to the Stock Amount. If the number of shares of Bank Common Stock that would be issued upon the conversion into Bank Common Stock of the Stock Election Shares and No Election Shares would equal or nearly equal (as determined by the Exchange Agent) the Stock Amount, then subparagraphs (i), (ii) and (iii) above shall not apply, and all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration and all Stock Election Shares and No Election Shares shall be converted into the right to receive the Per Share Stock Consideration.

      The pro rata selection process to be used by the Exchange
Agent shall consist of such equitable proration processes as shall be mutually determined by Bank and Target Holding Company.

      1.06 Adjustments to the Merger Consideration. (a) The Stock Amount shall be adjusted as of the end of the ten (10) consecutive trading-day period (the "Valuation Period") during which the shares of Bank Common Stock are traded on the NASDAQ Stock Market National Market System ("NASDAQ") ending on the date on which the last of the regulatory approvals required for the consummation of the Merger occurs (the "Valuation Date"). If the Valuation Period Market Value of Bank Common Stock is less than $27.875, the Stock Amount shall be equal to the amount obtained by (A) multiplying 2,945,594 by $27.875 and (B) dividing the product thereof by the Floor Value. If the Valuation Period Market Value is greater than $27.875, the Stock Amount shall be equal to the amount obtained by (A) multiplying 2,945,594 by $27.875 and (B) dividing the product thereof by the Ceiling Value. Notwithstanding the foregoing, if the Valuation Period Market Value shall be below the Floor Value, the Bank may in its discretion increase the Stock Amount and decrease the Base Cash Consideration so long as (i) the Average Per Share Consideration shall remain equal to that resulting from the application of the preceding sentence and (ii) the percentage of the Aggregate Consideration accounted for by cash shall not be less than that which would exist if the Valuation Period Market Value were equal to the Floor Value.

      (b) Based on the revised Stock Amount calculated under
Section 1.06(a), the Per Share Stock Consideration and Per Share Cash Consideration shall be adjusted as follows. The Per Share Stock Consideration shall be adjusted by adjusting the Exchange

Ratio such that the product of the Exchange Ratio (rounded to the nearest 1/1000th of a share) and the Valuation Period
Market Value shall equal the Average Per Share Consideration. The
Per Share Cash Consideration shall be adjusted to equal the Average Per Share Consideration.

      (c) For purposes of this Section 1.06, the following definitions shall apply:

      "Aggregate Consideration" shall mean (x) the product of (i) the Stock Amount (as adjusted in Section 1.06(a)) times (ii) the
Valuation Period Market Value, plus (y) the Base Cash
Consideration plus the Cash Adjustment, if any, minus (z) the Aggregate Option Settlement Amount.

      "Aggregate Option Settlement Amount" means, as determined on the Valuation Date, (i) (x) the number of unexercised Options times (y) the Fully Diluted Per Share Consideration minus (ii) the aggregate exercise price of all unexercised Options.

      "Average Per Share Consideration" shall mean the Aggregate
Consideration divided by the Valuation Period Share Number
(rounded to the nearest cent).

      "Cash Adjustment" means the aggregate exercise price received by Target Holding Company in respect of all Options exercised prior to the Valuation Date.

      "Ceiling Value" shall mean the lesser of (a) the Valuation
Period Market Value and (b) $29.27.

      "Floor Value" shall mean the greater of (a) the Valuation
Period Market Value and (b) $26.48.

      "Fully Diluted Common Stock Number" means, as determined on the Valuation Date, the sum of (a) the Valuation Period Share Number and (b) the number of shares of Target Holding Company Common Stock issuable upon exercise of all unexercised Options.

      "Fully Diluted Per Share Consideration" means, as determined on the Valuation Date, (i) (x) the product of the Stock Amount (as adjusted in Section 1.06(a)) and the Valuation Period Market Value, plus (y) the Base Cash Consideration (plus the Cash Adjustment, if any) plus (z) the aggregate exercise price of all unexercised Options divided by (ii) the Fully Diluted Common Stock Number.

      "Valuation Period Market Value" shall mean the average of the closing sale prices for the Bank Common Stock as reported on NASDAQ (as reported in The Wall Street Journal or in the absence thereof, by another authoritative source) during the Valuation Period.

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                                -8-

      "Unexercised Options" shall refer to in the money Options.

      "Valuation Period Share Number" shall mean the total number of shares of Target Holding Company Common Stock outstanding, or in respect of which an Option has been exercised (other than shares referred to in Section 1.04(d)), on the Valuation Date.

      1.07 Adjustments for Dilution and Other Matters. If prior to the Effective Time, and subject to the provisions of Article V, (i) Target Holding Company shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the Target Holding Company Common Stock, or declare a dividend or make a distribution on the Target Holding Company Common Stock in any security convertible into or exchangeable for Target Holding Company Common Stock, or (ii) the Bank shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the Bank Common Stock or declare a dividend or make a distribution on the Bank Common Stock in any security convertible into or exchangeable for Bank Common Stock, appropriate adjustment or adjustments will be made to the Per Share Cash Consideration, the Per Share Stock Consideration and the Stock Amount.

      1.08 Exchange Procedures. (a) Subject to Section 1.07, each previous holder of a Certificate that has surrendered such Certificate together with duly executed transmittal materials included in the Election Form to the Bank or, at the election of the Bank, the Exchange Agent, pursuant to Section 1.05 will, upon acceptance thereof by the Bank or the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Bank Common Stock or cash into which the Certificate so surrendered shall have been converted pursuant to this Agreement and any distribution theretofore declared and not yet paid with respect to such shares of Bank Common Stock, all without interest.

      (b) The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Bank or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as the Bank or the Exchange Agent may reasonably require.

      (c) Each outstanding Certificate shall until duly surrendered to the Bank or the Exchange Agent be deemed to evidence ownership of the consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.

      (d) After the Effective Time, holders of Certificates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the consideration provided for in this Agreement. After the Effective Time, there shall be no further transfer on the records of Target Holding Company of

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                                -9-

Certificates, and if such Certificates are presented to Target Holding Company for transfer, they shall be canceled against delivery of the consideration provided therefor in this Agreement. The Bank shall not be obligated to deliver the consideration to which any former holder of Target Holding Company Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted to any person entitled to receive Bank Common Stock under this Agreement and such person shall not be entitled to vote such Bank Common Stock or otherwise receive property in respect thereof as set forth in Section 36a-125(h) of the C.G.S., until such person surrenders the Certificate representing the right to receive such Bank Common Stock, at which time such dividends shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by any person constituting an "affiliate" of Target Holding Company for purposes of Rule 145 of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), shall not be exchanged for certificates representing Bank Common Stock until the Bank has received a written agreement from such person in a form reasonably acceptable to the parties. The Target Holding Company shall cause each person who may be deemed to be an affiliate for such purpose to execute and deliver to the Bank an agreement in such form on or before the date of mailing of the Joint Proxy Statement. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. The Bank and the Exchange Agent shall be entitled to rely upon the stock transfer books of Target Holding Company to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, the Bank and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party (including by means of an interpleader action) and thereafter be relieved with respect to any claims thereto.

      1.09 Dissenting Shares. (a) "Dissenting Shares" means any shares of Target Holding Company Common Stock held by any holder who duly demands appraisal under the DGCL at or prior to the Target Holding Company meeting approving the Merger. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the DGCL; provided, however, that for purposes of
Section 1.05, Dissenting Shares shall be deemed to be No Election
Shares.

      (b) Target Holding Company shall give the Bank (i) prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL received by Target Holding Company and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands under the DGCL. Target Holding Company

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

                               -10-

shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of the Bank, settle or offer to settle any such demands.

      1.10 Options. Each holder of an outstanding and exercisable option on the Valuation Date to purchase shares of Target Holding Company Common Stock heretofore granted under an employee or Director stock option plan, program or arrangement of Target Holding Company (such options, "Options" and all such plans, "Stock Option Plans") (i) may not exercise such Option on or after the Valuation Date and (ii) will be entitled to receive in settlement for each Option so held a cash payment from the Bank in an amount equal to the excess, if any, of the Average Per Share Consideration over the per share exercise price of such Option, multiplied by the number of shares of Target Holding Company Common Stock covered by such Option. All such Options shall be canceled and of no further effect as of the Effective Time.

      1.11 No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Bank Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Bank Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing sale price for the Bank Common Stock as reported on NASDAQ (as reported in The Wall Street Journal) for the trading day immediately preceding the Effective Time. No such holder shall be entitled to dividends, voting rights or any other rights of any fractional share.

      1.12 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.


                            ARTICLE II

                       CORPORATE GOVERNANCE

      2.01 Other Matters. At and after the Effective Time: (i) the Surviving Bank's main office shall be located in Bridgeport, Connecticut, (ii) except as provided in Section 2.02 below, the Directors and officers of the Bank holding office immediately prior to the Effective Time shall be the Surviving Bank's Directors and officers, (iii) the Articles of Incorporation and Bylaws of the Bank existing immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Bank, (iv) the authorized capital stock of the Surviving Bank at the Effective Time shall consist of 100,000,000 shares of common stock, without par value, and 10,000,000 shares of preferred stock, without par value, and (v) the

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                               -11-

minimum number of Directors of the Surviving Bank shall be 9 and the maximum number of Directors of the Surviving Bank shall be 16 as set forth in the Bylaws of the Surviving Bank defined in clause (iii) of this Section 2.01.

      2.02 Directors. At the Effective Time, the Bank shall take such action as shall be necessary to cause one director of Target Holding Company, to be selected by the Board of Directors of the Bank, to serve as an additional member of the Board of Directors of the Bank (with an initial term ending not earlier than at the 1998 annual meeting and subject to reelection thereat for a full three-year term). The non-employee Directors of Target Holding Company serving immediately prior to the Effective Time will be invited to serve on an advisory board to the Bank for the southeastern region of Connecticut after the Merger with an initial term ending at the 1998 annual meeting and subject to reelection annually.


                            ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF TARGET
                  HOLDING COMPANY AND TARGET BANK

      Target Holding Company and Target Bank hereby jointly and severally represent and warrant to the Bank as follows:

      3.01 Corporate Organization.

           (a) Target Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Target Holding Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Target Holding Company is duly registered as a bank holding company under the Bank Holding Company Act (the "BHC Act"). The copies of Target Holding Company's Certificate of Incorporation and Bylaws, each certified by its Secretary as of the date of this Agreement, which are being delivered to the Company herewith, are complete and correct copies in effect as of the date of this Agreement.

           (b) Except as listed on the attached Schedule 3.01(b) of the Disclosure Schedule being provided concurrently herewith (the "Disclosure Schedule"), Target Holding Company does not have any direct or indirect wholly-owned Subsidiaries or capital stock or other equity ownership interest in any corporation, partnership or other entity which totals 5% or

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                               -12-

more of such entity's total equity. Except as disclosed on
Schedule 3.01(b), Target Holding Company or Target Bank, as the case may be, owns, directly or indirectly, at least 99% of the issued and outstanding capital stock of each of its respective Subsidiaries, and no equity securities of any of such Subsidiaries are or may become required to be issued (other than to Target Holding Company or Target Bank) by reason of any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of such Subsidiary's capital stock. There are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any shares of the capital stock of any such Subsidiary (other than to Target Holding Company or Target Bank), there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such shares (other than to Target Holding Company or Target Bank), and all of the shares of capital stock of each such subsidiary held by Target Holding Company or Target Bank are fully paid and nonassessable and are owned by Target Holding Company or Target Bank free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance. Neither Target Holding Company nor Target Bank owns (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interests in a partnership or joint venture of any kind other than as set forth in Schedule 3.01(b). Each Subsidiary of Target Holding Company and Target Bank has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Each of such Subsidiaries has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted. As used in this Agreement, the word "Subsidiary," when used in respect to any party, means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial statement purposes.

           (c) Target Bank is a capital stock savings bank duly organized, validly existing and in good standing under the banking laws of the State of Connecticut. Target Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Target Bank has all necessary federal, state and local banking authorizations to own or lease its properties and assets and to carry on its business as it is being conducted. The accounts of depositors of Target Bank are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC") in accordance with law and with the regulations of the FDIC and all premiums and assessments required in connection therewith have been paid. The copies of Target Bank's Certificate of Incorporation and Bylaws, each certified by its Secretary as of the date of this Agreement, which

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                               -13-

are being delivered to the Company herewith, are complete and correct copies in effect as of the date of this Agreement.

           (d) The minute books of Target Holding Company and Target Bank and their Subsidiaries, respectively, copies of which have been previously delivered or made available to the Bank, contain complete and accurate records of all meetings through July 31, 1997, and other corporate actions of their respective shareholders and Board of Directors (including committees of their respective Boards of Directors).

      3.02 Capitalization.

           (a) The authorized capital stock of Target Holding Company consists solely of 26,000,000 shares, consisting of 25,000,000 shares of Target Holding Company Common Stock, $.01 par value, and 1,000,000 shares of preferred stock, $.01 par value ("Preferred Stock"). As of the date of this Agreement, there are 5,432,341 shares of Target Holding Company Common Stock issued and outstanding, 521,540 shares held in Target Holding Company's treasury, and (except as described below) no shares reserved for issuance upon exercise of outstanding Options. There are no Options which have been exercised in respect of which shares are not issued and outstanding on the date hereof. The aggregate number of Options outstanding and unexercised as of the date hereof under all of Target Holding Company's Stock Option Plans is 446,050. At the date of this Agreement, no shares of preferred stock are outstanding and no shares of Target Holding Company Preferred Stock have heretofore been issued or are outstanding. All issued and outstanding shares of Target Holding Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except for 446,050 shares of Target Holding Company Common Stock reserved for issuance upon exercise of outstanding stock options that have been granted pursuant to Target Holding Company's Stock Option Plans, and 125,000 shares of Preferred Stock reserved for issuance upon exercise of the Rights (the "Target Holding Company Rights") distributed to holders of Target Holding Company Common Stock pursuant to the Preferred Stock Rights Plan (as described in Target Holding Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996) of Target Holding Company, Target Holding Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Target Holding Company capital stock or any security representing the right to purchase or otherwise receive any capital stock of Target Holding Company, except pursuant to this Agreement or the Stock Option Agreement. None of the shares of capital stock of Target Holding Company has been issued in violation of the preemptive rights of any person.

           (b) The authorized capital stock of Target Bank consists of 50,000,000 shares, consisting of 45,000,000 shares of common stock, $1.00 par value ("Target Bank Common

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                               -14-

Stock"), and 5,000,000 shares of preferred stock, no par value. As of the date of this Agreement, there are 5,747,451 shares of Target Bank Common Stock issued and outstanding, all of which are held by Target Holding Company, and no shares held in Target Bank's treasury or reserved for issuance. At the date of this Agreement, no shares of preferred stock are outstanding or reserved for issuance and no shares of Target Bank preferred stock have heretofore been issued or are outstanding. All issued and outstanding shares of Target Bank Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Target Bank does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Target Bank capital stock or any security representing the right to purchase or otherwise receive any capital stock of Target Bank. None of the shares of capital stock of Target Bank are subject to any preemptive rights or were issued in violation of the preemptive rights or subscription rights of any person.

      3.03 Authority; No Violation.

           (a) Target Holding Company has all necessary corporate power and authority to execute and deliver this Agreement, the Stock Option Agreement and the Fee Letter and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Stock Option Agreement and the Fee Letter by Target Holding Company and the consummation by Target Holding Company of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of Target Holding Company (including with respect to all actions to be taken by Target Holding Company in its capacity as shareholder of Target Bank). The Board of Directors of Target Holding Company has directed that this Agreement and the Merger and the transactions contemplated hereby be submitted to Target Holding Company's shareholders for consideration at a meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of Target Holding Company's shareholders, no other corporate proceedings on the part of Target Holding Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Target Holding Company and (assuming adoption of the Agreement by the requisite vote of Target Holding Company's shareholders, and due authorization, execution and delivery by the Bank) constitutes a legal, valid and binding obligation of Target Holding Company, enforceable against Target Holding Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

           (b) Neither the execution and delivery of this Agreement, the Stock Option Agreement or the Fee Letter by Target
Holding Company, nor the consummation by Target

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                               -15-

Holding Company of the transactions contemplated hereby or thereby, nor compliance by Target Holding Company with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Target Holding Company or (ii) assuming that the consents and approvals referred to in Section 3.04 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Target Holding Company or any of its Subsidiaries, or (y) violate, result in a breach of any provision of, constitute a default under, or result in the creation of any material lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Target Holding Company under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Target Holding Company is a party, or by which it or any of its properties or assets may be bound or affected. The Stock Option Agreement and the Fee Letter do not violate any provisions of the Certificate of Incorporation or Bylaws of Target Holding Company.

           (c) Target Bank has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated thereby. Target Holding Company in its capacity as sole shareholder of Target Bank has held all meetings, taken all votes and taken all other corporate action necessary to effect approval of this Agreement and the transactions contemplated hereby by Target Bank. No other corporate proceedings on the part of Target Bank are necessary to consummate the transactions contemplated thereby. The Agreement has been duly and validly executed and delivered by Target Bank and will (assuming due authorization, execution and delivery by the Bank) constitute a legal, valid and binding obligation of Target Bank, enforceable against Target Bank in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

           (d) Neither the execution and delivery of this Agreement by Target Bank, nor the consummation by Target Bank of the transactions contemplated thereby, nor compliance by Target Bank with any of the terms or provisions thereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Target Bank or (ii) assuming that the consents and approvals referred to in Section 3.04 hereof are duly obtained,
(x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Target Bank or any of its Subsidiaries, or (y) violate, result in a breach of any provision of, constitute a default under, or result in the creation of any material lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Target Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Target Bank is a party, or by which it or any of its properties or assets may be bound or affected.

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      3.04 Consents and Approvals. Except for (i) the filing of
applications and notices or requests for waivers, as applicable, with the Board of Governors of the Federal Reserve System (the "FRB") under the BHC Act, and approval of such applications and notices or granting of such waivers, (ii) the filing of applications and notices, as applicable, with the FDIC under the Bank Merger Act and approval of such applications and notices,
(iii) the filing of applications with the Commissioner under Sections 36a-125 and 36a-184 of the CGS, and approvals of such applications, (iv) the approval of the Merger and this Agreement by the requisite vote of the shareholders of Target Holding Company, (v) the filing of the Connecticut Certificate of Merger with the Connecticut Secretary, (vi) the filing of the Delaware Certificate of Merger with the Delaware Secretary, (vii) the filing of the Commissioner's approval of the Merger with the Connecticut Secretary, (viii) the filing of this Agreement with the Connecticut Secretary, and (ix) such filings, authorizations or approvals as may be set forth in Schedule 3.04, no consents or approvals of or filings or registrations with any governmental entity or with any third party or under any law, rule, regulations, judgment, decree, order, governmental permit or license, agreement, indenture or instrument are necessary in connection with the execution and delivery by Target Holding Company and Target Bank of this Agreement and the consummation by Target Holding Company and Target Bank of the Merger and the other transactions contemplated hereby.

      3.05 Financial Statements. Target Holding Company has previously delivered to the Bank copies of (a) the consolidated balance sheets of Target Holding Company and its Subsidiaries as of December 31 for each of the two fiscal years 1995 and 1996 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1995 and 1996, as included in Target Holding Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (b) the unaudited consolidated balance sheets of Target Holding Company and its Subsidiaries as of June 30, 1997, and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the six month period then ended as reported in Target Holding Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997 filed with the SEC under the Exchange Act. The June 30, 1997 consolidated balance sheet of Target Holding Company (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of Target Holding Company and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.05 (including the related notes where applicable) fairly present in all material respects the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of Target Holding Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of the foregoing financial statements (including the related notes, where applicable) ("Financial Statements") complies in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC

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with respect thereto, and each of such statements (including the related notes, where applicable) has been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. Without limiting the generality of the foregoing, the financial statements as of, and for, the six month period ending June 30, 1997 were prepared on a basis consistent with Target Holding Company's audited financials for the year ended December 31, 1996. The books and records of Target Holding Company have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only valid transactions.

      3.06 Absence of Certain Changes or Events. Except as may be reflected in the Target Holding Company's Form 10-Q for the six months ended June 30, 1997 or set forth in Schedule 3.06, since
December 31, 1996:

           (a) there has not been any material adverse change in the Target Holding Company and its Subsidiaries, their businesses or operations taken as a whole;

           (b) there has not been any incurrence by the Target Holding Company or Target Bank of any liability that has had, or to the knowledge of the Target Holding Company or Target Bank, could reasonably be expected to have, a material adverse effect on the Target Holding Company and its Subsidiaries taken as a whole; and

           (c) there has not been any change in any of the accounting methods or practices of the Target Holding
      Company or any of its Subsidiaries other than changes required by applicable law or GAAP.

      3.07 Legal Proceedings. There are no pending or to the knowledge of Target Holding Company or Target Bank, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Target Holding Company or Target Bank or any Subsidiary thereof, as to which there is, in the judgment of the Target Holding Company or Target Bank, a reasonable likelihood of adverse determination and which if adversely determined, would, individually or in the aggregate, (i) have a material adverse effect on Target Holding Company or Target Bank and their Subsidiaries, or their business or operations taken as a whole, or (ii) as of the date hereof, prevent or materially and adversely affect Target Holding Company's or Target Bank's ability to consummate the transactions contemplated hereby. Set forth in Schedule 3.07 hereto is a list of any pending or to the knowledge of the Target Holding Company or Target Bank, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental investigation of any nature against the Target Holding Company or Target Bank or any Subsidiary thereof which involves a claim of $100,000 or more.

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      3.08 Compliance with Applicable Law. Each of Target Holding
Company, Target Bank and each of their Subsidiaries holds, and has at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its respective business under and pursuant to all, and has complied with and is not in default under any, applicable law, statute, order, rule or regulation of any governmental entity relating to Target Holding Company, Target Bank or any of their Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not have a material adverse effect on Target Holding Company or Target Bank, and neither Target Holding Company, Target Bank nor any of their Subsidiaries has received notice of any material violations of any of the above.

      3.09 Taxes. Target Holding Company and its Subsidiaries have properly and accurately completed and duly filed in correct form and in a timely manner all federal, state, local and foreign information and tax returns required to be filed by them (all such returns being accurate and complete in all material respects) and have duly paid or made provisions for the payment of all taxes and other charges which have been incurred or are due or claimed to be due from them by federal, state, local or foreign taxing authorities (including, without limitation, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls). The amounts set up as reserves for taxes on the Financial Statements for the period ended December 31, 1996 are, with such exceptions as are not material, sufficient in the aggregate for the payment of all unpaid federal, state, local and foreign taxes (including any interest or penalties thereon and including reserves for local real estate or other property taxes in an amount which is at least as great as the amount of such taxes paid in any prior year), whether or not disputed, accrued or applicable for the period ended December 31, 1996 or for any year or period prior thereto, and for which Target Holding Company or any Subsidiary may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity. The federal and state income tax returns of Target Holding Company and its Subsidiaries are not presently being examined by the Internal Revenue Service or the Department of Revenue Services, nor have Target Holding Company or any Subsidiary been notified of a pending examination. To the best of Target Holding Company's knowledge, there are no pending or threatened questions relating to, or claims asserted for, taxes or assessments upon Target Holding Company or any Subsidiary nor has Target Holding Company or any Subsidiary given or been requested to give any waivers extending the statutory period of limitation applicable to any federal, state, local or foreign income tax return for any period other than that given in prior years for which the years are now closed. Proper and accurate amounts have been withheld by Target Holding Company and its Subsidiaries from their employees for all prior periods in compliance with the tax withholding provisions of applicable federal, state and local laws; federal, state, local and foreign returns, accurate and complete in all material respects, have been filed by Target Holding Company and its Subsidiaries for all periods for which returns were due with respect to income tax

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withholding, Social Security, property, sales, retirement plan and unemployment taxes; and the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by Target Holding Company in its consolidated financial statements as of December 31, 1996. Target Holding Company and Target Bank have no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

      3.10 Employee Benefit and Other Plans.

           Schedule 3.10 contains a complete list of all bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock appreciation and stock option plans, all employment or severance contracts, all medical, dental, disability, severance, health and life plans, all other employee benefit and fringe benefit plans, contracts or arrangements and any "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by Target Holding Company, Target Bank and their respective Subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing (collectively, "Compensation and Benefit Plans").

           (a) True and complete copies of each of Target Holding Company's and Target Bank's Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, and all amendments thereto have been supplied or made available to the Bank.

           (b) Each of Target Holding Company's, Target Bank's and their respective Subsidiaries' Compensation and Benefit Plans has been administered in accordance with the terms thereof. All "employee benefit plans" within the meaning of Section 3(3) of ERISA, other than "multiemployer plans" within the meaning of
Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of Target Holding Company, Target Bank and their respective Subsidiaries ("Plans"), to the extent subject to ERISA, are in compliance with ERISA, the Code, the Age Discrimination in Employment Act and all other applicable laws. Each Compensation and Benefit Plan of Target Holding Company, Target Bank and their respective Subsidiaries which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as set forth in Schedule 3.10(b) and neither Target Holding Company nor Target Bank is aware of any circumstances reasonably likely to result in a determination by the IRS that any such plan is not qualified. There is no pending or, to the knowledge of

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                               -20-

Target Holding Company or Target Bank, threatened litigation or governmental audit, examination or investigation relating to the Plans.

           (c) No liability under Title IV of ERISA has been or is expected to be incurred by Target Holding Company, Target Bank or their respective Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with Target Holding Company, Target Bank or their respective Subsidiaries under Section 4001(a)(14) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither Target Holding Company, Target Bank nor their respective Subsidiaries nor any ERISA Affiliate of Target Holding Company, Target Bank or their respective Subsidiaries presently contributes to a Multiemployer Plan or a multiple employer plan (as described in Section 4064(a) of ERISA), nor have they contributed to such a plan within this calendar year or any of the preceding five calendar years. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan of Target Holding Company, Target Bank or their respective Subsidiaries or by any ERISA Affiliate within the past 12 months.

           (d) All contributions, premiums and payments required to have been made under the terms of any Compensation and Benefit Plan of Target Holding Company, Target Bank or their respective Subsidiaries have been made. Neither any Pension Plan of Target Holding Company, Target Bank or their respective Subsidiaries nor any single-employer plan of an ERISA Affiliate of Target Holding Company, Target Bank or their respective Subsidiaries has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Target Holding Company, Target Bank nor their respective Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

           (e) Under each Pension Plan of Target Holding Company, Target Bank or their respective Subsidiaries which is a single-employer plan, as of June 30, 1996, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's June 30, 1996 actuarial valuation) did not exceed the then current value of the assets of such Pension Plan. Target Holding Company and Target Bank will make the minimum funding contribution to such Pension Plan in 1997 with respect to the actuarial valuation as of June 30, 1997.

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                               -21-

           (f) Except as set forth in Schedule 3.10(f), neither Target Holding Company, Target Bank nor their respective Subsidiaries has any obligations under any Compensation and Benefit Plans to provide benefits, including death or medical benefits, with respect to employees of Target Holding Company, Target Bank or their respective Subsidiaries beyond their retirement or other termination of service other than (A) coverage mandated by Part 6 of Title I of ERISA or Section 4980B of the Code, (B) retirement or death benefits under any employee pension benefit plan (as defined under Section 3(2) of ERISA),
(C) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise, or (D) benefits in the nature of severance pay.

           (g) Except as set forth in Schedule 3.10(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any current or former director or employee of Target Holding Company, Target Bank or their respective Subsidiaries under any Compensation and Benefit Plan or otherwise from Target Holding Company, Target Bank or their respective Subsidiaries, (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

      3.11 Certain Contracts.

           (a) Except as set forth in Schedule 3.11(a), or as filed as an Exhibit to a report on Form 10-K for the fiscal year ended December 31, 1996, neither Target Holding Company, Target Bank nor any Subsidiary is a party to or bound by, nor have any bids or proposals been made by or to Target Holding Company, Target Bank or any Subsidiary with respect to, any written or oral, express or, to the best of Target Holding Company's or Target Bank's knowledge, implied:

                (1) contract with or arrangement for any Director, officer, employee, former employee, agent or consultant with respect to employment, salary, bonus, percentage or incentive compensation, pension, deferred compensation or retirement payments, or any profit sharing, stock option, stock purchase or other employee benefit plan or arrangement;

                (2) collective bargaining or union contract or agreement;

                (3) contract or agreement for the future purchase by it of any materials, equipment, services, or supplies, which continues for a period of more than 12 months (including periods covered by any option to renew by either

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                               -22-

           party), or which provides for a price in excess of the prevailing market price or is in excess of normal operating requirements over its remaining term;

                (4) contract containing covenants purporting to limit its freedom to compete;

                (5) contract or commitment to which present or former Directors or officers of Target Holding
           Company, Target Bank or any Subsidiary or any of their "affiliates" or "associates" (as such terms are defined in the rules and regulations promulgated under the Securities Act) are parties; or

                (6) "material contract" within the meaning of
           Item 601(b)(10) of the SEC's Regulation S-K required to be filed as exhibits to Target Holding Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 1997.

           (b) Except as set forth in Schedule 3.11(b), neither Target Holding Company, Target Bank nor any Subsidiary has committed a default with respect to any material contract, agreement or commitment to which it is a party, by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receives benefits, and neither Target Holding Company, Target Bank nor any Subsidiary has received notice of any such default, nor has Target Holding Company, Target Bank or any Subsidiary knowledge of any facts or circumstances which would reasonably indicate that Target Holding Company, Target Bank or any Subsidiary will be or may be in such default under any such contract, agreement, arrangement, commitment or other instrument subsequent to the date hereof.

      3.12 Target Holding Company Reports. Target Holding Company has previously delivered or will deliver to, or made or will make available for inspection by, the Bank an accurate and complete copy of each registration statement in the form in which it became effective, final prospectus and definitive proxy statement filed by Target Holding Company with the SEC, pursuant to the Securities Act or Exchange Act since January 1, 1993, and each communication concerning the financial condition of Target
Holding Company mailed by Target Holding Company to its shareholders since January 1, 1993, and each annual report on Form 10-K, quarterly report on Form 10-Q, current report on Form 8-K filed with the SEC for and since the year ended December 31, 1992 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by Target Holding Company or any of its Subsidiaries subsequent to December 31, 1993 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed, or to be filed, with the SEC. The most recently mailed prospectus,

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                               -23-

report, communication and proxy statement did not contain, and no other registration statement, prospectus, report, proxy statement or communication has contained, as of their respective dates, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Target Holding Company has timely filed all material reports, registrations and statements, together with any amendment required to be filed since January 1, 1993 with any applicable regulatory authority, including, but not limited to, (i) the SEC,
(ii) the FDIC, (iii) any state regulatory authority or (iv) any self-regulatory organization and has paid all fees and assessments due and payable in connection therewith.

      3.13 Environmental Matters.  Except as set forth in
Schedule 3.13:

           (a) As used in this Agreement, "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, the regulations promulgated thereunder, and their state counterparts.

           (b) Neither the conduct nor operation of Target Holding Company, Target Bank or any of their respective Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them violates or violated in any material respect Environmental Laws and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability under Environmental Laws. Neither Target Holding Company nor Target Bank nor any of their respective Subsidiaries has received any notice from any person or entity that it or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, held as collateral or held as a fiduciary by any of them are or were in any material respect in violation of or otherwise are alleged to have material liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

       3.14 Target Holding Company Information. No representation or warranty contained in this Agreement, and no statement or information contained in any certificate, list or other writing furnished to the Bank pursuant to the provisions hereof, including without limitation for inclusion in any regulatory application, filing or report, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. No

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                               -24-

information material to the Merger and which is necessary to make the representations and warranties herein contained not misleading, has been withheld from, or has not been delivered in writing to, the Bank.

      3.15 Insurance. Each of Target Holding Company, Target Bank and their respective Subsidiaries is presently insured, and since January 1, 1995, has been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Set forth in Schedule 3.15 is an accurate and complete list of all policies of insurance, including the amounts thereof, owned by Target Holding Company, Target Bank or any Subsidiary or in which Target Holding Company, Target Bank or any Subsidiary is named as the insured party. All such policies are valid, outstanding and enforceable.

      3.16 Broker's Fees. Neither Target Holding Company, Target Bank nor any Subsidiary, nor any of their respective officers, Directors or employees has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated herein, except as disclosed in the attached Schedule 3.16.

      3.17 Agreements with Regulatory Agencies. Except as set forth in Schedule 3.17, neither Target Holding Company, Target Bank nor any Subsidiary is subject to any cease and desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or has received an extraordinary supervisory letter from (any such order, agreement, memorandum or letter, a "Regulatory Agreement"), any regulatory agency or other governmental entity, nor has Target Holding Company, Target Bank or any Subsidiary been notified by any regulatory agency or other governmental entity that it is considering issuing or requesting any Regulatory Agreement.

      3.18 Material Interests of Certain Persons. Except as disclosed in Target Holding Company's proxy statement for its 1997 annual meeting of shareholders, no officer or Director of Target Holding Company, or any "associate" (as such term is defined in Rule 14a-l under the Exchange Act) of any such officer or Director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Target Holding Company that would be required to be disclosed in a proxy statement to shareholders under Regulation 14A of the Exchange Act, other than this Agreement.

      3.19 Labor Matters. Neither Target Holding Company nor Target Bank nor any of their respective Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Target Holding Company, Target Bank or any of their respective Subsidiaries the subject of a proceeding asserting that it or any such Subsidiaries has committed an

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                               -25-

unfair labor practice (within the meaning of the National
Labor Relations Act) or seeking to compel it or such Subsidiaries to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving Target Holding Company, Target Bank or any of their respective Subsidiaries pending, or to the knowledge of Target Holding Company or Target Bank, threatened, nor is Target Holding Company, Target Bank or any of their respective Subsidiaries aware of any activity involving it or its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

      3.20 Takeover Laws; Article XVII of Target Holding Company Certificate. Target Holding Company and Target Bank have taken all action required to be taken by each of them in order to exempt this Agreement, the Stock Option Agreement and the Fee Letter, and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the Fee Letter and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), including, without limitation (i) the State of Delaware in the case of the representations and warranties of Target Holding Company, including Section 203 of the DGCL, and (ii) the State of Connecticut in the case of the representations and warranties of Target Bank. The transactions contemplated by this Agreement and the Stock Option Agreement and the Fee Letter have been duly approved by the Target Holding Company Board for purposes of
Article XVII of the Target Holding Company Certificate of
Incorporation.

      3.21 Allowance for Loan Losses. The allowance for loan losses (the "Allowance") shown on the consolidated statement of financial condition of Target Holding Company and Target Bank set forth in the Annual Report on Form 10-K for the fiscal year ended December 31, 1996 referred to in Section 3.05 is, and the Allowance shown on each consolidated statement of financial condition of Target Holding Company and Target Bank set forth in any document filed with the SEC referred to in Section 3.12 or in any financial reports submitted to any Regulatory Authority filed subsequent to such Annual Report is, in each case as of the dates thereof, adequate as determined in accordance with GAAP, and Target Holding Company has established appropriate reserves in accordance with GAAP in such financial statements for all other extensions of credit (including letters of credit and commitments to make loans or extend credit) by Target Holding Company and Target Bank and for the off balance sheet exposures of Target Holding Company and Target Bank.

      3.22 Risk Management Instruments. Except as disclosed in
Schedule 3.22, none of Target Holding Company, Target Bank nor any of their respective Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other contract not included on its statement of financial condition which is a financial derivative contract (including

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                               -26-

various combinations thereof) (each a "Derivatives Contract"). All Derivatives Contracts and other interest rate risk manage-ment arrangements, whether entered into for account of Target Holding Company or Target Bank, or for the account of one or more of its Subsidiaries or their customers, were entered into
(i) in accordance with prudent banking practices and all applicable laws, rules, regulations and regulatory policies and
(ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Target Holding Company, Target Bank, or their respective Subsidiaries, as the case may be, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. None of Target Holding Company, Target Bank nor any of their respective Subsidiaries, nor to their knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

      3.23 Properties. Except as set forth in Schedule 3.23, all buildings, and all fixtures, equipment and other property and assets held under leases or subleases by Target Holding Company, Target Bank or any of their respective Subsidiaries are held under valid instruments enforceable in accordance with their respective terms. All of the equipment of Target Holding Company, Target Bank and their respective Subsidiaries in regular use has been well maintained and is in good serviceable condition, reasonable wear and tear excepted. Except as set forth in
Schedule 3.23, and except for liens arising in the ordinary course of business after the date hereof, Target Holding Company, Target Bank and their respective Subsidiaries have good and marketable title, free and clear of all liens, to all of their properties and assets, whether tangible or intangible, real, personal, or mixed, reflected in their financial statements as being owned by Target Holding Company, Target Bank or their respective Subsidiaries as of the date hereof. Each of Target Holding Company, Target Bank and their respective Subsidiaries has insurable title (subject only to standard title insurance policy exceptions as determined by customary practices in the area in which such properties are located) to its owned real properties (other than real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted).

      3.24 Rights Agreement. Target Holding Company has taken all action (including adopting an amendment specifying that the Bank is not an "Acquiring Person" or "Adverse Person" within the meaning of such plan or terminating the Preferred Stock Rights
Plan) so that the entering into of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the grant of any rights to any person under the Preferred Stock Rights Plan or enable or require Target Holding Company Rights to be exercised, distributed or triggered.

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                               -27-

      3.25 Other Liabilities. Except as set forth in Schedule 3.25, neither Target Holding Company nor Target Bank nor any of their respective Subsidiaries has any material obligations or liabilities (contingent or otherwise) except obligations and liabilities (i) which are fully accrued or reserved against in the consolidated financial statements of Target Holding Company and its Subsidiaries (or otherwise reflected in Target Holding Company's Form 10-Q for the six months ended June 30, 1997), or
(ii) which were incurred after June 30, 1997 in the ordinary course of business consistent with past practice.


                            ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF
                             THE BANK

      The Bank hereby represents and warrants to Target Holding
Company as follows:

      4.01 Corporate Organization.

      The Bank is a Connecticut chartered stock savings bank duly organized, validly existing and in good standing under the laws of the State of Connecticut. The Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Bank has all necessary federal, state and local banking authorization to own or lease its properties and assets and to carry on its business as it is being conducted. The accounts of depositors of the Bank are insured by the BIF of the FDIC in accordance with law and with the regulations of the FDIC and all premiums and assessments required in connection therewith have been paid. The copies of the Bank's Articles of Incorporation and Bylaws, each certified by its Secretary as of the date of this Agreement, which are being delivered to Target Holding Company herewith, are complete and correct copies in effect as of the date of this Agreement. Except as set forth in Schedule 4.01, the Bank does not have any wholly-owned Subsidiaries.

      4.02 Capitalization.

           The authorized capital stock of the Bank consists of 110,000,000 shares, consisting of 100,000,000 shares of common stock, without par value ("Bank Common Stock"), and 10,000,000 shares of preferred stock, without par value. As of the date of this Agreement, there are 61,125,869 shares of Bank Common Stock issued and outstanding, 36,450,000 of which are held by People's Mutual Holdings, no shares are held in the Bank's treasury and 638,026 shares are reserved for issuance. At the date of this Agreement, no shares of preferred stock are outstanding or reserved for issuance and no shares of Bank preferred stock are

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                               -28-

outstanding. All issued and outstanding shares of Bank Common
Stock have been duly authorized and validly issued and are fully paid and nonassessable.

      4.03 Authority; No Violation.

           (a) The Bank has all necessary corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Stock Option Agreement by the Bank and the consummation by the Bank of the transactions contemplated hereby and thereby have been duly and validly approved by the Bank, and no other corporate proceedings on the part of the Bank are necessary to consummate the transactions contemplated hereby or thereby, other than the approval of the Merger and this Agreement by the shareholders of the Bank. This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by the Bank and (assuming due authorization, execution and delivery by the other parties hereto and thereto) constitute valid and binding obligations of the Bank, enforceable against the Bank in accordance with the terms thereof, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

           (b) Neither the execution and delivery of this Agreement or the Stock Option Agreement by the Bank nor the consummation by the Bank of the transactions contemplated hereby or thereby, nor compliance by the Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of the Bank or (ii) assuming that the consents and approvals referred to in Section
4.04 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Bank or any of its Subsidiaries, or (y) violate, result in a breach of any provision of, constitute a default under, or result in the creation of any material lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Bank or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Bank or any of Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

      4.04 Consents and Approvals. Except for (i) the filing of applications and notices or requests for waivers, as applicable, with the FRB under the BHC Act, and approval of such applications and notices or granting of such waivers, (ii) the filing of applications and notices, as applicable, with the FDIC under the Bank Merger Act and approval of such applications and notices,
(iii) the filing of applications with the Commissioner under Sections 36a-125 and 36a-184 of the CGS and approvals of such applications, (iv) the approval of the Merger and this

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Agreement by the requisite vote of the shareholders of the Bank,
(v) the filing with the FDIC of the Proxy Statement and the resolution of any comments of the FDIC received with respect to the Offering Circular for the Bank Common Stock to be issued in connection with the Merger, (vi) the filing of the Connecticut Certificate of Merger, together with the Commissioner's approval of the Merger and this Agreement with the Connecticut Secretary,
(vii) the filing of the Delaware Certificate of Merger with the Delaware Secretary, (viii) any state securities law filings or approvals and (ix) such filings, authorizations or approvals as may be set forth in Schedule 4.04, no consents or approvals of or filings or registrations with any governmental entity or with any third party are necessary in connection with the execution and delivery by the Bank of this Agreement and the consummation by the Bank of the Merger and the other transactions contemplated hereby.

      4.05 Financial Statements. The Bank has previously delivered to Target Holding Company copies of (a) the consolidated balance sheets of the Bank and its Subsidiaries as of December 31 for the fiscal years 1995 and 1996 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1995 and 1996, as reported in the Bank's Annual Report on Form F-2 for the fiscal year ended December 31, 1996 filed with the FDIC under the Exchange Act, and (b) the unaudited consolidated balance sheet of the Bank and its Subsidiaries as of June 30, 1997 and the related unaudited consolidated statement of income, changes in shareholders' equity and cash flows for the six-month period then ended as reported in the Bank's Quarterly Report on Form F-4 for the period ended June 30, 1997 filed with the FDIC under the Exchange Act. The June 30, 1997 consolidated balance sheet of the Bank (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of the Bank and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section
4.05 (including the related notes where applicable) fairly present in all material respects the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of the Bank and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies in all material respects with the applicable accounting requirements and with the published rules and regulations of the FDIC with respect thereto, and each of such statements (including the related notes, where applicable) has been prepared in accordance with regulatory accounting principles consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form F-4. Without limiting the generality of the foregoing, the financial statements as of, and for, the six-month period ending June 30, 1997 were prepared on a basis consistent with the Bank's audited financials for the year ended December 31, 1996. The books and records of the Bank have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only valid transactions.

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      4.06 Broker's Fees. Neither the Bank, nor any Subsidiary,
nor any of their respective officers or Directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except as disclosed in the attached Schedule 4.06.

      4.07 Absence of Certain Changes or Events. Except as may be reflected in the Bank's Form F-4 for the six months ended June
30, 1997 or set forth in Schedule 4.07, since December 31, 1996:

           (a) there has not been any material adverse change in the Bank and its Subsidiaries, their businesses or operations taken as a whole;

           (b) there has not been any incurrence by the Bank of any liability that has had, or to the knowledge of the Bank, could reasonably be expected to have, a material adverse effect on the Bank and its Subsidiaries taken as a whole; and

           (c) there has not been any change in any of the accounting methods or practices of the Bank or any of its Subsidiaries other than changes required by applicable law or regulatory accounting principles.

      4.08 Legal Proceedings. Except as described in the Bank's Form F-2 for the year ended December 31, 1996, there are no pending or to the knowledge of the Bank, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Bank or any Subsidiary, as to which there is, in the judgment of the Bank, a reasonable likelihood of adverse determination and which if adversely determined, would, individually or in the aggregate,
(i) have a material adverse effect on the Bank or any Subsidiaries, or their business or operations taken as a whole, or (ii) as of the date hereof, prevent or materially and adversely affect the Bank's ability to consummate the transactions contemplated hereby.

      4.09 FDIC Reports. The Bank has previously made available to Target Holding Company a true and complete, in all material respects, copy of each (a) final offering circular, report, schedule and definitive proxy statement filed since January 1, 1994 by the Bank with the FDIC pursuant to the Exchange Act (the "Bank Reports") and, as of their respective dates, no such Bank Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

      4.10 Bank Information. The information provided in writing by the Bank for inclusion in the Proxy Statement will not contain

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                               -31-

any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

      4.11 Compliance With Applicable Law. The Bank and each of its Subsidiaries holds, and has at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its respective business under and pursuant to all, and has complied with and is not in default under any, applicable law, statute, order, rule or regulation of any governmental entity relating to the Bank or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such non-compliance or default would not have a material adverse effect on the Bank, and neither the Bank nor any of its Subsidiaries has received notice of any material violations of, any of the above.

      4.12 Agreements with Regulatory Agencies. Neither the Bank nor any of its Subsidiaries is subject to, is a party to, or has received any, Regulatory Agreement with or from any regulatory agency or other governmental entity, nor has the Bank or any of the Subsidiaries been notified by any regulatory agency or other governmental entity that it is considering issuing or requesting any Regulatory Agreement.

      4.13 Regulatory Approvals. The Bank, as of the date hereof, is not aware of any reason why the regulatory approvals required to be obtained by it to consummate the Merger would not be obtained within a time frame customary for transactions of the nature contemplated hereby.


                             ARTICLE V

             COVENANTS RELATING TO CONDUCT OF BUSINESS

      5.01 Covenants of Target Holding Company and Target Bank. During the period from the date of this Agreement to the Effective Time, each of Target Holding Company and Target Bank will conduct its business, and will cause each Subsidiary to conduct its business, only in the ordinary course consistent with past practice and consistent with prudent business and/or banking practice, will use all reasonable efforts to preserve and maintain the properties and investment practices of Target Holding Company and those of its Subsidiaries wherever located, and will comply in all material respects with all laws applicable to it and its Subsidiaries or to the conduct of their respective businesses. Each of Target Holding Company and Target Bank will use all reasonable efforts to preserve intact its business organization and that of its Subsidiaries, to keep available the present services of its employees of Target Holding Company and those of its Subsidiaries, and to preserve the goodwill of its customers and those of its Subsidiaries and others with whom business relationships exist. Each of Target Holding

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                               -32-

Company and Target Bank will, from the date hereof until at least through the consummation of the transactions contemplated by this Agreement, keep all insurance policies set forth in Schedule 3.15 in full force and effect. In addition, Target Holding Company and Target Bank agree to take all action and to cause their respective Subsidiaries to take all action requested by the Bank to avoid any accrual of benefits on or after the Effective Time under any Compensation and Benefit Plans described in Section 3.10, including termination of any such Compensation and Benefit Plans as of the Effective Time; provided, however, that any such request by the Bank to cease accruals under or terminate any Pension Plan subject to Section 204(h) of the Code shall be made not less than 45 days before the effective date of such cessation of accruals or termination. At the request of the Bank, Target Holding Company and Target Bank agree to give any notices of termination necessary to effect no later than July 31, 1998 the termination of any of their existing service contracts. Each of Target Holding Company and Target Bank agrees that from the date hereof to the consummation of the Merger, and except as otherwise consented to or approved by a duly authorized officer of the Bank in writing or as permitted or required by this Agreement, neither Target Holding Company, Target Bank nor any Subsidiary will:

           (a) change any provision of its Certificate of Incorporation or Bylaws or similar governing documents;

           (b) change the number of issued shares of its capital stock, or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire the Rights or any shares of its capital stock, except as necessary to secure its position pursuant to a debt previously contracted; provided, however, that Target Holding Company may issue and deliver shares of Target Holding Company Common Stock upon the due exercise of Options outstanding on the date hereof and receipt of payment thereunder;

           (c) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business, which would be material to Target Holding Company, Target Bank or such Subsidiary;

           (d) take any action that is intended to or would result in any of its representations and warranties set forth in

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this Agreement being or becoming untrue in any material
respect, or in any of the conditions to the Merger set forth in
Article VII not being satisfied, or in a violation of any provision of this Agreement except, in every case, as may be required by applicable law;

           (e) make any material change in its methods of accounting in effect at December 31, 1996, except as required by changes in GAAP or regulatory accounting principles as concurred in by Target Bank's independent auditors;

           (f) take or cause to be taken any action which would, or may reasonably be expected to, significantly delay or otherwise adversely affect the regulatory approvals required to consummate the Merger;

           (g) terminate the employment of, or decrease in any material respect, the duties, obligations, responsibilities, or position of the President, Executive Vice President or any Senior Vice President of Target Holding Company, Target Bank or any Subsidiary;

           (h) except as set forth in Schedule 5.01(h), enter into or amend any written employment, consulting, severance or similar agreements or arrangements with any of its directors, officers or employees, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes as are provided for herein or as may be required by law, (iii) to satisfy contractual obligations existing as of the date hereof and, if material, set forth in the Disclosure Schedule, or (iv) for additional grants of awards to newly hired employees consistent with past practice;

           (i) except as set forth in Schedule 5.01(i), enter into or amend (except (A) as may be required by applicable law or (B) to satisfy contractual obligations existing as of the date hereof and, if material, set forth in the Disclosure Schedule) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates the vesting or exercise of any benefits payable thereunder;

           (j) sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any portion of its assets, business or properties, which is material to it and its Subsidiaries taken as a whole, or acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent

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with past practice) all or any portion of, the assets,
business or properties of any other entity which is material to it and its Subsidiaries taken as a whole;

           (k) except in the ordinary course of business consistent with past practice, enter into or terminate any material contract, agreement or lease, or amend or modify in a material respect any of its existing material contracts, agreements or leases;

           (l) except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding involving money damages that is material to it and its Subsidiaries, taken as a whole;

           (m) except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate risk management policies, procedures or practices;
(ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk;

           (n) incur any additional borrowings (deposits, including certificates of deposit, shall not be deemed to be borrowings within the meaning of this section), other than under its existing line of credit with a Federal Home Loan Bank or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of its borrowings in effect as of the date hereof; or

           (o)  agree to do any of the foregoing.

      5.02 Covenants of the Bank. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Target Holding Company, which shall not be unreasonably withheld, the Bank shall not, and shall not permit any of its Subsidiaries to:

           (a) take any action that is intended or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement, or would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; except, in every case, as may be required by applicable law;

           (b) make a material change in its methods of accounting in effect at December 31, 1996, except in accordance with changes in GAAP or regulatory accounting principles as concurred in by the Company's independent certified public accountants;

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           (c) take or cause to be taken any action which would,
or may reasonably be expected to, significantly delay or otherwise adversely affect the regulatory approvals required to consummate the Merger; or

           (d)  agree to do any of the foregoing.


                            ARTICLE VI

                       ADDITIONAL AGREEMENTS

      6.01 Regulatory Matters.

           (a) The Bank and Target Holding Company shall promptly prepare and file with the FDIC and the SEC, respectively, a joint proxy statement for the meetings of their respective shareholders called for the purpose of approving this Agreement (the "Proxy Statement"). Each of the Bank and Target Holding Company shall use their reasonable best efforts to have the Proxy Statement approved as promptly as practicable after such filing, and each shall thereafter promptly mail the Proxy Statement to its shareholders.

           (b) The parties hereto shall cooperate with each other and use their best efforts to prepare and file promptly all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, waivers, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, waivers, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

           (c) The Bank and Target Holding Company shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of the Bank, Target Holding Company or any of their respective Subsidiaries to any governmental entity in connection with the Merger and the other transactions contemplated hereby.

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           (d) The Bank, on the one hand, and Target Holding
Company and Target Bank, on the other hand, shall promptly furnish each other with copies of written communications received by such party, as the case may be, or any of their respective Subsidiaries from, or (other than confidential information in respect of the Bank) delivered by any of the foregoing to, any governmental entity in respect of the transactions contemplated hereby.

      6.02 Access to Information.

           (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Target Holding Company shall afford to the officers, employees, accountants, counsel and other representatives of the Bank, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records relating to the ownership, operation, obligations and liabilities of Target Holding Company and its Subsidiaries, including, but not limited to, their respective books of account (including general ledgers), tax records, minute books of Directors' and shareholders' meetings, Certificate of Incorporation, Bylaws, contracts and agreements, public filings with any regulatory authority, plans affecting its employees, and any other business activities or prospects in which the Bank may have a reasonable interest. During such period, Target Holding Company shall make available to the Bank (i) a copy of each report, schedule, and other document filed or received by Target Holding Company or any Subsidiary during such period pursuant to the requirements of federal securities laws or federal or state banking laws and (ii) all other information concerning their respective businesses, properties and personnel as the Bank may reasonably request (other than information which Target Holding Company or any Subsidiary is not permitted to disclose under applicable law). As to information which Target Holding Company or any Subsidiary is not permitted by law to disclose, Target Holding Company will, upon request from the Bank, use all reasonable efforts to obtain any consent, approval or waiver that may be required for such disclosure.

           (b) Neither Target Holding Company nor Target Bank shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the customers of such party, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

           (c) All information furnished pursuant to this Agreement shall be held in confidence to the extent required by,

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and in accordance with, the provisions of the
confidentiality agreements, dated July 14 and August 29, 1997 among the Bank, Target Holding Company and Keefe, Bruyette &
Woods, Inc. (the "Confidentiality Agreements").

      6.03 Shareholder Approval.

           (a) Target Holding Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable for the purpose of voting upon the approval of this Agreement and the Merger and the transactions contemplated hereby and thereby (the "Target Shareholder Meeting"). Subject to the remainder of this Section 6.03(a), Target Holding Company will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the Merger and the transactions contemplated hereby and thereby and such other matters as may be submitted to its shareholders in connection with this Agreement. Except as expressly permitted by this Section 6.03, the Board of Directors of Target Holding Company shall not fail to recommend, or withdraw, modify, or change or propose publicly to withdraw, modify, or change in a manner adverse to the Bank, the approval or recommendation by such Board of Directors of the Merger or the adoption and approval of the matters to be considered at the Target Shareholder Meeting. The Board of Directors may fail to recommend or withdraw, modify or change the recommendation of the Merger in a manner adverse to the Bank if the Board determines in its good faith judgment, based as to legal matters on the advice of its outside legal counsel, that the making of such recommendation, or the failure to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of the Board of Directors under applicable law. Notwithstanding the foregoing, in the event that there is pending, or has been a public announcement of, a Takeover Proposal (as defined in Section 6.13), the Board of Directors may not withdraw, modify or change its approval or recommendation of the Merger or the approval of the matters to be considered at the Target Shareholders Meeting unless (i) the Target Holding Company is not in breach of any of the material terms of this Agreement, (ii) the Board determines in its good faith judgment, based as to legal matters on the advice of its outside legal counsel, that the making of such recommendation, or the failure to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of the Board of Directors under applicable law, and (iii) the Bank does not, within 10 business days of delivery of any such Takeover Proposal to the Bank by Target Holding Company, offer to increase either or both of the Per Share Stock Consideration and Per Share Cash Consideration to provide at least substantially the same value as the economic terms as set forth in such Takeover Proposal (provided that the Bank may substitute cash for any non-cash consideration (or vice versa) provided for under such Takeover Proposal so long as a substantially equivalent economic value is provided to the shareholders of Target Holding Company). Nothing in this Section 6.03(a) shall modify the obligations of Target Holding Company and Target Bank under Section 6.13 hereof.

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           (b) The Bank shall take all steps necessary to duly
call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby. Subject to the remainder of this Section 6.03(b), the Bank will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement. The Board of Directors may fail to make such recommendation, or withdraw, modify or change any such recommendation in a manner adverse to Target Holding Company, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of the members of such Board of Directors under applicable law.

      6.04 Legal Conditions to Merger. Subject to the other provisions of this Agreement (including, without limitation, Sections 7.02(c) and 9.01), each of the Bank and Target Holding Company shall, and the Bank and Target Holding Company shall cause each of their respective Subsidiaries to, use its best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger, and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any consent, waiver, authorization, order or approval of, or any exemption by, any governmental entity and any other third party which is required to be obtained by Target Holding Company or the Bank or any of their respective Subsidiaries in connection with the Merger, and the other transactions contemplated by this Agreement.

      6.05 Stock Listing. The Bank shall take all reasonable steps to cause the shares of Bank Common Stock to be issued in the Merger to be approved for inclusion for quotation on the NASDAQ National Market System, subject to official notice of issuance, prior to the Effective Time.

      6.06 Employee Benefit Plans.

           (a) From and after the Effective Time and subject to applicable law (and except as provided in (b) below), the Bank shall provide the employees of Target Holding Company, Target Bank and its Subsidiaries who are offered employment with the Bank or any of its Subsidiaries, and who accept such employment, with benefits comparable to those provided to its own employees in similar positions and with comparable terms of service with the Bank or its Subsidiaries, as reasonably determined by the Bank and its Subsidiaries.

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           (b) A description of employee benefits provided by the
Bank is set forth on Schedule 6.06(b) attached hereto. There is no collective bargaining agreement applicable to the employees of the Bank. For the purpose of satisfying the waiting period for eligibility, vesting requirements and service requirements for any early retirement or disability benefits in the Bank's Pension Plans (but such prior service shall not be considered for benefit accrual or other purposes) the Bank shall amend to the extent necessary its Pension Plans to provide that the time period of employment with Target Holding Company or Target Bank, and any period of service required to be taken into account under the terms of the Pension Plans maintained by Target Holding Company and Target Bank as in effect at the Effective Time, including, without limitation, service with the Bank of Mystic and SECONN, will be considered as employment with the Bank for such purposes. Except for benefits provided under the Enhanced Senior Pension Plan, all benefits provided from and after the Effective Time to employees of Target Holding Company, Target Bank and its Subsidiaries under any Pension Plan maintained by the Bank or with respect to which the Bank or any successor to the Bank may have a liability shall not be offset by any benefits accrued by employees of Target Holding Company, Target Bank or its Subsidiaries before the Effective Time. All optional forms of benefit, within the meaning of Section 411(d)(6) of the Code, available under any Pension Plan maintained by Target Holding Company, Target Bank or its Subsidiaries before the Effective
Time shall be retained with respect to benefits accrued under any such Pension Plan. In addition, the Bank agrees not to amend the terms of any Pension Plan maintained by Target Holding Company, Target Bank or its Subsidiaries with respect to which accruals have ceased or which has been terminated, except for such changes as may be required by law or changes solely affecting the administration of such Pension Plan or changes necessary to maintain the continued qualification of such Pension Plan or an amendment solely to merge such Pension Plan into a Pension Plan maintained by the Bank. In the event of any merger as of or after the Effective Time of Target Bank's Thrift Plan into a Pension Plan maintained by the Bank, the promissory notes with respect to participant loans outstanding from accounts transferred in connection with such merger shall be transferred to the Pension Plan maintained by the Bank and shall not become due and payable by reason of the merger. In addition, the time period of employment and employee status (full-time, part-time, temporary, etc.) with Target Holding Company or Target Bank and any period of service taken into account under the benefits programs maintained by Target Holding Company or Target Bank at the Effective Time will be considered along with employee status with the Bank for the purpose of determining earned vacation and eligibility for all of the Bank's other benefits programs.

           (c) The Bank will use reasonable efforts to determine as soon as is reasonably practicable those employees of Target Bank to whom it will extend offers of employment following the Effective Time and will use its best efforts to communicate such decisions to Target Bank no later than 60 days before the Effective Time. The Bank and Target Bank will cooperate up to the Effective Time in any effort to minimize any loss of Target Bank employment, including consideration for employment vacancies occurring at the Bank; but

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nothing herein shall create any legal obligation on the part of the Bank to hire Target Bank employees.

           (d) In the event that the Bank does not offer a Target Bank employee a position following the Effective Time that is comparable as to compensation and responsibilities and does not require such employee to commute to the employee's primary place of employment, a distance greater than (i) such Target Bank Employee's current commute at the Effective Time; or (ii) 25 miles, except neither such limit shall apply if a position is offered at any one of the Target Bank's facilities in existence at the Effective Time, and such employee has remained employed by Target Bank until the Effective Time, then such Target Bank employee shall be paid as follows. Target Holding Company or Target Bank, or if either Target Holding Company or Target Bank does not, the Bank, will pay each such employee, in one lump sum subject to applicable withholding, two (2) weeks salary for each full year of employment with Target Bank (plus a fraction for any partial year based on the number of full months completed); provided that employees in grades one through nine will receive a minimum benefit of 2 weeks' salary, employees in grades 10 and above will receive a minimum benefit of 4 weeks' salary and officers will receive a minimum benefit of 8 weeks' salary subject, however, in each case, to such employee's having executed and delivered a general release of all claims and potential claims relating to such employee's employment and/or the failure of the Bank to retain such employee, in form and substance satisfactory to Target Holding Company, Target Bank and the Bank. For any Target Bank employee whose compensation is based in whole or in part upon commissions, the severance pay described in this section will be calculated using the average weekly gross earnings paid to said employee over the twelve (12) month period immediately preceding the Effective Time. Target Bank employees who remain employed with Target Bank until the Effective Time and are offered and accept positions with the Bank following the Effective Time, but who are terminated from such positions by the Bank for any reason except cause within one year following the Effective Time, will also receive from the Bank severance pay on the terms set forth above including execution of a general release of all claims and potential claims in form and substance satisfactory to the Bank. Any such employee terminated thereafter would be paid only in accordance with the Bank's then existing severance policy, if any. Target Bank employees who are terminated will be paid in full for all accrued vacation and personal days.

           (e) Target Bank shall pay the annual bonuses for 1997, normally paid to employees following year end, in December 1997 and such bonuses shall be calculated without reduction or offset for expenses and costs arising in connection with transactions contemplated by this Agreement. In no event shall such bonuses exceed $210,000 in the aggregate.

           (f) Target Bank employees mutually agreed upon by the Bank, Target Holding Company and Target Bank who the Bank has determined to terminate but who remain employed with Target Bank until after the Effective Time and until their agreed upon

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release date in order to effect an orderly transition in
connection with the Merger will be paid a retention bonus in an amount to be determined by the mutual agreement of Target Holding Company, Target Bank and the Bank. Any such Target Bank employees who remain employed after the Effective Time but terminate prior to their agreed upon release date will be paid a share of such retention bonus as mutually agreed by the Bank, Target Holding Company and Target Bank.

           (g) The Bank shall continue to maintain the 1995 Non-Qualified Deferred Compensation Plan for the benefit of the directors of Target Holding Company and Target Bank and the rabbi trust related thereto on the same or substantially similar terms until all of the directors participating in such plan and related rabbi trust have been paid in full the benefits accrued under said plan over the ten-year payment period specified in said plan.

           (h) The Bank, Target Holding Company and Target Bank will use their best efforts to negotiate and resolve as soon as administratively practicable the matters set forth in Schedule
6.06(h).

      6.07 Interim Financial Statements. As soon as reasonably available, but in no event later than 45 days after the end of each fiscal quarter ending after the date of this Agreement and prior to the Effective Time, the Bank will deliver to Target Holding Company and Target Holding Company will deliver to the Bank their respective Quarterly Reports and any current reports, as filed with the FDIC and the SEC under the Exchange Act, respectively.

      6.08 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, or to vest the Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and Directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the Bank.

      6.09 Disclosure Supplements. From time to time prior to the Effective Time, each party will promptly supplement or amend the Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purposes of determining satisfaction of the conditions set forth in Sections 7.02(a) or 7.03(a) hereof, as the case may be, or the compliance by Target Holding Company or the Bank as the case may be, with the respective covenants set forth in Sections 5.01 and 5.02 hereof.

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      6.10 Current Information. During the period from the date
of this Agreement to the Effective Time, Target Holding Company will cause one or more of its designated representatives, and any other representative reasonably requested by the Bank, to be available, upon the reasonable request of the Bank, to confer on a regular and frequent basis with representatives of the Bank and to report the general status of the ongoing operations of Target Holding Company and its Subsidiaries. Target Holding Company and its Subsidiaries will promptly notify the Bank of any significant change in the normal course of business of Target Holding Company and its Subsidiaries or in the operation of their properties, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of any significant litigation involving Target Holding Company or any Subsidiary and will keep the Bank reasonably informed of such events and permit the Bank access to all significant materials prepared in connection therewith. With respect to any regulatory examination of Target Bank, including any such examination currently in progress or that may be commenced prior to the Effective Time, Target Holding Company will keep the Bank advised of all reports, preliminary or otherwise, received from examiners, but only to the extent permitted by law and otherwise subject to applicable disclosure laws, will provide the Bank with a copy of any such written report, and will use all reasonable efforts to obtain any consent, approval or waiver that may be required for such disclosure.

      6.11 Public Announcements. Except to the extent required otherwise by the securities laws or any Connecticut or federal banking laws, with respect to which Target Holding Company and the Bank may act upon the advice of their respective legal counsel, neither Target Holding Company, nor the Bank, nor any of their respective Subsidiaries, shall issue any press release or otherwise make any public statement with respect to this Agreement or any of the transactions contemplated hereby prior to the Effective Time without obtaining the consent to or approval thereof from the other party, which consent or approval shall not be unreasonably withheld.

      6.12 Indemnification.

           (a) Following the Effective Date and without limitation as to time, the Bank shall indemnify, defend and hold harmless the present and former directors and officers of Target Holding Company and Target Bank (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that the Bank is permitted to indemnify its directors and officers under the laws of the State of Connecticut and the Bank's Articles of Incorporation ("Bank Articles") and by-laws as in effect on the date hereof;

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provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Connecticut law, the Bank Articles and the Bank's by-laws shall be made by independent counsel (which shall not be counsel that provides material services to the Bank) selected by the Bank and reasonably acceptable to such officer or director; and provided, further, that in the absence of applicable state judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and the Bank shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard.

           (b) For a period of six years from the Effective Time, the Bank shall provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of Target Holding Company and Target Bank (determined as of the Effective Time) (as opposed to Target Holding Company or Target Bank) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Target Holding Company or Target Bank, as applicable; provided, however, that in no event shall the Bank be required to expend more than 200% of the current amount expended by Target Holding Company or Target Bank, as applicable (the "Insurance Amount") to maintain or procure all such directors and officers insurance coverage; provided, further, that if the Bank is unable to maintain or obtain the insurance called for by this Section 6.12(b), the Bank shall obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of Target Holding Company or Target Bank may be required to make application and provide customary representations and warranties to the Bank's insurance carrier for the purpose of obtaining such insurance.

           (c) Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify the Bank thereof; provided that the failure so to notify shall not affect the obligations of the Bank under
Section 6.12(a) unless and to the extent such failure materially increases the Bank's liability under such subsection (a).

           (d) If the Bank or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of the Bank shall assume the obligations set forth in this Section 6.12.

           (e) The Bank shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in

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                               -44-

enforcing the indemnity and other obligations provided for in this Section 6.12. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

      6.13 No Solicitation. Each of Target Holding Company and Target Bank shall not, and shall cause its Subsidiaries and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Takeover Proposal; shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than the Bank, with respect to any of the foregoing; and shall promptly (within 24 hours) advise the Bank following the receipt by it of any Takeover Proposal and the substance thereof (including the identity of the person making such Takeover Proposal), and advise the Bank of any developments with respect to such Takeover Proposal immediately upon the occurrence thereof. Notwithstanding the foregoing, the Board of Directors of the Target Holding Company, on behalf of the Target Holding Company, may furnish or cause to be furnished information and may participate in discussions and negotiations directly or through its representatives if such Board of Directors determines in its good faith judgment, based as to legal matters on the advice of its outside legal counsel, that the failure to provide such information or participate in such negotiations and discussions would constitute a breach of the fiduciary duties of the Board of Directors under applicable law. "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Target Holding Company, Target Bank or any of their Subsidiaries, or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Target Holding Company or Target Bank other than the transactions contemplated by this Agreement and the Stock Option Agreement.

      6.14 Offering Circular. Each of the Bank and Target Holding Company agrees to cooperate in the preparation of an offering circular (the "Offering Circular") to be filed by the Bank with the FDIC in connection with the issuance of the Bank Common Stock in the Merger, and each of Target Holding Company and Target Bank agrees to furnish to the Bank all information concerning Target Holding Company and Target Bank, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection therewith.

      6.15 Dividends.

           (a) Target Holding Company agrees that it will not declare or pay any cash dividend (or any special dividend) to shareholders during the first quarter of 1998. Notwithstanding
Section 5.01(b) hereof, during the second quarter of 1998 Target Holding Company may declare and pay a cash dividend in an amount per share equal to the ordinary cash dividend paid in May 1997, using a declaration and payment schedule consistent therewith.

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           (b) Subject to Section 6.15(a), with respect to the
dividend to be paid by Target Holding Company during the second quarter of 1998 Target Holding Company shall coordinate with the Bank the declaration of any dividends in respect of Target Holding Company Common Stock and the record date and payment date relating thereto, it being the intention of the parties hereto that holders of Target Holding Company Common Stock shall not receive more than one dividend or except as otherwise provided above in this Section 6.15, fail to receive one dividend, for such calendar quarter with respect to their shares of Target Holding Company Common Stock (including any shares of Bank Common Stock any such holder receives in exchange therefor in the Merger).


                            ARTICLE VII

                       CONDITIONS PRECEDENT

      7.01 Conditions to Each Party's Obligations Under This Agreement. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

           (a) This Agreement and the Merger and the transactions contemplated hereby and thereby shall have been approved and adopted by the affirmative votes of the respective holders of at least two-thirds of each class of the outstanding shares of the Bank, and a majority of the outstanding shares of Target Holding Company, respectively.

           (b) This Agreement and the transactions contemplated hereby shall have been approved by, or waivers shall have been received from, each regulatory authority having appropriate jurisdiction and all appropriate waiting periods shall have expired.

           (c) Neither the Bank nor Target Holding Company nor any of their respective Subsidiaries shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which prevents or delays the consummation of the Merger.

      7.02 Conditions to the Obligations of the Bank Under This
Agreement. The obligations of the Bank under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by the Bank:

           (a) Each of the obligations of Target Holding Company and Target Bank required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects

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and the representations and warranties of Target Holding Company and
Target Bank contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective
Time (except as otherwise contemplated by this Agreement), and the Bank shall have received a certificate to that effect dated the Effective Time signed by the President and by the Chief
Financial Officer of each of Target Holding Company and Target
Bank.

           (b) All action required to be taken by, or on the part of, Target Holding Company and Target Bank to authorize the execution, delivery and performance of this Agreement by Target Holding Company and Target Bank and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and shareholders of Target Holding Company and Target Bank.

           (c) Any and all permits, approvals and waivers of governmental bodies and regulatory authorities and material consents and authorizations of other third parties shall have been obtained by Target Holding Company and Target Bank and the Bank which are required with respect to and are necessary in connection with the consummation of the Merger and the other transactions contemplated hereby; provided, however, that the condition set forth in this Section 7.02(c) to the Bank's obligation to effect the Merger shall not be met if any such permit, approval or waiver is, in the reasonable judgment of the Bank, subject to any condition or requirement which the Bank determines to be materially adverse or materially burdensome or to substantially deprive the Bank of the benefits which it anticipates to receive in the Merger or the other transactions contemplated by this Agreement (a "Burdensome Condition").

           (d) The Bank shall have received an opinion, dated the date of Closing, from counsel to Target Holding Company, in form and substance reasonably satisfactory to the Bank covering matters customarily covered in opinions of counsel in transactions of this type.

           (e) The Bank shall have received at the time of execution of this Agreement, in form and substance reasonably satisfactory to the Bank, an opinion from Goldman Sachs & Co., or such other investment banker as may be selected by the Bank, that the terms of the Merger are fair to the Bank from a financial point of view.

           (f) The Bank shall have received an opinion from its tax counsel to the effect that, for federal income tax purposes,
(i) the transactions described in this Agreement will qualify for treatment as a tax-free reorganization under Section 368 of the Code; (ii) no gain or loss will be recognized by the Bank upon the Merger; and (iii) such other matters as the Bank reasonably deems appropriate and necessary.

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      Target Holding Company and its Subsidiaries will furnish
the Bank with such certificates of their officers or others and such other documents as the Bank may reasonably request.

      7.03 Conditions to the Obligations of Target Holding Company and Target Bank Under This Agreement. The obligations of Target Holding Company and Target Bank under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Target Holding Company and Target Bank:

           (a) Each of the obligations of the Bank required to be performed by it at or prior to the Effective Time pursuant to this Agreement shall have been performed and complied with in all material respects and the representations and warranties of the Bank contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise contemplated by this Agreement), and Target Holding Company shall have received a certificate to that effect dated the Effective Time signed by the President and Chief Financial Officer of the Bank.

           (b) All action required to be taken by, or on the part of the Bank to authorize the execution, delivery and performance of this Agreement by the Bank and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of the Bank and the shareholders of the Bank.

           (c) Target Holding Company and Target Bank shall have received an opinion, dated the date of Closing, from counsel to the Bank, in form and substance reasonably satisfactory to Target Holding Company and Target Bank covering matters customarily covered in opinions of counsel in transactions of this type.

           (d) Target Holding Company shall have received at the time of execution of this Agreement, in form and substance reasonably satisfactory to Target Holding Company, an opinion from Keefe, Bruyette & Woods, Inc., or such other investment banker as may be selected by Target Holding Company, that the terms of the Merger are fair to Target Holding Company and its shareholders from a financial point of view.

           (e) Target Holding Company shall have received an opinion from its tax counsel to the effect that, for federal income tax purposes, (i) the transactions described in this Agreement will qualify for treatment as a tax-free reorganization under Section 368 of the Code; (ii) no gain or loss will be recognized by Target Holding Company or Target Bank upon the Merger; (iii) no gain or loss will be recognized by the shareholders of Target Holding Company with respect to the stock portion of the consideration received upon consummation of the

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                               -48-

Merger; and (iv) such other matters as Target Holding Company reasonably deems appropriate and necessary.

           (f) The shares of Bank Common Stock to be issued in the Merger shall be approved for inclusion for quotation on the NASDAQ National Market System, subject to official notice of issuance.

      The Bank will furnish Target Holding Company with such certificates of its officers or others and such other documents as Target Holding Company may reasonably request.


                           ARTICLE VIII

                              CLOSING

      8.01 Time and Place. Subject to the satisfaction of the conditions of Article VII hereof, the closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Pullman & Comley, LLC, Bridgeport, Connecticut, at 10:00 A.M., on the third business day after the date on which (or at the election of the Bank, the last day of the month in which) all of the conditions contained in Article VII, to the extent not waived, are satisfied; or at such other place, at such other time, or on such other date as the Bank and Target Holding Company may mutually agree upon for the Closing to take place (the "Closing Date").

      8.02 Deliveries at the Closing. At the Closing, there shall be delivered to the Bank and Target Holding Company the opinions, certificates, and other documents and instruments required to be delivered under Article VII hereof.


                            ARTICLE IX

                     TERMINATION AND AMENDMENT

      9.01 Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Effective Time (whether before or after the approval of this Agreement and the transactions contemplated hereby by the shareholders of the Bank or Target Holding Company):

           (a) by mutual consent of the Bank and Target Holding
Company in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

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                               -49-

           (b) by either the Bank or Target Holding Company upon written notice to the other party (i) 45 days after the date on which any request or application for a regulatory permit, approval or waiver required to consummate the Merger shall have been denied or withdrawn at the request or recommendation of the governmental entity which must grant such requisite regulatory approval or (ii) 45 days after the date on which the Bank determines that any such permit, approval or waiver is subject to a Burdensome Condition, unless within the 45 day period following such denial, withdrawal or determination a petition for rehearing or an amended application has been filed with the applicable governmental entity; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.01(b) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect the covenants and agreements of such party set forth herein;

           (c) by either the Bank or Target Holding Company if the Merger shall not have been consummated on or before June 30, 1998, time being of the essence, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect the covenants and agreements of such party set forth herein;

           (d) by Target Holding Company if (i) there shall have occurred a material adverse change in the business, operations, assets, or financial condition of the Bank taken as a whole from that disclosed by the Bank in the Bank's quarterly report on Form F-4 for the six months ended June 30, 1997; (ii) there is a material breach in any representation, warranty, covenant, agreement or obligation of the Bank hereunder and such breach shall not have been or cannot be remedied within 30 days after receipt by the Bank of notice in writing from Target Holding Company to the Bank specifying the nature of such breach and requesting that it be remedied; (iii) the Board of Directors of the Bank shall have failed to recommend or shall have withdrawn, modified or changed in a manner adverse to Target Holding Company its recommendation of, this Agreement and the Merger and the transactions contemplated hereby and thereby; or (iv) any approval of the stockholders of the Bank contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof; or

           (e) by the Bank, if (i) there shall have occurred a material adverse change in the business, operations, assets or financial condition of Target Holding Company and its Subsidiaries taken as a whole from that disclosed by Target Holding Company in Target Holding Company's quarterly report on Form 10-Q for the six months ended June 30, 1997; (ii) there is a material breach in any representation, warranty, covenant, agreement or obligation of Target Holding Company hereunder and such breach shall not have been or cannot be remedied within 30 days after receipt by Target Holding Company of notice in writing

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                               -50-

from the Bank specifying the nature of such breach and requesting that it be remedied; (iii) the Board of Directors of Target Holding Company shall have failed to recommend or shall have withdrawn, modified or changed in a manner adverse to the Bank its recommendation of, this Agreement and the Merger and the transactions contemplated hereby and thereby; or (iv) any approval of the stockholders of Target Holding Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof;

           (f) by the Bank if any waiver of the FRB which is requested with respect to the consummation of the Merger and the other transactions contemplated hereby shall have been denied, shall contain a Burdensome Condition, or in the Bank's reasonable judgment, after consultation with outside counsel, is unlikely to be received without the imposition of a Burdensome Condition; or

           (g) by Target Holding Company, if (either before or after the approval of this Agreement and the transactions contemplated hereby by the shareholders of Target Holding Company) its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing with the Determination Date, if the Valuation Period Market Value on the Determination Date shall be less than $20.91.

      Notwithstanding the foregoing, if Target Holding Company elects to exercise its termination right pursuant to this subsection (g), it shall give prompt written notice to the Bank (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period). During the seven-day period commencing with its receipt of such notice, the Bank shall have the option of increasing the consideration to be received by holders of Target Holding Company Common Stock hereunder by increasing the Aggregate Consideration (whether by means of increasing the Stock Amount or the cash portion of the Aggregate Consideration) such that the Aggregate Consideration shall be at least equal to an amount equal to (a) the Threshold Stock Value plus (b) the Base Cash Consideration plus the Cash Adjustment, if any, minus (c) the Aggregate Option Settlement Amount. If the Bank makes an election contemplated by the preceding sentences, within such seven-day period, it shall give prompt written notice to Target Holding Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this subsection (g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this subsection (g).

           For purposes of this subsection (g), the following terms shall have the meanings indicated:

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                               -51-

           "Determination Date" means the date on which the last of the regulatory approvals required for consummation of the Merger shall have occurred.

           "Stock Value" means the Stock Amount (determined after giving effect to Section 1.06) times the Valuation Period Market
Value.

           "Threshold Stock Value" means the Stock Value determined at a Valuation Period Market Value equal to $20.91.

      9.02 Effect of Termination. In the event of termination of this Agreement by either the Bank or Target Holding Company as provided in Section 9.01, this Agreement shall forthwith become void and have no further effect except (i) Sections 6.02(c), 6.12, 9.02, 10.01 and 10.02 shall survive any termination of this Agreement, (ii) the Stock Option Agreement and the Fee Letter shall survive and be subject to the termination and other provisions thereof, and (iii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any representation, warranty, or other provision of this Agreement.

      9.03 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Target Holding Company or the Bank; provided, however, that after any approval of the transactions contemplated by this Agreement by Target Holding Company's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to Target Holding Company's shareholders hereunder in any material respect other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      9.04 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein (other than those contained in Section 7.01); provided, however, that after any approval of this Agreement and the transactions contemplated hereby by Target Holding Company's shareholders, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to Target Holding Company's shareholders hereunder in any material respect other than as

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                               -52-

contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                             ARTICLE X

                           MISCELLANEOUS

      10.01 Payment to Target Holding Company.

      (a) If the Bank shall terminate this Agreement pursuant to
Section 9.01(f) hereof, or otherwise because any requested waiver of the FRB shall not have been received or shall contain a Burdensome Condition, the Bank shall pay to Target Holding Company a cash fee as follows: (i) $5 million if such termination shall occur on or prior to March 3, 1998; (ii) $8 million if such termination shall occur from March 4, 1998 through and including June 2, 1998; or (iii) $9 million if such termination shall occur from June 3, 1998 through and including June 30, 1998.

      (b) If Target Holding Company shall terminate this Agreement pursuant to Section 9.01(c) hereof and as of June 30, 1998 any requested waiver of the FRB shall not have been received or shall contain a Burdensome Condition, the Bank shall pay to Target Holding Company a cash fee of $9 million; provided, however, that no fee shall be payable under this Section 10.01(b) if any fee is payable under Section 10.01(a) hereof.

      (c) Any fee payable pursuant to Section 10.01(a) or (b) hereof shall be payable in immediately available funds on or before the second business day following termination of this Agreement by the Bank or the second business day following the Bank's receipt of written notice from Target Holding Company effecting termination of this Agreement.

      10.02 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, attorney, accountant, and investment banker fees and expenses, shall be paid by the party incurring such costs and expenses, provided, however, that printing expenses and SEC and FDIC filing and registration fees shall be shared equally between Target Holding Company and the Bank.

      10.03 Non-Survival of Representations and Warranties. The respective representations and warranties of the Bank, Target
Bank and Target Holding Company contained in this Agreement or in any instrument or certificate delivered pursuant hereto by the Bank or Target Holding Company shall expire on and be terminated and extinguished at the Effective Time; provided, however, that after the Effective Time, any such representation or warranty of

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                               -53-

the Bank or Target Holding Company or Target Bank shall not be deemed to be terminated or extinguished so as to deprive the Bank of any defense at law or in equity which it would otherwise have to any claim against it by any person, firm, corporation or other legal entity, including, without limitation, any shareholder or former shareholder of Target Holding Company.

      10.04 Notification of Certain Matters. Target Holding Company shall give prompt notice to the Bank and the Bank shall give prompt notice to Target Holding Company, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure of Target Holding Company or the Bank, as the case may be, or of any officer, Director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that no such notifications shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

      10.05 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid certified first class mail
(return receipt requested) or by recognized overnight delivery service addressed as follows:

           (a)  If to the Bank, to:

                William T. Kosturko, Esq.
                Executive Vice President
                    and General Counsel
                People's Bank
                850 Main Street
                Bridgeport, CT 06604

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                               -54-

           (b)  If to Target Holding Company or Target Bank, to:

                Norwich Financial Corp.
                4 Broadway
                Norwich, CT 06360
                Attn: Daniel R. Dennis, Jr.
                President and Chief Executive Officer

                Copy to:

                Day, Berry & Howard
                CityPlace I
                Hartford, CT 06103
                Attention:  Paul F. McAlenney, Esq.

or such other address as shall be furnished in writing by either party, and any such notice or communication shall be deemed to have been given as of the date of receipt.

      10.06 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party, and that nothing in this Agreement, except Section 6.12, is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement. If any provision or part of this Agreement is deemed unenforceable, the enforceability of the other provisions and parts shall not be affected.

      10.07 Complete Agreement. This Agreement, the Stock Option Agreement, the Fee Letter and the documents and other writings referred to herein or delivered pursuant thereto, contain the entire agreement and understanding of the parties with respect to its subject matter, other than the Confidentiality Agreements. There are no restrictions, agreements, premises, warranties, covenants or undertakings other than those expressly set forth herein or therein. Except as set forth in the first sentence of this Section 10.07, this Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter.

      10.08 Counterparts. This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

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                               -55-

      10.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of federal law or of the State of Delaware with respect to Target Holding Company are applicable).

      10.10 Interpretation. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. When the words "include" or "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require the Bank, Target Holding Company, Target Bank or any of their respective Subsidiaries or affiliates to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

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                               -56-

      IN WITNESS WHEREOF, the Bank, Target Holding Company and Target Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written and each of the Bank and Target Bank have caused this Agreement to be executed by a majority of its directors as required pursuant to Section 36a-125 of the CGS.

                               PEOPLE'S BANK


                               By  /s/ David E.A. Carson
                                   ----------------------
                                   David E.A. Carson
                                   Its President and
                                   Chief Executive Officer
Attest:


/s/ Sandra J. Brown
--------------------------
Secretary
                               NORWICH FINANCIAL CORP.



                               By  /s/ Daniel R. Dennis, Jr.
                                   -------------------------
                                   Daniel R. Dennis, Jr.
                                   Its President and
                                   Chief Executive Officer
Attest:


/s/ Daphne P. Cannata
--------------------------
Secretary




                               THE NORWICH SAVINGS SOCIETY



                               By  /s/ Daniel R. Dennis, Jr.
                                   -------------------------
                                   Daniel R. Dennis, Jr.
                                   Its President and
                                   Chief Executive Officer
Attest:


/s/ Daphne P. Cannata
--------------------------
Secretary

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                               -57-


     We hereby confirm, as of this 3rd day of September, 1997, our approval of the foregoing Agreement and Plan of Merger by and among Norwich Financial Corp., the Norwich Savings Society and
People's Bank.


                   DIRECTORS OF ACQUIROR BANK


/s/ James P. Biggs               /s/ Samuel W. Hawley
-------------------------        ---------------------------
James P. Biggs                   Samuel W. Hawley


/s/ David E.A. Carson            /s/ Betty Ruth Hollander
-------------------------        ---------------------------
David E.A. Carson                Betty Ruth Hollander


/s/ George P. Carter
-------------------------        ---------------------------
George P. Carter                 Saul Kwartin


/s/ Joseph E. Clancy             /s/ Jean M. LaVecchia
-------------------------        ---------------------------
Joseph E. Clancy                 Jean M. LaVecchia


/s/ George R. Dunbar             /s/ Jack E. McGregor
-------------------------        ---------------------------
George R. Dunbar                 Jack E. McGregor


/s/ Jerry Franklin               /s/ James A. Thomas
-------------------------        ---------------------------
Jerry Franklin                   James A. Thomas


/s/ Eunice S. Groark             /s/ Wilmot F. Wheeler, Jr.
-------------------------        ---------------------------
Eunice S. Groark                 Wilmot F. Wheeler, Jr.

     We hereby confirm, as of this 3rd day of September, 1997, our approval of the foregoing Agreement and Plan of Merger by and among Norwich Financial Corp., The Norwich Savings Society and
People's Bank.


               DIRECTORS OF TARGET HOLDING COMPANY
                         AND TARGET BANK


/s/ Daniel R. Dennis, Jr.       /s/ Anthony P. Halsey
-------------------------       ---------------------------
Daniel R. Dennis, Jr.           Anthony P. Halsey


/s/ Michael J. Hartl
-------------------------       ---------------------------
Michael J. Hartl                Jeremiah J. Lowney, Jr.


/s/ Robert T. Ramsdell          /s/ Richard P. Reed
-------------------------       ---------------------------
Robert T. Ramsdell              Richard P. Reed


                                /s/ Paul R. Duevel
-------------------------       ---------------------------
Martin C. Shapiro               Paul R. Duevel

                                                                      Appendix B

                      STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT, dated as of September 3, 1997 (the
"Agreement"), by and between Norwich Financial Corp., a Delaware corporation ("Issuer"), and People's Bank, a Connecticut stock savings bank ("Grantee").

                             RECITALS

   (A) Merger Agreement. Grantee, Issuer and Target Bank, a Connecticut stock savings bank and a wholly-owned subsidiary of Issuer ("Target Bank") have, as of the date hereof, entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for, among other things, the merger of Issuer and Target Bank with and into Grantee, with Grantee being the survivor of each merger.

   (B) Condition to Merger Agreement. As a condition and inducement to Grantee's pursuit of the transactions contemplated by the Merger Agreement, and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined).

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

      1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

      2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase a number of shares of common stock, par value $.01 per share ("Issuer Common"), of Issuer up to 1,081,036 of such shares (as adjusted as set forth herein, the "Option Shares", which shall include the Option Shares before and after any transfer of such Option Shares, but in no event shall the number of Option Shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common) at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") equal to $25.00.

      3. Exercise of Option.

        (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the

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



Merger Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force or effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as hereinafter defined) other than a termination thereof by Grantee pursuant to
Section 9.01(e)(ii) of the Merger Agreement (but only if the breach of Issuer giving rise to such termination was willful) (a termination of the Merger Agreement by Grantee pursuant to
Section 9.01(e)(ii) thereof as a result of a willful breach by Issuer being referred to herein as a "Default Termination"), (C) fifteen (15) months after a Default Termination, (D) fifteen (15) months after termination of the Merger Agreement (other than by reason of a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event, (E) the date on which the shareholders of the Grantee shall have voted and failed to adopt and approve the Merger Agreement at the meeting of the Grantee's shareholders called for such purpose (unless (1) Issuer shall then be in material breach of its covenants or agreements contained in the Merger Agreement or (2) on or prior to such date, the shareholders of Issuer shall have also voted and failed to approve the Merger Agreement), (F) termination of the Merger Agreement by Issuer pursuant to Section 9.01(d)(iii) thereof, or
(G) termination of the Merger Agreement by Grantee pursuant to
Section 9.01(f) thereof; provided, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is Grantee. The rights set forth in Section 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

           (b) As used herein, a "Purchase Event" means any of the following events:

                 (i) Without Grantee's prior written consent, Issuer shall have recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect
      (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries (other than transactions solely between Issuer's subsidiaries that are not violative of the Merger Agreement), (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 25% or more of the consolidated assets or deposits of Issuer and its subsidiaries, or (C) the issuance, sale or other disposition by Issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of Issuer or any of its significant subsidiaries, other than, in each case of (A), (B), or (C), any merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after the consummation of such merger, consolidation, or similar transaction (provided any such transaction is not violative of the Merger Agreement)(each of (A), (B), or
      (C), an "Acquisition Transaction"); or

                 (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule l3d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which Grantee or any subsidiary of Grantee is a member, shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 25% or more of the voting power of Issuer or any of its significant subsidiaries.

           (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                 (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Issuer Common (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                 (ii) the shareholders shall not have approved the Merger Agreement by the requisite vote at the meeting of the Issuer's shareholders called for that purpose (the "Issuer Meeting"), the Issuer Meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (C) filed an application (or given a notice), whether in draft or final form, under the Home Owners' Loan Act, as amended, the Bank Holding Company Act of 1956, as amended, the Bank Merger Act, as amended, or the Change in Bank Control Act of 1978, as amended, for approval to engage in an Acquisition Transaction; or

                 (iii) any person (other than Grantee or any subsidiary of Grantee) shall have made a bona fide proposal to Issuer or its shareholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or

                 (iv) after a proposal is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, or such third party states its intention to the Issuer to make such a proposal if the Merger Agreement terminates, Issuer shall have breached any representation, warranty, covenant or agreement contained in the Merger Agreement and such breach would entitle Grantee to terminate the Merger Agreement under Article IX thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Merger Agreement); or

                 (v) any person (other than Grantee or any subsidiary of Grantee), other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with any federal or state governmental authority (a "Regulatory Authority") for approval to engage in an Acquisition Transaction; or

                 (vi) Issuer or any of its directors, officers or agents takes any material direct or indirect action with the intention of inviting, encouraging or soliciting a Tender Offer, an Exchange Offer or an Acquisition Proposal.

      As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

           (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase
Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

           (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three (3) business days nor later than fifteen (15) business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided that the first notice of exercise shall be sent to Issuer within one hundred eighty (180) days after the first Purchase Event of which Grantee has been notified. If prior notification to or approval of any Regulatory Authority is required in connection with such purchase, Issuer shall cooperate with Holder in the filing of the required notice or application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

      4. Payment and Delivery of Certificates.

           (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in
Section 13(f).

           (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens and subject to no preemptive rights, and
(B), if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

           (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

      THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED SEPTEMBER 3, 1997. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the portion of the above legend relating to the Securities Act shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

           (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Holder or its assignee, transferee, or designee.

           (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common so that the Option may be exercised without additional authorization of Issuer Common after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer,
(iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements, and (B) in the event prior approval of or notice to any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Regulatory Authority as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

     5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

           (a) Corporate Authority. Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated; this Agreement has been duly and validly executed and delivered by Issuer.

           (b) Beneficial Ownership. To the best knowledge of Issuer, as of the date of this Agreement, no person or group has beneficial ownership of more than 10% of the issued and outstanding shares of Issuer Common.

           (c) Shares Reserved for Issuance; Capital Stock. Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the

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



Option, that number of shares of Issuer Common equal to the maximum number of shares of Issuer Common at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

           (d) No Violations. The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

      6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by Grantee.

      7. Adjustment upon Changes in Issuer Capitalization, etc.

           (a) In the event of any change in Issuer Common by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this
Section 7(a), upon exercise of any option to purchase Issuer Common outstanding on the date hereof or upon conversion into Issuer Common of any convertible security of Issuer outstanding on the date hereof), the number of shares of Issuer Common subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common previously issued pursuant hereto, equals 19.9% of the number of

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



shares of Issuer Common then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this Section 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Merger Agreement.

           (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

           (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

           (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common for which the Option was theretofore exercisable, but not exercised as of the date of the transaction giving rise to the Substitute Option, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of Substitute Common (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common for which the Substitute Option is exercisable.

           (e) The following terms have the meanings indicated:

                 (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

                 (2) "Substitute Common" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute
      Option Issuer.

                 (3) "Assigned Value" shall mean the highest of
      (w) the price per share of Issuer Common at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common within the six
      (6) month period immediately preceding the consolidation, merger, or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer divided by (ii) the number of shares of Issuer Common outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common shall be determined by a nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer.

                 (4) "Average Price" shall mean the average closing price of a share of Substitute Common for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price of the shares of Substitute Common on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

           (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the

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



first sentence of this Section 7(f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Holder and reasonably acceptable to Substitute Option Issuer.

           (g) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the Substitute Common are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

      8. Repurchase at the Option of Holder.

           (a) Subject to the last sentence of Section 3(a) and receipt of any required regulatory approvals as hereinafter set forth, at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending twelve (12) months immediately thereafter, Issuer shall repurchase from Holder (i) the Option, and (ii) all shares of Issuer Common purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                 (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

                 (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common with respect to which the Option has not been exercised; and

                 (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

           (b) If Holder exercises its rights under this Section 8, Issuer shall, within ten (10) business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the
Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any Regulatory Authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request, or (ii) to the extent permitted by such Regulatory Authority, to determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

           Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 3(a).

           (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common received by holders of Issuer Common in connection with any merger or other business combination transaction described in
Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common on NASDAQ (or if Issuer Common is not traded on NASDAQ, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the forty (40) business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, divided by the number of shares of the

Issuer Common outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

           (d) As used herein, "Repurchase Event" shall occur if
(i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common, or (ii) any of the transactions described in
Section 7(b)(i), 7(b)(ii) or 7(b)(iii) shall be consummated.

           9.   Registration Rights.

           (a) Demand Registration Rights. From and after the occurrence of a Purchase Event, Issuer shall, subject to the conditions of Section 9(c) below, if requested by any Holder, including Grantee and any permitted transferee ("Selling Shareholder"), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

           (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common under the Securities Act in connection with an underwritten public offering of such Issuer Common, Issuer will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within fifteen (15) days after receipt of any such notice (which request shall specify the number of shares of Issuer Common intended to be included in such underwritten public offering by the Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such registration to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form; provided, further, however, that such election pursuant to (i) may only be made two times. If some but not all the shares of Issuer Common, with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Issuer Common registered for sale.

           (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) above for a period not exceeding ninety (90) days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to
Section 9(a) above:

                 (i) on more than one occasion during any calendar year;

                 (ii) within ninety (90) days after the effective date of a registration referred to in Section 9(b) above pursuant to which the Selling Shareholder or Selling Shareholders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

                 (iii) unless a request therefor is made to Issuer by Selling Shareholders that hold at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common issuable upon exercise of the Option) then outstanding.

           In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine (9) months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

           (d) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to Section 9(a) or 9(b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or 9(b) above.

           (e) Indemnification. In connection with any registration under Section 9(a) or 9(b) above, Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling
Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such Holder or such underwriter, as the case may be, expressly for such use.

           Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall not be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

           If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Holder to indemnify shall be several and not joint with other Holders.

           In connection with any registration pursuant to
Section 9(a) or 9(b) above, Issuer and each Selling Shareholder
(other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

           (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

           (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Shareholders harmless, without limitation as to time, against any and all liabilities with respect to all such taxes.

      10. Quotation Listing. If Issuer Common or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common or other securities to be acquired upon exercise of the Option on such securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

      11. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

           12.  Limitation on Total Profit and Notional Total
Profit.

      (a) Notwithstanding anything to the contrary contained herein, in no event shall Grantee's Total Profit (as defined below in Section 12(c) hereof) exceed $3 million and, if it otherwise would exceed such amount, Grantee, at its sole election, shall either (i) reduce the number of shares of Issuer Common subject to the Option, (ii) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to Issuer, or (iv) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $3 million after taking into account the foregoing actions.

      (b) Notwithstanding anything to the contrary contained herein, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below in Section 14(d) hereof) of more than $3 million; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

      (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 8 hereof, (ii)(x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 8 hereof, less (y) Grantee's purchase price for such Option Shares, (iii)(x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any unaffiliated party, less (y) Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any equivalent amount with respect to the Substitute Option.

      (d) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Issuer Common as of the close of business on the preceding trading day (less customary brokerage commissions).

      (e) Grantee agrees, promptly following any exercise of all or any portion of the Option, and subject to its rights under
Section 8 hereof, to use commercially reasonable efforts promptly to maximize the value of Option Shares purchased taking into account market conditions, the number of Option Shares, the potential negative impact of substantial sales on the market price for Issuer Common, and the availability of an effective registration statement to permit public sale of Option Shares.

           13.  Miscellaneous.

           (a) Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

           (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

           (c) Entire Agreement; No Third-Party Beneficiaries; Severability. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 13(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Regulatory Authority determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common as provided in Section 3 (as may be adjusted herein), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

           (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules.

           (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

           (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Merger Agreement (or at such other address for a party as shall be specified by like notice).

           (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed and delivered, it being understood that both parties need not sign the same counterpart.

           (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

           (i) Further Assurances. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

           (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock
Option Agreement to be signed by their respective officers thereunto duty authorized, all as of the day and year first written above.

                               NORWICH FINANCIAL CORP.


                               By  /s/ Daniel R. Dennis, Jr.
                                   -------------------------
                                   Name:  Daniel R. Dennis, Jr.
                                   Title: President and Chief Executive
                                          Officer



                               PEOPLE'S BANK


                               By  /s/ David E.A. Carson
                                   ---------------------
                                   Name:  David E.A. Carson
                                   Title: President and Chief Executive
                                          Officer

                                                                      Appendix C
                             NORWICH FINANCIAL CORP.
                                   4 Broadway
                                Norwich, CT 06360

                                                               September 3, 1997

People's Bank
850 Main Street
Bridgeport, CT 06604-4913
Attn: David E. A. Carson

Ladies and Gentlemen:

               We refer to the Agreement and Plan of Merger (the "Merger Agreement") as of even date herewith by and among Acquiror Bank (the "Bank"), Target Holding Company ("Target Holding Company") and Target Bank ("Target Bank") and to the Stock Option Agreement (the "Option Agreement") as of even date herewith among Target Holding Company and the Bank. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement or the Option Agreement, as the case may be.

               In order to induce the Bank to enter into the Merger Agreement, and in consideration of the Bank's undertaking of efforts in furtherance of the transactions contemplated thereby, Target Holding Company agrees as follows.

        1. Representations and Warranties. Target Holding Company hereby represents and warrants to the Bank that Target Holding Company has all requisite corporate power and authority to enter into this letter agreement (this "Agreement") and to perform its obligations set forth herein. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the part of Target Holding Company. This Agreement has been duly executed and delivered by Target Holding Company.

        2. Termination Fee. Unless a Nullifying Event (as defined herein) shall have occurred and be continuing at the time the Merger Agreement is terminated, in the event that the Merger Agreement is terminated pursuant to Article IX thereof (regardless of whether such termination is by the Bank or Target Holding Company) and prior to or concurrently with such termination a Purchase Event (as defined in the Option Agreement) shall have occurred, Target Holding Company shall pay to the Bank a cash fee of seven million dollars ($7 million). Such fee shall be payable in immediately available funds on or before the second business day following such termination of the Merger Agreement.

               As used herein, "Nullifying Event" shall mean any of the following events occurring and continuing at a time when Target Holding Company is not in material breach of any of its covenants or agreements contained in the Merger Agreement: (i) the Bank shall be in material breach of any of its covenants or agreements contained in the Merger Agreement such that Target Holding Company shall be entitled to terminate the Merger Agreement pursuant to
Section 9.01(d)(ii) thereof, (ii) the shareholders of the Bank shall have voted and failed to approve the Merger Agreement at the meeting of the Bank shareholders called for such purpose (unless the Merger Agreement shall not have been approved at the meeting of Target Holding Company shareholders which was held on or prior to such date called for such purpose), or (iii) the Board of Directors of the Bank shall have failed to approve or recommend the approval of the Merger Agreement or shall have withdrawn, modified or changed in any manner adverse to Target Holding Company its approval or recommendation of the approval of the Merger Agreement or shall have resolved or publicly announced its intention to do any of the foregoing.

        3. Miscellaneous. To the extent that Target Holding Company is prohibited by applicable law or regulation, or by administrative actions or policy of a Federal or state financial institution supervisory agency having jurisdiction over it, from making the payment required to be paid by Target Holding Company herein in full, it shall immediately so notify the Bank and thereafter deliver or cause to be delivered, from time to time, to the Bank, the portion of the payments required to be paid by it herein that it is no longer prohibited from paying, within five business days after the day on which Target Holding Company is no longer so prohibited; provided, however, that if Target Holding Company at any time is prohibited by applicable law or regulation, or by administrative actions or policy of a Federal or state financial institution supervisory agency having jurisdiction over it, from making the payments required hereunder in full, it shall (i) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (ii) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide the Bank with copies of the same, and
(iii) keep the Bank advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same.

               This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules.





               This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed and delivered, it being understood that both parties need not sign the same counterpart.

               Nothing contained herein shall be deemed to authorize Target
Holding Company or the Bank to breach any provision of the Merger Agreement.

               Please confirm your agreement with the understandings set forth herein by signing and returning to us the enclosed copy of this Agreement.

                                Very truly yours,

                                NORWICH FINANCIAL CORP.



                                By: /s/ Daniel R. Dennis, Jr.
                                    Name:  Daniel R. Dennis, Jr.
                                    Title: President and Chief Executive Officer

Accepted and agreed to as of
the date first above written:

PEOPLE'S BANK

By:     /s/ David E.A. Carson
   Name:  David E.A. Carson
   Title: President and Chief Executive Officer


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                                                                      Appendix D


                     [PEOPLE'S MUTUAL HOLDINGS LETTERHEAD]


September 3, 1997


Norwich Financial Corp.                     The Norwich Savings Society
4 Broadway                                  4 Broadway
Norwich, CT  06360                          Norwich, CT  06360

Ladies and Gentlemen:

        We are providing this letter to you in connection with the Agreement and Plan of Merger (the "Merger Agreement") as of even date herewith by and among People's Bank, The Norwich Savings Society ("NSS") and Norwich Financial Corp.
("NFC"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

        In order to induce NFC and NSS to enter into the Merger Agreement, and in consideration of your undertaking of efforts in furtherance of the transactions contemplated hereby, we agree as follows:

1. Ownership of Stock. We hereby represent that, as of the date hereof, we are the beneficial owner of and have sole voting and dispositive power over 36,450,000 shares of common stock, without par value, of People's
        Bank ("People's Bank Common Stock"), representing approximately 59% of the shares of People's Bank Common Stock outstanding.

2. Agreement to Vote. In our capacity as a shareholder of People's Bank, we hereby agree to vote all shares of People's Bank Common Stock owned by us in favor of the Merger Agreement and the Merger (subject to the conditions and events of termination specified in the Merger Agreement), and the transactions contemplated thereby, at any meeting of shareholders of People's Bank called to consider and take action with respect thereto; provided, however, that the undertaking in this Section
        2 shall terminate if the Board of Directors of People's Bank shall not have recommended, or shall have modified, withdrawn or changed in a manner adverse to NFC its recommendation for approval of the Merger
        Agreement and the Merger.

3. Trusteeship. We agree to elect, as of the Effective Time, or promptly thereafter, one director serving on NFC's Board of Directors as of the Effective Time (which director shall be a person other than the NFC director selected to serve on People's Bank's Board of Directors) to serve as a member of our Board of Trustees. Our selection of such director shall be in our sole discretion after considering any recommendations received from NFC's Board of Directors.

                                      D-1




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4.      Other Matters. We hereby represent and warrant to you that we have all requisite corporate power and authority to enter into this letter agreement (the "Agreement") and to perform our obligations set forth herein. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on our part. This Agreement has been duly executed and delivered by us.

        We shall promptly submit this Agreement to the Banking Commissioner of the State of Connecticut for approval pursuant to Section 36a-112(b) of the Connecticut General Statutes and shall promptly notify your of the Commissioner's response.

        This Agreement shall be governed and construed according to the laws of the State of Connecticut without regard to any applicable conflicts of law rules.

        Please confirm your agreement with the understanding set forth herein by signing and returning to us the enclosed copy of this Agreement.


                                       Very truly yours,

                                       PEOPLE'S MUTUAL HOLDINGS



                                       By:  /s/  David E.A. Carson
                                           ___________________________
                                           Name:  David E.A. Carson
                                           Title: President and Chief
                                                  Executive Officer

Accepted and agreed to as of the date
first above written:


NORWICH FINANCIAL CORP.



By:   /s/  Daniel R. Dennis, Jr.
     _____________________________
     Name:  Daniel R. Dennis, Jr.
     Title: President and Chief Executive Officer



THE NORWICH SAVINGS SOCIETY


By:   /s/  Daniel R. Dennis, Jr.
     _____________________________
     Name:  Daniel R. Dennis, Jr.
     Title: President and Chief Executive Officer


                                      D-2





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
Goldman, Sachs & Co. |       85 Broad Street |  New York, New York 10004
Tel: 212-902-1000
                                                                          <Logo>

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                                                                      APPENDIX E

January 12, 1998

Board of Directors
People's Bank
Bridgeport Center
850 Main Street
Bridgeport, CT 06604

Ladies and Gentlemen:

     You have requested our opinion as to the fairness to People's Bank (the 'Company') of the aggregate consideration (the 'Merger Consideration') to be paid by the Company to the holders of outstanding shares of Common Stock, par value $.01 per share (the 'Norwich Common Stock'), of Norwich Financial Corp. ('Norwich'), and to holders of outstanding employee stock options in respect of Norwich Common Stock, pursuant to the mergers of Norwich and its wholly-owned subsidiary, Norwich Savings Bank ('Norwich Savings'), into the Company (together, the 'Mergers') as contemplated by the Agreement and Plan of Merger dated as of September 3, 1997 among Norwich, Norwich Savings and the Company (the 'Agreement'). Pursuant to the Agreement and subject to adjustment (based in part on the average closing price of the Company Common Stock (as defined below) over a specified valuation period) as set forth therein, the Merger Consideration will consist of 2,945,594 shares of Common Stock, without par value (the 'Company Common Stock'), of the Company and $81,671,000 in cash.

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as a co-manager in an offering by the Company of subordinated notes in 1996, having acted as sole manager in several asset securitization transactions undertaken by the Company in 1994 and 1993 and having acted as the Company's financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement.

     In connection with this opinion, we have reviewed, among other things, the Agreement; the Joint Proxy Statement-Offering Memorandum relating to the Special Meetings of Shareholders of the Company and Norwich to be held in connection with the Agreement; the Annual Reports to Stockholders and Annual Reports on Forms F-2 and 10-K, respectively, of the Company and Norwich for the five years ended December 31, 1996; certain interim reports to stockholders and Quarterly Reports on Forms F-4 and 10-Q, respectively, of the Company and Norwich; certain other communications from the Company and Norwich to their respective stockholders; certain internal


                                      E-1


New York|London|Tokyo|Boston|Chicago|Dallas|Frankfurt|George Town|Hong Kong| Houston|Los Angeles|Memphis|Miami|Milan|Montreal|Osaka|Paris|Philadelphia|
San Francisco|Singapore|Sydney|Toronto|Vancouver|Zurich

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People's Bank
January 12, 1998
Page Two

financial analyses and forecasts for the Company and Norwich prepared by their respective managements; and certain internal financial forecasts for the Company and Norwich on a combined basis, after giving effect to the Mergers, prepared by the management of the Company. We have also held discussions with members of the senior managements of the Company and Norwich regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the shares of Company Common Stock and Norwich Common Stock, compared certain financial and stock market information for the Company and Norwich with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the savings industry specifically and other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed, with your consent, that the financial forecasts, including, without limitation, projected cost savings and operating synergies resulting from the Mergers and projections regarding under-performing and non-performing assets and net charge-offs, have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the Company and that such forecasts will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for each of the Company and Norwich are in the aggregate adequate to cover all such losses. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of the Company or Norwich and we have not been furnished with any such evaluation or appraisal.

Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of the Company's securities should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Merger Consideration to be paid pursuant to the Agreement is fair to the Company.

Very truly yours,
/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

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                                                                      APPENDIX F


                    [KEEFE, BRUYETTE & WOODS, INC. LETTERHEAD]


January 12, 1998

Board of Directors
Norwich Financial Corp.
Four Broadway
Norwich, CT 06360

Gentlemen:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the common shareholders of Norwich Financial Corp. ('Norwich') of the consideration in the proposed merger (the 'Merger') of Norwich with and into People's Bank ('Peoples'), pursuant to the Agreement and Plan of Merger ('Agreement') dated as of September 3, 1997 between Norwich and Peoples. Under the terms of the Merger, shareholders of Norwich will receive 2,945,594 shares of People's common stock (subject to adjustment as described in the Agreement) and $81,671,000 in cash (subject to adjustment as described in the Agreement) (together, the 'Consideration'). Subject to the election and allocation procedures set forth in the Agreement, Norwich shareholders may elect to receive cash or People's common stock, no par value, in exchange for their shares of Norwich common stock, $.01 par value. It is our understanding that the Merger will be structured as a purchase accounting transaction under generally accepted accounting practices.

     Keefe, Bruyette & Woods, Inc. as part of its investment banking business, is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, Norwich and Peoples and as a market maker in securities we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Norwich and Peoples for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to Norwich. We have acted exclusively for the Board of Directors of Norwich in rendering this fairness opinion and will receive a fee from Norwich for our services.

     In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of Norwich and Form F-2 of Peoples for the four years ended December 31, 1996; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Norwich and Form F-4 of Peoples, and certain internal financial analyses and forecasts for Norwich prepared by management. We also have held discussions with members of the senior management of Norwich and Peoples regarding the past and current business operations, regulatory relationships, financial condition and future prospects of their respective companies. In addition, we have compared certain financial and stock market information for Norwich and Peoples with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

     In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying any of such information. We have relied upon the management of Norwich as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of Norwich and that such forecasts and projections will be

                                      F-1


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realized in the amounts and in the time periods currently estimated by such management. We have also assumed, without independent verification, that the aggregate allowances for loan losses for Norwich and Peoples are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of Norwich or Peoples, nor have we examined any individual credit files.

     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of Norwich and Peoples; (ii) the assets and liabilities of Norwich and Peoples; and
(iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration in the Merger is fair, from a financial point of view, to the common shareholders of Norwich.

                                          Very truly yours,
                                          /s/ Keefe, Bruyette & Woods, Inc.

                                          KEEFE, BRUYETTE & WOODS, INC.

                                      F-2






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                                                                      APPENDIX G

                                DGCL SECTION 262

        'SS'262 APPRAISAL RIGHTS.- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to 'SS'228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to 'SS'251 (other than a merger effected pursuant to 'SS'251
(g) of this title), 'SS'252, 'SS'254, 'SS'257, 'SS'258, 'SS'263 or 'SS'264 of
this title:

               (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of 'SS'251 of this title.

               (2) Notwithstanding paragraph (l) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to 'SS'251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;


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                      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

               (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under 'SS'253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

        (d) Appraisal rights shall be perfected as follows:

               (l) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within l0 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or

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consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

               (2) If the merger or consolidation was approved pursuant to 'SS'228 or 'SS'253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares.
Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
(i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within l0 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of

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




subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also by given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such

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is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

        (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided. however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (1) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 120, L. '97, eff. 7-1-97.)



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                                                                      APPENDIX H

                            CTBCA 'SS''SS' 33-855-872

                               DISSENTERS' RIGHTS

                                       (A)

                           RIGHT TO DISSENT AND OBTAIN
                               PAYMENT FOR SHARES

        SEC. 33-855. DEFINITIONS. As used in sections 33-855 to 33-872, inclusive:

        (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

        (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by sections 33-860 to 33-868, inclusive.

        (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

        (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

        (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

        (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

        (7) "Shareholder" means the record shareholder or the beneficial shareholder.

        SEC. 33-856. RIGHT TO DISSENT. (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

        (1) Consummation of a plan of merger to which the corporation is a party
(A) if shareholder approval is required for the merger by section 33-817 or the certificate of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent under section 33-818;

        (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

        (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

        (4) An amendment of the certificate of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or

        (5) Any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

        (b) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not he proceeds as provided in sections 33-855 to 33-872, inclusive.

        SEC. 33-857. DISSENT BY NOMINEES AND BENEFICIAL OWNERS. (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

        (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (l) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

        SECS. 33-858 AND 33-859. Reserved for future use.

                                      (B)

                 PROCEDURES FOR EXERCISE OF DISSENTERS' RIGHTS

        SEC. 33-860. NOTICE OF DISSENTERS' RIGHTS. (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting. the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.

        (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862.

        SEC. 33-861. NOTICE OF INTENT TO DEMAND PAYMENT. (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.

        (b) A shareholder who does not satisfy the requirements of subsection
(a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

        SEC. 33-862. DISSENTERS' NOTICE. (a) If proposed corporate action creating dissenters' rights under section 33-856 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.

        (b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

        (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

        (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

        (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

        (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and

        (5) Be accompanied by a copy of sections 33-855 to 33-872, inclusive.

        SEC. 33-863. DUTY TO DEMAND PAYMENT. (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.

        (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

        (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

        SEC. 33-864. SHARE RESTRICTIONS. (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.

        (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

        SEC. 33-865. PAYMENT. (a) Except as provided in section 33-867, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

        (b) The payment shall be accompanied by: (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33-860; and
(5) a copy of section 33-855 to 33-872, inclusive.

        SEC. 33-866. FAILURE TO TAKE ACTION. (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

        (b) If after returning deposited certificates and releasing transfer restrictions' the corporation takes the proposed action, it must send a new dissenters' notice under section 33-862 and repeat the payment demand procedure.

        SEC. 33-867. AFTER-ACQUIRED SHARES. (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

        (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 33-868.

        SEC. 33-868. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:

        (1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;

        (2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or

        (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

        (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares.

        SECS. 33-869 AND 33-870. Reserved for future use.

                                       (C)

                          JUDICIAL APPRAISAL OF SHARES

        SEC. 33-871. COURT ACTION. (a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period it shall pay each dissenter whose demand remains unsettled the amount demanded.

        (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

        (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

        (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

        (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his afteracquired shares for which the corporation elected to withhold payment under section 33-867.

        SEC. 33-872. COURT COSTS AND COUNSEL FEES. (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court find equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.

        (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive, or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

        (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                              --------------------

    As revised through end of 1997 regular and special legislative sessions

                              --------------------

                                                        APPENDIX I

                                                     PER SHARE STOCK
           VALUATION PERIOD                     CONSIDERATION (SHARES OF                       PER SHARE CASH
             MARKET VALUE                        PEOPLE'S COMMON STOCK)                         CONSIDERATION
           -----------------                    -----------------------                        ---------------
              $   20.910(a)                                1.2339                                 $   25.80
                  21.000                                   1.2310                                     25.85
                  22.000                                   1.1986                                     26.37
                  23.000                                   1.1696                                     26.90
                  24.000                                   1.1429                                     27.43
                  25.000                                   1.1184                                     27.96
                  26.000                                   1.0954                                     28.48
                  26.480(b)                                1.0853                                     28.74
                  27.000                                   1.0644                                     28.74
                  27.875(c)                                1.0310                                     28.74
                  28.000                                   1.0264                                     28.74
                  29.000                                   0.9910                                     28.74
                  29.270(d)                                0.9819                                     28.74
                  30.000                                   0.9697                                     29.09
                  31.000                                   0.9535                                     29.56
                  32.000                                   0.9388                                     30.04
                  32.060(e)                                0.9379                                     30.07
                  33.000                                   0.9248                                     30.52
                  34.000                                   0.9115                                     30.99
                  35.000                                   0.8991                                     31.47
                  36.000                                   0.8875                                     31.95
                  37.000                                   0.8765                                     32.43
                  38.000                                   0.8658                                     32.90
                  39.000                                   0.8559                                     33.38
                  40.000                                   0.8465                                     33.86

     On January 7, 1998 the closing price of People's Common Stock was $36.375 and the closing price of NFC Common Stock was $31.75. If the Valuation Date had been January 7, 1998, the Valuation Period Market Value would have been $36.819.

     Any increase in the number of outstanding shares of NFC Common Stock between September 3, 1997 and the Valuation Date resulting from the exercise of Options will be taken into account in calculating the Per Share Merger Consideration, but will not result in any change to the values shown in the above table.

------------

 (a) Price below which NFC may elect to terminate the Merger, unless People's elects to increase the per share merger consideration to be at least equal to such price.

 (b) Floor of price collar.

 (c) Midpoint of price collar.

 (d) Ceiling of price collar.

 (e) Price at which pro forma data was calculated.



                           STATEMENT OF DIFFERENCES

The section symbol shall be expressed as...................................'SS'
The registerd trademark symbol shall be expressed as.......................'r'

                                                                         ANNEX A

                                 PEOPLE'S BANK
              Proxy Solicited on Behalf of the Board of Directors
           for the Special Meeting of Shareholders, February 19, 1998

     The undersigned hereby appoints George R. Dunbar, Jack E. McGregor, Wilmot
F. Wheeler, Jr., or any two of them, and their respective substitutes or delegates, as proxies to represent and to vote, as specified on the reverse side hereof, all of the shares of capital stock of the Bank which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held on February 19, 1998 and at any postponement or adjournment thereof; and in the discretion of the proxies, their substitutes or delegates, to vote such shares and to represent the undersigned in respect of other matters properly brought before the meeting.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SIGNING SHAREHOLDER ON THE REVERSE SIDE HEREOF. UNLESS AN "AGAINST" OR "ABSTAIN" VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1.

                                                       Continued on reverse side
                             FOLD AND DETACH HERE

                                                               Please mark
                                                               your vote as  [X]
                                                               indicated in
                                                               the example



The Board of Directors recommends a vote FOR proposal No. 1.

PROPOSAL NO. 1-Approval of an Agreement and Plan of Merger, dated as of September 3, 1997, among People's Bank, Norwich Financial Corp. and The Norwich Savings Society, pursuant to which Norwich Financial Corp. and The Norwich Savings Society would merge with and into People's Bank, with People's as the surviving entity, and each outstanding share of common stock of Norwich Financial Corp. would be converted, subject to certain election and allocation procedures, into the right to receive either a number of shares of People's Bank common stock or an amount in cash, without interest. Details concerning the proposed merger are described in the accompanying Joint Proxy Statement-Offering Memorandum.


                   FOR        AGAINST        ABSTAIN
                   [ ]          [ ]            [ ]


                                        Please sign exactly as name appears
                                        hereon. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give full title. Joint
                                        owners should each sign.


                                        Date:___________________________ , 1998

                                        _______________________________________

                                        _______________________________________
                                           (Signature(s) of Shareholder(s))

             PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
                          IN THE ACCOMPANYING ENVELOPE

                              FOLD AND DETACH HERE

PROXY                                                                     PROXY
                            NORWICH FINANCIAL CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING
 TO BE HELD ON FEBRUARY 19, 1998 AT 10:00 A.M. AT THE RAMADA HOTEL,
                    10 LAURA BOULEVARD, NORWICH, CONNECTICUT.

     The undersigned hereby appoints Daniel R. Dennis, Jr. and Daphne P. Cannata, and each or any of them, an attorney, with full power to vote any and all shares of Common Stock, par value $.01 per share, of Norwich Financial Corp. held by the undersigned at the Special Meeting of its shareholders on February 19, 1998, and at any adjournment thereof, upon all matters that may properly come before the meeting, including the matters described in the Joint Proxy Statement-Offering Memorandum furnished herewith. At their discretion, the attorneys are authorized to vote upon such other business as may properly come before the meeting.

                   (Continued and to be signed on other side)

                              FOLD AND DETACH HERE

This proxy, when properly executed, will be voted in the       Please Mark
manner directed herein by the undersigned shareholder.         your vote as  [X]
If no direction is made, this proxy will be voted FOR the      indicated in
approval of the Agreement and Plan of Merger.                  the example

                  The Board of Directors recommends a vote FOR
               the approval of the Agreement and Plan of Merger.

Approval of the Agreement and Plan of Merger, dated as of September 3, 1997, by and among People's Bank, Norwich Financial Corp. and The Norwich Savings Society, as more fully described in the accompanying Joint Proxy Statement - Offering Memorandum.


                   FOR        AGAINST        ABSTAIN
                   [ ]          [ ]            [ ]


                                 I plan to attend the Special Meeting: [ ]

                                        ________________________________________
                                        Please sign on the above line exactly as your name appears on this proxy.

                                        ________________________________________
                                        For joint accounts, each owner should
                                        sign. Executors, administrators,
                                        trustees, etc., should so indicate when
                                        signing.


Please sign this proxy and return it    Dated:___________________________, 1998
promptly whether or not you expect to
attend the Special Meeting. You may
nevertheless vote in person if you do
attend.


                              FOLD AND DETACH HERE

                         PUTNAM FIDUCIARY TRUST COMPANY
                       As Trustee Under the People's Bank
                          401(k) Employee Savings Plan

                              Voting Instructions

     The undersigned hereby instructs Putnam Fiduciary Trust Company, as Trustee under the People's Bank 401(k) Employee Savings Plan, to vote or cause to be voted, as specified on the reverse side hereof, all of the shares of Common Stock of the Bank credited to the account of the undersigned under the 401(k) Employee Savings Plan at the Special Meeting of Shareholders to be held on February 19, 1998 and at any postponement or adjournment thereof. Except for the matters specified on the reverse side hereof, the Trustee will not vote upon any other business brought before the meeting. Please complete this card and mail it in the enclosed envelope. It must be received no later than February 13, 1998.

                                                       continued on reverse side

                              FOLD AND DETACH HERE

                                                               Please mark
                                                               your vote as  [X]
                                                               indicated in
                                                               the example


PROPOSAL NO. 1-Approval of an Agreement and Plan of Merger, dated as of September 3, 1997, among People's Bank, Norwich Financial Corp. and The Norwich Savings Society, pursuant to which Norwich Financial Corp. and The Norwich Savings Society would merge with and into People's Bank, with People's as the surviving entity, and each outstanding share of common stock of Norwich Financial Corp. would be converted, subject to certain election and allocation procedures, into the right to receive either a number of shares of People's Bank common stock or an amount in cash, without interest. Details concerning the proposed merger are described in the accompanying Joint Proxy Statement-Offering Memorandum.


                   FOR        AGAINST        ABSTAIN
                   [ ]          [ ]            [ ]



                                        The instructions relate only to shares
                                        owned under the People's Bank 401 (k)
                                        Employee Savings Plan. People's Bank
                                        shares owned otherwise than under the
                                        Employee Savings Plan may be voted in
                                        person at the Special Meeting, or by
                                        signing, dating and returning the
                                        separate proxy card supplied by People's
                                        Bank. Please sign exactly as your name
                                        appears hereon and return this card to
                                        Putnam Fiduciary Trust Company, or its
                                        designee, in the envelope provided. The
                                        shares represented hereby will be voted
                                        as instructed. Please mail this card as
                                        soon as possible. It must be received by February 13, 1998. By signing this card, you acknowledge receipt of the Joint Proxy Statement-Offering Memorandum with respect to the Special Meeting.

                                        Date:____________________________, 1998

                                        _______________________________________

                                        _______________________________________
PLEASE SIGN AND DATE THIS PROXY AND            Signature of Participant
RETURN IT PROMPTLY IN THE ACCOMPANYING
ENVELOPE


                              FOLD AND DETACH HERE

                                                                        Annex B

                         QUESTIONS AND ANSWERS REGARDING
                               THE MERGER BETWEEN
                   PEOPLE'S BANK AND NORWICH FINANCIAL CORP.



               This question and answer material is not and is not intended to be a summary of the terms of merger described below or of the relevant information or shareholder considerations with respect to the merger. A Joint Proxy Statement-Offering Memorandum with respect to the merger has been prepared and distributed and accompanies or precedes this material. This material is not intended to be distributed except when accompanied or preceded by the Joint Proxy Statement-Offering Memorandum. Each shareholder is urged to read the Joint Proxy Statement-Offering Memorandum in full.


Q.      What is the purpose of the Norwich Special Meeting?

A. At the Norwich Special Meeting, the Norwich shareholders will be asked to consider and vote on the merger of Norwich and The Norwich Savings Society into People's Bank.

Q.      When will the merger occur?

A. The merger is expected to close in the first quarter of 1998, after all conditions to the merger are satisfied, including the receipt of regulatory approvals from banking authorities and approvals of the Norwich and People's shareholders.

Q.      How much is People's paying in the merger?

A. People's has agreed to pay $81,671,000 in cash and 2,945,594 shares of People's common stock (subject to possible adjustment within a collar) for all of the outstanding shares and unexercised options to acquire shares of Norwich. Based on a closing price of $27.875 per share of People's common stock on the date People's submitted its final offer to Norwich, the per-share value of the transaction was initially equal to $28.74.

Q. What happens if the price of People's stock increases above, or decreases below, $27.875?

A. The stock component is subject to a "collar", under which, on the valuation date described below, the stock portion of the merger consideration will be adjusted to compensate for People's stock price (averaged over the period described below) being above or below $27.875, within a 5% limit. This means that the number of shares of People's to be issued in the merger will increase (to offset a decrease in the price of People's common stock) and will decrease (to offset an increase in the price of People's common stock), but only to compensate for a 5% difference in the stock price in either direction from the collar midpoint of $27.875. If People's stock price is higher than

        $29.27, or less than $26.48, there is no further adjustment to the number of People's shares comprising the stock component (below a minimum of 2,805,208 shares or above a maximum of 3,100,772 shares) and the aggregate value of the stock component will therefore rise or fall to the extent People's stock price is outside the 5% collar. However, as approximately half of the overall merger consideration is a fixed amount of cash ($81,671,000), the effect of any increase or decrease in the price of People's stock is proportionately reduced.

Q. When will any adjustment under the "collar" be made to the amount of People's common stock that will be paid in the merger?

A. Any adjustment to the stock consideration required by the collar will be made on the valuation date. This is the date all regulatory approvals for the merger have been received. The adjustment will be based on the 10-day average closing sales price of People's common stock ending on the valuation date.

Q.      Has the valuation date occurred?

A. No, not yet. Applications have been made to the appropriate regulatory authorities, and Norwich and People's are waiting to receive the necessary approvals.

Q. How much will I receive in exchange for each share of Norwich that I hold?

A. We cannot determine the amount you will receive right now, because the price of a share of People's stock may change between now and the valuation date. As indicated above, any adjustments that might be required by the price collar will be made with reference to the average closing price of People's common stock for the ten days ending with the valuation date. This ten day average is called the valuation period market value. Therefore, the number of shares of People's stock to be issued and the actual per-share value a Norwich shareholder will receive cannot be determined until that valuation period market value can be calculated at a future date. The valuation period market value will affect the per share consideration whether an individual receives cash, stock or a mix.


        APPENDIX I TO THE JOINT PROXY STATEMENT-OFFERING MEMORANDUM SETS FORTH THE AMOUNT OF CASH AND THE NUMBER OF SHARES OF PEOPLE'S COMMON STOCK THAT WOULD BE PAID (SUBJECT TO THE SHAREHOLDER ELECTION PROCEDURES) FOR EACH SHARE OF NORWICH COMMON STOCK HELD AT VARIOUS ASSUMED VALUATION PERIOD MARKET VALUES.

Q.      Is there any minimum value that a Norwich shareholder will receive?

A. No. However, Norwich has the right to terminate the Merger Agreement if the valuation period market value is less than $20.91. If this should occur, and Norwich elects to terminate the Agreement, People's has a period of seven days in which to


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                                      -3-


        agree to increase the merger consideration up to a specified minimum level. In that event, the merger would go forward.

Q.      Will I receive cash or shares of People's common stock?

A. You may make an election to receive all stock or all cash or you may choose "no election". However, because of the limits on the amounts of cash and stock constituting the total consideration that People's will pay in the merger, there can be no assurance that a Norwich shareholder choosing all stock or all cash will receive payment in the form he or she would prefer. It is likely that many Norwich shareholders will receive some mix of cash and stock for their Norwich shares, even those Norwich shareholders who elect all stock or all cash. Decisions on the final allocation of the merger consideration will be made by an independent exchange agent based upon equitable proration principles.

Q. Will Norwich shareholders receiving "all cash", "all stock" or a "mix" of cash and stock receive the same total value?

A. Yes, as calculated on the valuation date. The cash consideration per share in the "all cash" election and the stock consideration per share in the "all stock" election will be determined such that they will result in the same per share value based on the valuation period market value of a share of People's stock. Any mix of cash and stock will also reflect this same per share value. However, the actual market price of People's common stock on the date such shares are received by Norwich shareholders may be more or less than the valuation period market value.

Q.      How can I learn more about the merger?

A. You should review carefully the Joint Proxy Statement-Offering Memorandum that accompanies this pamphlet. It includes a thorough description of the terms of the merger, including a copy of the Merger Agreement. Other important information that you should consider in determining whether or not to vote in favor of the merger is also contained in the Joint Proxy Statement-Offering Memorandum.




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                                                                         ANNEX C

                                                          One Post Office Square
                                                     Boston, Massachusetts 02109
                                                                    617 292-1000




[LOGO PUTNAM INVESTMENTS]


TO: Participants in the People's Bank Stock Fund of the 401(k) Employee Savings Plan

DATE:          January 14, 1998

SUBJECT:       Special Meeting of Shareholders

We have enclosed a Joint Proxy Statement - Offering Memorandum (the "Proxy Statement") relating to the Special Meeting of the Shareholders of People's Bank, which will be held at 10:00 a.m. on Thursday, February 19, 1998, at Bridgeport Center. The purpose of the Special Meeting is to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of September 3, 1997, among People's Bank, Norwich Financial Corp. and The Norwich Savings Society, pursuant to which Norwich Financial Corp. and The Norwich Savings Society would merge with and into People's Bank, with People's as the surviving entity, and each outstanding share of common stock of Norwich Financial Corp. would be converted, subject to certain election and allocation procedures, into the right to receive either a number of shares of People's Bank common stock or an amount in cash, without interest. Details concerning the proposed merger are described in the accompanying Joint Proxy Statement - Offering Memorandum.

As a participant in the People's Bank Stock Fund of the 401(k) Employee Savings Plan (the "Savings Plan"), you have the right to vote shares of the Bank's Common Stock credited to your account in the Savings Plan.

Enclosed with the Proxy Statement is a special Savings Plan proxy card. The card indicates the number of shares you own through the Bank Stock Fund and which you are entitled to vote. Please complete the special proxy card as soon as possible and return it in the business reply envelope provided. Based on the terms of the Savings Plan and the related trust agreement, Putnam Fiduciary Trust Company serves as the trustee of the Savings Plan and, as such, is required to vote the number of shares indicated on your card strictly in accordance with your instruction.

You may not use the regular proxy card or any other form of proxy card for purposes of voting shares credited to your account under the Savings Plan. If you do not return the special proxy card, your shares will not be voted. Putnam must receive your completed proxy card no later than February 13, 1998. Also, because Putnam is the trustee for shares held through the Savings Plan, you may not vote any Savings Plan shares in person at the Special Meeting.

As provided in the Savings Plan and trust agreement, your votes will be held in confidence and may not be disclosed to the Bank or any of its officers or employees.

If you have any questions concerning your shares or the voting procedures outlined above, please call the Human Resources Department at extension 2572.

                                     [LOGO]


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